As filed with the Securities and Exchange Commission on August 18, 2026

Registration No. 333-297940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IQM QUANTUM COMPUTERS OYJ

(Exact name of registrant as specified in its charter)

Republic of Finland	7374	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Keilaranta 19

FI-02150 Espoo

Finland

Tel: +358 505 696 439

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IQM US Inc.

800 North State Street, Suite 304

Dover, DE 19901

Tel: +358 505 696 439

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Eric Blanchard Trey Reilly Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 Tel: (617) 937-2300	Juha Koponen Eino Järnroos Borenius Attorneys Ltd Eteläesplanadi 2 FI-00130 Helsinki Finland Tel: (358) 20 713 33

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 18, 2026

IQM QUANTUM COMPUTERS OYJ

Up to 8,624,989 Ordinary Shares Issuable Upon the Exercise of Public Warrants

and

Up to 4,298,339 Ordinary Shares Represented by American Depositary Shares

Up to 3,905,981 Private Placement Warrants

Up to 3,905,981 Ordinary Shares Issuable Upon the Exercise of Private Placement Warrants

Up to 4,306,845 Ordinary Shares Represented by American Depositary Shares

Offered by the Selling Securityholders

This prospectus relates to the issuance by us of 8,624,989 ordinary shares, with no nominal value (each, an “IQM Share”), represented by American depositary shares (each, an “IQM ADS” and, collectively, the “IQM ADSs”), each IQM ADS representing one IQM Share, issuable upon the exercise of warrants. Such warrants are referred to in this prospectus as the “Public Warrants,” and such IQM Shares represented by IQM ADSs issuable upon the exercise of Public Warrants are referred to in this prospectus as the “Public Warrant Shares.” The Public Warrants were initially issued by Real Asset Acquisition Corp., a Cayman Islands exempted company (“RAAQ”), in connection with its initial public offering, which RAAQ consummated on April 30, 2025 (the “RAAQ IPO”). Simultaneously with the closing of the RAAQ IPO, RAAQ completed a private placement of warrants (the “Private Placement Warrants” and together with the Public Warrants, the “IQM Warrants”). Each IQM Warrant entitled the holder to purchase one RAAQ Class A Ordinary Share at a price of $11.50 per share. On July 1, 2026, pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated February 22, 2026, by and among IQM Finland Oy, a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (subsequently renamed IQM Quantum Computers Oyj) (“IQM,” “our,” “us” or the “Company”), RAAQ, IQM US LLC, a Delaware limited liability company and indirect wholly owned subsidiary of IQM (“Merger Sub”), and ECLIPSE QC S.à r.l., a Luxembourg private limited liability company and direct wholly owned subsidiary of IQM, RAAQ merged with and into the Merger Sub, with Merger Sub surviving the merger as an indirect wholly-owned subsidiary of IQM (the “Business Combination”). In connection with the Business Combination, the IQM Warrants outstanding immediately prior to the effective time of the Business Combination were assumed by IQM and became a warrant to purchase one IQM ADS representing one IQM Share at an exercise price of $11.50 per share. We will receive the proceeds from any exercise of the IQM Warrants for cash.

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of (i) up to 4,298,339 IQM Shares represented by IQM ADSs that were issued to certain PIPE Investors (as defined below) in the PIPE Financing (as defined below), (ii) up to 3,905,981 Private Placement Warrants, (iii) up to 3,905,981 IQM Shares, including IQM Shares represented by ADSs, issuable upon the exercise of Private Placement Warrants, and (iv) up to 4,306,845 IQM Shares represented by IQM ADSs (the “RAAQ Resale Shares”) initially issued by RAAQ to RAAQ Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain RAAQ Insiders (as defined herein). The RAAQ Resale Shares were initially issued by RAAQ in the form of its Class B Ordinary Shares in a private placement that occurred prior to the closing of the RAAQ IPO. In connection with the Business Combination, each RAAQ Class B Ordinary Share held by the Sponsor and the RAAQ Insiders was exchanged for the right to receive one IQM ADS representing one IQM Share. In addition, concurrently with the execution and delivery of the Business Combination Agreement, and as supplemented by an additional commitment in June 2026, IQM entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) with institutional and other accredited investors, including certain RAAQ Insiders (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, substantially concurrently with the closing of the Business Combination, an aggregate of approximately 14.5 million IQM Shares (collectively, the “PIPE Shares”), 4,298,339 of which are represented by IQM ADSs (the “PIPE ADSs”), for a purchase price of $10.00 per PIPE Share in a private placement, for an aggregate amount of approximately $145.5 million (such transaction, the “PIPE Financing”). Each of the Sponsor and the RAAQ Insiders who are a Selling Securityholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the IQM Shares, including IQM Shares represented by IQM ADSs, by the Selling Securityholders. We will receive the proceeds from any exercise of the IQM Warrants for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of the IQM Shares represented by IQM ADSs. See the section titled “Plan of Distribution.”

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our IQM ADSs are listed on The Nasdaq Global Select Market under the symbol “IQMX” and our IQM Shares are listed on Nasdaq Helsinki Ltd. (“Nasdaq Helsinki”) under the symbol “IQMX.” The Public Warrants are listed on The Nasdaq Global Select Market under the symbol “IQMXW.” On August 17, 2026, the last reported sales price of the IQM ADSs was $9.92 and the last reported sales price of the Public Warrants was $2.80 per warrant.

We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, under U.S. federal securities laws, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain Nasdaq corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission or regulatory authority of any Canadian province or territory has approved or disapproved of these securities, or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any free writing prospectus filed by us. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Certain amounts that appear in this Registration Statement may not sum due to rounding.

ABOUT IQM

As used in this prospectus, references to the “Company,” “IQM,” “we,” “us” or “our” refer to IQM Quantum Computers Oyj (formerly IQM Finland Oy) following the completion of the Business Combination. Discussions in this prospectus regarding the business of IQM prior to the Closing refer to the business carried on by IQM Finland Oy.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

IQM owns or has proprietary rights to trademarks used in this prospectus that are important to its business, many of which are registered under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that IQM or the applicable owner or licensor will not assert, to the fullest extent permitted under applicable law, its rights or the right to these trademarks, trade names and service marks. IQM does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of IQM by, any other parties.

PRESENTATION OF FINANCIAL INFORMATION

This prospectus contains:

•

the audited financial statements of Real Asset Acquisition Corp. as of December 31, 2025 and 2024, and for the year ended December 31, 2025, and for the period from December 9, 2024 (inception) through December 31, 2024;

•	the audited consolidated financial statements of IQM Finland Oy (now IQM Quantum Computers Oyj) as of December 31, 2025, 2024, and for each of the two years in the period ended December 31, 2025;

•

the unaudited interim condensed consolidated financial statements of IQM Finland Oy (now IQM Quantum Computers Oyj) as of June 30, 2026 and December 31, 2025, and for the three and six month periods ended June 30, 2026 and 2025; and

•	unaudited pro forma condensed combined financial information.

Unless indicated otherwise, financial data presented in this prospectus has been taken from the audited consolidated financial statements of IQM and RAAQ, as applicable, included in this prospectus. In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “€” and “EUR” mean euros.

EXCHANGE RATES

Our reporting currency is euros. The following table sets forth, for the periods indicated, the high, low, average and period-end daily rates of exchange for one U.S. dollar, expressed in euros, sourced from the European Central Bank. These rates are provided solely for convenience and are not necessarily the exchange rates used in the preparation of our financial statements.

	12 Months Ended December 31,
	2025	2024	2023
Highest rate during the period	0.9806	0.9626	0.9552
Lowest rate during the period	0.8448	0.8932	0.8885
Average rate for the period	0.8850	0.9239	0.9248
Rate at the end of the period	0.8511	0.9626	0.9050

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

•	“Amended IQM Articles” means the articles of association of IQM as in effect upon Closing.

•

“Business Combination” means, collectively, (i) the IQM Capital Restructuring and (ii) the Merger of RAAQ with and into Merger Sub, with Merger Sub surviving as an indirect wholly owned subsidiary of IQM, and (iii) the other transactions contemplated by the Business Combination Agreement.

•

“Business Combination Agreement” means the Business Combination Agreement, dated as of February 22, 2026, by and between, among others, RAAQ and IQM, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

•	“Closing” means the closing of the Business Combination.

•	“Closing Date” means July 1, 2026, the date the Closing occurred.

•	“IQM ADSs” means the American Depositary Shares, each representing one IQM Share.

•	“IQM Shares” means the ordinary shares of IQM, with no nominal value.

•

“IQM Warrants” means each warrant to purchase one IQM Share represented by one IQM ADS, at an exercise price of $11.50 per share, resulting from the assumption by IQM of a RAAQ Warrant outstanding immediately prior to the Merger Effective Time pursuant to the terms of the Agreement.

•	“Nasdaq” means the Nasdaq Stock Market LLC.

•

“Private Placement Warrants” means the IQM Warrants held by Cohen & Company Capital Markets, Clear Street LLC, each an underwriter in the RAAQ IPO, the Sponsor and certain other holders, each of which were assumed by IQM in connection with the Business Combination and are each exercisable for $11.50 per IQM Share.

•	“RAAQ” means Real Asset Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands.

•	“RAAQ Class A Ordinary Shares” means the Class A ordinary shares of RAAQ, par value $0.0001 per share.

•	“RAAQ Class B Ordinary Shares” means the Class B ordinary shares of RAAQ, par value $0.0001 per share.

•	“RAAQ Insiders” means the Sponsor and the directors, officers and advisors of RAAQ, collectively.

•	“RAAQ Public Shareholder” means a holder of RAAQ Public Shares.

•	“RAAQ Public Shares” means RAAQ Class A Ordinary Shares sold in the RAAQ IPO (whether they were purchased in the RAAQ IPO as part of the RAAQ Units, or thereafter in the open market).

•

“Public Warrants” or “RAAQ Public Warrants” means the RAAQ Warrants included in the RAAQ Units sold in the RAAQ IPO (whether they were purchased in the RAAQ IPO as part of the RAAQ Units or thereafter in the open market).

•	“RAAQ Units” means the units sold in the RAAQ IPO (including pursuant to the overallotment option), each consisting of one RAAQ Class A Ordinary Share and one-half of one RAAQ Public Warrant.

•	“RAAQ Warrant” means a redeemable warrant exercisable for a RAAQ Class A Ordinary Share, which includes the Private Placement Warrants and the RAAQ Public Warrants.

•	“SEC” means the U.S. Securities and Exchange Commission.

•

“Share Split” means the subdivision of each class A share of IQM outstanding into a number of IQM Shares, with no nominal value, equal to the Share Split Factor, with any fractional entitlement rounded down to the nearest whole IQM Share.

v

•	“Share Split Factor” means 96.44.

•	“Sponsor” means RAAQ Sponsor LLC, a Delaware limited liability company.

•

“Trust Account” means the trust account of RAAQ, which holds the remaining net proceeds from the IPO and the sale of the Private Placement Warrants, together with interest earned thereon, less permitted withdrawals.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express IQM’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements include all matters that are not historical facts and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “is/are likely to,” “potential,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus and include statements regarding IQM’s intentions, beliefs or current expectations concerning, among other things, IQM’s results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which IQM operates.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	IQM’s mission, goals and strategies;

•	IQM’s future business development, financial condition and results of operations;

•	expected changes in IQM’s revenues, costs or expenditures;

•	IQM’s expectations regarding demand for and market acceptance of IQM’s products;

•	IQM’s expectations regarding its relationships with customers and third-party business partners;

•	competition in IQM’s industry;

•	IQM’s future capital requirements and sources and uses of cash;

•	IQM’s ability to obtain funding for its operations and future growth;

•	relevant government policies and regulations relating to IQM’s industry;

•	IQM’s estimates of the market opportunity for its products and forecasts of market growth;

•	general economic and business conditions globally and in jurisdictions where IQM operates; and

•	assumptions underlying or related to any of the foregoing.

IQM cautions you against placing undue reliance on forward-looking statements, which reflect current expectations and beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. IQM will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In the event that any forward-looking statement is updated, no inference should be made that IQM will make additional updates with respect to that statement, related matters, or any other forward-looking statements. For a further discussion of the risks and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statements, please see the section titled “Risk Factors” in this prospectus and our filings with the U.S. Securities and Exchange Commission (www.sec.gov) and the Finnish Financial Supervisory Authority (the “FIN-FSA”). There may be additional risks that we do not presently know or that we currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements.

SUMMARY OF PROSPECTUS

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to the IQM securities offered hereby, you should read carefully this entire prospectus. Please see the section titled “Where You Can Find More Information” elsewhere in this prospectus.

General

We are a global leader in superconducting quantum computers. We provide both on-premises full-stack quantum computers and a cloud platform to access our systems. We partner with a diverse range of customers globally, representing the largest known on-premises customer base in the quantum computing market. Our customers include leading high-performance computing centers, research laboratories, universities, and enterprises that require full access to quantum hardware and software.

We were founded in 2018 as a spin-out from Aalto University in Espoo, Finland, by a group of researchers with extensive experience in quantum computing and the development of quantum research laboratories. From our inception, we have focused on the development of superconducting quantum computers. Our early work included research and development related to qubit reset, readout technologies and thermal management, which are important components in the design and operation of scalable quantum processors. Since then, we have continued to advance our hardware architecture and related technologies, including the development of approaches involving digital-analog quantum computing.

Today, we deliver on-premises and cloud offerings via an open and collaborative approach. Our on-premises products include the IQM Spark, a five-qubit quantum computer designed primarily for education and research environments, and the IQM Radiance, a robust, field-tested quantum platform spanning configurations from approximately 20 to 150 qubits. We are also designing the IQM Halocene, our next-generation quantum computer designed to scale beyond 150 qubits and support advanced quantum applications. In addition, we make access to our quantum computers available to customers through our IQM Resonance cloud service, as well as through Amazon Web Services’ (“AWS”) Braket. We supplement these offerings with professional services, including training, maintenance and technical support, to empower our customers to turn quantum computing into real-world solutions.

Our business operates as a single operating and reportable segment. This determination is based on how the chief operating decision maker, our Chief Executive Officer, reviews financial information for purposes of making operating decisions, assessing financial performance and allocating resources.

Background

On July 1, 2026 (the “Closing Date”), we consummated the previously announced Business Combination pursuant to the Business Combination Agreement, dated as of February 22, 2026, among us, RAAQ, Merger Sub, and ECLIPSE QC S.à r.l. Pursuant to the Business Combination Agreement, (i) we effectuated certain internal capital restructuring steps (the “IQM Capital Restructuring”), including the Share Split, immediately prior to the effective time of the Merger (as defined below) (the “Merger Effective Time”), and (ii) RAAQ merged with and into Merger Sub, with Merger Sub surviving as an indirect wholly owned subsidiary of IQM. In connection with the Business Combination, we issued approximately 14.5 million IQM Shares (including in the form of IQM ADSs) to the PIPE Investors for aggregate gross proceeds of approximately $145.5 million.

At the Merger Effective Time, each issued and outstanding RAAQ Class A Ordinary Share was cancelled and exchanged for the right to receive one IQM ADS, with each IQM ADS representing one IQM Share. Each

RAAQ Warrant was assumed by us and became an IQM Warrant to purchase one IQM Share (represented by one IQM ADS) at an exercise price of $11.50 per share.

The IQM ADSs are listed on Nasdaq under the symbol “IQMX” and on Nasdaq Helsinki under the symbol “IQMX.” The IQM Warrants are listed on Nasdaq under the symbol “IQMXW.”

Corporate Information

We were incorporated pursuant to the laws of Finland in 2018. We are registered in the Finnish Trade Register under business identity code 2912625-6.

The following diagram illustrates our corporate structure, including subsidiaries as of the date of this prospectus:

IQM Quantum Computers PLC (Finland; 2912625-6)
100 %
IQM Germany GmbH (Germany; 254108)
IQM Polska Sz.o.o (Poland; 525993411)
IQM France SAS (France; 908239858)
IQM Quantum Computers Spain SL (Spain; B06968093)
IQM Italy SRL (Italy; 14139870969)
IQM US Inc. (US Delaware; 254108)
IQM Singapore PTE (Singapore; 202306515W)
IQM Japan KK (Japan; 0104-01-188502)
Eclipse QC Sarl (Luxembourg; B299105)
100 %
IQM US LLC (US Delaware; 10507669)
IQM U.K. Ltd (UK: 17086699)

Our principal executive offices are located on Keilaranta 19, FI-02150 Espoo, Finland and our telephone number at this address is (+358) 505 696 439. Our telephone number in the United States is (650) 798-5469. Our corporate website address is https://IQM.tech/. Our website and the information contained on or accessed through the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies but not to emerging growth companies including, but not limited to, the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Effective March 18, 2026, directors and officers (excluding principal shareholders) of foreign private issuers became subject to Section 16(a) of the Exchange Act, requiring reporting of equity ownership and transactions of our securities on Forms 3, 4 and 5, which eliminated the prior blanket exemption for such persons. However, pursuant to an order issued on March 5, 2026 by the SEC, directors and officers of certain foreign private issuers, including those subject to substantially comparable home jurisdiction reporting requirements, are exempt from Section 16(a) reporting. We qualify for this exemption, and therefore our directors and officers are not required to comply with Section 16(a) reporting obligations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. We determine our status as a foreign private issuer annually, as of the last business day of our second fiscal quarter.

Summary of Risk Factors

•	We are in our early stages and have a limited operating history, which makes it difficult to forecast our future prospects and results of operations.

•	We have a history of operating losses and expect to incur significant expenses and continuing losses for the foreseeable future.

•

We may not be able to scale our business quickly enough to meet customer and market demand, which could adversely affect our financial condition and results of operations or cause us to fail to execute on our business strategies.

•

We will require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances as they arise, and we cannot be sure that additional financing will be available on acceptable terms, if at all.

•	We could experience difficulties manufacturing or installing our quantum computing systems.

•

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

•

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•

We have not produced quantum computers with high qubit counts or at volume and we face significant barriers in our attempts to produce quantum computers at high volume, including the need to scale, fragment and standardize existing or invent and develop new technology.

•	If our computers fail to achieve quantum advantage, our business, financial condition and future prospects may be harmed.

•	We may be unable to reduce the cost of developing our quantum computers, which may prevent us from pricing our quantum systems competitively.

•	Our business and growth are dependent on the success of our strategic relationships with third parties.

•

A significant portion of our revenue currently depends on contracts with the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

•

System failures, interruptions, delays in service, catastrophic events, inadequate infrastructure and resulting interruptions in the availability or functionality of our products and services could harm our reputation or subject us to significant liability, and adversely affect our business, financial condition and operating results.

•	Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flows.

•	Because our success depends, in part, on our ability to expand sales internationally, our business will be susceptible to risks associated with international operations.

•	Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.

•

Any failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.

•	If we were to qualify as a passive foreign investment company, it could result in adverse U.S. tax consequences to certain U.S. holders of IQM Shares.

•	The market price of IQM ADSs or IQM Warrants may be volatile, which could cause the value of your investment to decline.

•

We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or we fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

•

As a foreign private issuer, we are permitted, and we expect, to follow certain home country corporate governance instead of otherwise applicable Nasdaq requirements, and we will not be subject to certain U.S. securities laws including, but not limited to, U.S. proxy rules and the filing of certain Exchange Act reports.

•	Purchasers of IQM ADSs are not holders of our IQM Shares.

•	The rights of shareholders in companies subject to Finnish corporate law differ in material respects from the rights of shareholders of corporations incorporated in the United States.

•	U.S. investors may have difficulty enforcing civil liabilities against our company and directors and senior management and the experts named in this prospectus.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities, including the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, our consolidated financial statements and notes to those consolidated financial statements and other financial information presented herein.

Issuance of Ordinary Shares

IQM Shares offered by us	8,624,989 IQM Shares, including IQM Shares represented by IQM ADSs, issuable upon the exercise of Public Warrants.

IQM Shares outstanding prior to the exercise of all Public Warrants	189,496,218 (as of August 3, 2026).

IQM Shares outstanding assuming exercise of all Public Warrants	198,121,207 (based on the total IQM Shares outstanding as of August 3, 2026).

Exercise price of the Public Warrants	$11.50 per IQM Share.

Use of proceeds	We will receive up to an aggregate of approximately $99.2 million from the exercise of the Public Warrants. We expect to use the net proceeds from the exercise of the Public Warrants for general corporate purposes. We believe the likelihood that warrantholders will exercise their Public Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of IQM ADSs and IQM Shares. If the trading price is less than $11.50 per IQM Share, we believe holders of the Public Warrants will be unlikely to exercise such warrants. See “Use of Proceeds.”

Resale of IQM Shares and Warrants

IQM Shares offered by the Selling Securityholders

We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of 12,511,165 IQM Shares, including IQM Shares represented by IQM ADSs, consisting of:

●   up to 4,298,339 IQM Shares underlying the PIPE ADSs;

●   up to 3,905,981 IQM Shares, including IQM Shares represented by IQM ADSs, issuable upon the exercise of Private Placement Warrants; and

●   up to 4,306,845 RAAQ Resale Shares, including IQM Shares represented by IQM ADSs.

Warrants offered by the Selling Securityholders	Up to 3,905,981 Private Placement Warrants.

Offering prices for resales	The Selling Securityholders will determine when and how they will dispose of the IQM Shares, including IQM Shares represented by IQM ADSs and Private Placement Warrants, the resale of which is being registered pursuant to the registration statement of which this prospectus forms a part.

Use of proceeds	We will not receive any proceeds from the sale of IQM Shares, including IQM Shares represented by IQM ADSs by the Selling Securityholders. We will receive proceeds only to the extent that the Private Placement Warrants are exercised for cash. See the section titled “Use of Proceeds.”

Lock-up restrictions	Certain of our securityholders are subject to transfer restrictions until the termination of applicable lock-up periods. See the section titled “Shares Eligible For Future Sale — Lock-Up Agreements and Market Standoff Agreements.”

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the section titled “Risk Factors” in this prospectus.

Nasdaq / Nasdaq Helsinki ticker symbol	The IQM ADSs are listed on Nasdaq under the symbol “IQMX” and on Nasdaq Helsinki under the symbol “IQMX.” The IQM Warrants are listed on Nasdaq under the symbol “IQMXW.”

For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 161.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein before making a decision to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. This could cause the trading price of the IQM ADSs to decline, perhaps significantly, and you therefore may lose all or part of your investment. You should carefully consider the following risk factors in conjunction with the other information included in this prospectus, including matters addressed in the sections titled “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and notes to the financial statements included herein. The risks discussed below are not exhaustive and are based on certain assumptions made by us which later may prove to be incorrect or incomplete. Investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us, or that are currently deemed immaterial, which may also impair our business or financial condition.

Risks Relating to Our Financial Condition and Status as an Early-Stage Company

We are in our early stages and have a limited operating history, which makes it difficult to forecast our future prospects and results of operations.

We were founded upon our registration with the Finnish Trade Register in May 2018. As a result of our limited operating history, our ability to accurately forecast the future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth and revenues. Our ability to generate revenues will largely be dependent on our ability to develop and produce quantum computers with increasing numbers of quantum bits (“qubits”) and with increasing levels of performance. We have not yet established a scalable business model, and there is a risk that our technology roadmap may be delayed or may not be achieved as anticipated, if at all. The development of our scalable business model will likely require the incurrence of a substantially higher level of costs than incurred to date, while our revenues will not substantially increase unless and until we produce more powerful, scalable, higher performing computers, which requires a number of technological advancements that may not occur on our currently anticipated timetable or at all. As a result, our historical results should not be considered indicative of our future performance. Further, in future periods, our growth could slow or decline for a number of reasons, including, but not limited to, slowing demand for sales of our on-premise quantum computers, increased competition, technological challenges in the development of our superconducting modality, limitations in manufacturing capacity, inability to scale up or improve performance of our technology, a decrease in the growth of the market, or our failure, for any reason, to continue to take advantage of growth opportunities.

We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties and our future growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer. Our success as a business ultimately relies upon fundamental research and development breakthroughs in the coming years. There is no certainty these research and development milestones will be achieved as quickly as hoped, or even at all.

We have a history of operating losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We incurred net losses of €74.9 million and €34.6 million for the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026, we had an accumulated deficit of €307.1 million. We expect to continue to incur operating and net losses annually until we generate significant revenue from sales of our quantum computers. Even if our systems achieve narrow or broad quantum advantage, we may never achieve profitability.

We may incur significantly higher losses in future periods as we, among other things, continue to incur significant expenses in connection with the design, development and manufacturing of our quantum computers; expand our research and development activities; invest in manufacturing capabilities; invest in infrastructure to deploy the technology through the cloud; build up inventories of components for our quantum computers; increase our sales and marketing activities; further develop our infrastructure to account for geographical, political and regulatory considerations; and increase our general and administrative functions to support our growing operations and as a public company.

These initiatives may prove more costly than we currently anticipate or may fail to generate revenue, which would further increase our losses. If we are unable to achieve and/or sustain profitability, or if we fail to recognize the expected growth from our investments, our business, financial condition or results of operations could be materially adversely affected. Our business model is unproven and may never enable us to cover our costs.

We may not be able to scale our business quickly enough to meet customer and market demand, which could adversely affect our financial condition and results of operations or cause us to fail to execute on our business strategies.

In order to grow our business, we will need to continually evolve and scale our business and operations to meet customer and market demand. Quantum computing technology has never been sold at large-scale commercial levels. The evolution and scaling of our business and operations place increased demands on our management and our financial and operational resources to:

•	attract new customers and grow our customer base;

•	sell additional products and services to our existing customers, maintain and increase the rates at which existing customers adopt our technology, thereby extending our product roadmap;

•	invest in our product offerings and platform;

•	effectively manage organizational change;

•	accelerate and/or refocus research and development activities;

•	expand manufacturing and supply chain capacity;

•	increase sales and marketing efforts;

•	broaden customer support and services capabilities;

•	maintain or increase operational efficiencies;

•	implement appropriate operational and financial systems; and

•	establish and maintain effective financial disclosure controls and procedures.

Large-scale commercial traction of quantum computing technology may never occur. There are significant technological challenges associated with developing, producing, marketing and selling products and services in the advanced technology industry, such as our products and services, and we may not be able to resolve all of the difficulties that could arise in a timely or cost-effective manner, or at all. We may not be able to cost effectively manage production at a scale or quality consistent with customer demand in a timely or economic manner.

Our ability to scale is dependent also upon components we must source from multiple industries including from the electronics and semi-conductor industries with low-noise microwave components, CPUs, GPUs, FPGAs; from the cryogenic industry with dilution refrigerators and associated helium gas products; and from the semiconductor industry with silicon wafers and other specialty materials, tooling and measurement equipment. Shortages or supply interruptions in any of these components would have an adverse impact on our ability to deliver our products, which would impact our revenues.

If large-scale development of our quantum computers commences, our computers may contain defects in design and manufacture that may cause our products to not perform as expected or may require repair and design changes to be up to scale. Our quantum computers are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when the systems are first introduced. We have a limited frame of reference from which to evaluate the long-term performance of our computers and anticipate growth. There can be no assurance that we will be able to detect and fix any defects in our quantum computers in a timely manner that does not disrupt our sales of products and services to our customers.

If our technology fails to perform as expected, customers may seek out a competitor or turn away from quantum computing entirely, each of which could adversely affect our sales and brand and could adversely affect our business, prospects and results of operations. If defects in our technology lead to erroneous outputs, third parties relying on those outputs may draw from them erroneous conclusions, creating a risk that we will be liable to those third parties.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and our business, financial condition, profitability and results of operations could be adversely affected.

We will require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances as they arise, and we cannot be sure that additional financing will be available on acceptable terms, if at all.

Our business and future plans for expansion are capital-intensive, and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. We will require a significant amount of cash for expenditures as we invest in expanding our research and development activities, manufacturing capabilities and business operations. Our operating plan may change because of known and unknown factors, and we may also need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations or other transactions. In addition, we may seek additional capital even if we believe that we have sufficient funds for current or future operating plans. Such financings may result in dilution to shareholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than the IQM Shares underlying the IQM ADSs, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. Any funds we raise may not be sufficient to enable us to continue to implement our long-term business strategy. Further, our ability to raise additional capital may be adversely impacted by worsening global economic conditions, including those caused by disruptions to and volatility in the credit and financial markets in the United States and Europe, current and future military conflicts and wars and related sanctions and tariffs and trade protection measures. There can be no assurance that deterioration in credit and financial markets and confidence in economic conditions will not occur. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and services and our ability to raise additional capital when needed on acceptable terms, if at all. If the international equity and credit markets deteriorate, it may make any necessary financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could impair our ability to achieve our growth strategy, could harm our financial performance and stock price, could require us to delay or abandon our business plans, and could require us to delay, limit, or substantially reduce our quantum computing development efforts.

If we are unable to obtain sufficient capital, we may be unable to fund our operations and may be required to evaluate strategic alternatives, which could result in a complete or partial loss of your investment in our securities. There can be no assurance that financing will be available to us on favorable terms, or at all. In addition, our ability to raise additional capital through the sale of securities could be significantly impacted by the resale of our securities by holders of our securities which could result in a significant decline in the trading price of our securities and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves its anticipated growth levels, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts, including those we have generated, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. We have relied on market reports data published by third-party research and consulting firms to estimate the size of our market opportunity and growth forecasts, which may not prove to be accurate and which we have not independently verified. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of companies covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. In addition, alternatives to quantum computing may present themselves, which could substantially reduce the market for quantum computing services. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with quantum computing solutions.

Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all. Our growth is subject to many factors, including our ability to successfully scale our commercial operations and sell quantum computers, which are subject to many risks and uncertainties. Unforeseen issues associated with scaling up and constructing quantum computing technology at commercially viable levels could have a negative impact on our business, financial condition and results of operations.

Moreover, because of our unique technology, our customers will require particular support and service functions, some of which are not currently available, and may never be available. If we experience delays in adding such support capacity or servicing our customers efficiently or experience unforeseen issues with the reliability of our technology, we could overburden our servicing and support capabilities. Similarly, increasing the number of our products and services would require us to rapidly increase the availability of our support and service capabilities. Failure to adequately support and service our customers may inhibit our growth and ability to expand.

There is no assurance that we will be able to ramp our business to meet our sales, manufacturing, installation, servicing and quantum computing targets globally, that expected growth levels will prove accurate or that the pace of growth or coverage of our customer infrastructure network will meet customer expectations. For example, our competitors may achieve certain narrow and/or broad quantum milestones faster than us, which may negatively impact our business and prospects. Failure to grow at rates similar to that of the quantum computing industry may adversely affect our operating results and ability to effectively compete within the industry.

Risks Relating to Our Business and Industry

We could experience difficulties manufacturing or installing our quantum computing systems.

Our business depends on our ability to manufacture and install quantum computing systems on our customers’ premises. Our ability to deliver our quantum computing systems may be impacted by a variety of factors, including failed introductions of new functionality, manufacturing defects or delays, issues with open-source software or third-party hardware components, human error or misconduct, capacity constraints or design limitations. Any failure to perform our obligations to our customers could result in reduced use of our systems and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If demand for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and customers of quantum computers, as well as on our ability to demonstrate the value of quantum computing to our customers. Delays in future generations of our quantum computers or technical failures at other quantum computing companies could limit acceptance of our solutions. Negative publicity concerning our solutions, or the quantum computing industry or quantum technology as a whole could limit acceptance of our solutions. We believe quantum computing will solve many large-scale problems. However, such problems may never be solvable by quantum computing technology.

If our clients and partners do not perceive the benefits of our solutions, or if our solutions do not drive member engagement, then demand for our products may not develop at all, or it may develop slower than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations. If progress towards quantum advantage ever slows relative to expectations, it could adversely impact revenues and customer confidence to continue to pay for testing, access and “quantum readiness.” This would harm or even eliminate revenues in the period before quantum advantage.

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The markets in which we operate are rapidly evolving and highly competitive. As the marketplace continues to mature and new technologies and competitors enter, we expect competition to intensify. Our current competitors primarily include other quantum computing and large technology companies building superconducting quantum computers, including Google, IBM, Microsoft and Rigetti Computing. We also compete with quantum computers utilizing other modalities, including trapped ions (IonQ and Quantinuum), photonics (Xanadu Quantum Technologies), neutral atoms (Pasqal and Atom Computing) and cat qubits (Alice & Bob), in our objective to develop quantum computers that reach quantum advantage.

We compete based on various factors, including technology, performance, open architecture, multi-cloud availability, software, brand recognition and reputation, customer support and differentiated capabilities, including ease of administration and use, scalability and reliability, data governance and security. Many of our competitors have substantially greater brand recognition, customer relationships, and financial, technical and other resources, including an experienced sales force and customer service organization and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices. In addition, many countries are focused on developing quantum computing solutions either in the private or public sector and may subsidize quantum computers which may make it difficult for us to compete. Many of these competitors do not face the same challenges we do in growing our business. In addition, other competitors might be able to compete with us by bundling their other products in a way that does not allow us to offer a competitive solution.

Additionally, we must be able to achieve our objectives in a timely manner such that we do not lose ground to competitors, including competing technologies. For example, our competitors may achieve certain narrow and/or broad quantum milestones faster than us, which may negatively impact our business and prospects.

Because there are a large number of market participants, including certain sovereign nations, focused on developing quantum computing technology, we must dedicate significant resources to achieving any technical objectives on the timelines established by our management team. Any failure to achieve objectives in a timely manner could adversely affect our business, operating results and financial condition.

For any of the foregoing reasons, competition may have a negative impact on our ability to maintain and grow consumption of our platform or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, results of operations, and financial condition.

We have not produced quantum computers with high qubit counts and we face significant barriers in our attempts to produce quantum computers at high volume, including the need to scale, fragment and standardize existing or invent and develop new technology. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.

Producing quantum computers with high qubit counts at high volume is a difficult undertaking. There are significant research, development, manufacturing, engineering and scaling challenges that we must overcome to build and manufacture our quantum computers at high volume. It requires advances in both science and engineering, and we may not have the ability to deliver those advances. We are still in the development stage and face significant challenges in completing development of our quantum computers and in producing quantum computers in sufficient volumes. Some of the development challenges that could prevent the introduction of our quantum computers include, but are not limited to, failure to find scalable ways to manipulate qubits, failure to reduce error rates, failure to transition quantum systems to leverage low-cost components, and failure to realize multi-chip quantum computer technology.

Even if we complete development and achieve volume production of our quantum computers, if the cost, accuracy, performance characteristics or other specifications of our quantum computers fall short of our expectations, our business, financial condition and results of operations would be adversely affected.

An element of our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers at a meaningful scale from our relationships with cloud providers.

We currently offer access to our quantum computing systems through our own cloud service IQM Resonance and through Amazon Braket, which allows users to write quantum code and run it on quantum computing hardware. In addition, we may partner with additional public cloud providers in connection with our IQM Resonance cloud platform.

Amazon and other public cloud providers have internal quantum computing efforts that are competitive to our services. There is risk that one or more of these public cloud providers could use their respective control of their public clouds to control market pricing of the services, restrict access, embed innovations or privileged interoperating capabilities in competing products, bundle competing products and leverage their public cloud customer relationships to exclude us from opportunities. Further, they have the resources to acquire or partner with existing and emerging providers of competing technology and thereby accelerate adoption of those competing technologies. All of the foregoing could make it difficult or impossible for us to provide products and services that compete favorably with those of the public cloud providers.

Further, if our contractual and other business relationships with our partners are terminated, either by the counterparty or by us, suspended or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we would be unable to provide our cloud service at the same scale and would experience significant delays and incur additional expense in transitioning customers to a different public cloud provider. Any material change in our contractual and other business relationships with our partners could result in reduced use of our systems, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

If our computers fail to achieve quantum advantage, our business, financial condition and future prospects may be harmed.

“Quantum advantage” refers to the moment when a quantum computer can compute faster than traditional computers, while quantum supremacy is achieved once quantum computers are powerful enough to complete calculations that traditional supercomputers cannot perform at all. “Narrow quantum advantage” is when a quantum computer is able to solve practical problems in production workloads with improved accuracy, speed or cost. “Broad quantum advantage” is when quantum advantage is seen in many applications and developers prefer quantum computers to a traditional computer. No current quantum computers, including our quantum hardware, have reached broad quantum advantage, and may never reach such advantage. Achieving narrow and broad quantum advantage will be critical to the success of any quantum computing company, including ours. However, achieving quantum advantage would not necessarily lead to commercial viability of the technology that accomplished such advantage, nor would it mean that such system could outperform classical computers in tasks other than the one used to determine a quantum advantage. In addition, the definitions and expectations with respect to what constitutes quantum advantage, including the anticipated stages of quantum technology maturation, may continue to evolve and may also diverge from others in the industry. Quantum computing technology, including narrow and broad quantum advantage, may take years or decades to be realized, if ever.

If we cannot develop quantum computers that have quantum advantage, customers may not continue to purchase our products and services. If other companies’ quantum computers reach narrow quantum advantage or broad quantum advantage prior to the time we reach such capabilities, it could lead to a loss of customers. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

If our quantum computing systems are not compatible with some or all industry-standard software and hardware in the future, our business could be harmed.

Programming for quantum computing requires unique tools, software, hardware, and development environments. We have focused our efforts on creating quantum computing hardware, the system control platform for such hardware and a suite of low-level software programs that optimize execution of quantum algorithms on our hardware. Further up the stack, we, in part or entirely, rely on third parties to create and advance software, standards, specifications, applications, hardware and services that enable these systems to integrate into various environments and be utilized towards various customer use cases. Full utilization of our quantum computing solutions may depend on these third-party software, standards, specifications, applications, hardware and services, which may not be compatible with our quantum computing solutions and their development, or may not be available to us or our customers on commercially reasonable terms, or at all, which could harm our business.

If our customers are unable to achieve compatibility between other software and hardware and our hardware, it could impact our relationships with such customers or with customers, generally, if the incompatibility is more widespread. In addition, the mere announcement of an incompatibility problem relating to our products with higher level software tools could cause us to suffer reputational harm and/or lead to a loss of customers. Any adverse impacts from the incompatibility of our quantum computing solutions could adversely affect our business, operating results and financial condition.

We may be unable to reduce the cost of developing our quantum computers, which may prevent us from pricing our quantum systems competitively.

The success of our business is dependent upon the cost per qubit decreasing over the next several years as our quantum computers advance, which is based on achieving anticipated economies of scale related to demand for our computer systems, technological innovation and negotiations with third-party parts suppliers. If we do not achieve economies of scale or if the anticipated cost savings do not materialize, we may be unable to achieve a lower cost per qubit, which would make our quantum computing solution less competitive than those produced by our competitors and could have a material adverse effect on our business, financial condition or results of operations. Our ability to reduce the cost of developing our quantum computers may also be adversely affected by macroeconomic headwinds, including as a result of the impact of inflation on the cost of labor and products. The failure to price our offerings competitively could adversely affect our business, operating results and financial condition.

If we cannot successfully execute our strategy, including in response to evolving customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed.

The quantum computing market is characterized by rapid technological change, changing user requirements, uncertain product lifecycles and evolving industry standards. We believe that the pace of innovation will continue to accelerate as technology changes and different approaches to quantum computing mature on a broad range of factors, including system architecture, error correction, performance and scale, ease of programming, user experience, markets addressed, types of data processed, and data governance and regulatory compliance.

Our future success depends on our ability to continue to innovate and increase customer adoption of our quantum solutions. If we are unable to enhance our quantum computing systems to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that are able to deliver competitive products at lower prices, more efficiently, with better functionality, more conveniently, or more securely than our platform, our business, financial condition and results of operations could be adversely affected.

Our business and growth are dependent on the success of our strategic relationships with third parties.

We depend on, and anticipate that we will continue to depend on, various third-party suppliers in order to sustain and grow our business. Failure of any of these suppliers to continue to provide products and services to maintain, support or secure their technology platforms or our integrations, or errors or defects in their technologies, products or services, could adversely affect our relationships with our customers, damage our brand and reputation and may result in delays or difficulties in our ability to provide our platform. Our ability to produce and scale our quantum computers is dependent also upon components we must source from the electronics and semiconductor industries. Shortages or supply interruptions in any of these components will adversely impact our financial performance.

For example, our current and further-developed quantum processors require operating in the millikelvin temperature range, which is currently achieved by being placed in cryostats that are provided by third parties. In particular, we have developed our systems to integrate certain third-party cryostats. If we choose or are required to change cryostat providers or integrate across multiple cryostat providers, we will incur costs to develop and manufacture our products with the new or multiple providers and may experience delivery interruptions during a change of provider. Furthermore, certain software used in the operation of our products rely on open-source code managed by third parties and the open-source software we receive from the third-party cloud providers may no longer be developed or maintained to support future product development. Any changes or modifications to the third-party cryostat providers or the open source provided could negatively impact the functionality of, or require us to make changes to, our products, which would need to occur quickly to avoid interruptions in service for our customers.

Solutions that utilize our products and services may compete with other quantum or classical-computing based solutions developed and/or marketed by other suppliers and our solutions may lose favor with our partners.

As we scale our business, we may also seek to build relationships with consulting and service partners and assist them in establishing or expanding their business by developing solutions that utilize our products and services, as well as distribution partners, and any failure to establish and maintain such relationships may adversely affect our growth plans. If any of our current or potential partners elect to not utilize our products or services, or reduce their current or potential use of our technology in favor of competing products, we may have to change our product strategies, which could have a material and adverse effect on our business, operating results and financial condition.

We may face supply chain issues that could delay the introduction of certain of our products and negatively impact our business and results of operations.

We are reliant on third-party suppliers for components necessary to develop and manufacture our quantum computing solutions. We do not currently have long-term supply agreements with all of our suppliers. As our business grows, we must continue to scale and adapt our supply chain or it could potentially have an adverse impact on our business. Any of the following factors (and others) could have an adverse impact on the availability of these components necessary to our business:

•	our inability to enter into agreements with suppliers on commercially reasonable terms, or at all;

•	our inability to license intellectual property from our suppliers, on commercially reasonable terms, if at all;

•	the inability of suppliers to mature their operations in line with our growth and to meet our evolving requirements;

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a significant increase in the price of one or more components, including due to industry consolidation occurring within one or more component supplier markets or as a result of decreased production capacity at manufacturers;

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any reductions or interruptions in supply, including disruptions on our global supply chain as a result of the global chip shortage, geopolitical tensions in and around Taiwan, Ukraine, the Middle East and other areas of the world and any indirect effects thereof;

•	financial problems of either contract manufacturers or component suppliers;

•	intentional sabotage by a malicious actor or actors;

•	significantly increased raw material costs and other expenses associated with our business;

•	difficulty obtaining raw materials that meet our quality standards;

•	significantly increased freight charges, disruptions in shipping or reduced availability of freight transportation;

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proposals to impose, imposition of, or increase in, tariffs, trade protection measures, or import and export controls by the United States or other countries and countermeasures proposed or imposed thereto;

•	reduced access to raw materials due to suppliers entering into exclusivity arrangements with our competitors;

•	significant costs and resources required to facilitate a change in one or more of our current suppliers;

•	other factors beyond our control or that we do not presently anticipate could also affect our suppliers’ ability to deliver components to us on a timely basis;

•	a failure to develop our supply chain management capabilities and recruit and retain qualified professionals;

•	a failure to adequately authorize procurement of inventory by our contract manufacturers; or

•	a failure to appropriately cancel, reschedule, or adjust our requirements based on our business needs.

If any of the aforementioned factors were to materialize, it could cause us to halt production of our quantum computing solutions and/or entail higher manufacturing costs, any of which could materially adversely affect our business, operating results, and financial condition and could materially damage customer relationships.

Additionally, other factors beyond our control or which we do not presently anticipate could also affect our suppliers’ ability to deliver components to us on a timely basis.

A significant portion of our revenue currently depends on contracts with the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

We derive a significant portion of our revenue from contracts with the public sector, and we believe that the success and growth of our business will continue to depend on our successful procurement of government contracts. We have historically derived, and expect to continue to derive, a significant portion of our revenue from contracts with universities, national research institutions and other public sources, including the European Union’s EuroHPC Joint Undertaking funding program, either directly by us, as part of a consortium or through resellers. For the six months ended June 30, 2026 and 2025, sales to the public sector comprised 98.0% and 99.5% of our total revenue, respectively.

Contracts with the public sector are subject to a number of challenges and risks. The tender process for government contracts in Europe is subject to varying requirements, can be highly competitive, may be appealed and requires significant lead-time for market education, often requiring significant upfront time and expense without any assurance that these efforts will generate revenue. We may incur additional costs to satisfy eligibility and other criteria in connection with the tender process, which may not be successful. Any failure to comply with legislation governing tenders or to fulfill the criteria related to procurements could lead to our submissions being disqualified. We also must comply with laws and regulations relating to the formation, administration, and performance of contracts, which provide public sector customers with rights, many of which are not typically found in commercial contracts. In addition, our perceived relationship with the European or EU national entities could adversely affect our business prospects in certain non-European geographies.

Accordingly, our business, financial condition, results of operations, and growth prospects may be adversely affected by certain events or activities, including, but not limited to:

•	Changes in, and differences between, government fiscal or procurement policies, or decreases in government funding available for procurement of goods and services generally;

•	Changes in government programs or applicable requirements;

•	Restrictions in the grant of personnel security clearances to our employees;

•	Requirement to secure facility clearances to perform classified contracts;

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Changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding;

•	Changes in the government’s attitude towards the capabilities that we offer;

•	Changes in the government’s attitude towards us as a company or our platforms;

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Appeals, disputes, or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government;

•	The adoption of new laws or regulations or changes to existing laws or regulations;

•	Budgetary constraints;

•	Influence by, or competition from, third parties with respect to pending, new or existing contracts with government customers;

•	Changes in political or social attitudes with respect to security or sovereignty;

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Potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters and public health concerns or epidemics; and

•	Increased or unexpected costs or unanticipated delays caused by other factors outside of our control.

Any of the foregoing events or activities, among others, could cause public sector customers to delay or refrain from entering into contracts with us and/or purchasing our computers in the future, reduce the size or timing of payments with respect to our services to, or purchases from, existing or new customers, or otherwise have an adverse effect on our business, results of operations, financial condition, and growth prospects.

Our future growth and success depends in part on our ability to sell effectively to the public sector and high performance computing (“HPC”) centers.

Our customers and potential customers include the public sector and HPC centers. Therefore, our future success will depend on our ability to effectively sell our products and services to such customers and strategic partners. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to non-public sector or commercial customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by such customers in negotiating contractual arrangements with us and (ii) longer sales or service cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase our solutions.

Public sector agencies and large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. Our contracts with public sector customers are typically structured in phases, with each phase subject to satisfaction of certain conditions. As a result, the actual scope of work performed pursuant to any such contracts, in addition to related contract revenue, could be less than total contract value. In addition, product purchases by such organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, these organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers and could lead to lower revenue than originally anticipated.

As part of our business, we participate in tenders for public procurement and we expect to acquire an increasing number of our new customers and projects through tenders for public procurement. As such, success in public tenders is important for us and the importance of public tenders is expected to grow in line with the expected growth in our business. Compliance with the rules and procedures set out in regulations governing tenders and requirements concerning individual tenders is a precondition for participating in tenders, and furthermore, the companies participating in tenders must satisfy the criteria set by the organizer of the tender process. If the legislation applicable to tenders or the criteria used in tenders change significantly in the future, it is possible that we will not be able to respond sufficiently quickly, or at all, to the requirements set by amended legislation or new requirements used in tenders. Efforts to satisfy eligibility and other criteria related to tenders may also incur additional costs to us, and through this, weaken our profitability.

Failure to comply with legislation governing tenders or to fulfil the criteria related to procurements could lead to our submissions being disqualified from tenders. Large-scale problems in compliance with regulations governing tenders could thus lead to a significant decline in the number or value of project contracts received through tenders. Furthermore, it cannot be ruled out that committing violations of the law or contracts or engaging in other procedures deemed professional malpractice could, in the future, lead to us being excluded from some public procurements. If we do not comply with the rules of tenders or do not fulfil the criteria set as a prerequisite for participating in such tenders, or if our competitiveness deteriorates, there is a risk that the number of our public sector customers and projects will not grow as expected or will decrease in the future.

Additionally, reductions in government spending in any jurisdiction in which we do or seek to do business could have adverse consequences on our financial position, results of operations and business. The funding of our programs may be subject to the overall government budget and appropriation decisions and processes, which are driven by numerous factors, including geo-political events and macroeconomic conditions. Similar factors may be relevant to our anticipated future revenues from other governments. In addition, changes in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition. Any risk related to the acquisition of customers and projects and retaining them described above, if materialized, could have a material adverse effect on our business, financial position, results of operations and future prospects.

System failures, interruptions, delays in service, catastrophic events, inadequate infrastructure and resulting interruptions in the availability or functionality of our products and services could harm our reputation or subject us to significant liability, and adversely affect our business, financial condition and operating results.

Our brand, reputation and ability to attract, retain and serve our customers are also dependent upon the reliable performance of our platform, including our underlying technical infrastructure. Our systems and those of our third-party data center facilities may experience service interruptions, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks and other geopolitical unrest, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, and acts of vandalism. Our platform and technical infrastructure may not be adequately designed with sufficient reliability and redundancy and our disaster recovery planning, which includes using geographically distinct and multi-region data centers, may not be sufficient to avoid performance delays or outages that could be harmful to the businesses of our customers and our business.

We may in the future experience service interruptions which disrupt the availability or reduce the speed or functionality of our platform. These events may result in loss of revenue and could result in significant expense to remedy resultant data loss or corruption and/or recover from the interruption. A prolonged interruption in the availability or reduction in the speed or other functionality of our platform could materially harm our reputation and business. Frequent or persistent interruptions in access to functionality of our platform could cause our customers to believe that our platform is unreliable. If our platform is unavailable when our customers attempt to access it, or if it does not perform to expected levels, our customers may cease to use our platform entirely.

Moreover, to the extent that any system failure or similar event results in damages to customers or their businesses, these customers could seek compensation from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly to address. While we have implemented measures intended to prevent or mitigate such interruptions, such measures may not be successful in preventing service interruptions in the future.

Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flows.

Our results of operations could be materially affected by economic and political conditions in the European Union and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions.

Potential customers may delay or decrease spending as their business and budgets are impacted by economic conditions. The inability of potential customers to pay us for our services may adversely affect our earnings and cash flows.

General economic, political and financial market conditions in Europe have fluctuated significantly in recent years due to factors such as Russia’s invasion of Ukraine, the conflict in the Middle East and the COVID-19 pandemic. Further, the applicable sanctions and related countermeasures by North Atlantic Treaty Organization members, the United States and other countries have led to, and are likely to lead to additional, market disruptions, including significant volatility in commodity prices, credit, and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Global supply chain disruptions have increasingly affected both the availability and cost of materials, component manufacturing and deliveries. In addition, the ongoing tensions between the United States and its other trading partners including the European Union, have resulted in the implementation of tariffs across various sectors and among various countries. The European Union has also been involved in trade disputes with China, implementing retaliatory measures and facing tariffs on export sectors. Disruptions such as military conflicts, sanctions, and other countermeasures between nations, as well as any escalation in tension between nations, may result in delays in equipment deliveries and cost escalations that could adversely affect our business prospects, financial condition, results of operations and cash flows.

We are highly dependent on our ability to attract and retain senior executive leadership and other key employees, such as quantum physicists, software engineers and other key technical employees, which is critical to our success. If we fail to retain talented, highly qualified senior management, engineers and other key employees or attract them when needed, such a failure could negatively impact our business.

Our future success and growth plans are highly dependent on our ability to attract and retain our executive officers, key employees and other qualified personnel. In particular, hiring qualified personnel with relevant experience in engineering, supply chain management and sales, as well as other technical staff and research and development personnel, is critical to our business and the development of our quantum computing systems. The market for highly skilled workers and leaders in the quantum computing industry is extremely competitive, and many of the companies with which we compete for qualified personnel have greater financial and other resources than we do. As we build our brand and become more well known, there is an increased risk that competitors or other companies may seek to hire our personnel. The loss of the services provided by these individuals will have an adverse impact on the achievement of our business strategy. These individuals could leave our employment with limited prior notice. A loss of a member of senior management or other key employee particularly to a competitor, could also place us at a competitive disadvantage. Our ability to adequately incentivize and retain the services of our executive officers and key employees may depend on our ability to offer satisfactory compensation to such personnel. We can provide no assurances that we will be able to retain the services of any executive officers or other key employees, or that we would be able to timely replace such individuals should any of them depart.

Effective succession planning is also important to our long-term success and may cause disruption to our business due to, among other things, diverting management’s attention away from the operations of the business or causing a deterioration in morale. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

Additionally, changes in immigration and work permit laws and regulations or the administration or interpretation of such laws or regulations could impair our ability to attract and retain highly qualified employees. If we cannot attract, train and retain qualified personnel in this competitive environment, we may experience delays in the development of our quantum computing technologies and otherwise be unable to develop and grow our business as projected, or even at all.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to achieve broader market acceptance of our products.

As we scale our commercial organization, our ability to increase our customer base and achieve broader market acceptance of our quantum computers will significantly depend on our ability to expand our marketing and sales operations. We plan to dedicate significant resources to our sales and marketing activities. These efforts will require us to invest significant financial and other resources and if they fail to attract additional customers or do not result in broader market acceptance of our quantum computers, we will not achieve our growth plans and our business and prospects will be harmed.

We believe that there is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend in large part on our success in recruiting, training and retaining sufficient numbers of sales personnel to support our growth. New hires require significant training and may take significant time before they achieve full productivity. These individuals may not become productive as quickly as we expect, if at all, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. If we are unable to hire and train sufficient numbers of effective sales personnel, our sales personnel do not reach significant levels of productivity in a timely manner, or our sales personnel are not successful in acquiring new customers, our business will be harmed.

We may expend our resources to pursue particular products, designs, sectors or investments and we may fail to capitalize on such products, designs, sectors or investments and/or forego other products, designs, sectors or investments that may have been more profitable or for which there may have been a greater likelihood of success.

Because we have limited financial and operational resources, we must prioritize our research and development for use of quantum computing within certain products, designs, sectors or investments. Correctly prioritizing our research and development activities is particularly important for us due to the breadth of companies building or seeking to build universal, gate-model quantum computing systems that can meet the requirements for solving commercial problems.

As a result, we may forego or delay pursuit of opportunities in other products, designs, sectors or investments that later prove to have greater commercial potential and ability to achieve quantum superiority. For example, although we currently believe that quantum machine learning for artificial intelligence-based uses is poised to be a valuable domain of quantum advantage through rapid value capture from quick integration, the risks associated with developing a product that can compute algorithms that scale efficiently to real-world size applications and will be applicable to multiple use cases and competition in creating such a product, among others, could outweigh the benefits.

We may fail to capitalize on the products, designs, sectors, or investments we choose to pursue, and our resource allocation decisions may cause us to forego viable or more profitable products, designs, sectors or investments, which would have an adverse effect on our business, prospects and financial results.

If our information technology systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; loss of intellectual property or other confidential business information; and other adverse consequences, which may adversely affect our business.

In the ordinary course of our business, we and the third parties upon which we rely, collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “process”), proprietary, confidential, and sensitive data, including personal data, intellectual property, controlled unclassified information and trade secrets (collectively, “sensitive information”).

Cybersecurity incidents such as malicious internet-based activity, online and offline fraud, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering

(including through deep fakes or other attacks using artificial intelligence which may be increasingly more difficult to identify as fake, and phishing attacks) as well as natural disasters and other similar activities threaten the confidentiality, integrity, and availability of our sensitive information and information technology systems, and those of the third parties upon which we rely.

Such threats are prevalent in the technology industry and our customers’ industries and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. The techniques may be used to sabotage or to obtain unauthorized access to our platform, systems, networks, or physical facilities where our quantum computers are stored, and we may be unable to implement adequate preventative measures or stop cybersecurity incidents from occurring or expanding in scope. Finnish law enforcement agencies have indicated to us that quantum computing technology is of particular interest to certain malicious cyber threat actors, including nation-state-supported actors. In addition, our cybersecurity risk could be increased as a result of the ongoing military conflict between Russia and Ukraine and the related sanctions imposed against Russia.

During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of cybersecurity incidents, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, our third-party information systems, supply chain, and ability to produce, sell and distribute our goods and services. We and the third parties upon which we rely are subject to a variety of evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats.

In particular, severe ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in our operations, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments.

Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers and devices outside our premises or network, including working at home, while in transit and in public locations. In addition, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

We rely on third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts. We offer access to our technology through third-party public cloud providers such as AWS. These providers may also experience cybersecurity incidents and attacks on their products which may impact our systems. Cybersecurity incidents may also result from non-technical means, such as actions by an employee with access to our systems. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If our third-party service providers experience a cybersecurity incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award.

We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures to protect our information technology systems and sensitive information. While we and our third-party cloud providers have implemented security measures designed to protect against cybersecurity incidents, there can be no assurance that these measures will be effective and these measures could fail or may be insufficient. Although we take steps designed to detect, mitigate, and remediate vulnerabilities in our information systems (such as our hardware and/or software, including that of third parties upon which we rely), we may not be able to detect and remediate all vulnerabilities on a timely basis because the threats and techniques used to exploit the vulnerability change frequently and are often sophisticated in nature. Therefore, such vulnerabilities could be exploited but may not be detected until after a cybersecurity incident has occurred.

In addition, applicable data privacy and security obligations may require us to notify relevant stakeholders, including affected individuals, customers, regulators, and investors of cybersecurity incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. In particular, applicable data protection laws impose strict breach notification timelines, and failure to meet these deadlines—including, for example, the 72-hour notification window under the GDPR—could exacerbate regulatory penalties and reputational harm. Actual or perceived cybersecurity incidents affecting sensitive information about the Company, our partners, our customers or third parties could expose us and the parties affected to a risk of loss or misuse of this information, resulting in litigation and potential liability, paying damages, regulatory inquiries or actions, damage to our brand and reputation or other harm to our business. Our efforts to prevent and overcome these challenges could increase our expenses and may not be successful. If we fail to detect or remediate a cybersecurity incident in a timely manner, or it otherwise affects our customers or impacts our ability to operate our platform, we may experience adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; material damage to our reputation; monetary fund diversions; diversions of management attention; interruptions in our operations (including availability of data); financial loss; and other similar harms.

Cybersecurity incidents and attendant consequences may cause customers to stop using our services, deter new customers from using our services, and negatively impact our ability to grow and operate our business. Cybersecurity incidents also may result in current or future competitors obtaining sensitive information, including proprietary information.

Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

In addition to experiencing a cybersecurity incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveal competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position.

Furthermore, to remain competitive, we must continue to integrate artificial intelligence (“AI”) into our product development and operations. However, the rapidly evolving nature of AI technology exposes us to unique and new security risks. The security of AI systems is not yet fully understood or standardized, and traditional cybersecurity measures may not be sufficient to detect or prevent AI-specific threats. As a result, our AI systems, as well as our traditional systems, may be vulnerable to adversarial attacks, data manipulation, or other novel forms of exploitation. A cyber incident or security breach stemming from the use of AI could compromise our systems or data, leading to significant financial loss, regulatory penalties, loss of competitive advantage, and reputational harm. Moreover, the global regulatory landscape for AI, including the European Union’s AI Act and other potential future regulations, remains uncertain. Compliance with these evolving and complex regulations could increase our costs of doing business, limit our ability to use AI in certain jurisdictions, or require us to modify our business operations.

Because our success depends, in part, on our ability to expand sales internationally, our business will be susceptible to risks associated with international operations.

Our operations are global in scope, with our headquarters in Finland, and a sales presence in other countries.

We expect to continue to expand our international operations by developing our sales and operations presence internationally, which may include opening offices in new jurisdictions. Any additional international expansion efforts that we are undertaking and may undertake may not be successful. In addition, conducting international operations subjects us to new risks, some of which we have not generally faced in the countries where we currently operate. These risks include, among other things:

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lack of familiarity and burdens of complying with foreign laws, legal standards, privacy and cybersecurity standards, regulatory requirements, tariffs and other barriers, and the risk of penalties to our customers and individual members of management or employees if our practices are deemed to not be in compliance;

•	practical difficulties of enforcing intellectual property rights in countries with varying laws and standards and reduced or varied protection for intellectual property rights in some countries;

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an evolving legal framework and additional legal or regulatory requirements for privacy and cybersecurity, which may necessitate the establishment of systems to maintain data in local markets, requiring us to invest in additional data centers and network infrastructure, and the implementation of additional employee privacy documentation (including locally compliant privacy notices and policies), all of which may involve substantial expense and may cause us to need to divert resources from other aspects of our business, all of which may adversely affect our business;

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	difficulties in managing systems integrators and partners;

•	increased or unexpected supply chain challenges or delays;

•	differing technology standards;

•	different pricing environments, longer sales cycles, longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	increased financial accounting and reporting burdens and complexities;

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difficulties in managing and staffing international operations including the proper classification of independent contractors and other contingent workers, differing employer/employee relationships and local employment laws;

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increased costs involved with recruiting and retaining an expanded employee population, including highly skilled workers and leaders in the quantum computing industry, outside the United States through cash and equity-based incentive programs, and legal costs and regulatory restrictions in issuing our shares to employees outside the United States;

•	global political and regulatory changes that may lead to restrictions on immigration and travel for our employees;

•	fluctuations in exchange rates that may decrease the value of our foreign-based revenue or increase the cost of our foreign operations;

•	global public health threats or geopolitical events such as tensions in and around Ukraine, Israel and other areas of the world;

•	degradation in EU relationships with targeted countries that could result in those countries disfavoring doing business with EU companies;

•	potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems, restrictions on the repatriation of earnings, and transfer pricing requirements; and

•	permanent establishment risks and complexities in connection with international payroll, tax and social security requirements for international employees.

Additionally, operating in international markets also requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing operations in other countries will produce desired levels of revenue or profitability.

Compliance with laws and regulations applicable to our global operations also substantially increases our cost of doing business in foreign jurisdictions. We have limited experience in marketing, selling and supporting our platform outside of the European Union. Our limited experience in operating our business internationally increases the risk that any potential future expansion efforts that we may undertake will not be successful. If we invest substantial time and resources to expand our international operations and are unable to do so successfully, in a timely manner, our business, financial condition, revenues, results of operations or cash flows will suffer.

We may be unable to keep current with changes in government requirements as they change from time to time. Failure to comply with these regulations could harm our business. In many countries, it is common for others to engage in business practices that are prohibited by our internal policies and procedures or other regulations applicable to us. Although we have implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of our employees, contractors, partners and agents will comply with these laws and policies. Violations of laws or key control policies by our employees, contractors, partners or agents could result in delays in revenue recognition, financial reporting misstatements, enforcement actions, reputational harm, disgorgement of profits, fines, civil and criminal penalties, damages, injunctions, other collateral consequences or the prohibition of the importation or exportation of our solutions and could harm our business, financial condition, revenues, results of operations or cash flows.

Our international sales and operations subject us to additional risks, costs, and exposure to foreign currency exchange rate fluctuations, which can adversely affect our business, financial condition, revenues, results of operations or cash flows.

We are continuing to expand our international operations as part of our growth strategy. However, there are a variety of risks and costs associated with our international sales and operations, which include making investments prior to the sales or use of quantum computers, the cost of conducting our business internationally and hiring and training international employees and the costs associated with complying with local law.

Furthermore, we cannot predict the rate at which our quantum computers will be accepted in international markets by potential customers.

We believe our ability to attract new customers to subscribe to our platform or to attract existing customers to renew or expand their use of our platform is directly correlated to the level of engagement we obtain with the customer. To the extent we are unable to effectively engage with potential customers due to limited sales force capacity in jurisdictions in which we do not currently operate, we may be unable to effectively grow in international markets.

As our international operations expand, our exposure to the effects of fluctuations in currency exchange rates grows. While we have primarily transacted with customers in Euros historically, we expect to continue to expand the number of transactions with our customers that are denominated in foreign currencies in the future.

Additionally, fluctuations in the value of the Euro and other currencies may make our products and services more expensive for international customers, which could harm our business. Additionally, we incur expenses for employee compensation and other operating expenses in the local currency for such locations. Fluctuations in the exchange rates between the Euro and other currencies could result in an increase to the Euro equivalent of such expenses. These fluctuations could cause our results of operations to differ from our expectations or the expectations of our investors. Additionally, such foreign currency exchange rate fluctuations could make it more difficult to detect underlying trends in our business and results of operations. We may attempt to mitigate a portion of these risks through foreign currency hedging based on our judgment of the appropriate trade-offs among risk, opportunity, and exposure. Any future hedging activities may not offset the full, or in some cases any, adverse financial impact resulting from unfavorable movement in foreign currency exchange rates, which could adversely affect our financial condition and results of operations.

Future acquisitions, strategic investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business and dilute shareholder value.

We may in the future make acquisitions of other companies, products and technologies that we believe could complement, expand or enhance the features and functionality of our product offerings and technical capabilities, broaden our service offerings or provide growth opportunities. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals and any acquisitions we complete could be viewed negatively by customers, developers or investors. In addition, we may not be able to integrate acquired businesses or assets successfully or effectively manage our company following an acquisition. If we fail to successfully integrate our acquisitions, or the people or technologies associated with those acquisitions, into our company, the results of operations of the combined company could be adversely affected. Any integration process will require significant time and resources, require significant attention from management and disrupt the ordinary functioning of our business and we may not be able to manage the process successfully, which could harm our business. Any such transactions or enhancements also may not result in any synergies or other benefits we had expected to achieve, which could result in impairment charges that could be substantial. In addition, we may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges.

We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could affect our financial condition or the value of our share capital. The sale of equity to finance any such acquisitions could result in dilution to our shareholders. If we incur debt, it would result in increased fixed obligations and could also subject us to covenants or other restrictions that would impede our ability to flexibly operate our business.

Risks Relating to Litigation and Government Regulation

Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.

We may in the future face legal, administrative and regulatory proceedings, claims, demands and/or investigations involving shareholder, consumer, competition and/or other issues relating to our business on a global basis. Litigation and regulatory proceedings are inherently uncertain, and adverse rulings could occur, including monetary damages, or an injunction stopping us from engaging in certain business practices, or requiring other remedies, such as compulsory licensing of patents. An unfavorable outcome or settlement may result in a material adverse impact on our business, results of operations, financial position and overall trends. In addition, regardless of the outcome, litigation can be costly, time-consuming, and disruptive to our operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. In addition, the laws and regulations our business is subject to are complex and change frequently. We may be required to incur significant expense to comply with changes in, or remedy violations of, these laws and regulations.

Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on recoverable amounts. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

We are subject to requirements relating to environmental and safety regulations and environmental remediation matters, which could adversely affect our business, results of operations and reputation.

We are subject to numerous environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.

Authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases in the cost of production.

Our manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. Our manufacturing process utilizes certain chemicals that have been found to adversely impact climate change. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our brand, finances, or ability to operate.

We are subject to stringent and evolving privacy, data use, and security laws, regulations and rules in Finland, the European Union, the United States, and other jurisdictions in which we operate, as well as related contractual obligations, industry standards, policies and other obligations. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and otherwise, could adversely affect us and our business.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “process”) proprietary, confidential, and sensitive data, including personal data, intellectual property, controlled unclassified information and trade secrets (collectively, “sensitive information”). We are, therefore, subject to numerous data privacy and security obligations, such as the European Union’s General Data Protection Regulation (“EU GDPR”), the United Kingdom’s GDPR (“UK GDPR”) (collectively, “GDPR”), the Data Protection Act of Finland, and various U.S. state and federal laws and regulations, including the California Consumer Privacy Act amended by the California Privacy Rights Act of 2020 (“CCPA”). We are also subject to evolving guidance, industry standards as appropriate to our business and the nature of the data we process, external and internal privacy and security policies, contractual requirements, and other obligations related to privacy, data use and security.

Globally, an increasing number of laws, regulations, and industry standards govern data privacy and security. Many such laws require controllers of personal data to implement appropriate technical and organizational measures to ensure a level of security appropriate to the risk, maintain detailed records of processing activities, and provide specific disclosures in privacy notices. Furthermore, these regimes afford data subjects with certain rights, including the right to access, correct, or delete certain personal data, and to object to or restrict certain data processing activities. Complying with these requirements may increase our legal and compliance costs and impact our business operations. For example, under the GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros under the EU GDPR, 17.5 million pounds sterling under the UK GDPR or, in each case, 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages, while violations of Section 5 of the Federal Trade Commission Act may result in restrictions in personal data processing activities pursuant to decades-long consent decrees and fines. While these laws contain many similar types of obligations, every law contains unique obligations and timelines, making compliance difficult to ascertain and operationalize, and some such obligations conflict with obligations under other laws. Variations across various global privacy or data protection laws further complicate compliance efforts, and increase legal risk and compliance costs for us, and the third parties upon whom we rely.

Our employees and personnel use AI technologies to perform their work, and the disclosure and use of personal information in generative AI technologies is subject to various privacy laws and other privacy obligations. Our use of AI could result in additional compliance costs, regulatory investigations and actions, and lawsuits. The regulatory framework for AI technologies is rapidly evolving, as several jurisdictions around the globe, including Europe, and foreign government bodies and agencies have proposed, enacted, or are considering laws governing the development and use of AI, such as the European Union Artificial Intelligence Act (the “EU AI Act”). The EU AI Act—which entered into force in August 2024 and applies on a phased basis—introduces a tiered, risk-based regulatory framework that designates certain AI systems as “high-risk” and subjects them to significant compliance obligations. We may become subject to such obligations, and we expect other jurisdictions to adopt similar laws.

In parallel, industry standards in respect of AI are also developing quickly and may be difficult to interpret or implement consistently across jurisdictions. Additionally, existing laws and regulations may be interpreted in ways that would affect our use of AI technologies, or could be rescinded or amended as new administrations take differing approaches to evolving AI technologies. Compliance with these obligations may make it harder for us to conduct our business using AI, require us to change our business practices, lead to regulatory fines or penalties (including fines of up to €35 million or 7% of global annual turnover under the EU AI Act for the most serious violations), or prevent or limit our use of AI. In addition, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet completely determine the impact future laws, regulations, standards, or market perception of their requirements may have on our business and may not always be able to anticipate how to respond to these laws or regulations.

In the ordinary course of business, we may transfer personal data from the European Economic Area (“EEA”), the United Kingdom, Canada, Australia and other jurisdictions to the United States or other countries. These jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the EEA and the United Kingdom have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws they believe are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and the United Kingdom to the United States in compliance with law, such as the EEA standard contractual clauses, the United Kingdom’s International Data Transfer Agreement/Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States.

If there is no lawful manner for us to transfer personal data from the EEA, United Kingdom or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA or United Kingdom to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups.

We are also bound by contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. For example, certain privacy laws, such as the GDPR and CCPA, require our customers to impose specific contractual restrictions on their service providers. We publish privacy policies, marketing materials and other statements, such as compliance with certain certifications or self-regulatory principles, regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators or other adverse consequences.

Obligations related to data privacy and security are quickly changing, becoming increasingly stringent, and creating regulatory uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources, which may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf. In addition, these obligations may require us to change our business model. We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely may fail to comply with such obligations, which could negatively impact our business operations.

If we or the third parties on which we rely fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims); additional reporting requirements and/or oversight; bans on processing personal data; orders to destroy or not use personal data; and imprisonment of company officials.

Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations; interruptions or stoppages of data collection needed to train our algorithms; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

We are subject to anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.

We are subject to the anti-corruption laws of the jurisdictions in which we conduct business, including Chapter 30, Sections 7, 7 a, 8 and 8 a of the Finnish Criminal Code (39/1889), the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery, and anti-corruption laws in other countries in which we conduct activities.

Anti-corruption and anti-bribery laws are interpreted broadly to generally prohibit individuals and companies, their employees, and their third-party intermediaries from authorizing, promising, offering, providing, soliciting, or accepting, directly or indirectly through third parties, improper payments, benefits, or anything of value to or from any person whether in the public or private sector. In addition, the FCPA requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls.

We may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide any assurance that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage, and other collateral consequences.

We are subject to government export and import controls and economic sanctions that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

Our products and technologies are subject to export control laws and regulations applicable in the European Union and Finland, including Regulation (EU) 2021/821 on the Export Controls Applicable to Dual-Use items and Finnish Act on the Export Control of Dual-Use Items (500/2024). Such export control and economic sanctions laws include restrictions or prohibitions on the sale or supply of certain products, technologies, and services to sanctioned countries, governments, persons and entities. In addition, certain of our products and technology are subject to export licensing or approval requirements. In several jurisdictions, export controls on quantum computing are quickly evolving and tightening. Many jurisdictions, including EU member states and the United States, have adopted targeted controls on certain types of quantum technologies, advanced semiconductors, and other related hardware and components. These controls may require licensing or other approvals and/or reporting requirements prior to export of such items and their related technology. In addition, export controls on quantum computing may continue to evolve and expand over time. Exports of our products and technology must be made in compliance with export control and sanctions laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to penalties, and fines.

Further, the operation of our products within a fully operational quantum system may depend on products and technologies supplied by third parties. Changes in third party products or technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and technologies to customers or, in some cases, prevent sales of our products and technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and technologies, or in our decreased ability to sell our products and technologies to existing or potential customers. Any decreased use of our products and technologies or limitation on our ability to sell our products and technologies would likely adversely affect our business, financial condition and results of operations.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, even those without merit, which could harm our business prospects, operating results, and financial condition. We may face an inherent risk of exposure to claims in the event our quantum computers do not perform as expected or malfunction. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our quantum computers and business and inhibit or prevent the commercialization of other future quantum computers, which would have material adverse effects on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Governmental decisions with respect to perceived national security risks associated with quantum computing technology could impede the selling of our products and services.

Political challenges between the European Union and countries in which our suppliers are located and changes to trade policies, including tariff rates and customs duties, trade relations and other macroeconomic issues could adversely impact our business. For example, quantum computing has been designated as a technology with national security implications in many countries. International trade conflict has contributed to (i) increased pressure on the supply chain and could further result in increased energy costs; (ii) inflation, which could result in increases in the cost of manufacturing products, reduced purchasing power, increased price pressure and reduced or cancelled orders; (iii) increased risk of cybersecurity attacks; and (iv) general market instability, all of which could adversely impact our business, operating results and financial condition.

There is also a possibility that future tariffs, trade protection measures or other restrictions are imposed on our products or on our customers, which could have a material adverse effect on our business. To the extent our technology is deemed a matter of national security, our business could be subject to increased restrictions or regulations, our customer and supplier base may be restricted and our business, prospects, operating results and financial condition could be harmed.

Risks Relating to Our Intellectual Property

Any failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.

Our success depends, in significant part, on our ability to obtain, maintain, enforce and defend our intellectual property rights, including patents and trade secrets. We rely upon a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in various jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants, and through non-disclosure agreements with business partners, research collaborators and other third parties; however, our employees and consultants may not abide by their obligations under their nondisclosure and invention assignment agreements.

However, we may not be able to prevent unauthorized use of our intellectual property. In addition, where intellectual property has been or may be conceived or developed in the course of research activities funded in whole or in part by the European Commission or governmental funding bodies of the European Union Member States, such intellectual property may be subject to certain rights retained by those funding bodies, including rights of access, use or ownership over results generated under the relevant funding arrangements.

Our trade secrets may also be compromised, particularly in cross-border situations where different legal standards apply, which could cause us to lose our competitive advantage. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain, use or infringe our intellectual property. If a competitor were to independently develop or successfully reverse engineer technology that is substantially equivalent to our proprietary trade secrets, our competitive advantage could be materially diminished. Moreover, a competitor that independently develops the same information may seek patent protection on such technology, which could result in our being restricted from using our own proprietary processes or, at a minimum, require us to incur the cost and uncertainty of asserting a prior use defense. Monitoring and detecting unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent infringement or misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations, and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio, and third parties may develop competitive offerings in a manner that leaves us with limited means to enforce our intellectual property rights against them.

Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, financial condition and operating results.

Our inability to secure patent protection or enforce our patent rights could have a material adverse effect on our ability to prevent others from commercializing similar products or technology.

The application and registration of patents involves complex legal and factual questions. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any future patents that do issue will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology, and this may make it difficult for us to obtain certain patent coverage on our own.

Any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

Even if our patent applications succeed, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The intellectual property rights of others could bar us from licensing and exploiting any patents that issue from our pending applications, and the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that require license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards, or limit our ability to use certain key technologies in the future or require development of non-infringing products, which could result in a significant expenditure and otherwise harm our business.

Our success depends, in part, on our ability to develop and commercialize our products, services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation.

For example, there may be issued patents of which we are unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future products, services or technologies. Also, because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future products, services or technologies. Moreover, in recent years, individuals and groups that are non-practicing entities, commonly referred to as “patent trolls,” have purchased patents and other intellectual property assets for the purpose of making claims of infringement in order to extract settlements. From time to time, we may receive threatening letters, notices or “invitations to license,” or may be the subject of claims that our products and business operations infringe or violate the intellectual property rights of others. The strength of our defenses will depend on the rights asserted, the interpretation of these rights, and our ability to invalidate the asserted rights. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In order to successfully challenge the validity of any such U.S. patent in federal court, we would need to overcome a presumption of validity. As this burden is a high one, requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof.

Companies that have developed and are developing technology are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our products, services or technologies may not be able to withstand third-party claims against their use. In addition, as compared to us, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. Moreover, vendors from whom we purchase hardware or software may not indemnify us in the event that such hardware or software is accused of infringing a third-party’s patent or trademark or of misappropriating a third-party’s trade secret, or any indemnification granted by such vendors may not be sufficient to address any liability and costs we incur as a result of such claims.

If a third party is able to obtain an injunction preventing us from using or accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of our products, services or technologies or cease business activities related to such intellectual property. In addition, if we are found to willfully infringe third-party patents or trademarks or to have misappropriated trade secrets, we could be required to pay treble damages in addition to other penalties. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results. Further, there could be public announcements of the intellectual property litigation, and if securities analysts, investors or others perceive the potential impact to be negative or risks to be substantial, it could have an adverse effect on the price of the IQM ADSs or IQM Warrants.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, regardless of the merit of the claim or our defenses, may require us to do one or more of the following:

•	cease selling or using solutions or services that incorporate the intellectual property rights that allegedly infringe, misappropriate or violate the intellectual property of a third party;

•	make substantial payments for legal fees, settlement payments or other costs or damages;

•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;

•	redesign the allegedly infringing solutions to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible; or

•	indemnify third parties using our products or services.

The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources.

Our intellectual property often results from complex arrangements that are subject to interpretation, and we may become subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We are a party to many agreements under which our employees, contractors, collaborators and consultants create intellectual property. Examples include negotiated research and license agreements and European government grants. Each of these relationships may include complex contractual provisions, which allocate intellectual property rights between us and our contractual counterparties. Such allocations of intellectual property rights often result from the interpretations of these provisions based on, among other factors, what funds or resources were used, the subject matter of the intellectual property, and whether new intellectual property is derived from or reliant on one of the parties’ background rights. From time to time, we may enter into discussions or, in some cases, formal contractual disputes with our counterparties regarding the proper allocation of such rights. If our interpretation of the agreements, the relevant policies and/or the operative facts, under applicable law, were deemed incorrect or to otherwise vest ownership of intellectual property rights in a third party, the relevant intellectual property that is the subject of the dispute could be re-allocated to such third party, converted to a joint ownership structure, or otherwise reduced in value to our business. In such cases, our ability to successfully enforce our intellectual property portfolio, or even to commercialize our portfolio without having to share revenue, could be negatively impacted.

We may also become subject to claims that collaborators or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventor or co-inventors on a patent application could result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could adversely affect our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Some of our intellectual property has been or may be conceived or developed through third party research collaborations, including through research collaborations that may be funded by governmental entities, and thus may be subject to third party rights. If we fail to secure sufficient license rights to intellectual property owned by these third parties, or if we fail to comply with our obligations under our agreements with these third parties, or if these third parties exercise their rights in a way that negatively impacts our business, it could delay, prevent, or increase our costs of development and commercialization of our product.

Collaboration with third parties to develop intellectual property is of critical importance to our business and our product development and commercialization plans and we are a party to research and collaboration agreements with third parties, including certain universities, government laboratories or other HPC centers, and other third parties. Our current and future plans may be heavily reliant upon these collaborations to develop patents, technology and other intellectual property that may be important or necessary to the development, manufacture and commercialization of our products. In some cases, these collaborations use certain intellectual property that may not be owned by us, and which intellectual property is not currently licensed to us under terms that would permit us to commercialize such intellectual property in our products. We expect that we will also need to enter into additional license agreements in the future to secure sufficient license rights that would enable us to commercialize our products. There is no guarantee that these counterparties will be willing to enter into such agreements on commercially advantageous terms, if at all.

For example, some of our existing agreements with collaborators impose, and we expect that future license agreements with counterparties will impose, various financial and other obligations on us related to various commercial and development obligations. If we fail to comply with our obligations under our agreements with these collaborators, or if we fail to secure sufficient license rights to intellectual property owned by these collaborators, or if these third party collaborators otherwise have a right to terminate their current or future agreements with us, it could subject us to liability and substantially delay, prevent, or increase our costs of development, manufacturing, marketing and commercialization of our products, which could affect the competitive landscape for our products.

Some of our collaboration agreements, particularly those involving participation by more than one organization, may also result in joint ownership of intellectual property arising from the collaboration, or require us to negotiate the allocation of intellectual property rights. There is no guarantee that we will be able to reach consensus on such allocation on terms that are favorable to us, or at all. Additionally, these agreements may expire and the collaborators may be unwilling to extend such agreements on acceptable terms, if at all. Our business could significantly suffer, for example, if current or future license agreements terminate or expire, if the licensors or collaborators fail to abide by the terms of the agreement, or if we are unable to enter into, extend rights under, or renew necessary agreements on acceptable terms.

Collaboration with third parties to develop intellectual property and our future licensing of such intellectual property involves complex legal, business and scientific issues, and certain provisions in intellectual property license agreements may be susceptible to multiple interpretations. Disputes may arise between us and our counterparties regarding intellectual property subject to a current or future agreement, including:

•	the scope of rights granted under the relevant agreement and other interpretation-related issues;

•	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our right to sublicense patent and other rights to third parties;

•	our obligations with respect to the use of the licensed technology in relation to our development and commercialization of our product and technology, and what activities satisfy those obligations;

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by us and our licensors;

•	our right to transfer or assign the license; and

•	the effects of termination.

The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could harm our business, financial condition and results of operations. We may not be able to exercise all rights and remedies available to us, including seeking to cure any breach by us, and otherwise seek to preserve our rights under such agreements in a timely manner, at an acceptable cost or at all. Moreover, if disputes over intellectual property impair our ability to maintain or expand our current collaboration relationships or future licenses on acceptable terms, we may be forced to invest further time, effort and funds into development of replacement or alternative intellectual property or technology with different partners, or in some cases, we may be unable to successfully develop and commercialize our products or technology.

We have also been, and intend to continue to be in the future, a U.S. federal government subcontractor, and as a result, the U.S. government may have certain rights to intellectual property embodied in certain of our current or future products pursuant to the Bayh-Dole Act of 1980, or the Patent and Trademark Law Amendments Act. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose.

In addition, the U.S. government has the right, under certain limited circumstances, to require the licensor to grant exclusive, partially exclusive or non-exclusive licenses to any of these inventions to a third party if it determines that (1) adequate steps have not been taken to commercialize the invention, (2) government action is necessary to meet public health or safety needs or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in” rights).

The U.S. government also has the right to take title to these inventions if the licensor fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States, and some of our license agreements require that we comply with this requirement.

This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture the products substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. To the extent any of our owned or licensed future intellectual property is also generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

Elements of our products use, or are developed using, open-source software, which could negatively affect our ability to offer and sell our solutions and subject us to possible litigation.

Our products incorporate, or are developed using, software licensed under open-source licenses, and we expect to continue to incorporate, or use for development, software or other materials licensed under open-source licenses in the future. From time to time, companies that use third-party open-source software have faced claims challenging the use of such open-source software and requesting compliance with the open-source license terms. Accordingly, we may be subject to suits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance with the applicable licensing terms. Some open-source software licenses require users who use, distribute or make available across a network software and services that include open-source software to offer aspects of the technology that incorporates the open-source software for no cost or for a limited cost. We may also be required to make publicly available source code (which in some circumstances could include valuable proprietary code) we create based upon incorporating or using the open-source software for modifications or derivative works or to license such modifications or derivative works under the terms of the particular open-source license. While we try to mitigate the likelihood of such risks, we may inadvertently use third-party open-source software in a manner that exposes us to claims of non-compliance with the terms of their licenses, including claims of intellectual property rights infringement or for breach of contract. Furthermore, there exists today an increasing number of types of open-source software licenses, almost none of which have been tested in courts of law to provide guidance of their proper legal interpretations. If we were to receive a claim of non-compliance with the terms of any of these open-source licenses, we could be required to publicly release certain portions of our proprietary source code. We could also be required to expend substantial time and resources to re-engineer some of our solutions. Any of the foregoing could disrupt and harm our business.

We also make some of our source code available under open-source licenses. Because the source code we distribute under open-source licenses is publicly available, our ability to protect our intellectual property rights with respect to such source code may be limited or lost entirely, and we may be limited in our ability to prevent our competitors or others from using such contributed source code, in each case, for the reasons discussed above. While we take steps to mitigate the risk that employees or contractors may submit proprietary source code that is not intended to be open-sourced to open-source projects, we cannot guarantee that such practices will be effective.

In addition, the use of third-party open-source software typically exposes us to greater risks than the use of third-party commercial software or data because open-source licensors generally do not provide warranties or controls on the functionality or origin of the software or data. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our systems. Any of the foregoing could harm our business and could help our competitors develop products that are similar to or better than ours.

Making portions of our software products or technology “open source” could reduce barriers to entry for competitors, adversely affect our revenue model, and result in a loss of proprietary advantage.

We have made, or may in the future make, certain portions of our software, source code, or other proprietary software-based technology available under open-source licenses. While open sourcing components of our products may facilitate broader developer adoption, enhance interoperability, and foster community-driven innovation, this strategy involves significant risks. By making portions of our technology openly available, we may reduce barriers to entry for existing or potential competitors, who could use our openly licensed code to develop competing products or services at a lower cost and with shorter development timelines than if they had to develop such technology independently. In addition, making technology available under open-source licenses may limit our ability to generate revenue from those components in the future, and we may be unable to recapture the commercial value of the technology we have disclosed. Open sourcing may also reduce or eliminate certain proprietary advantages we currently have in the marketplace, including our ability to differentiate our products on the basis of features or functionality derived from such technology. Furthermore, third parties may identify security vulnerabilities in our open-sourced code, which could expose us to cybersecurity risks or reputational harm. We may also become subject to increased scrutiny, criticism, or demands from the open-source community regarding our licensing practices, contribution policies, or other matters. There can be no assurance that the anticipated benefits of open sourcing will be realized or that the risks associated with this strategy will not materially and adversely affect our business, results of operations, financial condition, or competitive position.

The failure of third parties to meet their contractual, regulatory and other obligations could adversely affect our business.

We rely on suppliers, distributors, vendors, outsourcing partners, consultants, alliance partners and other third parties to research, develop, manufacture and commercialize our products and manage certain parts of our business. Using these third parties poses a number of risks, such as: (i) they may not perform to our standards or legal requirements; (ii) they may not produce reliable results; (iii) they may not perform in a timely manner; (iv) they may not maintain confidentiality of our proprietary information; (v) disputes may arise with respect to ownership of rights to technology developed with our partners; and (vi) disagreements could cause delays in, or termination of, the research, development or commercialization of our products or result in litigation or arbitration. Moreover, some third parties are located in markets subject to political and social risk, corruption, infrastructure problems and natural disasters, in addition to country-specific privacy and data security risk given current legal and regulatory environments. Failure of third parties to meet their contractual, regulatory and other obligations may materially affect our business.

Our use of AI may result in reputational harm, legal liability, competitive risks, and regulatory concerns that could adversely affect our business, operating results, and financial condition.

We use AI tools to support internal business operations, and we may in the future integrate AI into our products and services. Advanced generative AI tools, which may produce content indistinguishable from that generated by humans, are a relatively novel development, with benefits, risks, and liabilities still unknown. Recent decisions of certain governmental entities and courts interpret U.S. copyright and patent law as limited to protecting works and inventions created by human authors and inventors, respectively. We are therefore unlikely to be able to obtain U.S. copyright or patent protection for works or inventions wholly created by a generative AI tool, and our ability to obtain U.S. copyright and patent protection for source code, text, images, inventions, or other materials, which are developed with some use of generative AI tools, may be limited, if available at all. Likewise, the availability of such IP protections in other countries is unclear. In addition, we may have little or no insight into and no control over the content and materials used by our vendors or other third parties to train the AI tools that we use. There is ongoing litigation over whether the use of copyrighted materials to train certain third-party AI models is lawful, and the impact of decisions in such litigation on our use of generative AI tools is unknown. Furthermore, our vendors who use AI tools in their own offerings may not meet existing or rapidly evolving regulatory or industry standards, including with respect to the rights of others, privacy and data security. Additionally, our use of third-party generative AI tools to develop materials may expose us to greater risks than utilizing contracted human developers, as third-party vendors of generative AI tools typically do not provide warranties with respect to the output generated by such generative AI tools, and generative AI tools may also hallucinate, providing output that appears correct but is erroneous. Furthermore, some generative AI tools may be offered under terms that do not protect the confidentiality of the prompts or inputs that users submit to such tools and may use prompts or inputs to train shared AI models, potentially resulting in third-party users receiving outputs containing information from prompts or inputs (including confidential, competitive, proprietary, or personal data) that we submitted to the tool.

Our use of AI tools may inadvertently violate a third-party’s rights, be non-compliant with the applicable terms of use or our other legal obligations, or result in a security or privacy risk or data leakage. Our use of AI tools could also result in additional compliance costs, regulatory investigations and actions, and lawsuits. For example, we may face new or enhanced governmental scrutiny, or claims from third parties claiming infringement of their intellectual property rights. Any of these claims could result in legal investigations or proceedings. Our use of generative AI tools to generate code may also present additional security risks because the generated source code may contain security vulnerabilities. Additionally, any of these vendors of AI tools may fail to comply with their contractual obligations to us regarding the confidentiality or security of any data or other inputs provided to such vendor or outputs generated by their AI tools. Our sensitive information or that of our customers could be leaked, disclosed, or revealed as a result of or in connection with our employees’, personnel’s, or vendors’ use of third-party generative AI tools.

Jurisdictions around the world are developing and passing new regulations that apply specifically to the use of AI. For example, the U.S. AI regulatory framework remains in development and has been introduced at the federal level through executive orders and legislation has been introduced and enacted at the state level.

Additionally, obligations under the EU AI Act have gone into effect and will continue to be implemented in phases through 2030, and other jurisdictions have passed or are considering similarly focused legislation. Some of our operations are subject to the EU AI Act and depending on how the EU AI Act is implemented and interpreted, we may have to adapt our business practices, contractual arrangements and services to comply with such obligations. Non-compliant companies under the EU AI Act may be subject to administrative fines. Additionally, existing laws and regulations may be interpreted in ways that would affect our use of AI technologies, or could be rescinded or amended as new administrations take differing approaches to evolving AI technologies. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet completely determine the impact future laws, regulations, standards, or market perception of their requirements may have on our business and may not always be able to anticipate how to respond to these laws or regulations.

Any of these risks could be difficult to eliminate or manage, and, if not addressed, could adversely affect our business, financial condition, operating results, and growth prospects.

Risks Relating to Tax Matters

Changes in tax laws or regulations that are applied adversely to us may have a material adverse effect on our business, cash flow, financial condition, or results of operations.

Our tax treatment is subject to changes in tax laws, regulations and treaties, or the interpretation thereof, as well as tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or, in the specific context of withholding tax, dividends paid.

The European Union has proposed or adopted legislative measures that may affect groups operating in or through EU Member States. The Council Directive (EU) 2025/50 of 10 December 2024 on faster and safer relief of excess withholding taxes (the “FASTER directive”) introduces new withholding tax relief procedures and digital residence certificates, with expedited refund mechanisms potentially restricted in higher-risk scenarios, while the proposed Council Directive on Business in Europe: Framework for Income Taxation (the “BEFIT”) would introduce a common corporate tax base for groups with results aggregated and reallocated among Member States under a transitional formula. Based on our current understanding of the proposed minimum revenue thresholds, we currently expect to be outside the scope of the BEFIT rules, but could fall within their scope in the future, which could increase our tax obligations and compliance costs. The BEFIT remains subject to ongoing negotiation and transposition, and its final form may differ from current proposal. Implementation of these measures could increase our compliance costs, affect our effective tax rate, and require additional administrative resources.

Finland has enacted, and is expected to continue to enact, amendments to the Act on Excise Duty on Electricity and Certain Fuels (1260/1996), which governs the taxation of electricity consumed in Finland. The specific data center provisions under Section 4a of the Act have been repealed with effect from 1 July 2026, pursuant to legislation enacted on 22 December 2025. The difference between category I and category II rates constitutes state aid subject to EU state aid rules under the General Block Exemption Regulation (Commission Regulation (EU) No 651/2014). Based on our current understanding of the eligibility criteria and the applicable tax categories, we currently expect some of our operations to possibly qualify for the reduced category II electricity tax rate (until the amendment enters into force), but changes in applicable legislation, EU state aid rules, or in our operational profile (including energy efficiency metrics) could affect this assessment in the future, which could increase our electricity tax obligations and compliance costs.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could affect the tax treatment of our domestic and foreign earnings. In the United States, on July 4, 2025, the One Big Beautiful Bill Act (the “OBBBA”) was signed into law, introducing significant changes to U.S. federal tax law. The OBBBA includes a broad range of changes to existing U.S. tax law, including but not limited to the reinstatement of current expensing of domestic research and development costs and one hundred percent bonus depreciation for certain qualified business property. Any new taxes could adversely affect our domestic and international business operations, and our business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. Changes in corporate tax rates, the realization of net deferred tax assets relating to our operations, the taxation of foreign earnings, and the deductibility of expenses could have a material impact on the value of our deferred tax assets, could result in significant one-time charges, and could increase our future tax expenses.

If we were to qualify as a passive foreign investment company, it could result in adverse U.S. tax consequences to certain U.S. holders of IQM Shares.

A non-U.S. corporation will be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which such entity owns, directly or indirectly, at least 25% (by value) of the stock.

Based on the composition of our income and assets, we believe that we were not classified as a PFIC for the taxable year ended December 31, 2025. However, no assurances can be given that we will not be classified as a PFIC for any taxable year because the determination of PFIC status for any taxable year is a fact intensive determination made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of the IQM ADSs could cause us to be or become classified as a PFIC for the current or future taxable years because the value of any assets for purposes of the asset test, including the value of any goodwill, may be determined by reference to the market price of the IQM ADSs. If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the law applicable to determinations of PFIC status is complex, uncertain and subject to varying interpretation, and the IRS may not agree with the PFIC determinations that we make or have made and their application of the PFIC rules. Even if we determine that we are not (or were not) a PFIC for a particular tax year, the IRS is not bound by that determination and could take a different view. In light of the foregoing, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are classified as a PFIC for any year during which a U.S. holder holds IQM Shares or the IQM ADSs, we would typically continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds such shares. See “Taxation — Certain Material U.S. Federal Income Tax Considerations for U.S. Holders — Ownership and Disposition of IQM Securities by U.S. Holders — Passive Foreign Investment Company Rules” for a further discussion of the PFIC rules.

Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

The amount of taxes we pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including Finland and the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable nexus, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. Contesting such a challenge or disagreement could be costly and if our position was not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our financial statements could fail to reflect adequate reserves to cover such a contingency.

Our non-Finnish shareholders are required to provide detailed information to obtain advantageous withholding tax treatment for dividends.

As described in more detail under the section titled “ Material Tax Considerations — Certain Material Finnish Tax Considerations,” Our non-Finnish shareholders are required to provide certain information in order to benefit from the reduced dividend withholding tax rates set out in the applicable tax treaties. Furthermore, custodians are required to fulfill certain strict requirements, take over certain responsibilities and assume liability for incorrectly applied withholding tax, or a higher withholding tax rate will apply. Such requirements will likely impose an additional administrative burden on shareholders or result in the higher withholding rate becoming applicable for non-Finnish shareholders.

In addition, there is a general risk that Finnish tax legislation, applicable tax treaties or the interpretation thereof may change in a manner that adversely affects the tax treatment of dividends received by non-resident shareholders. The benefits available under Finland’s bilateral tax treaties may be affected by renegotiation, termination or amendment of those treaties, or by changes to the OECD Model Tax Convention or its Commentary on the basis of which Finland’s tax treaties are interpreted. Further, ongoing EU and OECD-level initiatives aimed at strengthening dividend withholding tax compliance and enforcement may result in further legislative action imposing additional requirements on non-resident shareholders or their custodians, and there can be no assurance that applicable tax laws, tax treaties or tax practice will not change in a manner that adversely affects non-resident shareholders.

Risks Relating to Being a Public Company, Ownership of Our Securities and Other General Matters

The market price of the IQM ADSs or IQM Warrants may be volatile, which could cause the value of your investment to decline.

If you purchase the IQM ADSs or IQM Warrants, you may not be able to resell those ADSs or public warrants at or above the price you paid. The market price of the IQM ADSs or IQM Warrants may be highly volatile and may fluctuate or decline significantly in response to numerous factors, some of which are beyond our control. It is possible that an active trading market will not be sustained. The securities markets have experienced and continue to experience significant volatility. Market volatility, as well as general economic, market or political conditions, could reduce the market price of the IQM ADSs or IQM Warrants regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including:

•	variations in quarterly operating results or dividends, if any, to shareholders;

•	additions or departures of key management personnel;

•	publication of research reports about our industry;

•	rumors and market speculation involving us or other companies in our industry, which may include short seller reports;

•	litigation and government investigations;

•	changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business;

•	adverse market reaction to any indebtedness incurred or securities issued in the future;

•	changes in market valuations of similar companies;

•	announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments;

•	the impact of any geopolitical events such as the military conflicts in Ukraine, the Middle East and other areas of the world; and

•	the impact of any of the foregoing on our management, employees, partners, customers, and operating results.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress the price of the IQM ADSs or IQM Warrants regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. If the market price of the IQM ADSs or IQM Warrants is volatile, we may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

Our management team has limited experience in operating a public company.

Our management team has limited experience managing a publicly traded company, interacting with public company investors and securities analysts and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations and financial condition. We have and we may be required to continue to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or we fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. We may identify additional material weaknesses in our internal controls over financial reporting which we may not be able to remedy in a timely manner.

Neither our management nor an independent registered public accounting firm has ever performed an evaluation of our internal controls over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) because no such evaluation has been required. We will not be required, pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting in the future, we will be unable to certify that our internal control over financial reporting is effective.

In the course of preparing our audited consolidated financial statements for the years ended December 31, 2025 and 2024, we identified material weaknesses in our internal controls over financial reporting. Specifically, the material weaknesses in our internal controls pertain to (i) the design and operating effectiveness of information technology general controls (“ITGCs”), including IT operations, user access, and change management, for information systems that are relevant to the preparation of our consolidated financial statements, (ii) design and operating effectiveness of controls related to the financial reporting process, including lack of sufficient financial reporting and accounting personnel with knowledge of IFRS and SEC reporting requirements, and (iii) lack of segregation of duties in both business and IT processes.

We have initiated a remediation plan with respect to the identified material weakness described above. Those remediation measures are ongoing and include the following:

•	hiring experienced IT staff to implement, formalize and strengthen our ITGCs;

•	hiring additional finance and accounting staff with IFRS and SEC reporting qualifications and work experience to implement, formalize and strengthen key internal controls over financial reporting; and

•	establishing defined policies for approval of transactions, access control and the segregation of duties.

We cannot assure you that the measures we are taking to remediate the material weaknesses will be sufficient or that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the IQM ADSs or IQM Warrants could decline. We could become subject to investigations by the Nasdaq, Nasdaq Helsinki, the SEC, the Finnish Financial Supervisory Authority (the “FIN-FSA”) or other regulatory authorities, which could require additional financial and management resources.

We have recently commenced the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, but we may not be able to complete our evaluation, testing and any required remediation in a timely fashion once initiated. The process of designing, implementing, and testing the internal controls over financial reporting required to comply with this obligation is time-consuming, costly, and complicated. There can be no assurance that the controls put in place will remain effective or that any additional controls needed will be designed and implemented timely to prevent material misstatements in our consolidated financial statements in future periods.

Further, upon becoming a public company, significant resources and management oversight will be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results, financial condition, and future prospects.

As a foreign private issuer, we are permitted, and we expect, to follow certain home country corporate governance instead of otherwise applicable Nasdaq requirements, and we will not be subject to certain U.S. securities laws including, but not limited to, U.S. proxy rules and the filing of certain Exchange Act reports.

We are a “foreign private issuer” as defined in the SEC’s rules and regulations. As a foreign private issuer, we are permitted to follow certain home country corporate governance practices in lieu of Nasdaq’s corporate governance standards, provided that we disclose the requirements we are not following and describe the home country practices we are following. We intend to rely on exemptions for foreign private issuers and follow Finnish corporate governance practices in lieu of the Nasdaq corporate governance standards for domestic U.S. Companies. We may in the future elect to follow home country practices with regard to other matters. As a result, our corporate governance practices may differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq, and our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

In addition, as a foreign private issuer, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements, including the applicable compensation disclosure requirements. Our officers, directors and principal shareholders are also exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we are exempt from filing quarterly reports with the SEC under the Exchange Act. Moreover, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information, although we have voluntarily adopted a corporate disclosure policy substantially similar to Regulation FD. These exemptions and leniencies reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to a U.S. domestic issuer. We are an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make the IQM ADSs less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and, to the extent we no longer qualify as a foreign private issuer pursuant to which standards we are not required to provide detailed compensation disclosures or file proxy statements, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (2) the last day of our fiscal year following the fifth anniversary of the date of the completion of the offering; (3) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; and (4) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We cannot predict if investors will find the IQM ADSs less attractive because we may rely on these exemptions. If some investors find the IQM ADSs less attractive as a result, there may be a less active trading market for the IQM ADSs and the price of the IQM ADSs may be more volatile.

We will incur substantial costs as a result of operating as a public company, and our management will continue to devote substantial time to new compliance initiatives.

As a dual-listed public company, we will incur substantial legal, accounting, and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC and the listing standards of Nasdaq. We will also incur additional expenses in connection with our planned dual-listing on Nasdaq Helsinki. As a company listed on Nasdaq Helsinki, we will be subject to reporting requirements under the stock exchange rules and various EU regulations. This includes, but is not limited to, Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014, on market abuse (“MAR”) and the Directive 2004/109/EC of the European Parliament and of the Council of 15 December 2004 on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted to trading on a regulated market. The foregoing regulations impose obligations relating to, among other things, the disclosure of inside information, the publication of financial reports and the reporting of corporate events.

The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business, financial condition and results of operations. Compliance with these rules and regulations increase our legal and financial compliance costs and increase demand on our systems, particularly after we are no longer an emerging growth company. In addition, as a public company, we may be subject to shareholder activism, which can lead to additional substantial costs, distract management and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of the disclosure of information in this prospectus and in filings required of a public company, our business and financial condition are more visible, which may result in threatened or actual litigation, including by competitors.

Our management team may not successfully or efficiently manage the significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of the business, which could adversely affect our business, financial condition, and results of operations.

We do not intend to pay cash dividends for the foreseeable future.

According to the Finnish Companies Act, the payment of dividend or repayment of capital and their amounts are resolved by the general meeting of shareholders in accordance with the proposal made by our board of directors. Additionally, under the Finnish Companies Act the distribution of dividends is not permitted if it would jeopardize the company’s solvency. We currently intend to retain future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends or distribute other unrestricted equity in the foreseeable future. Any future determination to pay dividends or distribute other unrestricted equity will also depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

We may issue additional IQM Shares, IQM ADSs, IQM Warrants or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the IQM ADSs and IQM Warrants.

As of July 15, 2026 we had warrants outstanding to issue an aggregate of 12,530,975 IQM Shares.

Pursuant to our employee benefit plans, we may issue an aggregate of up to 19,056,614 IQM Shares, which amount may be subject to increase from time to time. We may also issue additional IQM Shares or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing shareholders or IQM ADS or IQM Warrant holders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends, if any, may decrease;

•	the relative voting strength of each previously outstanding ordinary share may be diminished; and

•	the market price of our IQM ADSs and IQM Warrants may decline.

Sales of our securities, or the perception of such sales, by us or holders of our securities in the public market or otherwise could cause the market price for our securities to decline, and even in such case, certain holders of our securities may still have an incentive to sell our securities.

The sale of our securities in the public market or otherwise, or the perception that such sales could occur, could harm the prevailing market price of shares of our securities. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell securities in the future at a time and price which we deem appropriate. Resales of our securities may cause the market price of our securities to drop significantly, even if our business is doing well.

You may not be able to exercise your right to vote the IQM Share underlying your IQM ADS.

Holders of IQM ADSs may exercise voting rights with respect to the IQM Shares represented by the IQM ADSs only in accordance with the provisions of the deposit agreement. The deposit agreement provides that, if we instruct the depositary to ask for your voting instructions, upon receipt of notice of any meeting of holders of IQM Shares, the depositary will fix a record date for the determination of IQM ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by us and (ii) a statement as to the manner in which instructions may be given by the holders.

Purchasers of IQM ADSs may instruct the depositary of their IQM ADSs to vote the IQM Shares underlying their IQM ADSs. Otherwise, purchasers of IQM ADSs will not be able to exercise voting rights unless they withdraw the IQM shares underlying the IQM ADSs they hold. However, a holder of IQM ADSs may not know about the meeting far enough in advance to withdraw those IQM Shares. Under the Deposit Agreement, if an IQM ADS holder does not vote, the depositary may give us a discretionary proxy to vote the IQM Shares underlying the IQM ADSs at shareholders’ meetings if we have timely provided the depositary with notice of meeting and related voting materials and (i) we have instructed the depositary that we wish a discretionary proxy to be given, (ii) we have informed the depositary that there is no substantial opposition as to a matter to be voted on at the meeting, and (iii) a matter to be voted on at the meeting would not have a material adverse impact on shareholders. The effect of this discretionary proxy is that you cannot prevent the underlying IQM Shares represented by the IQM ADSs from being voted, except under the circumstances described above. This may make it more difficult for IQM ADS holders to influence the management of the company. Holders of IQM Shares are not subject to this discretionary proxy. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that a holder of IQM ADSs may not be able to exercise his or her right to vote, and there may be nothing he or she can do if the IQM Shares underlying his or her IQM ADSs are not voted as he or she requested.

Purchasers of IQM ADSs are not holders of IQM Shares.

A holder of IQM ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. Finnish law, especially the Finnish Companies Act, governs our shareholder rights, e.g., the right to vote in our general meeting. The depositary will be the holder of the IQM Shares underlying IQM ADSs held by purchasers of IQM ADSs. Purchasers of IQM ADSs will have IQM ADS holder rights. The deposit agreement among us, the depositary and IQM ADS owners and holder, sets out IQM ADS holder rights, as well as the rights and obligations of the depositary. As a result, the rights of holders of IQM ADSs may differ materially from the rights of holders of IQM Shares, which could have a material adverse effect on the value of an investment in IQM ADSs.

The right as a holder of IQM ADSs or as a foreign shareholder to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to the holdings of purchasers of IQM ADSs or to the holdings of foreign shareholders.

According to Finnish Companies Act, if we issue additional securities for cash, current shareholders will have preferential subscription rights for these securities on a pro rata basis. However, a general meeting of shareholders may vote, by a majority which represents at least two-thirds of the votes cast and two-thirds of the shares represented at the meeting, to waive this pre-emptive right provided that, from the company’s perspective, there is a weighty financial reason for the waiver. IQM ADS holders will not be entitled to exercise or sell such rights unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary will not make rights available to purchasers of IQM ADSs unless the distribution to IQM ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. Further, if we offer holders of IQM Shares the option to receive dividends in either cash or shares, under the deposit agreement the depositary may require satisfactory assurances from us that extending the offer to holders of IQM ADSs does not require registration of any securities under the Securities Act before making the option available to holders of IQM ADSs. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, IQM ADS holders may be unable to participate in our rights offerings or to elect to receive dividends in shares and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case you will receive no value for these rights.

Furthermore, certain of our shareholders who reside or will reside or whose registered address is in certain countries outside Finland may not necessarily be able to exercise their pre-emptive subscription rights in possible future share issues, unless the shares have been registered according to the securities legislation in effect in the relevant country or in another corresponding way or the applicable legislation offers an exception from registration or other similar requirement. This may dilute such shareholders’ ownership.

Purchasers of IQM ADSs may be subject to limitations on the transfer of IQM ADSs and the withdrawal of the underlying IQM Shares.

IQM ADSs are transferable on the books of the depositary. However, the depositary may also refuse to deliver, transfer or register transfers of IQM ADSs under any provision of the deposit agreement, or for any other reason, subject to the right to cancel IQM ADSs and withdraw the underlying IQM Shares. The depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate action events such as a rights offering. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of the IQM ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason. In addition, a holder of IQM ADSs may not be able to cancel his or her IQM ADSs and withdraw the underlying IQM Shares when he or she owes money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to IQM ADSs or to the withdrawal of ordinary shares or other deposited securities. See the section of this prospectus titled “Description of American Depositary Shares.”

IQM ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiffs in any such action.

The deposit agreement governing the IQM ADSs representing the IQM Shares provides that, to the fullest extent permitted by law, IQM ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to the IQM Shares, the IQM ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the IQM ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of IQM ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the IQM ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and the depositary. If a lawsuit is brought against either or both of us and the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or IQM ADSs serves as a waiver by any holder or beneficial owner of IQM ADSs or by us or the depositary of compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Risks Relating to Our Organization under the Laws of Finland

The rights of shareholders in companies subject to Finnish corporate law differ in material respects from the rights of shareholders of corporations incorporated in the United States.

We are a Finnish company with limited liability. Our corporate affairs after the Business Combination will be governed by the Amended IQM Articles and by the laws governing companies incorporated in Finland, including Finnish Companies Act. The rights of shareholders and the responsibilities of members of our board of directors are in many ways different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions. For example, in the performance of its duties, our board of directors is required by Finnish law to act with due care and promote the interest of the company, rather than solely our shareholders and/or creditors. A director does not represent the interests of the parties who have proposed his or her election as director. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder or holder of ADSs. See the sections of this prospectus titled “Management” and “Description of Share Capital and Articles of Association.”

Certain foreign shareholders may not be able to exercise their pre-emptive subscription rights in the future share offerings.

According to Finnish legislation, shareholders have certain pre-emptive subscription rights pro rata to their shareholdings, when we issue new shares or securities entitling subscription for new shares. Certain of our shareholders who reside or will reside or whose registered address is in certain countries outside Finland may not necessarily be able to exercise their pre-emptive subscription rights in possible future share issues, unless the shares have been registered according to the securities legislation in effect in the relevant country or in another corresponding way or the applicable legislation offers an exception from registration or other similar requirement. This may dilute such shareholders’ ownership in us. Furthermore, if the number of shareholders who cannot exercise their subscription rights is large and their subscription rights are sold on the market, this may have an adverse effect on the price of the subscription rights. In addition, the legislation of the relevant country may limit the right of a foreign shareholder to receive information on share issues and other important transactions.

U.S. investors may have difficulty enforcing civil liabilities against our company and directors and senior management and the experts named in this prospectus.

Certain members of our board of directors and senior management and certain experts named in this prospectus are non-residents of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons or us in the United States or to enforce judgments obtained in U.S. courts against them or us based on civil liability provisions of the securities laws of the United States. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Courts outside the United States may refuse to hear a U.S. securities law claim because non-U.S. courts may not be the most appropriate forums in which to bring such a claim. Even if a court outside the United States agrees to hear a claim, it may determine that the law of the jurisdiction in which the non-U.S. court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the non-U.S. court resides. In particular, there is some doubt as to whether Finnish courts would recognize and enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Finland. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered but is intended to punish the defendant. Finnish law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.

The enforceability of any judgment in Finland will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and Finland do not currently have a treaty providing for recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. See “Enforcement of Civil Liabilities.”

You may face difficulties protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of Finland, substantially all of our assets are in the European Union and a majority of our directors and executive officers reside outside the United States.

We are incorporated under the laws of Finland. A majority of our officers and directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United

States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Finland against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in Finnish corporations may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Under Finnish corporate law, certain measures are possible and permissible that may reduce the likelihood of a company becoming subject to a public tender offer and limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

Under Finnish law, certain measures are possible and permissible that may reduce the likelihood of a company becoming subject to a public tender offer. These may include provisions in the articles of association concerning, for example, the maximum number of votes that a shareholder can cast at a shareholders’ meeting, increased majority voting requirements for certain types of shareholder decisions, or a duty to make an offer to purchase outstanding shares at a price specified in the articles of association to all other shareholders upon exceeding a certain ownership threshold. In addition, the Finnish Securities Markets Act contains provisions requiring a mandatory tender offer for all outstanding shares of a company if a shareholder’s ownership exceeds certain thresholds. We have not currently adopted any specific provisions in our articles of association that may have the effect of making a takeover of us more difficult or less attractive but there is no guarantee that our shareholders will not adopt such provisions in the future which may delay or discourage a takeover attempt.

Existing and potential investors in the IQM ADSs may have to request the prior authorization from Finnish authorities prior to acquiring a significant ownership position in the IQM Shares or IQM ADSs.

Under Finnish law, certain acquisitions of significant ownership interests in Finnish companies may be subject to regulatory review in order to safeguard critical national interests. If an existing or potential investor seeks to acquire more than one-tenth of the voting rights or equivalent influence in our company, such investor may be required to file an application for approval or submit a notification to the relevant Finnish authorities prior to completing the transaction. We cannot give assurances that any such approval will be granted or that the review process will be completed in a timely manner. As a result, the completion of such an acquisition could be materially delayed, and the relevant authorities may impose conditions on, or ultimately deny authorization for, the proposed transaction, which could adversely affect the ability of investors to acquire or increase their holdings in the IQM Shares or IQM ADSs.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026 on:

•	a historical basis for IQM Quantum Computers Oyj; and

•

a pro forma basis, after giving effect to the Business Combination, the PIPE Investment and adjustments for other material events (collectively, the “Transactions”). See “Unaudited Pro Forma Condensed Combined Financial Information” for information regarding the basis for the pro forma calculations, including the assumptions and adjustments in respect thereof.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results do not necessarily indicate our expected results for any future periods.

	As of June 30, 2026
	Actual	Pro forma for Transactions
	(EUR in thousands)
Cash and cash equivalents	113,424	283,595
Indebtedness
Loans and borrowings	14,970	14,969
Lease liabilities	13,647	13,647
Warrant liability	—	44,144

Total indebtedness	28,617	72,760
Equity
Share capital	80	80
Capital reserves	489,522	818,545
Retained earnings	(307,141)	(494,321)
Other reserves	(39)	(39)

Total shareholders’ equity	182,422	324,265

Total capitalization	211,039	397,025

USE OF PROCEEDS

We will not receive any of the proceeds from the resale of the IQM Shares, including IQM Shares represented by IQM ADSs, offered by the Selling Securityholders pursuant to this prospectus. All net proceeds from the resale of the IQM Shares, including IQM Shares represented by IQM ADSs, covered by this prospectus will go to the Selling Securityholders for their respective accounts.

However, we will receive up to an aggregate of approximately $99.2 million and approximately $44.9 million from the exercise of the Public Warrants and the Private Placement Warrants, respectively, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the IQM Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the IQM Warrants. There is no assurance that the holders of the IQM Warrants will elect to exercise any or all of such warrants. The exercise price of our Public Warrants and Private Placement Warrants is $11.50 per share. We believe the likelihood that IQM warrantholders will exercise their IQM Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our IQM ADSs and IQM Shares. If the trading price is less than $11.50 per share, we believe holders of our Public Warrants and Private Placement Warrants will be unlikely to exercise their warrants. To the extent that the IQM Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the IQM Warrants will decrease.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends or make distributions in the foreseeable future. Any future determination to pay dividends or make distributions will be made at the discretion of our board of directors, subject to applicable laws, including the Finnish Companies Act. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

Introduction

The following unaudited pro forma condensed combined statement of financial position and statement of profit and loss and accompanying notes present the historical financial information of RAAQ and IQM adjusted to give effect to the Business Combination, the PIPE Investment, and adjustments for other material events (referred to herein as the “Other Material Events”). The unaudited pro forma condensed combined statement of financial position and statement of profit and loss have been compiled in accordance with Article 11 of Regulation S-X and with the accounting policies applied by IQM in its consolidated financial statements prepared in accordance with IFRS Accounting Standards of the International Accounting Standards Board (IASB).

The unaudited pro forma condensed combined statement of financial position as of June 30, 2026 has been prepared on the assumption that the Business Combination, the PIPE Investment and the Other Material Events occurred on June 30, 2026. The unaudited pro forma condensed combined statements of profit and loss for the year ended December 31, 2025 and for the six months ended June 30, 2026 has been prepared on the assumption that the Business Combination and the PIPE Investment occurred on January 1, 2025.

The following unaudited pro forma condensed combined statement of financial position and statement of profit and loss are provided for illustrative purposes only and do not necessarily reflect what the combined company’s statement of financial position or statement of profit and loss would have been had the Business Combination and the PIPE Investment occurred on the dates indicated. Further, the unaudited pro forma condensed combined statement of financial position and statement of profit and loss also may not be useful in predicting the financial position and profit and loss of the combined entity. The actual financial position and profit and loss may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Additional Information Related to the Unaudited Pro Forma Statement of Financial Position and Statement of Profit and Loss

The historical financial information of IQM was derived from the unaudited consolidated financial statements of IQM as of the six months ended on June 30, 2026 and the audited consolidated financial statements of IQM as of December 31, 2025, which are included elsewhere in this Prospectus. This information should be read together with IQM’s consolidated financial statements and related notes and other financial information included elsewhere in this Prospectus.

The historical financial information of RAAQ was derived from the audited financial statements of RAAQ as of and for the year ended December 31, 2025, which are included in RAAQ’s Annual Report on Form 10-K filed with the SEC on March 3, 2026. The historical financial information of RAAQ for the six months ended June 30, 2026 was derived from the unaudited financial statements of RAAQ, which are included in RAAQ’s interim financials included herein. This information should be read together with RAAQ’s financial statements and related notes and other financial information incorporated by reference into this Prospectus. The audited financial statements of RAAQ as of and for the year ended December 31, 2025 and for the six months ended June 30, 2026, have been prepared in accordance with U.S. GAAP in its presentation currency of the U.S. Dollar. The pro forma statement of financial position and statement of profit and loss reflects IFRS, the basis of accounting used by the accounting acquirer, IQM, and the historical financial information of RAAQ has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the pro forma statement of financial position and statement of profit and loss (see Note 3 – IFRS Policy and Presentation Alignment).

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2026

(In thousands, except for share data)	IQM Quantum Computers Plc Historical (IFRS)	Real Asset Acquisition Corp. Historical (IFRS) (Note 3)	Notes	PIPE Investment	Notes	Other Pro Forma Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Non-current assets:
Intangible assets	€841	€—		€—		€—		€841
Property, plant and equipment	61,464	—		—		—		61,464
Right-of-use assets	10,044	—		—		—		10,044
Financial assets	1,281	—		—		—		1,281
Marketable securities held in Trust Account	—	158,072		—		(158,072)	4(a)	—
Long-term prepaid insurance	—	(1)		—		3,411	4(m)	3,410

Total non-current assets	€73,630	€158,071		€—		€(154,661)		€77,040

Current assets:
Inventories	€25,452	€—		€—		€—		€25,452
Contract assets	8,291	—		—		—		8,291
Trade receivables	12,200	—		—		—		12,200
Other financial assets	5,457	—		—		—		5,457
Other current assets	15,265	19		—		—		15,284
Cash and cash equivalents	113,424	58	4(aa)	122,422	4(aaa)	91,697	4(a)	283,595
						(3,513)	4(b)
						(881)	4(l)
						(26,707)	4(g)
						(6,583)	4(c)
						(6,322)	4(m)
Prepaid insurance	—	48		—		2,911	4(m)	2,959

Total current assets	€180,089	€125		€122,422		€50,602		€353,238

Total assets	€253,719	€158,196		€122,422		€(104,059)		€430,278

LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY
Equity
Share capital	€80	€—		€—		€—	4(n)	€80
Capital reserves	489,522	(5,043)	4(aa)	122,422	4(aaa)	—	4(h)	818,545
						91,697	4(d)
						(5,143)	4(g)
						74	4(l)
						117,202	4(k)
						5,271	4(i)
						2,543	4(b)
Retained earnings	(307,141)	(50,350)		—		(6,526)	4(c)	(494,321)
						(13,102)	4(g)
						(117,202)	4(k)
Other reserves	(39)	—		—		—		(39)
RAAQ Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding at June 30, 2026 (excluding 17,250,000 Class A ordinary shares that were subject to possible redemption)	—	—		—		—	4(f)	—
RAAQ Class B Ordinary Shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 shares issued and outstanding at June 30, 2026	—	—		—		—	4(f)	—

Total equity	€182,422	€(55,393)		€122,422		€74,814		€324,265

(In thousands, except for share data)	IQM Quantum Computers Plc Historical (IFRS)	Real Asset Acquisition Corp. Historical (IFRS) (Note 3)	Notes	PIPE Investment	Notes	Other Pro Forma Adjustments	Notes	Pro Forma Balance Sheet
Non-current Liabilities
Loans and borrowings- non- current	€2,160	€—		€—		€—	4(e)	€2,160
Lease liabilities	11,306	—		—		—		11,306
Employee benefits- non-current	14	—		—		—		14
RAAQ Class A Ordinary Shares that were subject to possible redemption	—	158,071		—		(158,071)	4(d)	—
Warrant liabilities	—	49,415		—		(5,271)	4(i)	44,144
Deferred underwriting fee payable	—	6,056		—		(6,056)	4(b)	—

Total non-current liabilities	€13,480	€213,542		€—		€(169,398)		€57,624

Current liabilities
Trade payables	€7,762	€—		€—		€—	4(g)	€7,762
Lease liabilities	2,341	—		—		—		2,341
Loans and borrowings-current	12,810	—		—		(1)	4(e)	12,809
Contract liabilities	13,797	—		—		—		13,797
Employee benefits-current	8,961	—		—		(954)	4(l)	8,007
Provisions	217	—		—		—		217
Other current liabilities	11,927	—		—		(56)	4(c)	3,423
						(8,462)	4(g)
						14	4(j)
Accrued expenses	—	14		—		(14)	4(j)	—
Due to related party	—	33		—		—		33

Total current liabilities	€57,815	€47		€—		€(9,473)		€48,389

Total liabilities	€71,295	€213,589		€—		€(178,871)		€106,013

Total liabilities and shareholders’ (deficit)/equity	€253,719	€158,196		€122,422		€(104,059)		€430,278

See accompanying notes to the unaudited pro forma condensed combined statement of financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT AND LOSS FOR THE SIX MONTH ENDED JUNE 30, 2026

	Six Months Ended June 30, 2026
(In thousands, except per share and weighted-average share data)	IQM Quantum Computers Plc Historical (IFRS)	Real Asset Acquisition Corp. Historical (IFRS) (Note 3)	Other Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Revenue from contracts with customers	€8,870	€—	€—		€8,870
Cost of revenue	(5,265)	—	—		(5,265)

Gross margin	€3,605	€—	€—		€3,605

Operating expenses:
Selling expenses	(7,049)	—	—		(7,049)
General and administrative expenses	(26,201)	(853)	(6,527)	5(a)	(36,792)
			(300)	5(c)
			(2,911)	5(d)
Research and development expenses	(34,047)	—	—		(34,047)
Impairment losses (including reversals of impairment losses) on financial assets	20	—	—		20
Other operating income	3,142	—	—		3,142
Other operating expenses	(7)	—	—		(7)

Total operating expenses	€(64,142)	€(853)	€(9,738)		€(74,733)

Operating income (loss)	€(60,537)	€(853)	€(9,738)		€(71,128)

Other (expense) income:
Finance income	5,067	—	—	5(e)	5,067
Finance costs	(19,400)	—	9,845	5(e)	(9,555)
Fair value change of financial liabilities at FVTPL	—	(44,101)	5,271	5(i)	(38,830)
Net earnings on marketable securities held in Trust Account	—	2,548	(2,548)	5(g)	—
Net earnings on cash equivalents held in Operating Account	—	13	—		13

Total other income (expense), net	€(14,333)	€(41,540)	€12,568		€(43,305)

Loss before income tax	€(74,870)	€(42,393)	€2,830		€(114,433)
Income tax	(27)	—	—	5(h)	(27)

Net income (loss)	€(74,897)	€(42,393)	€2,830		€(114,460)
Weighted-average shares outstanding, RAAQ Class A Ordinary Shares	—	17,250,000	—		—
Basic and diluted net income (loss) per RAAQ Class A Ordinary Share	€—	€(1.84)	€—		€—
Basic weighted-average shares outstanding, RAAQ Class B Ordinary Shares	—	5,750,000	—		—
Basic net income (loss) per RAAQ Class B Ordinary Share	€—	€(1.84)	€—		€—
Diluted weighted-average shares outstanding, RAAQ Class B Ordinary Shares	—	5,750,000	—		—
Diluted net income (loss) per RAAQ Class B Ordinary Share	€—	€(1.84)	€—		€—
Weighted-average shares outstanding, IQM Shares - basic and diluted	311,026	—	—	5(j)	188,692,107
Net loss per share attributable to IQM Shareholders-basic and diluted	€(240.80)	€—	€—	5(j)	€(0.61)

See accompanying notes to the unaudited pro forma condensed combined statement of profit and loss.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT AND LOSS FOR THE YEAR ENDED DECEMBER 31, 2025

	Year Ended December 31, 2025
	IQM Quantum Computers Plc Historical (IFRS)	Real Asset Acquisition Corp. Historical (IFRS) (Note 3)	Other Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Revenue from contracts with customers	€31,333	€—	€—		€31,333
Cost of revenue	(16,350)	—	—		(16,350)

Gross margin	€14,983	€—	€—		€14,983

Operating expenses:
Selling expenses	(5,879)	—	—		(5,879)
General and administrative expenses	(18,475)	(331)	(6,329)	5(a)	(51,360)
			(23,014)	5(b)
			(300)	5(c)
			(2,911)	5(d)
Research and development expenses	(50,676)	—	—		(50,676)
Impairment losses (including reversals of impairment losses) on financial assets	(182)	—	—		(182)
Other operating income	3,945	—	—		3,945
Other operating expenses	(1,778)	—	(174,079)	5(f)	(175,857)

Total operating expenses	€(73,045)	€(331)	€(206,633)		€(280,009)

Operating income (loss)	€(58,062)	€(331)	€(206,633)		€(265,026)

Other (expense) income:
Finance income	10,220	—	(1,130)	5(e)	9,090
Finance costs	(6,213)	—	132	5(e)	(6,081)
Fair value change of financial liabilities at FVTPL	—	(1,199)	565	5(i)	(634)
Net earnings on marketable securities held in Trust Account	—	4,077	(4,077)	5(g)	—
Net earnings on cash equivalents held in Operating Account	—	15	—		15

Total other income (expense), net	€4,007	€2,893	€(4,510)		€2,390

Loss before income tax	€(54,055)	€2,562	€(211,143)		€(262,636)
Income tax	(333)	—	—	5(h)	(333)

Net income (loss)	€(54,388)	€2,562	€(211,143)		€(262,969)

Weighted-average shares outstanding, RAAQ Class A Ordinary Shares	—	11,626,027	—		188,692,107
Basic and diluted net income per RAAQ Class A Ordinary Share	€—	€0.15	€—		€—
Basic weighted-average shares outstanding, RAAQ Class B Ordinary Shares	—	5,505,479	—		—
Basic net income per RAAQ Class B Ordinary Share	€—	€0.15	€—		€—
Diluted weighted-average shares outstanding, RAAQ Class B Ordinary Shares	—	5,565,068	—		—
Diluted net income per RAAQ Class B Ordinary Share	€—	€0.15	€—		€—
Weighted-average shares outstanding, IQM Shares-basic and diluted	316,617	—	—	5(j)	188,692,107
Net loss per share attributable to IQM Shareholders-basic and diluted	€(171.78)	€—	€—	5(j)	€(1.39)

See accompanying notes to the unaudited pro forma condensed combined statement of profit and loss.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF FINANCIAL POSITION AND STATEMENT OF PROFIT AND LOSS

Basis of Presentation

The unaudited pro forma condensed combined statement of financial position and statement of profit and loss were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of financial position and statement of profit and loss have been prepared in a manner consistent with the accounting policies adopted by IQM in its consolidated financial statements prepared in accordance with IFRS as issued by the IASB. The adjustments presented in the unaudited pro forma condensed combined statement of financial position and statement of profit and loss have been identified and presented to provide relevant information necessary for an understanding of IQM following the Business Combination and the PIPE Investment. The unaudited pro forma condensed combined statement of financial position and statement of profit and loss do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Closing. Further, the unaudited pro forma condensed combined statement of financial position and statement of profit and loss do not give effect to any items expected to arise after the Closing, including future operating decisions, integration costs, restructuring activities, or changes in capital structure.

The pro forma adjustments reflecting the Business Combination and the PIPE Investment are based on currently available information, inclusive of: (i) IQM’s audited consolidated financial statements as of and for the year ended December 31, 2025 and IQM’s unaudited consolidated financial statements as of June 30, 2026; (ii) RAAQ’s audited financial statements as of and for the year ended December 31, 2025; (iii) the Business Combination Agreement and ancillary transaction agreements; (iv) the executed PIPE Subscription Agreements and the related placement agent fee arrangements; and (v) other supporting contractual documentation.

IQM believes that the unaudited pro forma condensed combined statement of financial position and statement of profit and loss appropriately reflect the significant effects of the Business Combination and the PIPE Investment based on information available to management as of the date of this Prospectus, and that the pro forma adjustments are properly reflected therein.

Accounting Treatment for the Transaction

The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, RAAQ will be treated as the “acquired” company and IQM will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of IQM issuing shares for the net assets of RAAQ, accompanied by a recapitalization. The net assets of RAAQ will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to and following the Business Combination will be those of IQM.

IQM has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances with regard to the combined entity immediately after the Closing:

•	Legacy IQM shareholders have a majority of the voting interest in the combined entity, with 84.7% of the voting power held by legacy IQM shareholders.

•	IQM’s shareholders hold a majority of the voting power of the combined company;

•	IQM’s operations substantially comprise the ongoing operations of the combined company;

•	IQM’s shareholders have the ability to nominate the majority of the members of the board of directors of the combined company; and

•	IQM’s senior management comprises the senior management of the combined company.

It has been determined that RAAQ did not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”). In accordance with IFRS 2, the difference in the fair value of IQM’s equity instruments deemed issued to RAAQ shareholders, over the fair value of identifiable net assets of RAAQ represents a service for listing and is accounted for as a share-based payment which is expensed as incurred.

IFRS Policy and Presentation Alignment

The historical financial statements of IQM have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the Euro (€). RAAQ’s historical financial information has been prepared in accordance with U.S. GAAP and reporting currency of the United States dollars ($). For purposes of the unaudited pro forma condensed combined statement of financial position and statement of profit and loss, RAAQ’s historical financial information has been adjusted to align with the IFRS accounting policies applied by IQM (which is the accounting acquirer in the Business Combination).

Further, the financial statements of RAAQ have been translated in Euros in accordance with IAS 21 for the purposes of presentation in the unaudited pro forma condensed combined statement of financial position and statement of profit and loss using the following exchange rates:

•	At the period end exchange rate as of June 30, 2026, of $1.00 to €0.8777 for the statement of financial position; and

•

the average exchange rate for the period from January 1, 2025, through December 31, 2025, of $1.00 to €0.8850 and for the period from January 1, 2026, through June 30, 2026, of $1.00 to €0.8572 for the statement of loss.

RAAQ’s historical financial statements have been adjusted as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position as of June 30, 2026

(In thousands, except for share data)	Real Asset Acquisition Corp. Historical U.S. GAAP USD	Currency Adjustment	Real Asset Acquisition Corp. Historical U.S. GAAP EUR	IFRS Conversion Adjustments	Notes	Adjusted Real Asset Acquisition Corp. IFRS EUR
ASSETS
Non-current assets:
Intangible assets	$—	—	€—	—		€—
Property, plant and equipment	—	—	—	—		—
Right-of-use assets	—	—	—	—		—
Financial assets	—	—	—	—		—
Marketable securities held in Trust Account	180,097	(22,025)	158,072	—		158,072
Long-term prepaid insurance	—	(1)	(1)	—		(1)

Total non-current assets	180,097	(22,026)	158,071	—		158,071

Current assets:
Inventories	—	—	—	—		—
Contract assets	—	—	—	—		—
Trade receivables	—	—	—	—		—
Other financial assets	—	—	—	—		—
Other current assets	20	(1)	19	—		19

(In thousands, except for share data)	Real Asset Acquisition Corp. Historical U.S. GAAP USD	Currency Adjustment	Real Asset Acquisition Corp. Historical U.S. GAAP EUR	IFRS Conversion Adjustments	Notes	Adjusted Real Asset Acquisition Corp. IFRS EUR
Cash and cash equivalents	67	(9)	58	—		58
Prepaid insurance	55	(7)	48	—		48

Total current assets	142	(17)	125	—		125

Total assets	$180,239	(22,043)	€158,196	€—		€158,196

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ (DEFICIT)/EQUITY
Temporary equity
RAAQ Class A Ordinary Shares that were subject to possible redemption, 17,250,000 shares at a redemption value of $10.27 per share at June 30, 2026	$180,098	(22,026)	€158,072	€(158,071)	3(c)	€1

Total class A ordinary shares subject to possible redemption	180,098	(22,026)	158,072	(158,071)		1

Equity
Share capital	$—	—	€—	€—		€—
Capital reserves	—	—	—	(5,044)	3(a)	(5,044)
Retained earnings	(6,812)	833	(5,979)	(44,371)	3(b)	(50,350)
Additional paid-in capital	—	—	—	—		—
Other reserves	—	—	—	—		—
RAAQ Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding at June 30, 2026 (excluding 17,250,000 Class A ordinary shares that were subject to possible redemption)	—	—	—	—		—
RAAQ Class B Ordinary Shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 shares issued and outstanding at June 30, 2026	—	—	—	—		—

Total equity	$(6,812)	833	€(5,979)	(49,415)		€(55,394)

Non-current Liabilities
Loans and borrowings - non-current	—	—	—	—		—
Lease liabilities	—	—	—	—		—
Employee benefits - non-current	—	—	—	—		—
RAAQ Class A Ordinary Shares that were subject to possible redemption	—	—	—	158,071	3(c)	158,071
Warrant liabilities	—	—	—	5,044	3(a)	49,415
	—	—	—	44,371	3(b)
Deferred underwriting fee payable	$6,900	(844)	€6,056	—		€6,056

Total non-current liabilities	$6,900	(844)	€6,056	207,486		€213,542

(In thousands, except for share data)	Real Asset Acquisition Corp. Historical U.S. GAAP USD	Currency Adjustment	Real Asset Acquisition Corp. Historical U.S. GAAP EUR	IFRS Conversion Adjustments	Notes	Adjusted Real Asset Acquisition Corp. IFRS EUR
Current liabilities
Trade payables	—	—	—	—		—
Lease liabilities	—	—	—	—		—
Loans and borrowings - current	—	—	—	—		—
Contract liabilities	—	—	—	—		—
Employee benefits - current	—	—	—	—		—
Other current liabilities	—	—	—	—		—
Accrued expenses	16	(2)	14	—		14
Due to related party	38	(5)	33	—		33

Total current liabilities	54	(7)	47	—		47

Total liabilities	6,954	(851)	6,103	207,486		213,589

Total liabilities, Class A ordinary shares that were subject to possible redemption, and shareholders’ (deficit)/equity	$180,240	(22,044)	€158,196	€—		€158,196

Pro Forma U.S. GAAP to IFRS Adjustments:

(a)

To reflect the reclassification of the Private Placement Warrants and Public Warrants from equity classification to liability classification on the condensed combined statement of financial position, resulting from U.S. GAAP to IFRS conversion. The warrants are classified as permanent equity under U.S. GAAP and recorded in permanent equity. Due to the existence of the net share settlement feature, the RAAQ warrants are classified as a financial liability under IFRS pursuant to IAS 32.

(b)

To reflect the fair value adjustment of the RAAQ private placement and public warrants in the amount of €44.1 million ($50.2 million) to bring the warrants to their fair value as of June 30, 2026. The fair value of RAAQ’s public warrants of €30.3 million ($34.5 million) has been determined based on the closing price of €3.51 ($4.00) per RAAQ public warrant as of June 30, 2026. As the RAAQ private placement warrant terms are substantially similar to the RAAQ public warrants, the fair value of RAAQ’s private placement warrants of €13.9 million ($15.8 million) has been determined based on the closing price of €3.51 ($4.00) per public warrant as of June 30, 2026. The RAAQ warrant liabilities are subject to remeasurement at each balance sheet date until such time the warrants are exercised, expire or qualify for equity classification, and any change in fair value will be recognized in the statement of profit and loss.

(c)

To reflect the reclassification of RAAQ’s Class A ordinary shares that were subject to possible redemption from temporary equity to non-current liabilities. Under U.S. GAAP, shares of RAAQ’s Class A ordinary shares that were subject to possible redemption are classified as temporary equity, as RAAQ’s shareholders had a right to require RAAQ to redeem the Class A ordinary shares held by them and RAAQ had an irrevocable obligation to deliver a pro-rata amount of cash held by it in its trust account for such shares properly redeemed. RAAQ’s Class A ordinary shares that were subject to possible redemption are classified as financial liabilities under IFRS.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Profit and Loss for the Year Ended June 30, 2026

	Six Months Ended June 30, 2026
(In thousands, except per share and weighted-average share data)	Real Asset Acquisition Corp. Historical U.S. GAAP USD	Currency Adjustment	Real Asset Acquisition Corp. Historical U.S. GAAP EUR	IFRS Conversion Adjustments	Notes		Adjusted Real Asset Acquisition Corp. IFRS EUR
Revenue from contracts with customers	€—	—	€—	—			€—
Cost of revenue	—	—	—	—			—

Gross margin	$—	—	€—	—			€—

Operating expenses:
Selling expenses	—	—	—	—			—
General and administrative expenses	(995)	142	(853)	—			(853)
Research and development expenses	—	—	—	—			—
Impairment losses (including reversals of impairment losses) on financial assets	—	—	—	—			—
Other operating income	—	—	—	—			—
Other operating expenses	—	—	—	—			—

Total operating expenses	$(995)	142	€(853)	—			€(853)

Operating income (loss)	$(995)	142	€(853)	—			€(853)

Other (expense) income:
Finance income	—	—	—	—			—
Finance costs	—	—	—	—			—
Fair value change of financial liabilities at FVTPL	—	—	—	(44,101)	3	(d)	(44,101)
Net earnings on marketable securities held in Trust Account	2,972	(424)	2,548	—			2,548
Net earnings on cash equivalents held in Operating Account	15	(2)	13	—			13

Total other income (expense), net	$2,987	(426)	€2,561	(44,101)			€(41,540)

Loss before income tax	$1,992	(284)	€1,708	(44,101)			€(42,393)
Income tax	—	—	—	—			—

Net income (loss)	$1,992	(284)	€1,708	(44,101)			€(42,393)

Weighted-average shares outstanding, Class A Ordinary Shares	17,250,000	—		—			17,250,000
Basic and diluted net income per Class A Ordinary Share	€—						€(1.84)
Basic weighted-average shares outstanding, Class B Ordinary Shares	5,750,000	—		—			5,750,000
Basic net income per Class B Ordinary Share	€—						€(1.84)
Diluted weighted-average shares outstanding, Class B Ordinary Shares	5,750,000	—		—			5,750,000
Diluted net income per Class B Ordinary Share	€—						€(1.84)

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Profit and Loss for the Year Ended December 31, 2025

	Year Ended December 31, 2025
(In thousands, except per share and weighted-average share data)	Real Asset Acquisition Corp. Historical U.S. GAAP USD	Currency Adjustment	Real Asset Acquisition Corp. Historical U.S. GAAP EUR	IFRS Conversion Adjustments	Notes	Adjusted Real Asset Acquisition Corp. IFRS EUR
Revenue from contracts with customers	$—	—	€—	—		€—
Cost of revenue	—	—	—	—		—

Gross margin	$—	—	€—	—		€—

Operating expenses:
Selling expenses	—	—	—	—		—
General and administrative expenses	(374)	43	(331)	—		(331)
Research and development expenses	—	—	—	—		—
Impairment losses (including reversals of impairment losses) on financial assets	—	—	—	—		—
Other operating income	—	—	—	—		—
Other operating expenses	—	—	—	—		—

Total operating expenses	$(374)	43	€(331)	—		€(331)

Operating income (loss)	$(374)	43	€(331)	—		€(331)

Other (expense) income:
Finance income	—	—	—	—		—
Finance costs	—	—	—	—		—
Fair value change of financial liabilities at FVTPL	—	—	—	(1,199)	3(d)	(1,199)
Net earnings on marketable securities held in Trust Account	4,607	(530)	4,077	—		4,077
Net earnings on cash equivalents held in Operating Account	17	(2)	15	—		15

Total other income (expense), net	$4,624	(532)	€4,092	(1,199)		€2,893

Loss before income tax	$4,250	(489)	€3,761	(1,199)		€2,562

Income tax	—	—	—	—		—

Net income (loss)	$4,250	(489)	€3,761	(1,199)		€2,562

Weighted-average shares outstanding, Class A Ordinary Shares	11,626,027	—		—		11,626,027
Basic and diluted net income per Class A Ordinary Share	$0.25					€0.15
Basic weighted-average shares outstanding, Class B Ordinary Shares	5,505,479	—		—		5,505,479
Basic net income per Class B Ordinary Share	$0.25					€0.15
Diluted weighted-average shares outstanding, Class B Ordinary Shares	5,565,068	—		—		5,565,068
Diluted net income per Class B Ordinary Share	$0.25					€0.15

Pro Forma U.S. GAAP to IFRS Adjustments:

(d)

To reflect the net €44.1 million ($50.2 million) change in fair value of RAAQ’s public and private placement warrants, assuming that the adjustment in Note 3(a) to reclass the RAAQ warrants to financial liabilities was made on January 1, 2025, for purposes of the unaudited pro forma condensed combined statement of profit and loss.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position as of December 31, 2025

The pro forma notes and adjustments are as follows:

Pro Forma Adjustments for PIPE Investment:

(aaa)

Reflects the proceeds of €122.4 million ($145.5 million) received from the issuance and sale of 14,548,000 IQM Shares, including in the form of IQM ADSs, for a purchase price of €8.77 ($10.00) per IQM ADS, net of placement agent fees of €5.3 million ($6.0 million). The placement agent fees represent incremental costs directly attributable to the issuance of equity instruments and, in accordance with IAS 32.37, are accounted for as a deduction from equity, within capital reserves.

Pro Forma Adjustments for the Business Combination:

(a)	To reflect the release of the cash and investments held in the Trust Account to cash and cash equivalents, net of amounts paid to redeeming RAAQ shareholders upon the Closing.

(b)

To reflect the payment of €3.5 million ($4.0 million) in deferred underwriting commissions upon the Closing. Pursuant to the terms of the underwriting agreement, the deferred underwriting commission was reduced by €0.35 ($0.40) for each Public Share that Public Shareholders elected to redeem in connection with the Business Combination. The redemption of 7,243,253 Public Shares results in a reduction of €2.5 million ($2.9 million) from the original deferred underwriting commission payable which is recorded as an increase to capital reserves.

(c)

To reflect the payment of transaction costs incurred by RAAQ of approximately €6.6 million ($7.5 million) primarily related to legal, advisory, accounting, auditing, and printer services. This adjustment includes the reduction of accrued expenses in the amount of €56 thousand ($64 thousand) for transaction costs which were accrued for as of June 30, 2026, and will be paid at Closing. Management evaluated the nature of these costs and determined that the transaction costs would be expensed as incurred as they are not directly attributable to the offering. Accordingly, these costs have been reflected as an increase to accumulated deficit in the unaudited pro forma condensed combined statement of financial position.

(d)

To reflect the conversion of 10,006,747 issued and outstanding RAAQ Class A Ordinary Shares that were subject to possible redemption immediately prior to the Closing into IQM Shares on a one-for-one basis, the remaining 7,243,253 such shares having been redeemed for cash.

(e)

To reflect the conversion of RAAQ Class B Ordinary Shares to RAAQ Class A Ordinary Shares immediately prior to the Closing. This results in the presentation of no adjustment to RAAQ Class A Ordinary Shares and RAAQ Class B Ordinary Shares, due to the effect of rounding as the par value of the shares is less than €1 thousand ($1 thousand).

(f)

To reflect the forfeiture by the Sponsor for no consideration, pursuant to the terms of the Sponsor Support Agreement, of (x) 1,375,000 RAAQ Class B Ordinary Shares and (y) 1,544,019 Private Placement Warrants. Pursuant to the Sponsor Support Agreement, the number of Private Placement Warrants retained by the Sponsor was determined by reference to the Remaining Trust Fund Proceeds at the Closing, and the parties agreed that the Sponsor would retain 2,180,981 of its 3,725,000 forfeitable warrants, with the remaining 1,544,019 forfeited for no consideration. The 1,725,000 Private Placement Warrants held by the underwriters were not subject to forfeiture and were retained in full.

(g)

To reflect the payment of transaction costs incurred by IQM of approximately €26.7 million ($30.4 million) in connection with the Business Combination. Of these costs, €8.5 million ($9.6 million) had already been accrued in IQM’s historical statement of financial position and their settlement is reflected as a reduction of other current liabilities; €5.1 million ($5.9 million), representing costs directly attributable to the issuance of equity instruments, are recorded as a reduction of capital reserves in accordance with IAS 32.37; and the remaining €13.1 million ($14.9 million), which were not directly attributable to the offering, are recognized as an increase to accumulated deficit in the unaudited pro forma condensed combined statement of financial position.

In accordance with IAS 1.106(d), transactions with owners in their capacity as owners are presented directly in equity and excluded from profit or loss. The forfeited equity instrument has been derecognized, with a corresponding credit recorded to capital reserves for the RAAQ Class B Ordinary Shares in the amount of €0 thousand ($0 thousand), due to the effect of rounding.

(h)	To reflect the reclassification of certain RAAQ historical balance sheet accounts to align with IQM’s presentation.

(i)	Merger Consideration

Pursuant to the terms of the Business Combination Agreement, the consideration delivered to the RAAQ shareholders consisted of IQM Shares, delivered in the form of IQM ADSs, together with the assumption and conversion of all outstanding RAAQ Warrants into IQM Warrants exercisable for IQM Shares. At the Merger Effective Time, each RAAQ Class A Ordinary Share issued and outstanding immediately prior to the Merger Effective Time (with the exception of redeeming public shares, SPAC Treasury Shares, and Dissenting SPAC Shares) was canceled and automatically converted into the right to receive one newly-issued IQM Share, which was delivered as one IQM ADS pursuant to the Deposit Agreement. Additionally, at the Merger Effective Time, each outstanding RAAQ Warrant ceased to represent a warrant to purchase RAAQ Class A Ordinary Shares and was assumed by IQM and converted into an IQM Warrant to purchase one IQM Share, subject to substantially the same terms and conditions as those applicable to the corresponding RAAQ Warrant immediately prior to the Merger Effective Time.

The following table summarizes the pro forma number of IQM Shares (including in the form of IQM ADSs) outstanding immediately following the Closing as depicted in the unaudited pro forma condensed combined statement of financial position and statement of profit and loss.

	Shares		% Ownership
IQM Shares held by IQM shareholders(1)	159,762,360		84.7%
IQM Shares held by Public Shareholders	10,006,747	(2)	5.3%
IQM Shares held by RAAQ Insiders(3)	4,375,000		2.3%
IQM Shares held by PIPE Investors	14,548,000		7.7%

Total IQM Shares	188,692,107		100.0%

(1)

Consists of IQM Shares held by IQM shareholders, following the conversion of the IQM preferred shares and the Share Split. The 159,762,360 IQM Shares are equal to the product of (x) 1,656,601 pre-share split IQM Shares, which is inclusive of 1,354,764 pre-shares split ordinary shares from the one-for-one conversion of IQM preferred shares, and (y) the Share Split Factor of approximately 96.44. The Share Split Factor was determined as the quotient of (a) 180,000,000 by (b) the 1,866,448 pre-share split shares issued and outstanding on a fully diluted basis. The 1,656,601 pre-share split shares reflects (i) the exercise of the IQM Series B Warrants for 43,092 pre-share split IQM Series B Shares which were then converted on a one-for-one basis into pre-share split IQM Shares and (ii) the conversion of the Aalto University Convertible Loans into 27,208 pre-share split shares.

(2)

Consists of 10,006,747 IQM Shares, representing 17,250,000 RAAQ Class A Ordinary Shares held by RAAQ Public Shareholders, of which the holders of 7,243,253 shares exercised their redemption rights in connection with the RAAQ EGM and such shares were redeemed by RAAQ upon the Closing. The remaining 10,006,747 shares were converted on a one-for-one basis into IQM Shares upon the Closing.

(3)

Consists of (i) 4,240,000 RAAQ Class B Ordinary Shares held by the Sponsor before distributing them to its members, (ii) 75,000 RAAQ Class B Ordinary Shares held by RAAQ’s independent directors, and (iii) 60,000 RAAQ Class B Ordinary Shares held by RAAQ’s advisors. These 4,375,000 RAAQ Class B Ordinary shares were automatically converted on a one-for-one basis into RAAQ Class A Ordinary shares immediately prior to the Merger Effective Time. Upon Closing, these 4,375,000 RAAQ Class A Ordinary Shares were automatically converted into IQM Shares on a one-for-one basis.

Each holder of IQM Shares is entitled to one vote per share. The former holders of IQM Pre-Share Split Ordinary Shares hold approximately 84.7% of the total voting rights.

The Business Combination is accounted for under IFRS 2 as RAAQ was not considered to be a business under IFRS 3 as described in “Accounting Treatment for the Transaction.” This entry reflects the one-for-one conversion of RAAQ Class A Ordinary Shares issued and outstanding immediately prior to the Merger Effective Time into IQM ADSs, with each IQM ADS representing one IQM Share.

The difference in the fair value of IQM Shares issued to holders of RAAQ Class A Ordinary Shares in excess of the fair value of net identifiable assets of RAAQ represents a service cost for the listing of IQM Shares and is accounted for as a share-based payment in accordance with IFRS 2. The cost of the services, which is a non-cash expense, is €174.1 million ($198.3 million). Refer below for the calculation of the IFRS 2 share-based payment expense:

	Per Share Value* (at June 30, 2026)	Shares	Fair Value
Public Shareholders	€11.23	10,006,747	€112,421
RAAQ Insiders	11.23	4,375,000	49,151

		14,381,747	€161,572

Net liabilities of RAAQ(1)			€(12,507)

Excess of net liabilities			€174,079

(1)	The net liabilities of RAAQ is calculated as follows:

(in thousands)	USD	EUR
Historical RAAQ IFRS net liabilities
RAAQ IFRS historical net liabilities (see Note 3)	$(6,812)	€(5,979)
Reduction of historical cash from payment of RAAQ transaction costs	(7,500)	(6,582)
Reduction of historical accrued expense from payment of transaction costs	64	56

Historical RAAQ IFRS net liabilities	$(19,323)	€(16,446)

Additionally, this entry reflects the elimination of RAAQ’s historical accumulated deficit of €6.0 million ($6.8 million) consisting of RAAQ’s historical accumulated deficit plus RAAQ’s transaction costs. RAAQ’s accumulated deficit is offset against capital reserves in the unaudited pro forma condensed combined statement of financial position.

(l)	ESOP Exercises and Redemptions

To reflect the exercise for cash of 1,904 fully vested ESOP I share options (legacy terms) in connection with the Business Combination, which lapse if not exercised within 14 days of the Closing and which are assumed to be exercised in full. Cash proceeds of €74 thousand ($86 thousand), representing 1,904 options at an exercise price of €38.65 per option, have been recognized as an increase to cash and cash equivalents, and the related share-based payment reserve of €23 thousand ($27 thousand) has been reclassified within equity, such that the aggregate amount of €97 thousand ($114 thousand) is credited to the reserve for invested unrestricted equity. No adjustment has been recognized in the unaudited pro forma condensed combined statement of profit and loss.

To reflect the redemption for cash of 1,716 ESOP II share options upon the Closing in connection with the Business Combination. The redemption price of €556.57 per option was determined as the fair value of a pre-share split share derived from the PIPE issuance price of $964.40 per pre-share split share (translated at $1.00 = €0.8777, i.e. €846.41) less the exercise price of €289.84 per option, resulting in an aggregate cash settlement of €1.0 million ($1.1 million). As the redemption price equals the arm’s-length fair value of the awards at the redemption date, the settlement is accounted for as the repurchase of vested equity-settled share-based payment awards in accordance with IFRS 2.28(b), as a deduction from equity to the extent of the fair value of the awards, with no excess and therefore no charge to profit or loss. Because this liability had already been recognized at fair value in IQM’s historical statement of financial position, the pro forma adjustment reflects only its settlement at the

Closing - a reduction in cash and cash equivalents of €881 thousand ($1.0 million) and a corresponding reduction of the employee benefits liability of €955 thousand ($1.1 million).

(m)	D&O & POSI

To reflect the payment at the Closing of D&O (directors’ and officers’ liability) and POSI (public offering of securities insurance) premiums of €6.3 million ($7.2 million), recognized as prepaid insurance, of which €3.4 million is presented within other current assets and €2.9 million within other non-current assets, reflecting the portion of coverage extending beyond twelve months. The premium will be amortized over the coverage period.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Profit and Loss for the year ended December 31, 2025 and for the Six Month Ended June 30, 2026

The pro forma notes and adjustments are as follows:

Pro Forma Adjustments for the Business Combination:

(a)

To reflect the transaction costs of RAAQ for certain accounting, auditing, and other professional fees incurred in connection with the Business Combination that were not deemed to be specific incremental costs directly attributable to the offering of securities. This is a non-recurring item.

(b)

To reflect the transaction costs of IQM for certain accounting, auditing, and other professional fees incurred in connection with the Business Combination that were not deemed to be specific incremental costs directly attributable to the offering of securities. This is a non-recurring item.

(c)	To reflect the expense of the directors’ and officers’ (D&O) liability insurance coverage maintained by RAAQ. This is a non-recurring item.

(d)	To reflect the expense of the directors’ and officers’ (D&O) liability and public offering of securities insurance (POSI) coverage procured by the combined entity. This is a recurring item.

(e)

To reflect the removal of interest expense and fair value gains from financial liabilities for the Aalto University Convertible Loans in the amount of €0.8 million ($1.0 million) and €9.0 million ($10.5 million), respectively included within IQM’s historical statement of profit and loss for the year ended December 31, 2025. The pro forma adjustment gives effect to the conversion of the Aalto University Convertible Loans (see Note 4(e)) as if it had occurred on January 1, 2025; accordingly, no interest expense or derivative fair value adjustments would have been recorded during the period. This is a recurring item.

(f)

To reflect the listing expense recognized under IFRS 2 in connection with the Business Combination, as discussed further in Note 4(k). As RAAQ does not constitute a business under IFRS 3, the transaction is accounted for as a capital transaction whereby IQM is deemed to issue equity in exchange for RAAQ’s net assets and the service of obtaining a stock exchange listing. The excess of the fair value of equity deemed issued over RAAQ’s net liabilities of €12.5 million (comprising RAAQ’s historical net liabilities of €6.0 million and pro forma adjustment 4(c) for RAAQ’s additional transaction costs of €6.6 million) is recognized as a listing expense in profit or loss. This is a non-recurring item.

(g)

To reflect the elimination of historical income earned on RAAQ’s trust account, as the funds in the trust account were released at Closing. For purposes of making adjustments to the unaudited pro forma condensed combined statement of profit and loss, the release of the trust account (Note 4(a)) is assumed to have occurred on January 1, 2025. Accordingly, no interest income is reflected in the unaudited pro forma condensed combined statement of profit and loss for the year ended December 31, 2025. This is a recurring item.

(h)

To reflect the application of the applicable statutory tax rate to the pro forma adjustments included in the unaudited pro forma condensed combined statement of profit and loss. The Finland statutory tax rate of 20% was applied to pro forma adjustments specific to IQM, and the United States statutory tax rate of 21% was applied to pro forma adjustments specific to RAAQ. No deferred tax benefit was recognized in respect of pro forma adjustments that increase the net loss, as recognition is not considered probable under IAS 12. The tax rate adjustment follows the nature of the underlying adjustments and is therefore both a recurring and non-recurring item.

(i)

To reflect the reversal of a portion of the change in fair value adjustment of the RAAQ private placement warrants held by the Sponsor in Note 3(d) as 1,544,019 warrants were forfeited. Refer to Note 4(i). This is a non-recurring item.

(j)

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of profit and loss are based upon the number of IQM Shares outstanding upon the Closing of the Business Combination, assuming the Business Combination occurred on January 1, 2025.

Pro forma basic and diluted net loss per share attributable to IQM shareholders is calculated as follows:

	December 31, 2025	June 30, 2026
Numerator:
Pro forma net loss (EUR)	€(262,969,000)	€(114,460,000)

Denominator:
Conversion of RAAQ Class A Ordinary Shares subject to possible redemption into IQM Shares	10,006,747	10,006,747
Conversion of RAAQ Class A Ordinary Shares not subject to possible redemption (RAAQ Insiders) into IQM Shares	4,375,000	4,375,000
IQM Shares outstanding following the Conversion and the Share Split	159,762,360	159,762,360
Issuance of IQM Shares to PIPE Investors	14,548,000	14,548,000

Pro forma weighted-average shares outstanding - basic and diluted	188,692,107	188,692,107

Pro forma net loss per share attributable to IQM Shares - basic and diluted	€(1.39)	€(0.61)

The following securities were excluded from the computation of pro forma diluted net loss per share attributable to IQM shareholders for the year ended December 31, 2025, because including them would have had an anti-dilutive effect:

	Six Months Ended June 30, 2026
IQM Shares underlying the RAAQ private placement warrants	3,905,981	(1)
IQM Shares underlying the RAAQ public warrants(2)	8,624,994
IQM Shares underlying the IQM Options(3)	19,222,105
IQM Shares underlying the IQM Warrants(3)	1,015,511

Total anti-dilutive shares of IQM Shares	32,768,591

(1)

Represents 2,180,981 RAAQ private placement warrants issued and outstanding immediately prior to the Closing and retained by the Sponsor, following the forfeiture for no consideration of 1,544,019 RAAQ private placement warrants pursuant to the Sponsor Support Agreement, and 1,725,000 RAAQ private placement warrants issued and outstanding immediately prior to the Closing held by Underwriters. These warrants were assumed by IQM at the Closing and became exercisable for 3,905,981 IQM Shares.

(2)

Represents 8,624,994 RAAQ public warrants issued and outstanding immediately prior to the Closing held by Public Shareholders which were assumed by IQM at the Closing and became exercisable for 8,624,994 IQM Shares.

(3)

Represents 19,222,105 and 1,015,511 IQM Shares underlying the IQM Options (including IQM Options that were redeemed in connection with the Closing) and Kreos Capital warrants, respectively, outstanding immediately prior to the Closing following the Share Split each exercisable for one IQM Share. Immediately prior to the Share Split, there were 199,317 and 10,530 IQM Shares underlying the IQM Options (including IQM Options that were to be redeemed in connection with the Closing) and Kreos Capital warrants, respectively.

BUSINESS

Our Mission

We build world-leading quantum computers for the wellbeing of humankind, now and for the future.

Our collective, team-driven culture is focused on tangible value creation and delivering real systems. We have global ambitions and are committed to technological leadership through rigorous, science-driven innovation and product development. We are delivering real progress toward quantum advantage today, while building the foundation for the long-term transformation of advanced computing through unlocking a wide variety of commercial use cases.

Overview

We are a global leader in superconducting quantum computers. We provide both on-premises full-stack quantum computers and a cloud platform to access our systems. We partner with a diverse range of customers globally, representing the largest known on-premises customer base in the quantum computing market. Our customers include leading high-performance computing centers, research laboratories, universities, and enterprises that require full access to quantum hardware and software.

We were founded in 2018 as a spin-out from Aalto University in Espoo, Finland, by a group of researchers with extensive experience in quantum computing and the development of quantum research laboratories. From our inception, we have focused on the development of superconducting quantum computers. Our early work included research and development related to qubit reset, readout technologies and thermal management, which are important components in the design and operation of scalable quantum processors. Since then, we have continued to advance our hardware architecture and related technologies, including the development of approaches involving digital-analog quantum computing.

Today, we deliver on-premises and cloud offerings via an open and collaborative approach. Our on-premises products include the IQM Spark, a five-qubit quantum computer designed primarily for education and research environments, and the IQM Radiance, a robust, field-tested quantum platform spanning configurations from approximately 20 to 150 qubits. We are also designing the IQM Halocene, our next-generation quantum computer designed to scale beyond 150 qubits and support advanced quantum applications. In addition, we make access to our quantum computers available to customers through our IQM Resonance cloud service, as well as through Amazon Web Services’ (“AWS”) Braket. We supplement these offerings with professional services, including training, maintenance and technical support, to empower our customers to turn quantum computing into real-world solutions.

The company is strongly rooted in quantum research and has benefitted from the strong quantum ecosystem in Finland and Europe. In the field of superconducting chip production, we partner with VTT, the technical research center of Finland, and LRZ, a high-performance computing and research infrastructure center in Germany. In the field of high-performance computing, we partner with CSC – IT Center for Science, which runs the Finnish supercomputer LUMI. On the European level, we have benefitted from large research projects like the EU Quantum Flagship or the EU Chips Act as well as from collaborations with other leading universities and research institutions like Technical University Munich, CEA Leti, and Fraunhofer. More recently, we have entered into research partnerships outside Europe, for example with UC Berkeley in the United States and IMRE in Singapore.

We remain in the early stages of our commercial growth and believe there is significant opportunity for further growth. For the six months ended June 30, 2026 and 2025, we generated revenue of €8.9 million and €6.0 million, respectively. For the six months ended June 30, 2026 and 2025, our net loss was €74.9 million and €34.6 million, respectively. We have incurred significant operating losses since inception, and we expect to continue to incur significant losses for the foreseeable future as we continue to invest in research and development programs and commercial expansion. As of June 30, 2026, we had an accumulated deficit of €307.1 million.

Our business operates as a single operating and reportable segment. This determination is based on how the chief operating decision maker, our Chief Executive Officer, reviews financial information for purposes of making operating decisions, assessing financial performance and allocating resources.

Our Industry and Market Opportunity

Classical computing has enabled many of humankind’s most significant advances over the past century, with progress accelerating in recent years, particularly through AI and generative AI. However, this pace is increasingly constrained by fundamental scaling, power, and cost limits due to:

•	the slowing of traditional transistor- and power-scaling trends due to the diminishing benefits of Moore’s Law;

•	persistent classes of problems that remain computationally intractable on classical architectures within practical time and cost limits due to their exponential scaling nature;

•	growing energy and power-density constraints particularly as AI accelerates data-center electricity demand; and

•	rising unit economics at leading-edge silicon nodes, with reported advanced-wafer costs increasing materially.

Quantum computing is one of the potential solutions to these constraints. It leverages principles of quantum mechanics to perform certain computations more efficiently than classical computers and, as a result, has the potential to help address certain scaling, performance, and energy constraints faced by classical computing architecture. Classical computers process information using binary bits that represent either a 0 or a 1. Quantum computers instead use qubits, which can exist in superpositions of multiple states simultaneously and can exhibit quantum entanglement. These properties enable quantum systems to explore certain computational problem spaces in ways that are not feasible using conventional computing architectures.

Quantum computers are generally expected to operate alongside classical computing resources such as central processing units (“CPUs”) and graphics processing units (“GPUs”). In these hybrid architectures, classical systems coordinate computational workflows while quantum processors execute specialized and complex subroutines that are difficult for classical systems. As a result, quantum processors are generally expected to function as specialized accelerators integrated with broader computing environments rather than as replacements for classical computers.

Over the past decade, development of quantum computing technologies has accelerated significantly. Multiple hardware approaches are currently being pursued by industry participants, including superconducting circuits, trapped ions, neutral atoms, photonic systems, and semiconductor spin qubits among others. Each modality presents different trade-offs with respect to qubit coherence, gate speed and fidelity, scalability, system complexity, and manufacturing requirements.

Governments, multinational technology companies, research institutions, and venture-backed companies have made substantial investments in quantum research and development. Governments globally (including the United States, Europe, Asia and elsewhere) have launched national initiatives to support the development of domestic quantum capabilities, with publicly announced government investments totaling $1.8 billion in 2024 and exceeding $10.0 billion in early 2025. Quantum computing company revenues have grown at approximately 40% CAGR, increasing from $200–$250 million in 2021 to $650–$750 million in 2024, and are expected to exceed $1.0 billion in 2025 (according to third-party market data). Continued improvements in qubit performance, system reliability, and error correction are expected to further influence the pace of adoption and the emergence of commercially viable applications.

Market Opportunity

We believe that we are well-positioned to benefit from the development of quantum computing technology.

Industry analysts and research organizations have suggested that quantum computing could create significant long-term economic value if scalable and fault-tolerant systems are achieved and broadly adopted. Some studies estimate that quantum computing could generate more than $1 trillion to $2 trillion in cumulative economic value globally over the coming decades through productivity gains, cost reductions, and new capabilities across multiple industries with rapid acceleration expected between 2025-30. Specifically, the estimated addressable markets for quantum-enabled applications are concentrated in four areas:

•	$400–$600 billion in financial services, including portfolio optimization, credit risk, and financial crime detection;

•	$200–$500 billion in optimization of logistics and supply chains;

•	$150–$600 billion in simulation and discovery applications for materials, chemicals, and pharmaceuticals; and

•	$150–$300 billion in cryptography and cybersecurity; partly of which is expected to be delivered through hybrid, machine-learning–driven workflows.

In the near term, adoption of quantum computing technologies has been concentrated in research institutions, government-supported programs, and HPC centers. This adoption is driven in part by universities seeking access to quantum systems to support talent development, and by national laboratories and HPC operators procuring systems to advance innovation and catalyze local ecosystems. These early deployments are typically oriented toward experimentation, quantum algorithm development, and evaluation of potential use cases. Over time, improvements in hardware performance, advances in quantum error correction, and deeper integration with classical computing infrastructure are expected to support broader enterprise adoption.

The pace and scale of industry growth will depend on several factors, including continued technical progress in hardware and middleware, particularly in error correction; scalable manufacturing capacity leveraging established processes and technologies; the development of useful algorithms and software tools; integration with classical computing infrastructure; and sustained investment from both public and private sectors.

Our Business Strategy

Our goal is to be a global quantum computing leader. We are focused on the following three strategic pillars to achieve our goal.

•

Deliver best-in-class quantum computers and solutions. We seek to deliver robust, high-performance quantum computers and related solutions designed to meet the evolving requirements of research institutions, national programs, and enterprise customers. We focus on achieving strong system performance through continued development of quantum processing units (“QPUs”), full-stack system architecture (including quantum error correction), cloud platform and associated applications.

We believe quantum systems set the pace of industry innovation, and that early delivery of advanced systems can enable customers to build capabilities and applications on its platform, potentially creating durable ecosystem and switching-cost advantages. Accordingly, the Company prioritizes execution of its technology roadmap and continued improvement of its quantum computers.

•

Support the development of the quantum ecosystem. We believe that developing a robust quantum computing ecosystem is critical to unlocking the full potential of quantum technologies, including advancing key components tailored to quantum computers and establishing a resilient supply chain. We therefore work with research institutions, government agencies, industry partners, and other stakeholders to accelerate the development of core components, tools, applications, and infrastructure supporting quantum computing.

Our systems are designed as stable, modular, transparent (“white-box”), and scalable platforms that enable partners and customers to collaborate on the development of quantum computing technologies and applications. Through these collaborations, we aim to support co-development and co-innovation with organizations engaged in quantum research and industrial deployment, which can facilitate a feedback loop between customer research and development activities and our ongoing technological innovation.

We also seek to establish ourselves as a trusted partner with neutral sovereignty for national and international quantum initiatives and large enterprises pursuing quantum technology programs to build the ecosystem. In addition, we support ecosystem development through education, collaboration initiatives, and technology tools designed to enable organizations to build internal capabilities in quantum computing. We also believe that maintaining strategic flexibility, including the ability to pursue mergers and acquisitions, may strengthen vertical integration and improve capital efficiency as the quantum computing industry evolves.

We have historically derived, and expect to continue to derive, a significant portion of our revenue from contracts with universities, national research institutions and other public sources, including the European Union’s EuroHPC Joint Undertaking funding program, either directly by us, as part of a consortium or through resellers. For the six months ended June 30, 2026 and 2025, respectively, sales to the public sector comprised 98.0% and 99.5% of our total revenue, respectively.

•

Accelerate the adoption of quantum computing technologies. We aim to accelerate adoption by demonstrating repeatable quantum advantage on real-world industry problems and improving system usability to help transition the market from early-stage research adoption to scalable enterprise deployment with greater willingness to pay. We enable organizations to explore and deploy quantum computing solutions through intuitive and accessible user experiences across both on-premises and cloud-based environments. We believe that seamless integration with existing computing infrastructure and simplified user interfaces can reduce barriers to adoption.

We are also focused on delivering reliable, production-grade quantum computers that are designed to support long-term operational use. As the technology matures, we aim to develop standardized and cost-efficient quantum computing solutions that enable broader adoption across industries. We believe that increasing accessibility to quantum computing tools, education, and collaborative platforms will help organizations develop internal expertise and accelerate the development of practical applications.

As we continue to execute on our strategy, we believe we will benefit from a virtuous cycle in which our quantum computers and solutions provide a reliable, competitive platform for partners and customers, driving adoption of quantum computing technologies, which will further encourage investment in quantum computing and thereby accelerate our product roadmap.

Our Strengths

We organize our competitive strengths around a framework of strategic priorities, referred to as UNITE:

•

Unlocking Quantum Advantage: We develop universal, gate-model quantum computers based on the superconducting modality in order to meet the performance and reliability requirements of commercial problem sets. Quantum systems require tight integration across the QPU, control hardware, middleware, and software. Our systems have demonstrated a two-qubit gate fidelity of 99.93%, and our proprietary quantum error correction protocol will require 10x fewer physical qubits per logical qubit than the surface code. Our full-stack, vertically integrated approach enables end-to-end system optimization by balancing trade-offs across layers to maximize overall performance rather than optimizing components in isolation. We develop hardware-efficient algorithms and system engineering approaches designed to reduce hardware requirements and improve the efficiency of quantum computations. As of July 31, 2026, our intellectual property portfolio included 170 active patent families representing 339 patent applications and 130 issued patents worldwide. In addition, our intellectual property portfolio includes 25 trade secrets, 8 registered utility models, 14 design registrations and 44 trademark registrations covering our corporate brand, product names and system designs. These efforts are intended to support our long-term roadmap toward scalable and fault-tolerant quantum computers.

•

No. 1 for customers: We have delivered our full stack, open architecture on-premises quantum computers globally to a diverse customer base, including universities, HPC environments, and data centers. We have observed repeat purchases from certain customers as higher-capability systems become available. Our customer delivery includes both installation on customer site and customer services such as maintenance. We also provide access to our quantum computers through our cloud platform. In 2025, IQM generated revenue from 22 unique customers compared to eight unique customers in 2024. IQM’s customers are geographically diverse, coming from countries across Europe, APAC, North America and the Middle East. In each of 2025 and 2024, four customers individually contributed to 10% or more of total revenue during the respective years.

•

Industrial strength: Our vertically integrated infrastructure, including chip design, fabrication, system assembly, and data center operations allows us to maintain close feedback loops between hardware development, manufacturing, and system deployment. This integrated approach accelerates technology development, improves system reliability, and supports scalable production of quantum computers. We complement our internal infrastructure with a network of technology partners across the value chain, including partners in research and development, system integration, and cloud infrastructure. These partnerships are intended to diversify the supply chain, support system deployment, and enable integration of quantum computers into broader computing environments.

•

Transforming to scale: In addition to financing activities, we are funding our global expansion through commercial growth. Our revenue for the year ended December 31, 2025 was €31.3 million and for the six months ended June 30, 2026 was €8.9 million, and we have a strong order backlog of over €67 million. While we intend to continue to raise capital, we expect customer adoption to continue to provide significant resources to accelerate the development of our product roadmap.

•

Empowering our people: Our team includes more than 400 employees representing over 55 nationalities, with a significant portion of employees holding advanced degrees in physics, engineering and related technical fields. Our workforce includes physicists, engineers, software developers and semiconductor specialists with experience in quantum computing, cryogenic systems, high-performance computing and related disciplines. We benefit from our presence in Europe, which we believe provides access to a deep and concentrated pool of scientific talent and associated research institutions that are active in quantum technologies.

Our Technology

Superconducting quantum computers represent one of the most widely developed approaches in the industry and are used by several leading technology companies and research institutions. These systems utilize superconducting circuits fabricated using established semiconductor manufacturing techniques and typically operate at commercially available cryogenic temperatures to enable quantum behavior.

We believe superconducting technology offers several advantages, including high-speed quantum gate operations, strong qubit performance including but not limited to error correction result and the ability to manufacture quantum processors using semiconductor fabrication techniques.

We develop quantum processors based on transmon-style superconducting qubits and has created proprietary chip architectures and system designs intended to support improvements in qubit fidelity, system stability, and scalability. These include a hybrid chip architecture which allocates dedicated regions for quantum error-corrected memory and for high-speed logical operations, incorporating multiple connectivity patterns to optimize performance across workload types. In internal demonstrations, we have achieved 2-qubit fidelity of 99.93%, which it believes is broadly consistent with peer-reported results. We are also developing modular scaling approaches using chiplet-based architectures that allow multiple processor tiles to be connected and operated together.

Our systems are designed with open and modular architectures that allow integration with existing high-performance computing clusters. We believe that such integration is critical for enabling hybrid quantum–classical computing workflows and for supporting real-world computational applications.

Our systems and platforms are designed to provide open access and transparent workflows, rather than a “black box” user experience. We believe this approach supports ecosystem development by enabling partners and customers to contribute to technology improvements, including and not limited to the control stack and middleware, as well as applications and solutions.

Our Products

We offer a portfolio of quantum computers designed for different customer segments’ needs and use cases, including:

•

The IQM Spark system is a five-qubit quantum computer designed primarily for education and research environments. Spark systems are offered at a price point intended to enable universities and research institutions to deploy quantum computing infrastructure for teaching and early-stage experimentation.

•

The IQM Radiance system is designed for high-performance computing centers and is offered as an upgradeable platform, with systems currently spanning configurations from approximately 20 to 150 qubits. Radiance systems are typically deployed within supercomputing environments where quantum processors can operate alongside classical computing resources such as CPUs and GPUs.

•

The IQM Halocene system represents the next generation of our architecture and is designed to scale beyond 150 qubits while incorporating quantum error correction capabilities that are intended to support more advanced quantum applications.

Resonance Cloud Platform

We also offer Quantum as a Service through our Resonance cloud platform, which can be accessed from the IQM portal as well as through third-party cloud platforms such as AWS.

Software

Our software approach emphasizes an open and modular development environment and includes support for open-source frameworks such as Qrisp™, which we co-develop with research partners to support the broader developer community. Resonance also provides pulse-level access and error mitigation integration, giving full control of quantum error correction stack instead of a black-box solution to allow ecosystem development.

Our Infrastructure

Our ability to commercialize quantum computers is supported by investments in infrastructure and vertically integrated development capabilities across multiple layers of the quantum computing stack. We use our own proprietary EDA-software to accelerate chip design cycles, reduce costs and support performance optimization. We also operate a quantum chip fabrication facility where superconducting microchips are fabricated, packaged and 3D integrated into quantum processors using 200-millimeter silicon wafers. We have announced plans to expand our clean room facilities to support increased production capacity and continued development of our quantum processor technology.

In addition to chip fabrication, we operate a system assembly line where fabricated quantum processor chips are integrated into complete quantum computers together with other hardware components. These systems are subsequently delivered to customers, deployed in our own data center environments to support cloud services, or used internally for research and development purposes. We also operate quantum data center infrastructure, including facilities in Munich, Germany, which host quantum systems used for cloud access and system testing.

IQM uses commercially available cryogenic systems to maintain its quantum systems at temperatures in the millikelvin range. We currently have an established strategic relationship with Bluefors, located in Finland, to provide cryogenics systems.

Use of Artificial Intelligence

We use AI tools to support certain internal business operations. These include AI-enabled features incorporated in commercially available third-party software platforms, including Claude and Github Copilot, used by our employees for software development, requirements management, code review and general productivity purposes. We utilize these platforms in accordance with their standard terms of service, which include certain limitations on use that are not material to our business. We also utilize open source large language models hosted on our own computing infrastructure for selected internal workflows, and have developed certain machine learning models for internal use. We do not currently integrate AI into any of our customer-facing quantum computing products or services. We are also developing AI-integrated capabilities for potential incorporation into our products, though none are currently in production or commercially deployed.

Our Growth Strategy

We aim to achieve our mission of building world-leading quantum computers for the wellbeing of humankind by utilizing the following growth strategies:

•

Continue to invest in research and development and infrastructure expansion. We intend to continue to invest in research and development and infrastructure expansion in order to support the growth of the quantum computing industry and the execution of our technology roadmap. The development of quantum computers requires significant long-term investment in research, infrastructure and engineering capabilities. Current initiatives include, among other things, the expansion of quantum chip fabrication processes and facilities, increased testing and validation capabilities, continued development of new quantum processor architectures and investments in the infrastructure required to deploy and operate quantum computers at larger scale. These investments are intended to support the advancement of the Company’s quantum computing platform and the deployment of increasingly capable quantum systems.

•

Continue to advance our organizational capabilities. As part of our evolution into a scaling technology company, we are also investing in the professionalization of our operational processes, internal governance structures and organizational capabilities. These efforts include strengthening our operational and quality standards, derisking our supply chain, expanding program management and delivery capabilities and developing internal systems and processes designed to support larger-scale operations and customer deployments.

•

Consider strategic opportunities. We periodically evaluate strategic opportunities, including partnerships, technology collaborations and potential acquisitions, that may expand our capabilities, strengthen vertical integration within our technology platform or accelerate the development and commercialization of our quantum computers.

•

Pursue financing and capital allocation strategies that support long-term development. We believe that sustained investment in technology development, operational capabilities and organizational maturity will be important as quantum computers evolve toward larger-scale architectures and broader commercial adoption. IQM seeks to participate in public funding programs and research grants that support the development of quantum technologies and related infrastructure. We engage with national and international funding initiatives designed to advance quantum computing research and deployment. We believe that participation in such programs can support the development of our technology platform and infrastructure while partially offsetting certain research and development expenditures that might otherwise require shareholder capital.

Competition

The quantum computing industry is characterized by rapid technological innovation, significant research and development requirements, evolving customer needs, and competition across multiple hardware modalities.

Participants in the industry include large multinational technology companies, specialized quantum computing companies, government-funded research institutions, and emerging technology startups. Among these participants, some pursue full system delivery, while others focus on specific layers of the quantum computing stack.

Companies developing quantum computers are pursuing a range of hardware approaches, including different qubit modalities (such as superconducting circuits, trapped ions, neutral atoms, photonic systems, and semiconductor spin qubits among others), different computational models (including gate-based, measurement-based, and annealing architectures), and systems designed for either general-purpose (“universal”) computing or more specialized applications. Each approach exhibits distinct characteristics and trade-offs across potential problem classes and performance metrics.

Our current competitors primarily include other quantum computing and large technology companies building superconducting quantum computers, including Google, IBM, Microsoft and Rigetti Computing. We also compete with quantum computing companies utilizing other modalities, including trapped ions (IonQ and Quantinuum), photonics (Xanadu Quantum Technologies), neutral atoms (Pasqal and Atom Computing) and cat qubits (Alice & Bob), in our objective to develop quantum computers that reach quantum advantage.

We believe our primary direct competition is expected to come from other companies developing universal, gate-model quantum computers capable of meeting the performance and reliability requirements needed to address commercial problem sets. Competition is expected to be based on a number of factors, including:

•

technology, such as system performance at both the physical-qubit level (e.g., connectivity, two-qubit fidelity, and gate speed) and the logical-qubit level (e.g., logical error rates, code distance, and physical-qubit overhead), ease of integration into hybrid infrastructures and workflows, and the pace of innovation,

•

commercial traction and customer experience, including software usability, ability to develop and sustain long-term customer partnerships, quality of end-user support and service, and brand recognition and trust,

•	manufacturability and scalability of the QPU and integrated system, as well as system bill of materials and total cost of ownership,

•	scaling capability, including access to capital (both private and public) and enterprise-level organizational readiness and operational maturity, and

•	access to critical technical and commercial talent.

Different modalities offer different technical characteristics. Superconducting architectures are designed to support high-speed quantum gate operations and could leverage established semiconductor fabrication processes for chip manufacturing and system integration. Trapped ion systems are known for long qubit coherence times and high gate fidelity but may face challenges related to system scalability. Neutral atom systems allow flexible qubit arrangements and connectivity but require complex optical control systems. Photonic quantum systems use photons as carriers of quantum information and may offer advantages for networking or communication applications. Spin qubits seek to leverage established semiconductor fabrication techniques but remain in very early stages of development.

In addition to hardware development, the quantum computing ecosystem includes companies focused on quantum software, algorithms, and cloud-based access to quantum computing resources. Many industry participants including NVIDIA are developing hybrid computing models that integrate quantum processors with classical computing infrastructure such as HPC systems and cloud platforms.

Our People

As of August 1, 2026, our team included more than 400 employees representing over 55 nationalities, with a significant portion of employees holding advanced degrees in physics, engineering and related technical fields. The distribution of our employee base is heavily weighted towards technology and R&D activities, representing approximately 50% of the total workforce. Approximately 10% of our personnel are dedicated to sales and marketing efforts and approximately 40% of our employees contributing to general, administration and corporate functions or operations. Approximately 66% of our employees are located in Espoo, Finland and 24% of our employees are located in Munich, Germany. Approximately 10% of our employees are based at our regional locations across the world with presences in the United Kingdom, the United States and the Asia-Pacific region, and also across wider Europe.

In some circumstances, we utilize independent consultants and consulting agencies to fulfil certain projects and/or processes where there is only a temporary resourcing demand or specialist assignment. Where we have a strategic and more permanent hiring need in locations where it does not have a legal entity or appropriate personnel infrastructure, we may take advantage of “Employer of Record” agreements.

Our workforce is united by the following values, which define the principles and behaviors that guide our culture.

•

Collaboration: We operate through multidisciplinary teams working across functions and geographic locations, reflecting the collaborative nature of quantum computing research and development. Employees are encouraged to contribute their expertise and perspectives, and we frequently work in partnership with customers, research institutions and other collaborators to co-develop technologies and applications.

•

Trust: We emphasize trust and transparency in our operations. Employees are encouraged to openly discuss technical challenges and share lessons learned so that teams can improve systems and processes collectively. We also seek to base our technical and operational decisions on scientific evidence, data and engineering principles.

•

Ambition: We operate in a competitive global technology environment and encourage employees to pursue ambitious objectives in advancing our quantum computing platform. We emphasize initiative, practical execution and continuous improvement as we work to compete with larger technology organizations and develop scalable quantum computers.

There are many workplace initiatives in place to protect the integrity of our company culture, including the Employee Engagement Forum for which employee nominated representatives champion particular themes, meet together and with management periodically to discuss culture related developments, opportunities and challenges.

Intellectual Property

We rely on a combination of patents, trade secrets, trademarks, design rights, domain names, contractual protections and internal governance processes to protect our technology, products and brand. Our intellectual property strategy is intended to protect differentiated aspects of our quantum computing platform, preserve proprietary know-how, support freedom to operate and limit third parties from using similar inventions in competing products.

Our patent portfolio primarily covers technologies across the quantum computing stack, including QPU design, qubit control and readout mechanisms, fabrication processes, packaging and cryogenic systems, control electronics and system integration technologies. In recent years, we have also increased our patenting activity in middleware and software layers, including areas such as pulse control, auto-calibration, error mitigation, and error correction.

As of July 31, 2026, our intellectual property portfolio included 170 active patent families representing 339 patent applications and 130 issued patents worldwide. In addition, our intellectual property portfolio includes 25 trade secrets, 8 registered utility models, 14 design registrations and 44 trademark registrations covering our corporate brand, product names and system designs. We seek patent protection in jurisdictions that are strategically important to our business, including jurisdictions where we expect to have customers, where competitors operate, or where patent enforceability is considered important. Our core filing jurisdictions include the United States and Europe, with selective filings in additional jurisdictions depending on the strategic importance of specific inventions.

Of our 170 active patent families, 48 are unpublished patent (utility) applications.

In addition to patents, we rely on trade secrets and confidential information to protect certain aspects of our technology and operations that are not disclosed through patent filings. These trade secrets include proprietary materials and know-how related to processor design, fabrication processes, simulation models, system configurations, packaging designs, manufacturing processes and other technical information. We maintain internal policies and procedures designed to safeguard this information.

We generally require our employees and consultants to assign intellectual property created in the course of their work to us pursuant to contractual arrangements. We also use contractual provisions in collaboration, supplier and customer agreements to protect our intellectual property and to address ownership and use rights relating to jointly developed technology.

Certain elements of our intellectual property portfolio arise from collaborations with universities, research institutions and other partners. These arrangements may include technology transfer, joint ownership or licensing provisions relating to specific inventions or patent families.

We monitor the intellectual property landscape in the markets in which we operate and periodically conduct intellectual property reviews, including patentability, state-of-the-art and freedom-to-operate analyses in connection with research and development activities and product development. To our knowledge, we possess the intellectual property rights necessary to conduct our business as currently conducted in all material respects.

Regulation

We are subject to United States and international regulations on export controls, dual-use technologies, and sensitive research. We maintain robust compliance practices for handling classified projects and protected data.

Our operations are subject to various laws and regulations in the jurisdictions in which it operates, including those relating to export controls, dual-use technologies, data protection, environmental, health and safety matters, and government-funded research activities. In certain circumstances, we may also be subject to regulations relating to national security, defense-related technologies and other sensitive research areas. See “Risk Factors” for additional information regarding regulatory risks applicable to our business.

Our Facilities

Our principal executive offices are located in Espoo, Finland, where we lease approximately 7,250 square meters of corporate, research, development and fabrication space under several separate agreements, the last of which expires on December 30, 2030. We lease additional space in Espoo for the production, manufacture and delivery of our quantum computing products, as well as additional space in Munich, Germany. We believe these facilities are adequate to accommodate our current business requirements and anticipate that we will be able to obtain appropriate and additional capacity as needed under commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in legal proceedings relating to claims arising from the ordinary course of business. We are not currently subject to any pending or threatened claims or actions that we believe, if determined adversely to us, would reasonably be expected, individually or in the aggregate, to have a material adverse effect on our business, results of operations, financial condition or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to IQM and its subsidiaries.

The following discussion and analysis of our financial condition and results of operations should be read together with the “Business” section and with our consolidated financial statements and the notes thereto and other financial information, which are included elsewhere in this prospectus. Unless otherwise defined herein, all capitalized words and phrases used in this section shall have the meanings ascribed to them in the prospectus of IQM dated June 5, 2026 pursuant to Rule 423(b)(3) under the Securities Act of 1933. This discussion and analysis should also be read together with the pro forma combined financial information in the section of this prospectus titled “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this prospectus.

Overview

We are a global leader in superconducting quantum computers. We provide both on-premises full-stack quantum computers and a cloud platform to access our systems. We partner with a diverse range of customers globally, representing the largest known on-premises customer base in the quantum computing market. Our customers include leading high-performance computing centers, research laboratories, universities, and enterprises that require full access to quantum hardware and software.

We were founded in 2018 as a spin-out from Aalto University in Espoo, Finland, by a group of researchers with extensive experience in quantum computing and the development of quantum research laboratories. From our inception, we have focused on the development of superconducting quantum computers. Our early work included research and development related to qubit reset, readout technologies and thermal management, which are important components in the design and operation of scalable quantum processors. Since then, we have continued to advance our hardware architecture and related technologies, including the development of approaches involving digital-analog quantum computing.

Today, we deliver on-premises and cloud offerings via an open and collaborative approach. Our on-premises products include the IQM Spark, a five-qubit quantum computer designed primarily for education and research environments, and the IQM Radiance, a robust, field-tested quantum platform spanning configurations from approximately 20 to 150 qubits. We are also designing the IQM Halocene, our next-generation quantum computer designed to scale beyond 150 qubits and support advanced quantum applications. In addition, we make access to our quantum computers available to customers through our IQM Resonance cloud service, as well as through AWS’ Braket. We supplement these offerings with professional services, including training, maintenance and technical support, to empower our customers to turn quantum computing into real-world solutions.

Our business model primarily centers on the sale and installation of on-premises quantum computing systems as well as cloud-based access to our systems. These core offerings are supplemented with co-development projects, as well as professional services such as maintenance, support and training services. We differentiate ourselves from other quantum companies through a full-stack, hardware-driven approach combined with an open and modular software architecture. We design, fabricate, and integrate our own superconducting quantum processors, control electronics and software stack, with third party components, including cryogenic systems. This vertical integration enables the delivery of on-premises quantum computers into supercomputing and research centers, offering customers full control and data sovereignty that is particularly critical for governmental, scientific, defense, and sensitive industrial applications.

We generate revenue primarily from sales of our on-premises quantum computer systems, including co-development projects, and related professional services such as training, maintenance and technical support. In addition, we generate revenue from cloud-based usage of our quantum computers.

For the years ended December 31, 2025 and 2024, we generated revenue of €31.3 million and €16.4 million, respectively. For the years ended December 31, 2025 and 2024 our net loss was €54.4 million and €54.1 million, respectively. We have incurred significant operating losses since inception, and we expect to continue to incur significant losses for the foreseeable future as we continue to invest in research and development programs and commercial expansion. As of December 31, 2025, we had an accumulated deficit of €232.2 million.

Recent Developments

Business Combination

On February 22, 2026, IQM Finland Oy, IQM US LLC, Eclipse QC S.à r.l. and RAAQ entered into the Business Combination Agreement. The Business Combination was consummated on July 1, 2026, pursuant to which RAAQ merged with and into IQM US LLC, with IQM US LLC surviving as an indirect wholly owned subsidiary of IQM. Concurrently with the closing of the Business Combination, IQM completed a PIPE financing for aggregate gross proceeds of approximately $145.5 million. IQM received aggregate net proceeds of approximately $233.5 million from the Business Combination and the PIPE financing, taking into account the remaining funds in RAAQ’s trust account.

Separately from the Business Combination, we pursued an initial listing in Finland on the Nasdaq Helsinki exchange. On July 3, 2026, the listing was successfully completed, and our ordinary shares commenced trading on Nasdaq Helsinki.

Key Factors Impacting Our Performance

We believe that the performance and future success of our business depend on several factors. While these factors present significant opportunities, they also pose risks and challenges that we must address to improve our results of operations.

Technologically Advanced Product Portfolio

Our success depends in part on our ability to deliver high-performance quantum computers and related solutions designed to meet the evolving requirements of our customers, including research institutions, governments and enterprises. We specialize in building quantum computers for high-performance computing, research applications and industry use-cases, and our technology focuses on scalable architecture and integrated quantum processors designed for fault-tolerant systems. Our technology roadmap includes advancing qubit fidelity, error correction, and modular designs to enable large-scale quantum systems. We intend to invest heavily in research and development to extend our technology leadership and advance our portfolio of quantum computers.

Expansion of Partnerships

Our success also depends in part on our ability to identify and enter into strategic partnership opportunities to accelerate the development of our technological capabilities and the broader quantum computing ecosystem.

To date, we have established partnerships with major research institutions and government agencies across Europe, North America and Asia. We are also working on projects with various industrial partners to develop solutions for quantum-based applications in material science, finance, energy, chemistry, and logistics. We intend to continue to seek new partnership opportunities that we believe accelerate our technology roadmap and growth strategy.

Customer Acquisition and Retention

Our success in achieving our growth objectives will depend on our ability to increase adoption of quantum computing technology and sales of our quantum computers. We believe that we are well-positioned to benefit from the development of quantum computing technology. As adoption of quantum computing technology increases, we believe the intuitive and accessible user experience provided by our quantum computers will enable us to attract new customers and commercial partners. As we execute on our strategy, we believe the reliability and use of our platform will create virtuous network effects, driving adoption of quantum computing technologies, which will further encourage investment in quantum computing and thereby accelerate our product roadmap.

Our ability to attract new and retain existing customers will depend on a number of factors, including the technological capabilities of our quantum computers, the offerings of our competitors and the effectiveness of our go-to-market and partnership activities. We will need to dedicate significant resources to further develop our commercial and manufacturing capabilities.

Industry Trends

The quantum computing market is projected to grow significantly as industries seek solutions for optimization, material science, and cryptography. To date, we have benefited from Europe’s strong push for technological sovereignty and quantum investments. However, the industry is characterized by rapid technological development, and global competition from North American and Asian players with larger funding pools poses a risk. Our success will depend on our ability to achieve quantum advantage and demonstrate practical use cases for our quantum computers. Additionally, the demand for talent is increasing as the quantum computing market grows, creating challenges for companies in the industry to attract and retain talent, leading to talent shortages. Classical computing is also advancing technologically which could delay quantum adoption.

Availability of Capital

The success of our growth strategy is contingent upon significant and sustained capital investment to achieve the necessary technological and commercial scale. We intend to invest significantly to accelerate our technology roadmap and scale our manufacturing processes. Realizing our growth objectives will require material financial commitment to both hardware infrastructure development and the expansion of our scientific and commercial teams to support and service a global customer base. Our ability to secure adequate capital will therefore be critical to achieve our growth objectives and facilitate enterprise adoption of quantum computing.

Macroeconomic Environment

Our results of our operations may vary based on the impact of changes in the global economy. Negative conditions in the general economy in countries where we operate, including conditions resulting from changes in gross domestic product growth, inflation, interest rates, financial and credit market fluctuations, international trade relations and tariffs, pandemics, political turmoil, natural catastrophes, warfare, terrorist attacks, and geopolitical impacts on global supply chains, could negatively affect our business, including progress toward the development of quantum computing. It is not possible at this time to estimate the long-term impact that these and related events could have on our business, as this will depend on future developments that are highly uncertain and cannot be predicted. If any such adverse conditions occur, persist and deepen, our customers may slow their spending on quantum computing technology and we may experience a decrease in demand for our products. We may also experience an inability to access additional capital if needed which could negatively impact our liquidity.

Key Components of Results of Operations

Revenue from Contracts with Customers

We primarily generate revenue from sales of our on-premises quantum computer systems, including co-development projects, and related professional services such as training, maintenance and technical support. In addition, we generate revenue from cloud-based usage of our quantum computers.

We recognize revenue from sales of customized quantum computer systems over time and recognize at a point in time when control transfers to the customer for standardized products or system sales. Revenue from cloud-based access is recognized based on usage. Revenue from service, maintenance, and technical support is recognized over time on a straight-line basis over the contract term. Training revenue is either recognized as part of performance obligation of a delivery project or as separate performance obligation at point in time when the service is delivered.

Cost of Revenue

Cost of revenue consists primarily of all direct and indirect expenses related to delivering projects, which typically involve the design, fabrication, delivery, and installation of advanced quantum computing systems. The costs are directly linked to the performance obligations under customer contracts. Cost of revenue also includes depreciation and amortization of assets which support the delivery of our projects, as well as costs related to logistics and warranty. In addition, there are allocated overhead costs for corporate functions and related costs such as depreciation, healthcare benefits, training and software.

Operating Expenses

Selling expenses

Selling expenses consist primarily of personnel-related expenses, including salaries, bonuses, benefits, stock-based compensation and social security for sales and business development personnel, marketing activities, advertising, travel expenses related to sales activities, external agency support, and public engagement initiatives. Selling expenses also include costs related to customer success teams and technical support staff. In addition, a portion of overhead costs are allocated to selling expenses for corporate functions and related costs such as depreciation, healthcare benefits, training and software.

General and Administrative Expenses

General and administrative expenses primarily consist of personnel-related expenses, including salaries, bonuses, benefits, stock-based compensation and social security for personnel in corporate functions such as finance, legal, human resources, and executive management. Fees for external consultants and professional service providers supporting strategic and compliance-related activities as well as communications and enterprise IT infrastructure costs are also included in general and administrative expenses. There is also a portion of overhead costs allocated to general and administrative expenses for corporate functions and related costs such as depreciation, healthcare benefits, training and software.

Research and Development Expenses

Research and development expenses relate to the advancement of our quantum computing technologies and system integration capabilities. These include personnel-related expenses, including salaries, bonuses, benefits, stock-based compensation and social security for physicists, engineers, and other technical staff involved in hardware, software, and algorithm development related to our quantum computers. Research and development costs also include expenses for specialized equipment, development software, as well as infrastructure costs such as computer resources, hosting services, and data centers which support these activities. Additionally, a portion of overhead costs are allocated to research and development expenses for corporate functions and related costs such as depreciation, healthcare benefits, training and software.

Impairment losses on financial assets

Impairment losses on financial assets include the allowance for expected credit losses on trade receivables.

Other operating income

Other operating income consists primarily of income from government grants.

Other operating expenses

Other operating expenses consist of an impairment loss recognized on property, plant and equipment in 2025.

Result of Operations

Comparison of the Periods Ended June 30, 2026, and 2025

The following table sets forth our results of operations for the periods presented:

	For the three months ended June 30,		Change		For the six months ended June 30,		Change
in EUR thousand	2026	2025	Amount	%	2026	2025	Amount	%
Revenue from contracts with customers	6,683	5,233	1,450	28%	8,870	6,034	2,836	47%
Cost of revenue	(3,623)	(3,159)	(465)	15%	(5,265)	(3,627)	(1,638)	45%

Gross profit	3,060	2,075	985	47%	3,604	2,407	1,197	50%
Gross margin	46%	40%	—	—	41%	40%	—	—

Selling expenses	(3,805)	(1,385)	(2,420)	NM	(7,049)	(2,366)	(4,683)	NM
General and administrative expenses	(15,450)	(4,380)	(11,071)	NM	(26,201)	(6,912)	(19,289)	NM
Research and development expenses	(16,285)	(11,813)	(4,472)	38%	(34,047)	(25,650)	(8,396)	33%
Impairment losses (including reversals of impairment losses) on financial assets	(133)	4	(138)	NM	20	(4)	24	NM
Other operating income	1,719	576	1,143	NM	3,142	938	2,204	NM
Other operating expenses	—	(46)	46	NM	(7)	(48)	41	-86%

Operating loss	(30,895)	(14,968)	(15,927)	NM	(60,537)	(31,635)	(28,902)	91%

Finance income	1,700	626	1,073	NM	5,067	969	4,098	NM
Finance costs	(7,336)	(607)	(6,730)	NM	(19,400)	(3,850)	(15,551)	NM

Loss before income tax	(36,532)	(14,948)	(21,584)	NM	(74,871)	(34,516)	(40,354)	NM

Income tax	(22)	(57)	35	-62%	(27)	(59)	32	-54%

Loss for the period	(36,554)	(15,005)	(21,549)	NM	(74,897)	(34,575)	(40,322)	NM

Revenue from Contracts with Customers

Revenue increased by EUR 2.8 million, or 47%, to EUR 8.9 million for the six months ended June 30, 2026 as compared to EUR 6.0 million for the six months ended June 30, 2025. Revenue increased by EUR 1.4 million, or 28%, to EUR 6.7 million for the three months ended June 30, 2026 as compared to EUR 5.2 million for the three months ended June 30, 2025.

The increases were primarily driven by standardized quantum computer system delivery and higher continued progress on customer projects for which revenue is recognized over time, compared to the corresponding periods in 2025.

We expect revenue to grow as we deliver against both our order backlog and new orders and achieve milestones on our technology roadmap.

Cost of Revenue

Cost of revenue increased by EUR 1.6 million, or 45%, to EUR 5.3 million for the six months ended June 30, 2026 as compared to EUR 3.6 million for the six months ended June 30, 2025. Cost of revenue increased by EUR 0.5 million, or 15%, to EUR 3.6 million for the three months ended June 30, 2026 as compared to EUR 3.2 million for the three months ended June 30, 2025.

The increases were primarily in line with the higher revenue generated during the respective periods and reflected the increased use of personnel and material resources required to support higher sales volumes and progress on customer projects.

We expect cost of revenue to increase with growing sales of our quantum computer systems.

Operating Expenses

Selling Expenses

Selling expenses increased by EUR 4.7 million to EUR 7.0 million for the six months ended June 30, 2026 as compared to EUR 2.4 million for the six months ended June 30, 2025. Selling expenses increased by EUR 2.4 million to EUR 3.8 million for the three months ended June 30, 2026 as compared to EUR 1.4 million for the three months ended June 30, 2025.

The increase for the six months ended June 30, 2026 was primarily due to an increase of EUR 2.2 million in personnel-related costs, an increase of EUR 0.5 million in consulting fees, and an increase of EUR 0.2 million in conference expenses, trade shows and other marketing related events.

The increase for the three months ended June 30, 2026 was mainly attributable to higher personnel-related costs of EUR 1.4 million, consulting fees of EUR 0.3 million, and expenses for conferences, trade shows and other marketing-related events of EUR 0.1 million.

We expect selling expenses to increase due to a scale up in the sales force as well as higher marketing expenses.

General and Administrative Expenses

General and administrative expenses increased by EUR 19.3 million to EUR 26.2 million for the six months ended June 30, 2026 as compared to EUR 6.9 million for the six months ended June 30, 2025. General and administrative expenses increased by EUR 11.1 million to EUR 15.5 million for the three months ended June 30, 2026 as compared to EUR 4.4 million for the three months ended June 30, 2025.

The increase in the six months and three months ended June 30, 2026 were primarily attributable to approximately EUR 9.9 million of transaction costs incurred in connection with the business combination and the commencement of US trading, the PIPE agreements and the Finnish initial public offering, as discussed above.

Ordinary general and administrative expenses also increased during the period, primarily due to EUR 5.0 million higher personnel-related expenses resulting from the expansion of the workforce and increased share-based payment expenses. In addition, accounting and audit expenses increased by EUR 1.6 million, mainly reflecting the enhanced financial reporting, audit and regulatory requirements associated with becoming a publicly listed company.

We expect general and administrative expenses to increase due to the overall growth of the business. However, this will be partially offset by a decrease in listing related costs.

Research and Development Expenses

Research and development expenses increased by EUR 8.4 million, or 33%, to EUR 34.0 million for the six months ended ended June 30, 2026 as compared to EUR 25.7 million for the six months ended June 30, 2025. Research and development expenses increased by EUR 4.5 million, or 38%, to EUR 16.3 million for the three months ended June 30, 2026 as compared to EUR 11.8 million for the three months ended June 30, 2025.

The increase in research and development expenses was primarily driven by the continued expansion of the Company’s quantum computing development activities. This included higher personnel-related costs as well as increased expenditure for prototype development, testing, laboratory equipment and materials.

We expect research and development expenses to increase due to overall growth of the business and progress on our technology roadmap.

Impairment Losses on Financial Assets

Expected credit losses on trade receivables and contract assets decreased by EUR 24 thousand, resulting in a net reversal of the expected credit loss allowance of EUR 20 thousand for the six months ended June 30, 2026, compared with expected credit losses of EUR 4 thousand for the six months ended June 30, 2025.

For the three months ended June 30, 2026, movement allowance on financial assets and contract assets increased by EUR 138 thousand to EUR 133 thousand, compared with a reversal of movement allowance of EUR 4 thousand for the three months ended June 30, 2025.

The decrease for the six months ended June 30, 2026 primarily reflects the reversal of previously recognized movement allowances following improved collection expectations and the settlement of certain outstanding receivables. The increase for the three months ended June 30, 2026 was mainly driven by the recognition of additional movement allowances on specific trade receivables and contract assets based on updated assessments of their recoverability.

Other Operating Income

Other operating income increased by EUR 2.2 million to EUR 3.1 million for the six months ended June 30, 2026 as compared to EUR 0.9 million for the six months ended June 30, 2025. Other operating income increased by EUR 1.1 million to EUR 1.7 million for the three months ended June 30, 2026 as compared to EUR 0.6 million for the three months ended June 30, 2025.

The increase was mainly driven by higher grant income resulting from newly funded research and development projects.

Financial Result

Finance Income

Finance income increased by EUR 4.1 million to EUR 5.1 million for the six months ended June 30, 2026 as compared to EUR 1.0 million for the six months ended June 30, 2025. Finance income increased by EUR 1.1 million to EUR 1.7 million for the three months ended June 30, 2026 as compared to EUR 0.6 million for the three months ended June 30, 2025.

The increase was largely driven by fair value gains of EUR 4.1 million on financial assets measured at fair value through profit or loss, arising from fluctuations in the foreign currency component of the PIPE subscription agreements entered into during the six months ended June 30, 2026.

Finance Costs

Finance costs increased by EUR 15.6 million to EUR 19.4 million for the six months ended June 30, 2026 as compared to EUR 3.8 million for the six months ended June 30, 2025. Finance costs increased by EUR 6.7 million to EUR 7.3 million for the three months ended June 30, 2026 as compared to EUR 0.6 million for the three months ended June 30, 2025.

The increase was primarily attributable to a share price-driven increase in the fair value of the Kreos Loan warrants of EUR 5.1 million, an increase of EUR 9.0 million in the fair value of the derivative financial liability relating to the conversion option embedded in the Aalto loan agreement, and revisions to the estimated future cash flows of the Kreos Loan.

As the Company exercised its prepayment option, the Kreos loan agreement was terminated. As a result, the deferred transaction costs attributable to Tranche B in the amount of EUR 2,196 thousand were expensed in full as of June 30, 2026.

Comparison of the Year Ended December 31, 2025, and 2024

The following table sets forth our results of operations for the years presented:

	Year ended December 31,		Change
in EUR thousand	2025	2024	Amount	%
Revenue from contracts with customers	31,333	16,436	14,897	91%
Cost of revenue	(16,350)	(11,353)	(4,997)	44%

Gross profit	14,983	5,083	9,900	195%
Gross margin	48%	31%	—	—

Selling expenses	(5,879)	(4,451)	(1,428)	32%
General and administrative expenses	(18,475)	(12,401)	(6,074)	49%
Research and development expenses	(50,676)	(42,416)	(8,260)	19%
Impairment losses (including reversals of impairment losses) on financial assets	(182)	19	(201)	NM
Other operating income	3,945	4,130	(186)	(4)%
Other operating expenses	(1,778)	(0)	(1,778)	NM

Operating loss	(58,063)	(50,037)	(8,027)	16%

Finance income	10,220	1,246	8,974	NM
Finance costs	(6,213)	(5,312)	(901)	17%

Loss before income tax	(54,056)	(54,103)	47	0%

Income tax	(333)	(2)	(331)	NM

Loss for the year	(54,389)	(54,105)	(284)	1%

Revenue from Contracts with Customers

Revenue increased by €14.9 million, or 91% year-over-year, to €31.3 million for the year ended December 31, 2025 as compared to €16.4 million for the year ended December 31, 2024. The increase in revenue was primarily driven by the conversion of €18.4 million of year-end 2024 backlog into recognized revenue in 2025 as well as the recognition of €12.9 million from new orders as revenue in 2025.

Revenue from the sale of on-premises quantum computer systems increased by €15.6 million, or 104% to €30.6 million for the year ended December 31, 2025, compared to €15.0 million for the year ended December 31, 2024, driven by the conversion of year-end backlog and recognition of new orders as revenue in 2025 as noted above. Revenue from professional services increased by EUR 0.1 million in 2025 from nil in 2024, driven by increased support services as a result of the increase in hardware sales. Revenue from cloud based usage increased by €0.2 million, or 492%, to €0.3 million for the year ended December 31, 2025 from €48 thousand for the year ended December 31, 2024, driven by increased usage of, and number of subscribers to, our quantum computing platform. Revenue from co-development projects decreased by €1.1 million, or 76%, to €0.3 million for the year ended December 31, 2025 from €1.4 million for the year ended December 31, 2024, due to increased focus on hardware sales.

Cost of Revenue

Cost of revenue increased by €5.0 million, or 44%, to €16.3 million for the year ended December 31, 2025 as compared to €11.4 million for the year ended December 31, 2024. The increase in cost of revenue was primarily driven by an increase in consumption of materials and resources used in production and delivery of our quantum computing systems of €3.7 million.

Operating Expenses

Selling Expenses

Selling expenses increased by €1.4 million, or 32%, to €5.9 million for the year ended December 31, 2025 as compared to €4.5 million for the year ended December 31, 2024. The increase was primarily due to an increase of €1.0 million in personnel-related costs, an increase of €0.1 million in consulting fees, and an increase of €0.1 million in conference expenses, trade shows and other marketing-related events.

General and Administrative Expenses

General and administrative expenses increased by €6.1 million, or 49%, to €18.5 million for the year ended December 31, 2025 as compared to €12.4 million for the year ended December 31, 2024. The increase was primarily due to an increase of €2.5 million in personnel-related costs from expanded headcount and an increase of €1.9 million in consulting and professional fees.

Research and Development Expenses

Research and development expenses increased by €8.3 million, or 19%, to €50.7 million for the year ended December 31, 2025 as compared to €42.4 million for the year ended December 31, 2024. The increase was primarily due to an increase of €6.7 million in personnel-related costs.

Impairment Losses on Financial Assets

Impairment losses on financial assets increased by €0.2 million to €0.2 million for the year ended December 31, 2025 as compared to €19 thousand for the year ended December 31, 2024. The increase was mainly driven by greater expected credit losses due to an increase in trade receivables.

Other Operating Income

Other operating income decreased by €0.2 million, or 4%, to €3.9 million for the year ended December 31, 2025 as compared to €4.1 million for the year ended December 31, 2024. The decrease was mainly driven by lower grant income following the completion of certain R&D funded projects.

Other Operating Expenses

Other operating expenses increased by €1.8 million to €1.8 million for the year ended December 31, 2025 as compared to nil for the year ended December 31, 2024. The increase was mainly driven by the recognition of a €1.7 million impairment of property, plant and equipment relating to hardware that management has deemed to not meet requirements for usage and intends to sell within next 12 months.

Financial Result

Finance Income

Finance income increased by €9.0 million to €10.2 million for the year ended December 31, 2025 as compared to €1.2 million for the year ended December 31, 2024. The increase was largely driven by an increase of €1.9 million in interest income of financial assets measured at amortized cost and an increase of €7.1 million in fair value gains from financial liabilities relating to a derecognition of a derivative financial liability related to the repayment of a convertible loan.

Finance Costs

Finance costs increased by €0.9 million to €6.2 million for the year ended December 31, 2025 as compared to €5.3 million for the year ended December 31, 2024. The increase was largely driven by €4.4 million in early repayment fees for a convertible loan.

Key Operating Metric

In addition to the measures presented in our consolidated financial statements, we use Order Backlog as an indicator of future revenues from existing signed orders. This approach provides management with a transparent bridge from confirmed orders to revenue, linking sales performance with revenue realization, while remaining consistent with the external definition of backlog as confirmed, not yet recognized orders.

We believe this metric provides useful information for the market to understand and evaluate our results of operations in the same manner as our management team.

Order Backlog represents the value of binding customer orders that have been confirmed but not yet recognized as revenue at a point in time. We calculate Order Backlog as the point in time balance of Order Intake less recognized revenue. Order Intake represents the total monetary value of binding customer orders signed during the period, excluding pipeline or expected orders, and reflects new business secured and future revenue generation.

This metric is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with IFRS Accounting Standards, and may differ from similarly titled metrics or measures presented by other companies. Certain judgments and estimates are inherent in our processes to calculate this metric.

The table below sets forth our Order Backlog (movement) as of June 30, 2026 and June 30, 2025.

	For the three months ended June 30,		Change		For the six months ended June 30,		Change
in EUR thousand	2026	2025	Amount	%	2026	2025	Amount	%
Order Backlog at the beginning of reporting period	65,457	74,680	(9,223)	-12%	67,321	30,132	37,190	123%

Total Order Intake	10,332	6,144	4,188	68%	10,654	51,493	(40,839)	-79%
Hardware and service	9,871	6,073	3,798	63%	9,871	51,073	(41,202)	-81%
Cloud platform	194	72	122	NM	267	72	195	NM
Other	267	—	267	NM	517	349	168	48%

Total recognized revenue	6,684	5,233	1,450	28%	8,870	6,034	2,836	47%
Hardware and service	6,356	5,225	1,130	22%	8,276	5,654	2,622	46%
Cloud platform	73	8	65	NM	144	31	113	NM
Other	255	—	255	NM	450	349	101	NM

Order Backlog at the end of reporting period	69,106	75,591	(6,485)	-9%	69,106	75,591	(6,485)	-9%

Order Backlog increased by EUR 1.8 million, or 3%, to EUR 69.1 million during the six months ended June 30, 2026. The Group calculates Order Backlog as the point in time balance of Order Intake less recognized revenue. Order Intake represents the total monetary value of binding customer orders signed during the period, excluding pipeline or expected orders, and reflects new business secured and future revenue generation. For the six months ended June 30, 2025, Order Intake amounted to EUR 51.5 million while revenue recognition was comparatively low and amounted to EUR 6.0 million. That strong Order Intake in 2025 is still feeding revenue today, with recognized revenue rising by 47% to EUR 8.9 million for the six months ended June 30, 2026.

In July 2026, after the reporting date, the Company entered into an additional customer agreement for the development, manufacture and delivery of quantum computing hardware, with a contract value of EUR 33.0 million.

The table below sets forth our Order Backlog (movement) as of December 31, 2025 and December 31, 2024.

	Year ended December 31,		Change
in EUR thousand	2025	2024	Amount	%
Order Backlog at the beginning of year	30,132	11,417	18,715	62%
Total Order Intake	68,522	35,150	33,372	49%
Hardware and service	67,597	34,736	32,861	49%
Cloud platform	576	389	187	32%
Other	349	25	324	93%

Total recognized revenue	31,333	16,436	14,897	48%
Hardware and service	30,700	14,962	15,738	51%
Cloud platform	284	48	235	83%
Other	349	1,425	(1,076)	NM

Order Backlog at the end of year	67,321	30,132	37,190	55%

Order Backlog increased €37.2 million as of December 31, 2025. This represented an increase of 55% from the preceding fiscal year. The growth in backlog was driven by rising demand for quantum computing, the acquisition of significant multi-year customer contracts, and the company’s expansion of R&D and production capacity to deliver highly specialized and innovative technologies.

The Group generated revenue from hardware and services primarily from the sale of on-premises quantum computer systems amounting to EUR 30,588 thousand (2024: EUR 14,962 thousand) and from professional services amounting to EUR 112 thousand (2024: EUR nil thousand). Revenue from cloud based usage of the Group’s quantum computing platform amounted to EUR 284 thousand in 2025 (2024: EUR 48 thousand). The category “Other” comprises revenue from co development projects amounting to EUR 349 thousand (2024: EUR 1,425 thousand).

Liquidity and Capital Resources

As of June 30, 2026, we held cash of EUR 113.4 million and have, to-date, primarily funded our operations through issuances of equity securities, raising net proceeds of EUR 489.5 million, as well as borrowings under debt facilities. Following the closing of the Business Combination on July 1, 2026 we held cash of EUR 309.4 million. Based on current forecasts, management believes our existing resources are sufficient to meet operating and capital expenditure needs for at least the next twelve months from this reporting date. We anticipate that we will meet our long-term cash requirements and obligations through operating cash flows and future equity or debt financings.

We have incurred net losses since inception and experienced negative cash flows from operations. During the six months ended June 30, 2026 and 2025, we incurred net losses of EUR 74.9 million and EUR 34.6 million, respectively. For the three months ended June 30, 2026 and 2025, our net loss was EUR 36.6 million and EUR 15.0 million, respectively. As of June 30, 2026, we had an accumulated deficit of EUR 307.1 million. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development programs.

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditure as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from cloud-based quantum computer offering and our professional services, we expect to finance our cash needs through public or private equity or debt financings or other capital sources. However, we may be unable to raise additional funds or enter into such other arrangements, when needed, on favorable terms or at all. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, or substantially reduce our development efforts. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

Prepayment notice of Kreos Capital loan and Warrants Exercise

We are party to a loan and security agreement (the “Kreos Loan Agreement”) with Kreos Capital VII (UK) Limited (“Kreos”), dated December 23, 2025. The Kreos Loan Agreement provides for a term loan facility of up to EUR 50.0 million aggregate principal amount, to be drawn in two loans: (i) a first loan of EUR 5.0 million, to be drawn in one tranche on or prior to January 15, 2026, and (ii) a second tranche of EUR 45.0 million, to be drawn in one or more tranches on or prior to July 31, 2026. On January 15, 2026, we drew EUR 5.0 million pursuant to the first loan under the Kreos Loan Agreement.

By the end of June 2026, we delivered a prepayment notice to Kreos pursuant to which we elected to prepay the outstanding principal amount under the Kreos Loan Agreement amounting to EUR 5.0 million. As a result of the notice, the outstanding loan amount was repaid in full on July 31, 2026, after the reporting date, together with accrued interest, a contractual prepayment fee of EUR 0.8 million and any other amounts due under the Kreos Loan Agreement. Following completion of the prepayment, no further amounts will be available to be drawn under the Kreos Loan Agreement.

In connection with our entry into the Kreos Loan Agreement, we issued warrants (the “Kreos Warrants”) to Kreos Capital to acquire a number of our ordinary shares equal to EUR 5.0 million divided by the applicable subscription price. On July 9, 2026, subsequent to the reporting date, Kreos Capital exercised the Kreos Warrants in accordance with their contractual terms. As a result of the exercise, the Kreos Warrants were settled through the issuance of ordinary shares and ceased to be outstanding.

Conversion of Loan Agreements with Aalto University Foundation SR

We were party to two convertible loan agreements (collectively, the “Aalto Loan Agreements”) with Aalto University Foundation SR (“Aalto”), dated September 14, 2021, pursuant to which we borrowed an aggregate of €7.8 million. Borrowings under the Aalto Loan Agreements were repayable upon the earlier of (i) the occurrence of specified corporate events, including a listing of our ordinary shares on the Helsinki Stock Exchange or another recognized stock exchange, certain sales of a significant portion of our assets or the liquidation of our company; or (ii) the tenth anniversary of the respective effective date.

Borrowings under the Aalto Loan Agreement do not bear contractual interest. Borrowings under the Aalto Loan Agreement included a contractual conversion feature, pursuant to which Aalto may convert the principal amount outstanding under the Aalto Loan Agreement into a number of our ordinary shares at a predefined conversion price. The conversion feature is accounted for as embedded derivative financial liabilities measured at fair value through profit or loss.

On June 18, 2026, the two convertible loans under the Aalto Loan Agreements with Aalto were fully converted into equity in accordance with their contractual terms. Immediately prior to the conversion, the embedded derivative financial liability was remeasured at fair value, resulting in a fair value loss of EUR 9.0 million recognized within finance expenses for the six months ended June 30, 2026. Upon conversion, the carrying amounts of both the host loan liability and the embedded derivative financial liability were derecognized and recognized directly in equity. Accordingly, no Aalto loan liability remained outstanding as of June 30, 2026.

Material Cash Requirements

Our material contractual commitments as of June 30, 2026 primarily relate to purchases of production material, transaction and placement fees, capital expenditures and existing lease commitments.

Certain material transaction fees became payable upon closing of the Business Combination and the PIPE agreements, after the reporting date on July 1, 2026. A significant portion of the underlying services had already been rendered during the six months ended June 30, 2026. The related fees amounted to EUR 13.5 million in aggregate.

As of June 30, 2026, we have total lease obligations of EUR 15.2 million, with EUR 2.8 million payable within 12 months. Other than lease commitments, capital expenditures and production material purchases, cash requirements for fiscal year 2026 are expected to consist primarily of operating expenses.

Cash Flows

The following table sets forth our cash flows for the periods ended June 30, 2026 and 2025.

	For the six months ended June 30,
in EUR thousand	2026	2025
Net cash (used in) provided by:
Operating activities	(50,003)	(27,461)
Investing activities	(5,188)	(2,086)
Financing activities	22,008	125,713
Effect of exchange rate changes on cash and cash equivalents	63	(40)

Net increase (decrease) in cash and cash equivalents	(33,184)	96,166

Cash Flows Used in Operating Activities

Net cash used in operating activities during the six months ended June 30, 2026 was EUR 50.0 million, resulting primarily from a net loss of EUR 74.9 million, adjusted for non-cash charges including depreciation and amortization of EUR 6.5 million and share-based compensation related expenses of EUR 8.8 million as well as finance costs of EUR 14.2 million. These were partially offset by changes in inventories of EUR 12.0 million, EUR 7.4 million in working capital adjustments and other non-cash items of EUR 0.1 million.

Net cash used in operating activities during the six months ended June 30, 2025 was EUR 27.5 million, resulting primarily from a net loss of EUR 34.6 million, adjusted for non-cash charges including depreciation and amortization of EUR 6.2 million. These were partially offset by changes in inventories of EUR 2.2 million, EUR 1.7 million in working capital adjustments and other non-cash items of EUR 0.3 million. Additional adjustments included EUR 2.3 million in share-based payments, and EUR 2.8 million in finance cost.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the six months ended June 30, 2026 was EUR 5.2 million representing additions of EUR 7.2 million in property and equipment primarily related to the development and upgrade of our quantum computing systems. This outflow was partially offset by interest received of EUR 1.0 million. In addition, during the six months ended June 30, 2026, an industrial system under development, which was presented within other current assets as of year-end due to our intention to sell the asset back to the supplier, was sold to the original supplier for EUR 1.0 million.

Net cash used in investing activities during the six months ended June 30, 2025 was EUR 2.1 million, primarily due to purchases of property, plant, and equipment totaling EUR 2.7 million. This outflow was partially offset by interest received of EUR 0.6 million.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2026 was EUR 22.0 million, primarily reflecting exercise of warrants of EUR 20.5 million and proceeds from loans and borrowings relating to the Kreos Loan agreement net of paid transaction costs of EUR 4.2 million. This inflow was partially offset by repayments of lease liabilities of EUR 1.3 million and interest paid of EUR 0.6 million.

Net cash provided by financing activities during the six months ended June 30, 2025 was EUR 125.7 million, primarily driven by proceeds from equity contribution of EUR 155.6 million and share buybacks of EUR 22.4 million. This inflow was partially offset by repayments of lease liabilities of EUR 1.9 million and interest paid of EUR 0.4 million.

The following table sets forth our cash flows for the years ended December 31, 2025 and 2024.

	Year ended December 31,
in EUR thousand	2025	2024
Net cash (used in) provided by:
Operating activities	(57,197)	(39,470)
Investing activities	(9,597)	(11,486)
Financing activities	196,149	11,533
Effect of exchange rate changes on cash and cash equivalents	(57)	30

Net increase (decrease) in cash and cash equivalents	129,355	(39,424)

Cash Flows Used in Operating Activities

Net cash used in operating activities during the year ended December 31, 2025 was €57.2 million, resulting primarily from a net loss of €54.4 million, adjusted for non-cash charges including depreciation and amortization of €14.8 million, and €1.2 million in gain on sale of property, plant and equipment. These were partially offset by changes in inventories of €7.8 million, €14.1 million in working capital adjustments and other non-cash items of €0.6 million. Additional adjustments included €6.3 million in share-based payments and €4.2 million in finance cost.

Net cash used in operating activities during the year ended December 31, 2024 was €39.5 million, resulting primarily from a net loss of €54.1 million, adjusted for non-cash charges including depreciation and amortization of €11.6 million. Changes in working capital reflected cash outflow from inventories of €1.0 million, contract assets of €0.6 million, other assets of €2.3 million, trade payables of €3.7 million, and contract liabilities of €2.9 million. These were partially offset by changes in employee benefits of €0.3 million and other liabilities of €1.5 million. Additional adjustments included €2.6 million in share-based payments, and €4.1 million in finance cost.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the year ended December 31, 2025 was €9.6 million representing additions of €11.5 million in property and equipment primarily related to the development and upgrade of our quantum computing systems. This outflow was partially offset by interest received of €1.9 million.

Net cash used in investing activities during the year ended December 31, 2024 was €11.5 million, primarily due to purchases of property, plant, and equipment totaling €11.5 million.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities during the year ended December 31, 2025 was €196.1 million, primarily reflecting proceeds from equity contributions received of €282.2 million, offset by the repayment of loans of €41.0 million and the repurchase of treasury shares of €29.5 million.

Net cash provided by financing activities during the year ended December 31, 2024 was €11.5 million, primarily driven by proceeds from loans and borrowings of €15.0 million. This inflow was partially offset by repayments of loans and borrowings of €1.0 million, repayments of lease liabilities of €3.5 million, and interest paid of €1.2 million.

Research and Development, Patents and Licenses

For a detailed analysis of research and development policies and costs, see “Business – Intellectual Property” and discussions elsewhere in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that summarizes macro trends such as research and development investments.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to various financial risks, such as credit risk, liquidity risk, and market risk, including changes in foreign currency exchange rates and interest rates. We manage these risks on a Group-wide basis, and we set appropriate controls to monitor risks, ensure compliance, and prevent concentration of risks. See Note 9.2., Financial risk management to our audited consolidated financial statements included elsewhere in this prospectus for our quantitative and qualitative disclosures about market risk.

Concentration Risk

Agreements which potentially subject us to concentration risk consist principally of four customer agreements. For the year ended December 31, 2025, 29% of our revenue was earned from a single customer,

20% was earned from a second customer and 19% was earned from a third customer. For the year ended December 31, 2024, 23% of our total revenue was earned from a single customer, 19% was earned from a second customer and 11% was earned from a third customer. For the six months ended June 30, 2026, 43% of our revenue was earned from a single customer and 40% was earned from a second customer. For the six months ended June 30, 2025, no single customer accounted for more than 10% of our total revenue.

Inflation Risk

We do not believe that inflation had a significant impact on our results of operations for any periods presented in our consolidated financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Critical Accounting Estimates

Our financial statements included in this prospectus have been prepared in accordance with IFRS Accounting Standards. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. We also make estimates and assumptions that affect the reported amounts and related disclosures for the periods presented. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly. Additionally, changes in assumptions, estimates or assessments due to unforeseen events or otherwise could have a material impact on our financial position or results of operations.

The critical accounting estimates, assumptions and judgments we believe to have the most significant impact on our audited consolidated financial statements are described below. See Note 1.3 to the audited consolidated financial statements included elsewhere in this prospectus for additional information related to critical accounting estimates and significant accounting policies.

Revenue Recognition

We generate revenue from sales of on-premises quantum computer systems, including co-development projects, and corresponding professional services such as training, maintenance and technical support. In addition, we generate revenue from cloud-based usage of IQM quantum computers.

The transaction price is the amount of consideration to which we expect to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration. Variable consideration, such as penalties for late delivery, is included in the transaction price only to the extent that it is highly probable that no significant reversal of cumulative revenue will occur. We apply the most likely amount method to estimate variable consideration where applicable.

Revenue from the development, delivery, and installation of customized quantum computer systems is recognized over time using the input method (cost-to-cost), as the systems have no alternative use to us and we have an enforceable right to payment for performance completed to date. Under the cost-to-cost method, revenue is recognized based upon the ratio that incurred costs bear to total estimated contract costs with related cost of revenue recorded as the costs are incurred. Each month management reviews estimated contract costs through a process of aggregating actual costs incurred and estimating additional costs to completion based upon the current available information and status of the contract.

Stock-Based Compensation

We measure our stock-based awards made to employees and service providers based on the estimated fair value of the awards as of the grant date, in accordance with IFRS 2, Share-based Payment. Stock-based compensation expense is recognized over the vesting period and is based on the value of the portion of awards ultimately expected to vest. The expense is adjusted for estimated forfeitures if necessary.

The fair value of stock options is determined using the Black-Scholes option-pricing model. These valuation models incorporate the specific terms of the awards and are applied consistently across grant programs.

The determination of fair value requires the use of assumptions and judgments, including the fair value of our shares (based on the most recent financing rounds), the expected life of the options (linked to vesting and anticipated liquidity events), the expected volatility of comparable companies in the quantum and technology sector, the risk-free interest rate derived from government bonds with similar maturities, and a dividend yield of 0% in line with our dividend policy.

Embedded Derivatives – Conversion Feature in EIB Loan Agreement

Our accounting for embedded derivatives requires significant judgment, particularly in assessing whether such features should be separated from the host contract and in determining their fair value. These judgments materially affect the classification and measurement of financial instruments and the timing of recognition of gains and losses. On February 9, 2022, we entered into a convertible loan agreement with the European Investment Bank (“EIB”) consisting of two tranches of €25.0 million and €10.0 million. The loan bears a fixed interest rate of 5.0% per annum and matures six years after disbursement. The agreement includes a conversion option.

The fair value of the conversion feature is determined in accordance with IFRS 13 Fair Value Measurement using an exit price notion from the perspective of a market participant. In estimating fair value, we apply significant judgment and utilize a Monte Carlo simulation model to capture the complex payoff structure and path-dependent features of the conversion option. The model incorporates key assumptions such as expected share price development, volatility, risk-free interest rates, and credit risk, reflecting the assumptions that market participants would use when pricing the instrument.

The embedded derivative is recognized at fair value of €7.1 million as of December 2024. Since the loan was fully repaid the derivative financial liability was derecognized as of December 2025.

Embedded Derivatives – Conversion Feature in Aalto Loan Agreement

The measurement of the embedded conversion feature requires the use of significant estimates and judgment. In particular, management is required to estimate the fair value of our underlying equity, which is not directly observable in the market. The embedded conversion feature is measured at its intrinsic value, calculated as the excess of the estimated pre-share split share price over the fixed conversion price of €289.84 per share under the loan agreement; no time value is attributed to the conversion feature and no option-pricing model inputs, such as expected volatility, are applied. As of December 31, 2025, a share price of €474.86 and an expected volatility of 102.56% were applied in the valuation and the embedded derivative recognized with a carrying amount of €6.1 million. As of June 30, 2026, a pre-share split share price of €846.45 was applied in the valuation, and the embedded derivative was recognized with a carrying amount of €15.1 million.

As of June 30, 2026, the lender exercised the conversion option. The total carrying amount was reclassified directly in capital reserve.

Warrants – Kreos Capital Loan Agreement

The warrants issued in connection with the Kreos financing arrangement are classified as derivative financial liabilities and have been measured at fair value using the Black-Scholes option pricing model with the exception of the exercise of the warrants where the intrinsic value was used.

On July 6, 2026, the Kreos warrant holder elected to exercise the warrants. As the exercise occurred shortly after the reporting date and provided additional evidence regarding conditions existing as at June 30, 2026, it was considered an adjusting event after the reporting period. Accordingly, the fair value measurement of the warrant liability as at June 30, 2026 was updated to reflect the final exercise value determined on July 6, 2026, rather than an estimated value derived from a valuation model.

Accounting Policies as a Result of the Pending Transaction

The Business Combination closed in July 2026, immediately after the reporting date. The following section describes the expected future accounting implications of the transaction:

The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, RAAQ will be treated as the “acquired” company and IQM will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of IQM issuing shares for the net assets of RAAQ, accompanied by a recapitalization. The net assets of RAAQ will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to and following the Business Combination will be those of IQM.

IQM has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances with regard to the combined entity immediately after the Closing, applicable to both the “no redemption” and “contractual maximum redemption” scenarios:

•	Under all redemption scenarios, legacy IQM shareholders will have a majority of the voting interest in the combined entity.

•	Effective upon the Closing, the Board of the combined entity will consist of a majority of directors whom will be designees of IQM.

•	The executive officers of IQM will become the initial executive officers of the combined entity.

•

Immediately after the Closing, the combined entity’s business will be the continued business of IQM, focusing on its core operations as a developer of superconducting quantum computers. IQM contributes the operating assets, employees, intellectual property, and commercial activities of the combined group.

It has been determined that RAAQ does not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”). In accordance with IFRS 2, the difference in the fair value of IQM’s equity instruments deemed issued to RAAQ shareholders, over the fair value of identifiable net assets of RAAQ represents a service for listing and is accounted for as a share-based payment which is expensed as incurred.

Recently Issued and Adopted Accounting Standards

A discussion of recent accounting pronouncements is included in Note 15, New standards and amendments to our audited consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, and for so long as we are an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies that are not public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and, to the extent we no longer qualify as a foreign private issuer pursuant to which standards we are not required to provide detailed compensation disclosures or file proxy statements, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (iii) the date on which we have, in any three year period, issued more than $1.0 billion in nonconvertible debt securities; or (iv) the date on which we first qualify as a large accelerated filer under the rules of the SEC.

MANAGEMENT

Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to IQM and its subsidiaries.

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and non-executive directors as of August 3, 2026:

Name	Age	Position
Executive Officers
Jan Goetz(1)	40	Chief Executive Officer and Director
Søren Hein	58	Chief Operating Officer, Deputy Chief Executive Officer
Jan Kürschner	53	Chief Financial Officer
Non-Executive Directors
Sierk Poetting	53	Non-Executive Director, Board Chair
Alex Doll	56	Non-Executive Director
Hannu Martola	62	Non-Executive Director
Juho Sarvikas(1)	44	Non-Executive Director
Jeff Tuder(1)	53	Non-Executive Director
Barbara Venneman(1)	61	Non-Executive Director

(1)	Appointed to serve as a director in connection with the Business Combination.

Unless otherwise indicated, the current business address for our executive officers and non-executive directors is Keilaranta 19, FI-02150 Espoo, Finland.

Executive Officers

Jan Goetz co-founded IQM and has served as our Chief Executive Officer since February 2019 and as a member of our board of directors since July 2026. Dr. Goetz also served on our board of directors from September 2024 to June 2025. From November 2021 to May 2023, Dr. Goetz served on the Board of the European Innovation Council (“EIC”), where he now serves as an EIC Ambassador, and he has also served on the Board of the European Quantum Industry Consortium since June 2021. Dr. Goetz is also a member of the German Federal Economic Senate, an EIC Scaling Club Council member, a member of the Hall of Future, and a Digital Leader and Global Innovator at the World Economic Forum. Dr. Goetz completed his doctorate on superconducting quantum circuits at the Technical University of Munich and subsequently worked as a Marie Curie Fellow at Aalto University in Helsinki, where he holds the title of Docent. We believe Dr. Goetz is well qualified to serve on the IQM Board because of his deep expertise in quantum computing and his extensive knowledge of our business, operations and strategy.

Søren Hein has served as our Deputy Chief Executive Officer and Chief Operating Officer since January 2026. Mr. Hein also served as Vice Chair of our board of directors from April 2025 to January 2026. Prior to joining IQM, Dr. Hein served as a Partner at MIG Capital from 2016 to 2025, where he led the firm’s deep tech investment efforts, including leading IQM’s seed round in 2019, and where he currently serves as a Venture Partner. Before joining MIG Capital, Dr. Hein co-founded Compound Disk Drives, a startup that developed a novel electric motor for hybrid vehicles. Prior to co-founding Compound Disk Drives, Dr. Hein was a Partner at Doughty Hanson Technology Ventures for ten years. Earlier in his career, Dr. Hein served as Chief Technology Officer of the Wireless Systems business unit at Infineon. Dr. Hein holds a Ph.D. in Electrical Engineering and Computer Science from UC Berkeley and an MBA from INSEAD.

Jan Kürschner has served as our Chief Financial Officer since April 2025. Prior to joining IQM, Mr. Kürschner held various roles at BioNTech SE, where he served as Senior Vice President Financial BioNTainer & International Integration from January 2023 to May 2024, Senior Vice President Global Financial Operations from January 2022 to December 2022, and Vice President Global Finance Operations from March 2017 to December 2021. Before that, Mr. Kürschner served as Director of Finance for JenaValve Technology and as Director of Finance Europe at Canadian Solar EMEA GmbH. Mr. Kürschner has also worked as a freelance finance consultant. Mr. Kürschner began his career in auditing roles at Ernst & Young and Arthur Andersen. Mr. Kürschner holds a Diplom-Kaufmann degree in Business Administration from Humboldt-Universität zu Berlin.

Non-Executive Directors

Sierk Poetting has served as the chair of our board of directors since January 2022. Dr. Poetting has served as Chief Operating Officer of BioNTech since July 2021, before which he served as Chief Financial Officer starting in September 2014. Prior to joining BioNTech, Dr. Poetting served as Vice President and Chief Financial Officer of the Sandoz Division in North America at Novartis from 2012 to 2014, having held various other roles at Novartis from 2006 to 2012. Earlier in his career, Dr. Poetting was a consultant at McKinsey & Company. Dr. Poetting holds a Master of Science in Optical Sciences from the University of Arizona and a Ph.D. in Physics from Ludwig-Maximilians University in Munich.

Alex Doll has served on our board of directors since March 2025. Mr. Doll is a Founder at Ten Eleven Ventures, where he has served as a Managing Member since 2015. In 2002, Mr. Doll co-founded PGP Corporation, where he served as a founding board member and Chief Financial Officer/Vice President of Business Development. Mr. Doll later served as Chief Operating Officer of PGP Corporation until its acquisition by Symantec in 2010. Following the acquisition, Mr. Doll continued his involvement in the cybersecurity sector as an angel investor, independent director, entrepreneur-in-residence at Khosla Ventures, and security deal team consultant to private equity firm KKR. Earlier in his career, Mr. Doll worked at Embark (The Princeton Review), PeopleSoft, and OneID, and was an investment banker at Robertson Stephens. Mr. Doll received an MBA from Stanford Graduate School of Business and graduated cum laude from the University of Pennsylvania’s Management & Technology program with a B.S. in Systems Engineering from the Moore School and a B.S. in Finance from the Wharton School.

Hannu Martola has served on our board of directors since October 2024. Mr. Martola has served as President and Chief Executive Officer of Detection Technology Plc since 2007 and previously served as a member of its board of directors from 2007 to 2015. Prior to joining Detection Technology, Mr. Martola served as President and Chief Executive Officer of VTI Technologies Oy from 2001 to 2007, having held various management positions there from 1992 to 2000. Mr. Martola has served as a member of the board of Enics AG since 2018, as Chairman of the board of directors of Powernet International Ltd and Powernet Oy since 2012 and as Chairman of the board of directors of Expedir Oy since 1985, in addition to various other prior directorships. Mr. Martola holds a Master of Science in Engineering and an Executive MBA from Aalto University.

Juho Sarvikas has served on our board of directors since July 2026. Mr. Sarvikas served as the Chief Executive Officer and as a member of the board of Inseego Corp. since January 2025. Prior to joining Inseego Corp., Mr. Sarvikas served as president of North America for Qualcomm Incorporated, a leading global provider of connected computing technologies, from April 2021 to December 2024. Prior to Qualcomm, Mr. Sarvikas served as Chief Product Officer of HMD Global from December 2016 to April 2021, and as President North America from May 2020 to April 2021. Before joining HMD Global, he led Nokia’s feature phone business under Microsoft and held various leadership roles at Nokia for eight years prior to Microsoft’s acquisition of its smartphone business. Mr. Sarvikas holds a Master of Science degree in Industrial Engineering from Lappeenranta University of Technology in Finland.

Jeff Tuder has served on our board of directors since July 2026. Mr. Tuder has served as Chief Financial Officer of Space Asset Acquisition Corp. since September 2025. Mr. Tuder is currently a Co-Chairman and Chief

Financial Officer of each of Digital Asset Acquisition Corp. (Nasdaq: DAAQ) and Real Asset Acquisition Corp. (Nasdaq: RAAQ), positions he has each held since December 2024. Mr. Tuder founded Tremson Capital Management, LLC in January 2015 to invest in undervalued public equities and to make private equity and credit investments in partnership with a number of family offices. In addition, Mr. Tuder was the Chief Executive Officer of each of Concord Acquisition Corp, Concord Acquisition Corp II and Concord Acquisition Corp III from 2021 to 2022, 2022 to present, and 2022 to 2024, respectively. Mr. Tuder has also served on the board of directors of SeaChange International, Inc. from March 2019 to May 2021. In addition, Mr. Tuder has served on the board of directors of Inseego Corporation (NYSE: INSG), since April 2017, where he is Chairman of the board, audit and compensation Committees.

Mr. Tuder has also served on the board of directors of GCT Semiconductor (NYSE: GCTS) since March 2023 where he serves on the compensation committee. Mr. Tuder held various investment positions at JHL Capital Group, KSA Capital Management, and CapitalSource Finance. Mr. Tuder began his career as a private equity professional at Fortress Investment Group, Nassau Capital, and ABS Capital Partners. Mr. Tuder is currently an Operating Partner at Atlas Merchant Capital, LLC. Mr. Tuder received a B.A. in English Literature from Yale College.

Barbara Venneman has served on our board of directors since July 2026. Ms. Venneman has served as a member of the board of advisors of Decagon.AI, an enterprise AI software company, since February 2026, and as a member of the audit & risk committee and nomination committee of the board of directors of The Vanguard Group, Inc. since February 2025. Ms. Venneman previously served on the nomination & governance committee of the board of directors of Reality Changers, a nonprofit organization dedicated to helping first-generation students succeed in higher education, from June 2024 to December 2025. Ms. Venneman was the Global Head of Deloitte Digital from May 2023 until her retirement in September 2024, the Global Chief Growth Officer from April 2021 to April 2023, and the Global Marketing, Sales & Service Leader from January 2011 to May 2021. Ms. Venneman has more than 30 years of digital transformation experience, helping businesses evolve and grow through strategy, creativity, and leading-edge technology solutions. Ms. Venneman holds a Master of Business Administration degree from McGill University and a Bachelor of Science degree in Computer Science from the Université de Montréal.

Family Relationships

There are no family relationships among any of the executive officers or non-executive directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the Nasdaq rules, we are permitted to comply with Finnish governance requirements in lieu of the corporate governance requirements of the Nasdaq. Among other things, we intend to take advantage of the following exemptions from the corporate governance requirements of the Nasdaq:

•	Exemption from quorum requirements for shareholder meetings.

•

Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers; and

•	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans.

We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may, however, in the future decide to opt out of some or all of the other permitted Nasdaq corporate governance rules. We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards.

Composition and Independence of Our Board of Directors

Our board of directors consists of seven members.

Our board of directors has determined that none of its members, other than Jan Goetz, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.

In accordance with the Amended IQM Articles, the term of office of our directors expires at the closing of the annual general meeting following their election.

Committees of Our Board of Directors

Upon the consummation of the Business Combination, we established three standing committees of our board of directors: an audit committee, a nomination committee and a remuneration committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee shall consist of at least three members. Each member of the audit committee must be independent of the Company, and at least one member must be independent of our significant shareholders.

Our audit committee consists of Jeff Tuder, Sierk Poetting and Alex Doll. Mr. Tuder serves as the chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Finnish Corporate Governance Code issued by the Finnish Securities Market Association, and our board of directors has determined that each of Mr. Tuder, Dr. Poetting, and Mr. Doll is an “audit committee financial expert” as defined by applicable SEC rules. Our board of directors has further determined that each member of our audit committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

The audit committee’s responsibilities include, but are not limited to:

•	monitoring the financial reporting process;

•	monitoring and assessing the efficiency of the Company’s internal control, any internal audits, and risk management systems;

•	monitoring and evaluating the auditor’s independence, particularly the provision of non-audit services;

•	monitoring the statutory audit of the annual accounts and the consolidated accounts;

•	monitoring the financial statement reporting process;

•	supervising the financial reporting process;

•	monitoring the Company’s related party transactions in accordance with reporting practices; and

•	preparing the proposal for the election of the auditor.

The audit committee convenes at least three times a year prior to the publication of the financial results and more often as necessary, in accordance with a mutually agreed meeting schedule that should be consistent with the Company’s financial reporting.

Remuneration Committee

Our remuneration committee shall consist of at least three members. The majority of the members of the committee shall be independent of the Company.

Our remuneration committee consists of Hannu Martola, Sierk Poetting and Juho Sarvikas. Mr. Martola serves as the chairperson of the remuneration committee. Under the SEC and Nasdaq rules, there are heightened independence standards for members of the remuneration committee, including a prohibition against the receipt of any compensation from us other than standard board member fees. Although foreign private issuers are not required to meet this heightened standard with respect to all members, as of the date of this prospectus, we have determined that each of Mr. Martola, Dr. Poetting and Mr. Sarvikas meet this heightened standard.

The remuneration committee’s responsibilities include, but are not limited to:

•	preparing and presenting to the board of directors a compensation philosophy that aligns with the Company’s overall strategy, financial performance, and long-term goals;

•	preparing the governing bodies’ remuneration policy and report;

•	presenting the governing bodies’ remuneration policy and report to the general meeting and answering questions about them;

•	reviewing and evaluating executive performance in relation to pre-established goals and metrics, and preparing and reviewing the remuneration of the CEO and other members of the leadership team;

•	planning the remuneration of other staff and organizational development;

•	reviewing and monitoring company-wide long-term incentives including equity plans, and preparing matters related to the Company’s incentive systems;

•	answering questions regarding the report concerning salaries and remuneration at the general meeting;

•

reviewing and monitoring employment agreements, severance arrangements, retirement benefits, and other contractual obligations for executives and key personnel, and ensuring compliance with all applicable employment laws and regulations; and

•

staying informed of relevant regulatory, market, and governance trends related to executive compensation, and ensuring all compensation policies and practices adhere to applicable laws, regulations, and corporate governance standards.

In addition to the tasks mentioned above, the remuneration committee may have other tasks that are appropriate to fulfil the role of the committee.

The chairperson of the remuneration committee, in consultation with the members of the committee, shall determine the schedule and frequency of the meetings of the committee provided that the committee shall meet at least three times a year.

Nomination Committee

The nomination committee shall consist of at least three members. The majority of the members of the committee shall be independent of the Company.

Our nomination committee consists of Sierk Poetting, Alex Doll and Hannu Martola. Sierk Poetting serves as the chairperson of the nomination committee.

The nomination committee’s responsibilities include, but are not limited to:

•	preparing and presenting the proposal to the general meeting on the appointment of the directors to the board;

•	preparing the proposal to the general meeting on matters pertaining to the remuneration of directors;

•	taking care of the diversity and succession planning of the members of the board of directors;

•	preparing the appointment of the CEO, Chief Financial Officer and Chief Operating Officer and succession planning; and

•	monitoring and developing the Company’s organization and personnel matters.

In addition to the tasks mentioned above, the nomination committee may have other tasks that are appropriate to fulfil the role of the committee.

The chairperson of the nomination committee, in consultation with the members of the committee, shall determine the schedule and frequency of the meetings.

Compensation of Non-Executive Directors and Executive Officers

Compensation of Non-Executive Directors

Pursuant to the Finnish Companies Act, the remuneration payable to the members of our board of directors is determined at the general meeting of shareholders.

At our annual general meeting of shareholders held on May 5, 2025, our shareholders resolved that no remuneration will be paid to the members of our board of directors for the year ended December 31, 2025. As of December 31, 2025, we had no amounts set aside or accrued to provide pension, retirement or similar benefits to our directors.

At our annual general meeting of shareholders held in June 2026, the Shareholders’ Nomination Committee of our board of directors proposed for shareholder approval that, conditional on the completion of the Business Combination, Sierk Poetting, Hannu Martola and Barbara Venneman receive a grant of series A treasury shares with a value of €180,000, €100,000, and €100,000, respectively, within five business days of the Closing. Dr. Poetting, Mr. Martola, and Ms. Venneman are required to retain the respective shares for a period of 12 months following the Closing.

Compensation of Executive Officers

The aggregate compensation, including benefits in kind, accrued or paid to our executive officers with respect to the year December 31, 2025, for services in all capacities was €1,896,000. The pension benefits of the Executive Officers are determined in accordance with law and customary practice.

Equity Awards Issued to Executive Officers and Directors

For information regarding the share ownership of our directors and our executive officers, see “Beneficial Ownership of Securities.”

Equity Plans

Employee Stock Option Plan I

Our first Employee Stock Option Plan (“ESOP I”) is a program under which participants were granted stock options to acquire class A shares in our company, and was approved by our board of directors on November 19, 2019 based on the authorization from shareholders at our general meeting held on June 4, 2019. As at the date of this prospectus, no ESOP I option rights remain outstanding. Eligible participants in ESOP I include our directors, advisors and employees. Options under ESOP I were granted from November 2019 to August 2020. ESOP I is closed for allocation, and no further options may be issued under this program.

The options under ESOP I were granted for no consideration, though grantees must pay the exercise price of such options to acquire their underlying class A shares. The options generally will vest over a four-year period, with 25% vesting on the date of the first anniversary of the grant date, with the remainder vesting in monthly instalments thereafter. The per share exercise price for each IQM Share issuable upon exercise of the option right is equal to the quotient obtained by dividing (1) the exercise price per pre-share split share of such option right immediately before the effective time of the Share Split by (2) the Share Split Factor (rounded up to the nearest whole cent). The exercise price per pre-share split share of option rights in ESOP I was €38.65. The number of options is subject to customary adjustment for any share split or combination affecting the IQM Shares.

Under ESOP I, the majority of options were transferred to the terms of ESOP III (as described below), except for the exercise price of such options. The exchange period for all options under ESOP I, which were not transferred to the terms of ESOP III, was accelerated to begin immediately at the completion of the Business Combination and to end 14 days thereafter. The exercise period ended on July 15, 2026.

Employee Stock Option Plan II

Our second Employee Stock Option Plan (“ESOP II”) is a program under which participants were granted stock options to subscribe for class A shares in our company, and was approved by our board of directors on March 24, 2021 based on the authorization from our shareholders at our general meeting held on October 28, 2020. As of December 31, 2025, options to purchase up to an aggregate of 45,539 class A shares were outstanding. Eligible participants in ESOP II include our directors, advisors and employees. Options under ESOP II were granted from November 2020 to June 2022. ESOP II is closed for allocation, and no further options may be issued under this program.

The options under ESOP II were granted for no consideration, though grantees must pay the exercise price of such options to acquire their underlying class A shares. The options generally will vest over a four-year period, with 25% vesting on the date of the first anniversary of the grant date, with the remainder vesting in monthly instalments thereafter. The exercise price of the options was set at €289.84 per class A share.

Under ESOP II, the majority of options were transferred to the terms of ESOP III (as described below), except for the exercise price of such options.

Under the terms and conditions of ESOP II, we were required to redeem all option rights in the event of a listing transaction, such as the Business Combination, for a price corresponding to the valuation of the shares in such listing transaction less the original strike price of the option right.

All 1,716 options under ESOP II, which were not transferred to the terms of ESOP III, were redeemed by us in connection with the Closing for a price, which corresponded to the valuation of the IQM Share used in the Business Combination prior to the IQM Capital Restructuring less the original strike price of the option right. After the redemption, no options to subscribe for IQM Shares remain subject to the terms of ESOP II.

Employee Stock Option Plan III

Our third Employee Stock Option Plan (“ESOP III”) is a program under which participants were granted stock options to subscribe for class A shares in our company, and was approved by our board of directors on June 29, 2023 based on the authorization from our shareholders at our general meeting held on July 13, 2022. As at the date of this prospectus, options to subscribe for up to an aggregate of 10,979,196 IQM Shares are outstanding, including certain options originally granted under ESOP I or ESOP II that were transferred to the terms of ESOP III (except as to strike price), as described above. Eligible participants in ESOP III include our executive officers, employees and consultants. Options under ESOP III were granted from March 2023 to March 2025. ESOP III is closed for allocation, and no further options may be issued under this program.

The options under ESOP III were granted for no consideration, though grantees must pay the exercise price of such options to acquire their underlying IQM Shares. The options generally will vest over a four-year period, with 25% vesting on the date of the first anniversary of the grant date, with the remainder vesting in monthly instalments thereafter. The per share exercise price for each IQM Share issuable upon exercise of the option right is equal to the quotient obtained by dividing (1) the exercise price per pre-share split share of such option right immediately before the effective time of the Share Split by (2) the Share Split Factor (rounded up to the nearest whole cent). The exercise price per pre-share split share of option rights in ESOP III was €410.94. The options granted under ESOP III expire on July 13, 2036 and are not transferrable and may not be pledged. The number of options is subject to customary adjustment for any share split or combination affecting the IQM Shares. In the event of (i) our shareholders selling, exchanging, or otherwise disposing of more than 50% of the shares and votes of IQM, or IQM merging, reorganizing its operations or otherwise becoming subject to a similar transaction subsequent to which the shareholders will possess less than 50% of the shares and votes of IQM; (ii) IQM selling, exchanging, or exclusively licensing more than 50% of our assets or (iii) our listing on a recognized stock exchange (including via SPAC initial public offering), our board of directors may resolve to accelerate the vesting of any unvested options under ESOP III. Additionally, our board of directors may, in its discretion, allow the exercise of the stock options at a moment and in a way that does not jeopardize the relevant measure (i-iii).

Our board of directors resolved to not accelerate the vesting of any unvested options in connection with the completion of the Business Combination.

Our board of directors resolved to impose a restriction on the exercise of all options that have vested and are exercisable prior to the period ending 12 months after the Business Combination (excluding option rights that have been granted on or after June 29, 2023). Under the restriction, the vested options will become exercisable in four (4) equal installments of 25% each. These restrictions also apply to options originally granted under ESOP I or ESOP II that have been transferred to the terms of ESOP III.

The first installment of 25% will become exercisable on the later of: (i) the date that is three (3) months after the completion of the Business Combination; or (ii) the date that is one (1) month after the date on which the resale registration statement has become effective. The subsequent installments will become exercisable on the dates that are six (6), nine (9), and twelve (12) months after completion of the Business Combination, respectively.

Notwithstanding the above, vested options held by members of our management team will become exercisable in full only after twelve (12) months has elapsed from the Business Combination, without staggered installments.

Employee Stock Option Plan IV

Our fourth Employee Stock Option Plan (“ESOP IV”) is a program under which participants were granted stock options to subscribe for class A shares in our company, and was approved by our board of directors on October 23, 2025 based on the authorization from our shareholders At our general meeting held on August 7, 2025. As at the date of this prospectus, options to subscribe for up to an aggregate of 7,893,796 IQM Shares are outstanding. Eligible participants in ESOP IV include our employees, officers, directors, advisors or any other eligible individuals. Options under ESOP IV were granted starting on October 2025, and ESOP IV closed for additional grants as of June 15, 2026.

The options under ESOP IV were granted for no consideration, though grantees must pay the exercise price of such options to subscribe for their underlying class A shares. The options generally will vest over a four-year period, with 25% vesting on the date of the first anniversary of the grant date, with the remainder vesting in monthly instalments thereafter. The per share exercise price for each IQM Share issuable upon exercise of the option right is equal to the quotient obtained by dividing (1) the exercise price per pre-share split share of such option right immediately before the effective time of the Share Split by (2) the Share Split Factor (rounded up to the nearest whole cent). The exercise price per pre-share split share of option rights in ESOP IV was €474.86.The options granted under ESOP IV expire on October 23, 2039 and are not transferrable and may not be pledged.

The number of options is subject to customary adjustment for any stock split or combination affecting our class A shares. In the event of (i) IQM’s shareholders selling, exchanging, or otherwise disposing of more than 50% of the shares and votes of IQM, or IQM merging, reorganizing its operations or otherwise becoming subject to a similar transaction subsequent to which the shareholders will possess less than 50% of the shares and votes; (ii) IQM selling, exchanging, or exclusively licensing more than 50% of IQM’s assets or (iii) IQM’s listing on a recognized stock exchange (including via SPAC initial public offering), then our board of directors may resolve to accelerate the vesting of any unvested options under ESOP IV.

Code of Business Conduct and Ethics

We have an effective code of business conduct and ethics (the “Code of Conduct”), which outlines the principles of legal and ethical business conduct under which we do business. The Code of Conduct applies to IQM’s executive officers, non-executive directors and employees. The full text of the Code of Conduct is available on our website.

Insurance and Indemnification

The Amended IQM Articles contain no provisions under which any member of our board of directors and our Chief Executive Officer or officers are indemnified in any manner against any liability which they may incur in their capacity as such. However, Article 8 of the Amended IQM Articles provides that the IQM shareholders will decide at the annual general meeting of shareholders whether to discharge the members of our board of directors and our Chief Executive Officer from liability.

We maintain liability insurance for members of our board of directors and certain of our officers. Such persons are insured against liability for “wrongful acts,” including breach of duty, breach of trust, neglect, error and misstatement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Set forth below is a summary of certain information concerning our share capital as well as description of certain provisions of the Amended IQM Articles , as well as relevant provisions of the Finnish Limited Liability Companies Act (624/2006, as amended, the “Finnish Companies Act”). The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Amended IQM Articles and applicable Finnish law. This description is qualified by reference to the Amended IQM Articles .

In this section, the terms “we,” “our” or “us” refer to IQM following the consummation of the Business Combination. Further, please note that as a holder of IQM ADSs, you will not be treated as one of our shareholders and will not have any shareholder rights. Effective June 30, 2026, we effected the Share Split. All share and per share amounts in this section have been adjusted for all periods presented to reflect the Share Split.

Share Capital

Share Capital and Shares

Immediately prior to completion of the Business Combination, our registered share capital was €80,000, represented by 258,631,734 shares, of which 155,931,734 shares have voting rights and 102,700,000 are treasury shares held by us that we cannot vote. As of August 3, 2026, there were 189,496,218 IQM Shares outstanding. Our shares have no nominal or par value and our share capital may be increased or reduced without amending our articles of association. Our share capital is denominated in euros. There is no maximum number of authorized shares. We have one share class. Each IQM Share will entitle a holder to one vote at our general meetings.

Options and Warrants

As of August 3, 2026, we have issued and outstanding options and warrants entitling our holders a total of 32,603,100 IQM Shares. 19,056,614 of those IQM Shares are issuable through the exercise of options issued under our employee stock option programs I, III and IV. The employee stock option programs have been described under the section “Management” in this prospectus.

On March 11, 2025, we issued 43,092 series B warrants in connection with our series B financing round to Suomen Teollisuussijoitus Oy, Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P.. Each warrant entitles the holder to subscribe for one new class E share with the subscription price of €474.86. The subscription period commenced on March 11, 2025 and was to expire on June 11, 2026. In May 2026, the series B warrants were exercised for cash by the holders thereof pursuant to the terms of the warrant agreements, resulting in cash proceeds of €20.5 million ($24.0 million) and the issuance of 43,092 Series B pre-share split preferred shares.

In connection with the Business Combination, we, RAAQ, Lucky Lucko, Inc. d/b/a Efficiency (the “Existing Warrant Agent”) and Computershare Inc. (the “New Warrant Agent”) entered into a warrant assignment, assumption and amendment agreement (the “Warrant Assignment Agreement”), pursuant to which, among other things, RAAQ assigned to us, and we assumed, all of RAAQ’s rights, interests and obligations under the Warrant Agreement dated April 28, 2025, by and between RAAQ and the Existing Warrant Agent (the “RAAQ Warrant Agreement”). The New Warrant Agent was appointed as successor warrant agent, replacing the Existing Warrant Agent. Upon consummation of the Business Combination, 8,624,994 outstanding public warrants, 2,180,981 sponsor warrants and 1,725,000 private placement warrants issued by RAAQ were assumed by us and converted into IQM Warrants. Each IQM Warrant entitles the holder to purchase one IQM Share, to be delivered in the form of one IQM ADS, at an exercise price of $11.50 per ADS, subject to adjustment for share splits, share capitalizations, dividends, reorganizations and other corporate events as set out in the Warrant

Assignment Agreement. The IQM Warrants became exercisable on July 31, 2026 and will expire on July 1, 2031. The assumed private placement warrants may be exercised on a cashless basis at any time. The assumed public warrants may be exercised on a cashless basis if a registration statement covering the underlying IQM ADSs is not effective or if we elect to require cashless exercise in connection with a redemption. We may redeem all outstanding public warrants at a price of $0.01 per warrant, provided that the last reported sale price of the IQM ADSs equals or exceeds $18.00 per IQM ADS on each of the 20 trading days within any 30-trading-day period commencing after the warrants become exercisable, and subject to a 30-day prior written notice to holders. Private placement warrants are not subject to redemption by us.

History of Securities Issuances

From January 1, 2023 through August 1, 2026, the following events have changed the number of our issued and outstanding ordinary shares:

Action	Number of shares	Subscription price	Date

Option Exercise	183,619	€0.41	Options issued under ESOP I, which were not transferred to the terms of ESOP III, were exercised prior to July 15, 2026 with an exercise price of €0.41

Warrant Exercise	577,237	€0.01	Board resolved on July 9, 2026 the exercise of the Kreos Warrants

Issuance of shares	158,105,759	N/A	Board resolved on June 25, 2026 based on general meeting authorisation dated February 27, 2026 (Share-Split)

Convertible Loan Conversion	27,208 ordinary shares	€289.84	Options issued under Aalto University Convertible Loans were converted into pre-share split shares on June 18, 2026 with a conversion price of €289.84 per share

Warrant Exercise	43,092 class E shares	€474.86	Board resolved on May 13, 2026 the exercise of IQM Series B Warrants by holders thereof

Issuance of shares*	102,700,000 class A shares	N/A	Shareholders unanimously resolved on February 27, 2026

Issuance of shares	15,112 class E shares	€474.86	Board resolved on December 17, 2025 based on general meeting authorisation dated December 12, 2025

Cancellation of shares	15,112 class A shares	N/A	Board resolved on December 17, 2025

Cancellation of shares	17,251 class C shares and 24,334 class D shares	N/A	Board resolved on December 16, 2025

Issuance of shares	251,548 class E shares	€474.86	Board resolved on August 15, 2025 based on general meeting authorisation dated August 7, 2025

Action	Number of shares	Subscription price	Date

Issuance of shares	327,571 class E shares	€474.86	Board resolved on March 11, 2025 based on general meeting authorisation dated March 7, 2025

Issuance of shares	48,324 class D shares Increased to 48,373 class D shares	€410.94

Board resolved on August 31, 2023 based on general meeting authorisation dated June 29, 2023

Regarding the increase in issued amount: Board resolved on October 31, 2023 based on general meeting authorisation dated June 29, 2023

Issuance of shares	7,300 class D shares	€410.94	Board resolved on October 31, 2023 based on general meeting authorisation dated October 31, 2023

*

Includes 14,381,747 IQM Shares issued on July 1, 2026 to the RAAQ shareholders in connection with the Closing of the Business Combination and 14,548,000 IQM Shares issued on July 1, 2026 to the PIPE Investors.

Reconciliation of IQM Shares Outstanding

The following table shows the reconciliation of the number of shares issued as of December 31, 2024 and 2025:

	Shares issued at December 31, 2024	Shares issued at December 31, 2025
Class A	316,949	316,949
Class B	291,090	291,090
Class C	134,457	134,457
Class D	306,271	306,271
Class E	—	579,119
Total	1,048,767	1,627,886

Authorization for the Issue of Shares, on the Issue of Options and Other Rights Entitling to Shares and on the Share Repurchase

Upon completion of the Business Combination, the following authorizations granted to our board of directors by our shareholders was in effect:

•

On February 27, 2026, our board of directors was authorized to issue shares and special rights entitling to shares pursuant to Chapter 10, Section 1 of the Finnish Companies Act, in one or several parts, either against payment or without payment. The aggregate number of IQM Shares to be received based on shares and special rights may not exceed 36,854,993 IQM Shares. The authorization may be exercised to implement incentive programs, including a new share-based long-term incentive program. The authorization may be used so that the shares and special rights would be issued directly to our employees, management and CEOs and our subsidiaries or to a holding company established separately for the implementation of incentive programs. The authorization may also be used for issuing shares, option rights and other special rights entitling to shares to the members of our board of directors as remuneration. Our board of directors was authorized to decide on all other matters related to the issuance of shares and special rights entitling to shares, including the right to deviate from the pre-emptive right of shareholders. The authorization is valid until further notice.

•

On June 12, 2026, our board of directors was authorized to issue new shares and/or convey treasury shares and to issue special rights entitling to shares pursuant to Chapter 10, Section 1 of the Finnish Companies Act in one or more instalments against or without payment, and the issuance of special rights entitling to shares referred to in Chapter 10, Section 1 of the Finnish Companies Act by one or several decisions on following terms and conditions. The number of shares to be issued pursuant to the authorization and the number of shares issued or conveyed by virtue of the authorization to issue special rights entitling to shares shall not exceed 95,500,000 shares. The authorization can be used for example for the purposes of our share-based incentive programs, corporate acquisitions, for issuing shares, option rights and other special rights entitling to shares to the members of our board of directors as remuneration or for other purposes decided by our board of directors. Pursuant to the authorization, our board of directors is entitled to decide on the terms of the share issue or conveyance of the treasury shares held by us, including the criteria for determining the subscription price and the final subscription price of the issued or conveyed shares, as well as the approval of share subscriptions, the allocation of issued new shares or treasury shares held by us conveyed, and the final number of shares to be issued or conveyed. Under the authorization, the shares can also be issued or conveyed in a directed issue, in deviation from the shareholder’s pre-emptive subscription right, for a weighty financial reason for us. The authorization is in effect for five years, i.e. until June 12, 2031.

•

On February 27, 2026, our board of directors was authorized to repurchase IQM Shares in one or several tranches. Under this authorization, the number of IQM series A shares to be repurchased shall not exceed 25,000,000 shares subject to the provisions of the Finnish Companies Act on the maximum number of IQM shares that we or our subsidiaries may own or pledge. Only our unrestricted equity may be used for repurchasing IQM Shares on the basis of the authorization. Under the authorization, a shareholder may convey shares back to us against or without a payment. IQM Shares can be repurchased at most at the price formed for shares in public trading or at the price otherwise formed on the market on the purchase day. Our board of directors may decides on how IQM Shares will be repurchased, and IQM Shares may be repurchased otherwise than in proportion to the shareholdings of the shareholders (directed repurchase). The authorization is in effect for 18 months, i.e., until August 27, 2027.

Articles of Association and Finnish Law

Set forth below is a summary of relevant information concerning our share capital and material provisions of the Amended IQM Articles and applicable Finnish law. This summary does not contain all the information relating to IQM ADSs, IQM Warrants or IQM Shares that may be important to you, and we urge you to read this summary in conjunction with the section “Description of American Depositary Shares” included elsewhere in this prospectus, before deciding to invest in IQM ADSs, IQM Warrants or IQM Shares. This summary does not constitute legal advice regarding those matters and should not be regarded as such. Because such statements are summaries, they do not address all aspects of Finnish law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Finnish law, and they are not intended to be a complete discussion of the respective rights. For a description of matters related to our board of directors and their indemnification, see the sections titled “Description of Share Capital and Articles of Association” and “Management” elsewhere in this prospectus.

Amendment of Articles of Association

According to the Finnish Companies Act, our shareholders holding at least a two-thirds majority of the votes cast and shares represented at a general meeting of shareholders have the power to amend our articles of association. However, subject to the nature of the matter to be resolved, the provisions of the Finnish Companies Act regarding a qualified majority apply to certain resolutions. For example, resolutions involving amendments to the articles of association that change the respective rights of shareholders holding the same class of shares or increase the redemption rights of a company or its shareholders, would require the consent of all shareholders and if only certain shareholders are affected, would require the consent of all shareholders affected by the amendment in addition to the applicable majority requirement. For further information relating to holders of IQM ADSs, IQM Shares and IQM Warrants, see the “Description of American Depositary Shares” and “Description of Share Capital and Articles of Association” sections included elsewhere in this prospectus.

Our Shareholders’ Register

Our shares have been entered in dematerialized form into the Finnish book-entry securities system maintained by Euroclear. Companies whose shares are listed on the Nasdaq Helsinki are required to use the Finnish book-entry securities system.

Object of the Company

Upon completion of the Business Combination, our object will be set forth in Section 2 of the Amended IQM Articles and will be to research, develop, manufacture, market, sell, license, and deliver products, software, and services related to quantum computing and related technologies. We may conduct our operations by ourselves or through our subsidiaries. As the parent company, we may manage common tasks of the group such as administration and financing. We may also own and manage shares, other securities and properties, as well as engage in securities trading and investment and financing activities that support our business.

Powers of the Directors

Under Finnish law, resolutions of the Board shall be made by a majority vote. Our board of directors shall direct our policy and shall supervise the performance of our chief executive officer and his or her actions. Our board of directors may exercise all powers that are not required under the Finnish Companies Act or under the Amended IQM Articles to be exercised or taken by our shareholders. Our Directors shall refrain from taking any part in the consideration of an agreement between the Director and us or third party, or any other issue that may provide any material benefit to him or her, which may be contradictory to our interests. Under Finnish law, there is no age limit requirement for Directors. In addition, under Finnish law, the remuneration of the members of the board of directors is resolved upon by the general meeting of shareholders.

The directors have a general authority to decide on the borrowing of the company. The directors must act with care and diligence to promote the interests of the company. This is generally analyzed through the “business judgment rule”.

Directors are not required to hold any securities in the company. If a Director holds at least 10% of shares or votes, a Director is not deemed independent under the Finnish Corporate Governance Code.

Shareholders’ Meeting and Consents

General Meeting

Pursuant to the Finnish Companies Act, collective resolutions by our shareholders are taken by the annual general meeting of shareholders or an extraordinary general meeting of shareholders. The Finnish Companies Act requires that the annual general meeting of shareholders is held within six months of the end of the financial period. According to the Amended IQM Articles, the annual general meeting of shareholders shall be held within six months of the end of the financial year.

The annual general meeting shall resolve on the adoption of the annual accounts, as well as the consolidated annual accounts, the use of the profit or loss shown on the balance sheet and granting discharge from liability to the members of the board of directors and the chief executive officer. Under the Amended IQM Articles, the annual general meeting shall additionally resolve on the adoption of the remuneration report (the resolution is of advisory nature only) and the election and remuneration of the members of the board of directors and the auditor, and other matters identified in the notice to the meeting. After the completion of the Business Combination we must prepare and present, in accordance with the Finnish Companies Act, to the annual general meeting a remuneration policy for an advisory vote every four years, or when material changes are made to the policy. The remuneration of the board of directors and the chief executive officer shall be based on the latest remuneration policy presented to the general meeting.

A general meeting of shareholders passes resolutions by a simple majority of votes cast, unless a qualified majority has been provided for in our articles of association or required by the Finnish Companies Act, in which case a qualified majority of two-thirds of votes cast and shares represented at the general meeting of shareholders is in most such cases required. Resolutions that require a qualified majority include amendments of the articles of association, directed share issuances, issuances of options or other special rights entitling to shares, repurchase and redemption of the company’s own shares, in a public limited liability company, directed repurchase of the company’s own shares, mergers, demergers, transfer of domicile and placing the company into liquidation. The Finnish Companies Act prescribes that a qualified minority of all shares (one-tenth of all shares or, in certain matters, one-third of shares represented at the meeting) may make demands concerning certain matters in a general meeting of shareholders. Such matters include, e.g., (i) the right to postpone adoption of annual accounts and use of profits to a continuation meeting, (ii) supporting a special audit, and (iii) demand a distribution of minority dividend (50% of the profit from the last financial period, but no more than 8% of equity).

Some resolutions require the consent of all affected or all shareholders. Such resolutions are amendments of the articles of association that reduce the shareholder’s right to the profit or the net assets of the company, increase the shareholder’s liability for payments to the company, incorporate a redemption clause or a consent clause into the articles of association, restrict the shareholder’s pre-emptive right to shares, restrict the right to minority dividend, attach a redemption term to the shareholder’s shares, restrict the company’s right to damages, or alter the balance between the rights carried by shares in the same share class and the change affects the shareholder’s shares. In addition, compulsory redemption of the company’s own shares in proportion other than that of the shares held by the shareholders (directed redemption) and distributing funds otherwise than based on shareholding (directed distribution) requires the consent of all shareholders.

The general meeting of shareholders handles the matters required by the Finnish Companies Act, our articles of association and as presented to it by our board of directors. As a general rule, the general meeting of shareholders is convened by our board of directors. Pursuant to the Finnish Companies Act, extraordinary general meetings in respect of specific matters must be held when considered necessary by the board of directors, or when requested in writing by the auditor of the company or by our shareholders holding at least 10 percent of all of the shares of the company. Under the Finnish Companies Act, a shareholder may submit a written request to our board of directors to include on the agenda for the next general meeting of shareholders any matter falling within the competence of the general meeting of shareholders, provided that the request is submitted in a sufficiently timely manner as would allow it to be included in the notice to the meeting. After the Business Combination, as we will be a listed company, a request submitted at least four weeks prior to giving notice of a meeting shall be considered sufficiently timely. Under the Amended IQM Articles, a shareholder must notify us of their intention to attend the meeting no later than on the date mentioned in the notice to the meeting, which may be no earlier than ten days prior to the meeting.

Quorum and Voting Rights

Under Finnish law, a shareholder may attend and vote at a general meeting of shareholders in person physically, remotely using a remote connection, by way of proxy representation, or by way of advance voting. Following the Business Combination, each of our shares will confer the right to cast one vote at a general meeting of shareholders. Shareholders, who have been entered in our shareholders’ register maintained by Euroclear eight business days before a general meeting of shareholders (the record date), have the right to attend the general meeting of shareholders. In addition, each shareholder or proxy representative may have an assistant present at the general meeting of shareholders.

A proxy representative shall produce a dated proxy document or otherwise in a reliable manner demonstrate his/her right to represent a shareholder at a general meeting of shareholders. When a shareholder participates in the general meeting of shareholders by means of several proxy representatives representing the shareholder based on shares at different securities accounts, the proxy will identify which shares are represented in connection with the registration for the general meeting of shareholders.

Nominee registered shareholders can attend and vote at the general meeting of shareholders by instructing their broker or other custodian to register the shareholder in our temporary register of shareholders and give the voting instructions in accordance with the broker’s or custodian’s instructions.

At a general meeting of shareholders, resolutions generally require the approval of the majority of the votes cast. However, subject to the nature of the matter to be resolved, the provisions of the Finnish Companies Act regarding a qualified majority apply to certain resolutions. For example, resolutions involving amendments to the articles of association, share issues without shareholders’ pre-emptive subscription rights and decisions on mergers or demergers require a qualified majority of at least two-thirds of the votes cast and of the shares represented at the general meeting of shareholders. In addition, certain resolutions, such as those involving amendments to the articles of association that change the respective rights of shareholders holding the same class of shares or increase the redemption rights of a company or its shareholders, require the consent of all shareholders and if only certain shareholders are affected, require the consent of all shareholders affected by the amendment in addition to the applicable majority requirement. In accordance with Finnish law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders.

Dividends and Other Distributions of Funds

Following the Business Combination, under the Amended IQM Articles each of our shares will confer equal rights to share in the distribution of our funds. Under the Finnish Companies Act, the annual general meeting of shareholders decides on the distribution of dividends, if any, on the basis of the proposal of our board of directors in connection with the adoption of our audited financial statements. Any material changes in a company’s financial situation after the preparation of the financial statements shall be taken into account in the distribution of dividends. Pursuant to the Finnish Companies Act, the distribution of dividends shall be based on the latest adopted and audited financial statements and a company may also pay interim dividends based on the earnings of the current financial year in accordance with the audited financial statements adopted by an extraordinary general meeting of shareholders. A company may distribute only the unrestricted equity less the funds to be left undistributed according to the articles of association, if any. No funds may be distributed if at the time of deciding on the distribution it is known or it should be known that the company is insolvent or that the distribution will result in insolvency. A dividend or other distribution of assets may not exceed the amount proposed or approved by our board of directors. However, if shareholders holding a minimum of one-tenth of all shares so demand at an annual general meeting of shareholders prior to a decision regarding the use of the profit, and sufficient distributable funds are available, the profit to be distributed shall equal at least half of the profit of the financial year after deduction of items to be left undistributed under the articles of association, if any. According to the Finnish Companies Act, shareholders may not, however, request a distribution of profit exceeding 8% of shareholders’ equity. The dividend for the financial year potentially distributed prior to the annual general meeting shall be deducted from the distributable amount. The payment of dividend requires the approval of the majority of the votes cast at the annual general meeting of shareholders. According to the Finnish Companies Act, the annual general meeting of shareholders may also authorize our board of directors to resolve on the distribution of dividends.

Dividends and other distributions are paid to shareholders or their nominees that are included in our shareholders’ register on the relevant record date. Such register is maintained by Euroclear through the relevant book-entry account operators. Under the Finnish book-entry securities system, dividends are paid by account transfers to the accounts of the shareholders appearing in the register. Dividend entitlements lapse after three years if dividends remain unclaimed for that period, in which case the unclaimed dividends will be retained by us. Under the Finnish Companies Act, we may acquire or redeem treasury shares. Decisions on the acquisition or redemption of treasury shares must be made by the general meeting of shareholders and require at least two-thirds of the votes cast as well as of the shares represented at the meeting. The general meeting of shareholders may also authorize our board of directors to decide on acquisition of treasury shares using the unrestricted equity for a specific period of time, which cannot exceed 18 months. Treasury shares may be acquired in a proportion other than that of the shares held by the shareholders only if there is a weighty financial reason for a company to do so. As a general rule, treasury shares may be redeemed in a proportion other than that of the shares held by the shareholders only by the consent of all shareholders. In a public company, the decision to buy back or redeem shares or to accept them as a pledge shall not be made so that the treasury shares in the possession of, or held as pledges by, a company and its subsidiaries would exceed 10% of all shares. Shares held by us or our subsidiaries, if any, are not entitled to participate in the general meeting or to dividend distributions.

Pre-Emptive Rights

In connection with any offering of shares, the existing shareholders have a pre-emptive right to subscribe for shares offered in proportion to the amount of shares in their possession. However, a general meeting of shareholders may vote, by a majority of two-thirds of the votes cast and two-thirds of the shares represented at the meeting, to waive this pre-emptive right provided that, from the company’s perspective, weighty financial grounds exist.

Foreign Exchange Control

Shares in a Finnish company may be purchased by non-residents of Finland without any separate Finnish exchange control consent. Non-residents may also receive dividends without separate Finnish exchange control consent, the transfer of assets out of Finland being subject to payment by us of withholding taxes in the absence of an applicable taxation treaty. Non-Finnish residents having acquired shares in a Finnish limited liability company may receive shares pursuant to a bonus issue or through participation in a rights issue without separate Finnish exchange control consent. Shares in a Finnish company may be sold in Finland to non-Finnish residents, and the proceeds of such sale may be transferred out of Finland in any convertible currency. There are no Finnish exchange control regulations restricting the sale of shares in a Finnish company by non-residents to other non-residents.

Disclosure of Shareholder Ownership or Voting Power

According to the Finnish Securities Markets Act, a shareholder is required to notify, without undue delay, a Finnish listed company and the Finnish Financial Supervisory Authority when its voting rights in, or its percentage ownership of the total number of shares of such Finnish listed company reaches, exceeds or falls below 5, 10, 15, 20, 25, 30, 50 or 90 percent or two thirds (66.67 percent), calculated in accordance with the Finnish Securities Markets Act (flagging notification). A notification of major holdings must also be made when a shareholder is entitled to acquire, on the basis of a financial instrument, a number of shares that will reach, exceed or fall below the flagging threshold described above or, when the combined ownership share based either on direct holding or holding through financial instruments reaches, exceeds or falls below the flagging threshold described above. In this connection, the definition of financial instrument also refers to such financial instruments the value of which is determined on the basis of the company’s share and which have a similar economic effect as a financial instrument that entitles its holder to receive the company’s shares. A notification of major holdings must be made regardless of whether the underlying asset of the financial instrument will be settled physically or as net cash settlement. The notification must be submitted without an undue delay, however no later than on the following trading day after the shareholder was informed or should have known about such a change in the shareholder’s voting rights or ownership. The shareholder shall be deemed to have been informed of the said transaction no later than two trading days after the transaction. When a listed company has received the above-mentioned information, it must disclose the information in a stock exchange release.

Pursuant to the Regulation ((EU) No. 236/2012, as amended) of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such shares is required to notify the FIN-FSA if, as a result of which such acquisition or disposal his net short position reaches, exceeds or falls below 0.1% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the FIN-FSA will disclose the net short position to the public.

In accordance with U.S. federal securities laws, holders of IQM Shares, IQM Warrants and IQM ADSs will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of IQM Shares, IQM Warrants or IQM ADSs, is the beneficial owners of more than 5% of the outstanding IQM Shares must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of IQM Shares or IQM Shares underlying IQM ADSs or IQM Warrants that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must, within two days of the material change, file an amendment disclosing such change.

Mandatory Tender Offer and Squeeze-Out

Under the Finnish Securities Markets Act, a shareholder whose voting power exceeds 30% or 50% of the total voting rights in a company shall, within one month, offer to purchase the remaining shares of the company, as well as any other rights entitling to the shares issued by the company, such as subscription rights, convertible bonds or stock options issued by the company. The purchase price shall be the market price of the securities in question. Subject to certain exceptions, the market price is determined on the basis of the highest price paid for the security during the preceding six months by the shareholder or any party in close connection to the shareholder. Subject to certain exceptions, if the shareholder or any related party has not during the six months preceding the offer acquired any securities that are the target for the offer, the market price is determined based on the average of the prices paid for the security in public trading during the preceding three months weighted by the volume of trade.

Under the Finnish Companies Act, a shareholder whose holding exceeds nine-tenths of the total number of shares or voting rights in us has both the right and, upon a request from the minority shareholders, the obligation to purchase all the shares of the minority shareholders for the then current market price. The market price is determined, among other things, on the basis of the recent market price of the shares. The purchase procedure under the Finnish Companies Act differs, and the purchase price may differ, from the purchase procedure and price under the Finnish Securities Markets Act, as discussed above. However, if the threshold of nine-tenths has been exceeded through either a mandatory or a voluntary public offer pursuant to the Finnish Securities Markets Act, the market price under the Finnish Companies Act is deemed to be the price offered in the public offer, unless there are specific reasons to deviate from it.

Screening of Foreign Corporate Acquisitions

Under the Finnish Act on the Screening of Foreign Corporate Acquisitions (172/2012, as amended), a notification to the Ministry of Economic Affairs and Employment is required for a non-resident of Finland, directly or indirectly, when acquiring one-tenth or more of the voting power or corresponding factual influence in a company. The Ministry of Economic Affairs and Employment has to confirm the acquisition unless the acquisition would jeopardize important national interests, in which case the matter is referred to the Council of State. If the company in question is operating in the defense sector, an approval by the Ministry of Economic Affairs and Employment is required before the acquisition is made. These requirements are not applicable if, for instance, the voting power is acquired in a share issue that is proportional to the holder’s ownership of the shares.

Prohibition of Nominee Registered Holdings for the Benefit of Finnish Citizens and Entities

According to Finnish law, Finnish citizens and entities may not hold securities in a Finnish publicly listed company through a nominee, such as a custodian bank. Accordingly, holding of IQM ADSs may not be allowed for Finnish citizens and entities if this would be deemed in effect to constitute prohibited holding of our shares through a nominee.

General

Our authorized share capital consists of an unlimited number of ordinary shares. As of July 29, 2026, there were 263,223,216 ordinary shares issued and outstanding.

Shares

Each ordinary share entitles a holder to one vote at our general meeting.

Dividends

The holders of outstanding Shares are entitled to receive dividends on a share for share basis at such times and in such amounts and form as the Board may from time to time determine.

Dividends and other distributions are paid to shareholders or their nominees that are included in our shareholders’ register on the relevant record date. Such register is maintained by Euroclear through the relevant book-entry account operators. Under the Finnish book-entry securities system, dividends are paid by account transfers to the accounts of the shareholders appearing in the register. Dividend entitlements lapse after three years if dividends remain unclaimed for that period, in which case the unclaimed dividends will be retained by us.

Voting Rights and Notices

Shareholders have as many votes as shares that they own or represent at the general meeting of shareholders.

Shareholders shall exercise their right to vote at a general meeting of shareholders either in person or through a proxy. Under the Amended IQM Articles, as a condition for participating in a general meeting, a shareholder must give advance notice to the company no later than by a given date stated in the notice of the meeting, which shall not be earlier than 10 calendar days before the meeting. Shareholders have as many votes as shares that they own or represent at the general meeting of shareholders.

Listing

The IQM ADSs are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IQMX” and our IQM Shares are listed on Nasdaq Helsinki Ltd (“Nasdaq Helsinki”) under the symbol “IQM” . Our IQM Warrants are listed on Nasdaq under the symbol “IQMXW.”

Transfer Agent and Depositary

The transfer agent for our ordinary shares is Computershare, Inc., the Depositary for our ADSs is The Bank of New York Mellon and the warrant agent for our Warrants is Computershare, Inc.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver American Depositary Shares, also referred to as IQM ADSs. Each IQM ADS will represent one IQM Share (or a right to receive one IQM Share) deposited with Skandinaviska Enskilda Banken AB, as custodian for the depositary in Finland. Each IQM ADS will also represent any other securities, cash or other property that may be held by the Depositary. The deposited shares together with any other securities, cash or other property held by the Depositary are referred to as the deposited securities. The Depositary’s office at which the IQM ADSs will be administered, and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold IQM ADSs either (A) directly (i) by having an American Depositary Receipt (an “IQM ADR”), which is a certificate evidencing a specific number of IQM ADSs, registered in your name, or (ii) by having uncertificated IQM ADSs registered in your name, or (B) indirectly by holding a security entitlement in IQM ADSs through your broker or other financial institution that is a direct or indirect participant in DTC. If you hold IQM ADSs directly, you are a registered IQM ADS holder, also referred to as an ADS holder. This description assumes you are an IQM ADS holder. If you hold the IQM ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of IQM ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated IQM ADSs will receive statements from the Depositary confirming their holdings.

As an IQM ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Finnish law governs shareholder rights. The Depositary will be the holder of the shares underlying your IQM ADSs. As a registered holder of IQM ADSs, you will have ADS holder rights. The Deposit Agreement among us, the Depositary, IQM ADS holders and all other persons indirectly or beneficially holding IQM ADSs sets out ADS holder rights as well as the rights and obligations of the Depositary. New York law governs the Deposit Agreement and the ADSs.

The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the entire Deposit Agreement and the form of ADR, which are filed as Exhibit 4.2 and Exhibit 4.3, respectively.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The Depositary has agreed to pay or distribute to IQM ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your IQM ADSs represent.

Cash. The Depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the Deposit Agreement allows the Depositary to distribute the foreign currency only to those IQM ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the IQM ADS holders who have not been paid. It will not invest the foreign currency, and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The Depositary may distribute additional IQM ADSs representing any shares we distribute as a dividend or free distribution. The Depositary will only distribute whole IQM ADSs. It will sell shares which would require it to deliver a fraction of an IQM ADS (or IQM ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional IQM ADSs, the outstanding IQM ADSs will also represent the new shares. The Depositary may sell a portion of the distributed shares (or IQM ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the Depositary may (i) exercise those rights on behalf of IQM ADS holders, (ii) distribute those rights to IQM ADS holders or (iii) sell those rights and distribute the net proceeds to IQM ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the Depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The Depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the Depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new IQM ADSs representing the new shares, to subscribing IQM ADS holders, but only if IQM ADS holders have paid the exercise price to the Depositary. U.S. securities laws may restrict the ability of the Depositary to distribute rights or IQM ADSs or other securities issued on exercise of rights to all or certain IQM ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The Depositary will send to IQM ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the Depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case IQM ADSs will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than IQM ADSs) to IQM ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the Depositary to distribute securities to all or certain IQM ADS holders, and the securities distributed may be subject to restrictions on transfer.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any IQM ADS holders. We have no obligation to register IQM ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of IQM ADSs, shares, rights or anything else to IQM ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are IQM ADSs issued?

The Depositary will deliver IQM ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of IQM ADSs in the names you request and will deliver the IQM ADSs to or upon the order of the person or persons that made the deposit.

How can IQM ADS holders withdraw the deposited securities?

You may surrender your IQM ADSs to the Depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the shares and any other deposited securities underlying the IQM ADSs to the IQM ADS holder or a person the IQM ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the Depositary will deliver the deposited securities at its office, if feasible. However, the Depositary is not required to accept surrender of IQM ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The Depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

When can IQM ADSs be cancelled by the Depositary?

The Depositary may cancel IQM ADSs if there are no underlying deposited securities, or those deposited securities have become apparently worthless or to the extent there are insufficient underlying deposited securities because of an increase in the number of shares represented by one IQM ADS.

How do IQM ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your IQM ADR to the Depositary for the purpose of exchanging your IQM ADR for uncertificated IQM ADSs. The Depositary will cancel that IQM ADR and will send to the IQM ADS holder a statement confirming that the IQM ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated IQM ADSs requesting the exchange of uncertificated IQM ADSs for certificated IQM ADSs, the Depositary will execute and deliver to the IQM ADS holder an IQM ADR evidencing those IQM ADSs.

Voting Rights

How do you vote?

IQM ADS holders may instruct the Depositary how to vote the number of deposited shares their IQM ADSs represent. If we request the Depositary to solicit your voting instructions (and we are not required to do so), the Depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how IQM ADS holders may instruct the Depositary how to vote. For instructions to be valid, they must reach the Depositary by a date set by the Depositary . The Depositary will try, as far as practical, subject to the laws of Finland and the provisions of our articles of association or similar documents, to vote or to have its agents vote the deposited shares as instructed by IQM ADS holders. If we do not request the Depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the Depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the Depositary as described above, you will not be able to exercise voting rights unless you surrender your IQM ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the Depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote the shares represented by your IQM ADSs. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your IQM ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Holders or persons depositing or withdrawing shares, surrendering IQM ADSs, or to whom or from whom IQM ADSs are delivered or cancelled, must pay:	For:
$10.00 (or less) per 100 IQM ADSs (or portion of 100 IQM ADSs)	Issuance of IQM ADSs, including issuances resulting from a distribution of shares or rights or other property or in relation to a change in the number of shares represented by IQM ADSs

Surrender of IQM ADSs for the purpose of withdrawal or cancellation of IQM ADSs, including if the Deposit Agreement terminates or in relation to a change in the number of shares represented by ADSs

$.10 (or less) per IQM ADS	Any cash distribution to IQM ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of IQM ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the Depositary to IQM ADS holders

Fees assessed from time to time, but not exceeding $.10 per IQM ADS during any calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the Depositary or its agent when you deposit or withdraw shares

Expenses of the Depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the Deposit Agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the Depositary or the custodian has to pay on any IQM ADSs or shares underlying IQM ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the Depositary or its agents for servicing the deposited securities	As necessary

The Depositary collects its fees for delivery and surrender of IQM ADSs directly from investors depositing shares or surrendering IQM ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect fees for Depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. While aggregate fees for Depositary services will not exceed $.10 per IQM ADS in a calendar year, an investor may be charged more than one such fee in a consecutive 12-month period. The Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to IQM ADS holders that are obligated to pay those fees. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the Depositary or share revenue from the fees collected from IQM ADS holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

The Depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the Depositary. Where the Depositary converts currency itself or through any of its affiliates, the Depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to IQM ADS holders, subject to the Depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the Depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to IQM ADS holders, and the Depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the Depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the Depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your IQM ADSs or on the deposited securities represented by any of your IQM ADSs. The Depositary may refuse to register any transfer of your IQM ADSs or allow you to withdraw the deposited securities represented by your IQM ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your IQM ADSs to pay any taxes owed and you will remain liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of IQM ADSs to reflect the sale and pay to IQM ADS holders any proceeds, or send to IQM ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The Depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an IQM ADS holder surrendering IQM ADSs and subject to any conditions or procedures the Depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the Depositary as a holder of deposited securities, the Depositary will call for surrender of a corresponding number of IQM ADSs and distribute the net redemption money to the holders of called IQM ADSs upon surrender of those IQM ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the Depositary will hold those replacement securities as deposited securities under the Deposit Agreement. However, if the Depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to IQM ADS holders or for any other reason, the Depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the IQM ADSs.

If there is a replacement of the deposited securities and the Depositary will continue to hold the replacement securities, the Depositary may distribute new IQM ADSs representing the new deposited securities or ask you to surrender your outstanding IQM ADSs in exchange for new IQM ADSs identifying the new deposited securities.

If there are no deposited securities underlying IQM ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying IQM ADSs have become apparently worthless, the Depositary may call for surrender of those IQM ADSs or cancel those IQM ADSs upon notice to the IQM ADS holders.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the Depositary to amend the Deposit Agreement and the IQM ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of IQM ADS holders, it will not become effective for outstanding IQM ADSs until 30 days after the Depositary notifies IQM ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your IQM ADSs, to agree to the amendment and to be bound by the IQM ADRs and the Deposit Agreement as amended.

How may the Deposit Agreement be terminated?

The Depositary will initiate termination of the Deposit Agreement if we instruct it to do so. The Depositary may initiate termination of the Deposit Agreement if

•	60 days have passed since the Depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the IQM ADSs from an exchange in the United States on which they were listed and do not list the IQM ADSs on another exchange in the United States or make arrangements for trading of IQM ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the Depositary has reason to believe the IQM ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the IQM ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the Deposit Agreement will terminate, the Depositary will notify IQM ADS holders at least 90 days before the termination date. At any time after the termination date, the Depositary may sell the deposited securities. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the IQM ADS holders that have not surrendered their IQM ADSs. Normally, the Depositary will sell as soon as practicable after the termination date.

After the termination date and before the Depositary sells, IQM ADS holders can still surrender their IQM ADSs and receive delivery of deposited securities, except that the Depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The Depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The Depositary will continue to collect distributions on deposited securities, but, after the termination date, the Depositary is not required to register any transfer of IQM ADSs or distribute any dividends or other distributions on deposited securities to IQM ADS holders (until they surrender their IQM ADSs) or give any notices or perform any other duties under the Deposit Agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of IQM ADSs

The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

•

are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith, and the Depositary will not be a fiduciary or have any fiduciary duty to holders of IQM ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the Deposit Agreement;

•	are not liable if we or it exercises discretion permitted under the Deposit Agreement;

•

are not liable for the inability of any holder of IQM ADSs to benefit from any distribution on deposited securities that is not made available to holders of IQM ADSs under the terms of the Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the IQM ADSs or the Deposit Agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the Depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by IQM ADS holders as a result of owning or holding IQM ADSs or be liable for the inability or failure of an IQM ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the Deposit Agreement, we and the Depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of IQM ADSs, make a distribution on IQM ADSs, or permit withdrawal of shares, the Depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The Depositary may refuse to deliver IQM ADSs or register transfers of IQM ADSs when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your IQM ADSs

IQM ADS holders have the right to cancel their IQM ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to IQM ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Direct Registration System

In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the IQM ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated IQM ADSs and holding of security entitlements in IQM ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated IQM ADSs, to direct the Depositary to register a transfer of those IQM ADSs to DTC or its nominee and to deliver those IQM ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the IQM ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an IQM ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the IQM ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and in accordance with the Deposit Agreement will not constitute negligence or bad faith on the part of the Depositary.

Shareholder Communications; Inspection of Register of Holders of IQM ADSs

The Depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The Depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of IQM ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the IQM ADSs.

Jury Trial Waiver

The Deposit Agreement provides that, to the extent permitted by law, IQM ADS holders waive the right to a jury trial of any claim they may have against us or the Depositary arising out of or relating to our shares, the IQM ADSs or the Deposit Agreement, including any claim under the U.S. federal securities laws. If we or the Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the Deposit Agreement, be deemed to have waived our or the Depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information known to us regarding the actual beneficial ownership of the IQM Shares (including IQM Shares represented by IQM ADSs) by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding IQM Shares;

•	each of our current directors and named executive officers; and

•	all of our directors and officers, as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, the Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership of the Company is based on 189,496,218 IQM Shares (including IQM Shares represented by IQM ADSs) outstanding as of August 3, 2026.

Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table below have sole voting and investment power with respect to the IQM Shares beneficially owned by them. To our knowledge, none of the shares beneficially owned by any executive officer or director have been pledged as security. Unless otherwise indicated, the current business address for our executive officers and non-executive directors is Keilaranta 19, FI-02150 Espoo, Finland.

Name and Address of Beneficial Owner	IQM Shares (#)	Total Voting Power (%)
5% Holders:
Finnish Industry Investment Ltd(1)	23,816,844	12.6%
MIG GmbH & Co.(2)	14,160,070	7.5%
EIC Fund SA(3)	12,501,307	6.6%
Varma Mutual Pension Insurance Company(4)	9,427,442	5.0%
Officers and Directors:
Jan Goetz	5,726,117	3.0%
Søren Hein	—	—
Jan Kürschner	—	—
Sierk Poetting(5)	3,787,378	2.0%
Alex Doll(6)	8,115,951	4.3%
Hannu Martola	11,383	*
Juho Sarvikas	15,000	*
Jeff Tuder(7)	1,297,769	*
Barbara Venneman	11,383	*
Total Officers and Directors (9)	18,964,981	10.0%

*	Less than 1%.
(1)	The principal business address of Finnish Industry Investment Ltd is Porkkalankatu 1. Helsinki 00180, Finland.
(2)

Consists of (i) 3,568,275 IQM Shares held by MIG GmbH & Co. Fonds 14 geschlossene Investment-KG, (ii) 3,048,560 IQM Shares held by MIG GmbH & Co. Fonds 10 KG, (iii) 1,845,280 IQM Shares held by MIG GmbH & Co. Fonds 8 KG, (iv) 1,790,984 IQM Shares held by MIG GmbH & Co. Fonds 17 geschlossene Investment-KG, (v) 1,551,910 IQM Shares held by MIG GmbH & Co. Fonds 4 KG, (vi) 1,551,910 IQM Shares held by MIG GmbH & Co. Fonds 6 KG and (vii) 803,151 IQM Shares held by MIG GmbH & Co. Fonds 2 KG. The business address of each of the MIG GmbH & Co Fonds is Ismaniger Str. 102, 81675 Munich, Federal Republic of Germany.

(3)

Alter Domus Management Company S.à r.l. serves as the investment manager of EIC Fund SA. The principal business address of EIC Fund SA is c/o Alter Domus Management Company S.à r.l., 15, Boulevard Friedrich Wilhelm Raiffeisen, L-2411 Luxembourg.

(4)	The principal business address of Varma Mutual Pension Insurance Company is Salmisaarenranta 11, FI-00180 Helsinki, Finland.
(5)

Consists of (i) 3,777,378 shares and (ii) 10,000 shares underlying Public Warrants that are immediately exercisable, each held by, or in trust for the benefit of, Tofino GmbH, an entity controlled by Mr. Poetting.

(6)

Shares held by Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P., in both of which Alex Doll is a general partner. Other than in his capacity at Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P., Alex Doll disclaims beneficial ownership.

(7)

Consists of (i) 752,524 issued and outstanding IQM Shares and (ii) 545,245 Private Placement Warrants that were all distributed on July 1, 2026 to Tremson Capital Management, LLC from RAAQ Sponsor LLC that was the original record holder. Jeff Tuder is the founder and managing member of Tremson Capital Management, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, Rule 144 of the Securities Act (“Rule 144”) permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding twelve months (or such shorter period as the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

All IQM ADSs issued as Merger Consideration to RAAQ Public Shareholders in the Business Combination are freely tradable, except that IQM ADSs received in the Business Combination by persons who are affiliates of ours for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed our affiliates generally include individuals or entities that control, are controlled by or are under common control with us and may include our directors and executive officers as well as our principal shareholders.

If the above conditions have been met and Rule 144 is available, a person that has beneficially owned restricted IQM ADSs for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of RAAQ’s affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also be limited by manner of sale provisions and notice requirements.

As of the date of this prospectus, all IQM ADSs issued as Merger Consideration to RAAQ Public Shareholders in the Business Combination are freely tradable without restriction or further registration under the Securities Act, as they were issued pursuant to the registration statement on Form F-4 (Registration No. 333-295867). The 4,375,000 IQM ADSs received by the RAAQ Insiders in the Business Combination and the 14,548,000 IQM ADSs issued to the PIPE Investors in the PIPE Financing are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Such restricted securities are being registered for resale pursuant to the registration statement of which this prospectus forms a part.

We expect Rule 144 to be available for the resale of the above-noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied, although such restricted securities may be sold sooner to the extent they have been registered on a registration statement that has been declared effective by the SEC.

Lock-Up Agreements and Market Standoff Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, IQM, RAAQ and certain shareholders of IQM entered into shareholder lock-up agreements (each, an “IQM Shareholder Lock-up Agreement”), pursuant to which each such shareholder of IQM agreed, among other things, (a) during the period beginning on the date of the IQM Shareholder Lock-up Agreement and ending upon the termination of the IQM Shareholder Lock-up Agreement, not to Transfer (as defined in the IQM Shareholder Lockup Agreement) any shares of IQM currently held by it or received by it after the date of the IQM Shareholder Lock-up Agreement and during the term of the IQM Shareholder Lock-up Agreement (collectively, the “Subject Shares”); and (b) during the period beginning on the date of the IQM Shareholder Lock-up Agreement and ending on the earlier of (x) one year after the Closing and (y) subsequent to the Closing, (A) the date on which the last sale price of IQM ADSs equals or exceeds $12.00 per IQM ADS for 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, or (B) the date on which IQM completes a liquidation, merger, share exchange, reorganization or other similar change-of-control transaction (such period, the “Lock-Up Period”), to subject any Subject Shares held by the shareholder or issued to the shareholder in connection with the Business Combination (including, as applicable, IQM ADSs), other than any Subject Shares issued to the shareholder in the PIPE Financing (the “Locked-Up Securities”) to certain transfer restrictions, in each case subject to customary permitted transfers.

Resale Under Finnish and EU Securities Laws

The resale of IQM Shares by the Selling Securityholders may be subject to Finnish and EEA securities laws and regulations, depending on, among other things, the jurisdiction and manner in which the resale is effected and the status of the relevant Selling Securityholder. Certain principal considerations are summarised below. This summary is not intended to constitute legal advice and does not purport to be complete. Each Selling Securityholder should consult its own legal advisers before offering or selling any IQM Shares.

Prospectus Requirements for Resales in Finland and the EEA

Under Article 2(d) of Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”), an “offer of securities to the public” means a communication presenting sufficient information on the terms of the offer and the securities offered to enable an investor to decide to purchase or subscribe for those securities. Under Article 3(1), securities may only be offered to the public in the Union following the publication of a prospectus, unless an exemption applies. Under Article 5, a subsequent resale of securities previously offered pursuant to certain prospectus exemptions is considered a separate offer for these purposes.

The registration of IQM Shares for resale pursuant to this prospectus does not, in itself, constitute an offer of securities to the public within the meaning of the EU Prospectus Regulation. Each Selling Securityholder may sell its IQM Shares at such time and in such manner as it may determine, subject to applicable lock-up restrictions. The admission of the IQM Shares to trading on Nasdaq Helsinki does not, in itself, exempt a subsequent public offer of IQM Shares in Finland or another EEA Member State from the prospectus requirements of the EU Prospectus Regulation.

Ordinary secondary-market transactions in IQM Shares on Nasdaq Helsinki do not, in themselves, constitute an offer of securities to the public and therefore do not require the publication of a prospectus. However, organised placements or other structured disposals involving a communication to prospective investors may do so. Any resale that does constitute an offer of securities to the public must be made pursuant to an approved prospectus or in reliance on an applicable exemption, including those set out in Article 1(4) of the EU Prospectus Regulation.

This prospectus has not been approved under the EU Prospectus Regulation and may not be relied upon for an offer of IQM Shares to the public in Finland or any other EEA Member State. The validity of the Finnish Prospectus approved by the FIN-FSA on 1 July 2026 is governed by Article 12 of the EU Prospectus Regulation. IQM has not consented to its use by the Selling Securityholders in connection with any resale of IQM Shares.

Market Abuse Regulation

The IQM Shares are subject to Regulation (EU) No 596/2014 on market abuse, as amended (“MAR”). MAR prohibits, among other things, insider dealing and attempted insider dealing, recommending or inducing another person to engage in insider dealing, the unlawful disclosure of inside information and market manipulation and attempted market manipulation in respect of the IQM Shares.

Under Article 19(11) of MAR, a person discharging managerial responsibilities within IQM (a “PDMR”) may not, subject to the exceptions provided in MAR, conduct any transactions on its own account or for the account of a third party, directly or indirectly, relating to the shares or debt instruments of IQM or to derivatives or other financial instruments linked to them during a closed period of 30 calendar days before the announcement of an interim financial report or a year-end report that IQM is required to make public. The closed-period restriction does not apply to a person closely associated with a PDMR solely by virtue of that association, although it applies where the relevant transaction is carried out by the PDMR for the account of such person.

PDMRs and persons closely associated with them are required to notify IQM and the FIN-FSA of transactions conducted on their own account relating to shares or debt instruments of IQM or to derivatives or other financial instruments linked to them once the aggregate value of such transactions reaches EUR 20,000 within a calendar year. The threshold is calculated by adding the value of the relevant transactions without netting.

Major Shareholding Notifications

Under Chapter 9 of the Finnish Securities Markets Act (746/2012, as amended), a shareholder or another person subject to the Finnish major shareholding notification requirements is required to notify IQM and the FIN-FSA when its holding of shares or voting rights in IQM reaches, exceeds or falls below 5%, 10%, 15%, 20%, 25%, 30%, 50%, two-thirds or 90% of the total number of shares or voting rights in IQM.

A notification obligation may arise on the basis of shares or voting rights held directly or indirectly, financial instruments that confer a right to acquire already issued shares carrying voting rights or have a similar economic effect, or the aggregate of such holdings and financial instruments. The notification requirements may apply irrespective of whether a relevant financial instrument is settled physically or in cash.

A major shareholding notification must be made without undue delay and no later than the trading day following the date on which the person learned, or should have learned, of the acquisition, disposal or other event resulting in a notification threshold being reached, exceeded or fallen below.

Contractual Lock-Up Restrictions

Certain Selling Securityholders are subject to contractual lock-up restrictions. A transfer of IQM Shares in breach of an applicable lock-up agreement may constitute a breach of contract and result in the contractual remedies provided for in the relevant agreement. Unless separate transfer-blocking or similar arrangements have been implemented in respect of the relevant IQM Shares, the contractual lock-up restrictions do not necessarily prevent a transfer from being effected or settled through the Finnish book-entry securities system.

Registration Rights

Pursuant to the Registration Rights Agreement and PIPE Subscription Agreements, we agreed that, within 30 calendar days after the Closing, we would file with the SEC a resale shelf registration statement, and we have used and continue to use our commercially reasonable efforts to cause such resale shelf registration statement to become effective by the SEC as soon as reasonably practicable after the initial filing thereof. In certain circumstances, the Holders may demand our assistance with underwritten offerings and block trades. The Holders are entitled to customary piggyback registration rights.

SELLING SECURITYHOLDERS

This section is part of the “resale prospectus” pertaining to the registration under the Securities Act of the resale by the Selling Securityholders of (a) an aggregate of 12,511,165 IQM Shares, including IQM Shares represented by IQM ADSs, consisting of: (i) up to 4,298,339 of IQM Shares underlying the PIPE ADSs, (ii) up to 3,905,981 IQM Shares, including IQM Shares represented by IQM ADSs, issuable upon the exercise of the Private Placement Warrants and (iii) up to 4,306,845 RAAQ Resale Shares, including IQM Shares represented by IQM ADSs, and (b) up to 3,905,981 Private Placement Warrants. Each of the Selling Securityholders may sell all, some or none of such IQM Shares, including IQM Shares represented by IQM ADSs, or Private Placement Warrants it holds. We will not receive any proceeds from the sale of IQM Shares, including IQM Shares represented by IQM ADSs by the Selling Securityholders. We will receive proceeds only to the extent that the Private Placement Warrants are exercised for cash. See the section titled “Use of Proceeds.”

The table below sets forth the name of the Selling Securityholders and the aggregate number of IQM Shares, including IQM Shares represented by IQM ADSs, or Private Placement Warrants that the Selling Securityholders may offer for sale pursuant to this prospectus. As used in this prospectus, the term “Selling Securityholders” includes the Selling Securityholders listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus. For more information, see “Beneficial Ownership of Securities.”

Because the Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of all, some or none of the IQM Shares or Private Placement Warrants covered by this prospectus, IQM cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the Selling Securityholders or the amount or percentage of securities that will be beneficially held by the Selling Securityholders upon termination of the resale. Registration of the resale of IQM Shares and Private Placement Warrants does not mean that such securities necessarily will be offered or sold.

For purposes of the table below, we have assumed that after termination of this offering, none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. The information set forth below is based upon information obtained from the Selling Securityholders and upon information in our possession in connection with the Transactions, as applicable. The percentages of IQM Shares owned after the offering by each Selling Securityholder below are based on 189,496,218 IQM Shares outstanding as of August 3, 2026.

Except as set forth in the footnotes below, (1) the following table does not include up to 8,624,989 IQM Shares issuable upon exercise of the Public Warrants and (2) the address of each Selling Securityholder is Keilaranta 19, FI-02150 Espoo, Finland.

	IQM Shares/ADSs				Warrants
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
0889692 B.C. Ltd.(1)	91,491	91,491	—	—	14,318	14,318	—	—
0889703 B.C. Ltd.(2)	41,492	41,492	—	—	14,318	14,318	—	—
Abraham Shua(3)	10,374	10,374	—	—	3,580	3,580	—	—
Alyeska Master Fund, L.P.(4)	1,000,000	1,000,000	—	—	—	—	—	—
Angle Skelly(5)	31,431	31,431	—	—	8,949	8,949	—	—
Ann Martin Skelly(6)	31,431	31,431	—	—	8,949	8,949	—	—
Artal Treasury Limited(7)	1,369,212	500,000	869,212	*	—	—	—	—
B2L Capital Ventures Ltd.(8)	45,746	45,746	—	—	7,159	7,159	—	—
BF-2025 Irrevocable Trust(9)	62,239	62,239	—	—	21,478	21,478	—	—
Blake Garrison Burton(10)	103,731	103,731	—	—	35,796	35,796	—	—
Butternut Tree LLC(11)	1,447,769	1,447,769	—	—	545,245	545,245	—	—
Carmine Capossela(12)	163,444	163,444	—	—	46,535	46,535	—	—
Celebrating Local Development, LLC(13)	62,862	62,862	—	—	17,898	17,898	—	—
Changlei Li(14)	16,596	16,596	—	—	5,727	5,727	—	—
Clear Street LLC(15)	258,750	258,750	—	—	258,750	258,750	—	—
Cohen & Company Capital Markets, a Division of Cohen & Company Securities, LLC(16)	1,466,250	1,466,250	—	—	1,466,250	1,466,250	—	—
Context Partners Master Fund, L.P.(17)	566,466	566,466	—	—	200,460	200,460	—	—
Curtis Weldon(18)	10,000	10,000	—	—	—	—	—	—
Dan Desjardins(19)	10,000	10,000	—	—	—	—	—	—
Daniel Wilk(20)	20,746	20,746	—	—	7,159	7,159	—	—
David Kirschner(21)	82,985	82,985	—	—	28,637	28,637	—	—
David Lynn Moehring(22)	241,492	241,492	—	—	14,318	14,318	—	—
Dieter Alexander Fishbein(23)	16,596	16,596	—	—	5,727	5,727	—	—
Endurance X LLC(24)	62,239	62,239	—	—	21,478	21,478	—	—
Entities affiliated with LMR(25)	1,249,674	414,924	834,750	*	977,934	143,184	834,750	*
Entities affiliated with North Sound(26)	624,477	624,477	—	—	42,955	42,955	—	—
Entities affiliated with Ten Eleven(27)	8,115,951	500,000	7,615,951	4.0%	—	—	—	—
Frank Porcelli(28)	20,746	20,746	—	—	7,159	7,159	—	—
Gerard Michael(29)	41,492	41,492	—	—	14,318	14,318	—	—

	IQM Shares/ADSs				Warrants
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Henry Trapp Boughner(30)	99,731	99,731	—	—	35,796	35,796	—	—
Inspira Financial Trust, LLC, Custodian FBO of Eric J. Hoerdemann (31)	14,938	14,938	—	—	5,155	5,155	—	—
James Cornelius Cornell Jr.(32)	34,550	10,000	24,550	*	20,000	—	20,000	*
Jeffrey Sussman(33)	24,895	24,895	—	—	8,591	8,591	—	—
Jeremy Klaperman(34)	8,299	8,299	—	—	2,864	2,864	—	—
John Wesley Crowther(35)	41,491	41,491	—	—	14,318	14,318	—	—
Josh Kane(36)	50,290	50,290	—	—	14,318	14,318	—	—
Juho Sarvikas(37)	15,000	15,000	—	—	—	—	—	—
Justin Curtis Robert Evans(38)	16,671	16,671	—	—	7,159	7,159	—	—
Kane 2004 Irrevocable Investment Trust(39)	103,731	103,731	—	—	35,796	35,796	—	—
Madison Trust Company FBO William Whamond(40)	41,492	41,492	—	—	14,318	14,318	—	—
Mark A. Smith(41)	66,492	66,492	—	—	14,318	14,318	—	—
Michael Carl Ryan(42)	37,718	37,718	—	—	10,739	10,739	—	—
Mitchell O. Protass(43)	10,058	10,058	—	—	2,864	2,864	—	—
Montauk Investment Partners(44)	10,373	10,373	—	—	3,580	3,580	—	—
Nicholas Kukrika(45)	125,726	125,726	—	—	35,796	35,796	—	—
Polar Multi-strategy Master Fund(46)	300,000	300,000	—	—	—	—	—	—
Raymond J. Iwanowski Jr.(47)	165,970	165,970	—	—	57,274	57,274	—	—
Robert M. Neal(48)	45,745	45,745	—	—	7,159	7,159	—	—
Robert Van Belle(49)	30,745	30,745	—	—	7,159	7,159	—	—
Ryan F Caldwell Revocable Living Trust(50)	103,731	103,731	—	—	35,796	35,796	—	—
Santo Venture Capital GmbH(51)	8,161,953	1,133,339	7,028,614	3.7%	—	—	—	—
Scott Collins Bomar(52)	10,374	10,374	—	—	3,580	3,580	—	—
Spectre Capital, LLC(53)	207,461	207,461	—	—	71,592	71,592	—	—
Steven Joseph Szostak(54)	20,745	20,745	—	—	7,159	7,159	—	—
Stuart Katz(55)	62,239	62,239	—	—	21,478	21,478	—	—
Tremson Capital Management, LLC(56)	1,297,769	1,297,769	—	—	545,245	545,245	—	—
Vincent Louis Amatulli, Jr.(57)	10,373	10,373	—	—	3,580	3,580	—	—
Wolverine Global Ventures, LLC(58)	881,419	500,000	381,419	*	—	—	—	—

*	Indicates beneficial ownership of less than 1%.
(1)

Number of IQM Shares being registered for sale hereby consists of (i) 77,173 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants. Landon Downs, as Director of 0889692 B.C. Ltd., may be deemed to have voting and dispositive power over the securities. Mr. Downs served as a member of RAAQ’s advisory board prior to the Closing of the Business Combination. The address of 0889692 B.C. Ltd. is 695 Cains Way, Sooke, BC, V9Z 1C6, Canada.

(2)

Number of IQM Shares being registered for sale hereby consists of (i) 27,174 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants. Andrew Grieve, as Director of 0889703 B.C. Ltd., may be deemed to have voting and dispositive power over the securities. The address of 0889703 B.C. Ltd. is 999 W. Hastings St #1270, Vancouver, BC, V6C 2W2, Canada.

(3)

Number of IQM Shares being registered for sale hereby consists of (i) 6,794 RAAQ Resale Shares and (ii) 3,580 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 3,580 Private Placement Warrants.

(4)

Number of IQM Shares being registered for sale hereby represents 1,000,000 IQM Shares underlying PIPE ADSs subscribed for by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such securities. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of Alyeska Investment Group, L.P. is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(5)

Number of IQM Shares being registered for sale hereby consists of (i) 22,482 RAAQ Resale Shares and (ii) 8,949 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 8,949 Private Placement Warrants.

(6)

Number of IQM Shares being registered for sale hereby consists of (i) 22,482 RAAQ Resale Shares and (ii) 8,949 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 8,949 Private Placement Warrants.

(7)

Number of IQM Shares being registered for sale hereby represents 500,000 IQM Shares underlying PIPE ADSs subscribed for by Artal Treasury Limited (“Artal Treasury”). Artal International S.C.A. (“Artal International”), through its Geneva branch, is the sole stockholder of Artal Treasury and may be deemed to beneficially own the securities held by Artal Treasury. The address of Artal Treasury is Suite 1A, First Floor, Frances House, Sir William Place, St Peter Port, Guernsey, and the address of Artal International is Quai du Mont-Blanc 7, 1201 Genève, Switzerland.

(8)

Number of IQM Shares being registered for sale hereby consists of (i) 38,587 RAAQ Resale Shares and (ii) 7,159 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 7,159 Private Placement Warrants. The address of B2L Capital Ventures Ltd. is Craigmuir Chambers Road Town VG1110, Tortola, BVI.

(9)

Number of IQM Shares being registered for sale hereby consists of (i) 40,761 RAAQ Resale Shares and (ii) 21,478 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 21,478 Private Placement Warrants. Jeffrey L. Neuman, as trustee of the BF-2025 Irrevocable Trust, for beneficial owner Sophie M. Neuman, has sole voting and dispositive power over the securities. The address of BF-2025 Irrevocable Trust is 1172 S Dixie Hwy, Suite 628, Coral Gables, Florida 33146.
(10)

Number of IQM Shares being registered for sale hereby consists of (i) 67,935 RAAQ Resale Shares and (ii) 35,796 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 35,796 Private Placement Warrants.

(11)

Number of IQM Shares being registered for sale hereby consists of (i) 852,524 RAAQ Resale Shares, (ii) 50,000 IQM Shares underlying PIPE ADSs and (iii) 545,245 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 545,245 Private Placement Warrants. Peter Ort is the Managing Member of Butternut Tree LLC and has sole voting and dispositive power over the securities. Mr. Ort was Principal Executive Officer and Co-Chairman of RAAQ’s board of directors prior to the Closing of the Business Combination. Due to Mr. Ort’s affiliation with RAAQ, he is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

(12)

Number of IQM Shares being registered for sale hereby consists of (i) 89,930 RAAQ Resale Shares held by Carmine Caposella, (ii) 35,796 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants held by Carmine Caposella, (iii) 26,979 RAAQ Resale Shares held by Mountain Meadows Foundation, Inc. and (iv) 10,739 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants held by held by Mountain Meadows Foundation, Inc. Number of warrants to purchase IQM Shares being registered for sale hereby represents 35,796 Private Placement Warrants held by Carmine Caposella and 10,739 Private Placement Warrants held by Mountain Meadows Foundation, Inc. Carmine Capossela, as Vice President and Manager of Mountain Meadows Foundation Inc., may be deemed to have voting and dispositive power over the securities held by Mountain Meadows Foundation Inc., and may be deemed to be the beneficial owner of such securities.

(13)

Number of IQM Shares being registered for sale hereby consists of (i) 44,964 RAAQ Resale Shares and (ii) 17,898 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 17,898 Private Placement Warrants. Martin O. Skelly is the Manager of Celebrating Local Development, LLC and the Trustee of the Skelly Family Trust Agreement, which is the sole member of Celebrating Local Development, LLC. Mr. Skelly may be deemed to have voting and dispositive power over the securities held by Celebrating Local Development, LLC. The address of Celebrating Local Development, LLC and Mr. Skelly is 91 Bass Creek Lane, Johns Island, South Carolina 29455.

(14)

Number of IQM Shares being registered for sale hereby consists of (i) 10,869 RAAQ Resale Shares and (ii) 5,727 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 5,727 Private Placement Warrants.

(15)

Number of IQM Shares being registered for sale hereby consists of 258,750 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 258,750 Private Placement Warrants. Clear Street LLC, a Delaware limited liability company (“CS LLC”), is primarily owned by Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”). CSH LLC is wholly owned by Clear Street Group Inc., a Delaware corporation (“CSG Inc.”). A majority of the voting power of CSG Inc. is held by Clear Street Global Corp., a U.S. Virgin Islands corporation (“CSGC USVI”). Accordingly, CSH LLC, CSG Inc. and CSGC USVI may be deemed to beneficially own the shares held by CS LLC. The business address of Clear Street LLC is 150 Greenwich Street, 45th Floor, New York, New York 10007.

(16)

Number of IQM Shares being registered for sale hereby represents 1,466,250 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants being registered for sale hereby represents 1,466,250 Private Placement Warrants. Cohen & Company Securities, LLC (“CCS”) is the record owner of such securities. Jerry Serowik is Senior Managing Director, Head of Cohen & Company Capital Markets, a division of CCS (“CCM”), and has investment control over the securities held by CCS. Mr. Serowik disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. CCM served as an underwriter for the RAAQ IPO and as a capital markets advisor to RAAQ in connection with the Business Combination. The business address of CCS is 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104. CCS is a registered broker dealer and may be deemed to be an “underwriter” within the meaning of the Securities Act. CCS has informed the Company that it acquired the shares in the ordinary course and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute any IQM Shares.
(17)

Number of IQM Shares being registered for sale hereby consists of (i) 366,006 RAAQ Resale Shares and (ii) 200,460 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 200,460 Private Placement Warrants. Charles Carnegie, as Chief Investment Officer of Context Capital Management, LLC, the investment adviser of Context Partners Master Fund, L.P., has voting and dispositive control over the securities held by Context Partners Master Fund, L.P., and may be deemed to be the beneficial owner of such securities. The address of Context Partners Master Fund, L.P. is 7724 Girard Ave, Suite 300, La Jolla, California 92037.

(18)

Number of IQM Shares being registered for sale hereby consists of 10,000 RAAQ Resale Shares, including IQM Shares represented by IQM ADSs. Mr. Weldon served as a member of RAAQ’s advisory board prior to the Closing of the Business Combination.

(19)

Number of IQM Shares being registered for sale hereby consists of 10,000 RAAQ Resale Shares, including IQM Shares represented by IQM ADSs. Mr. Desjardins served as a member of RAAQ’s advisory board prior to the Closing of the Business Combination.

(20)

Number of IQM Shares being registered for sale hereby consists of (i) 13,587 RAAQ Resale Shares and (ii) 7,159 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 7,159 Private Placement Warrants.

(21)

Number of IQM Shares being registered for sale hereby consists of (i) 54,348 RAAQ Resale Shares and (ii) 28,637 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 28,637 Private Placement Warrants.

(22)

Number of IQM Shares being registered for sale hereby consists of (i) 227,174 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants. Mr. Moehring served as a member of RAAQ’s advisory board prior to the Closing of the Business Combination.

(23)

Number of IQM Shares being registered for sale hereby consists of (i) 10,869 RAAQ Resale Shares and (ii) 5,727 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 5,727 Private Placement Warrants.

(24)

Number of IQM Shares being registered for sale hereby consists of (i) 40,761 RAAQ Resale Shares and (ii) 21,478 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 21,478 Private Placement Warrants.

(25)

Number of IQM Shares being registered for sale hereby consists of (i) 135,870 RAAQ Resale Shares held by LMR CCSA Master Fund Limited (“LMR CCSA”), (ii) 71,592 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants held by LMR CCSA, (iii) 135,870 RAAQ Resale Shares held by LMR Multi-Strategy Master Fund Limited (“LMR Multi-Strategy”), and (iv) 71,592 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants held by LMR Multi-Strategy. Number of warrants to purchase IQM Shares being registered for sale hereby represents 71,592 Private Placement Warrants held by LMR CCSA and 71,592 Private Placement Warrants held by LMR Multi-Strategy. LMR Partners LLP (“LMR Partners”) is the investment manager of LMR CCSA and LMR Multi-Strategy (together, the “LMR

Securityholders”). Paulina Wolyniec, as portfolio manager at LMR Partners LLP, acting in its capacity as investment manager to the LMR Securityholders, has voting and investment control over the securities held by the LMR Securityholders. The address of these entities and individuals is c/o 9th Floor Devonshire House 1 Mayfair Place, London, United Kingdom, W1J 8AJ.
(26)

Number of IQM Shares being registered for sale hereby consists of (i) 300,000 IQM Shares underlying PIPE ADSs subscribed for by North Sound Trading, LP, (ii) 281,522 RAAQ Resale Shares held by North Sound Ventures, LP and (iii) 42,955 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants held by North Sound Ventures, LP. Number of warrants to purchase IQM Shares being registered for sale hereby represents 42,955 Private Placement Warrants. North Sound Management, Inc. is the general partner of each of North Sound Trading, LP and North Sound Ventures, LP. Brian Miller is the sole shareholder of North Sound Management, Inc. and, accordingly, North Sound Management, Inc. and Mr. Miller may each be deemed to beneficially own the securities held by North Sound Trading, LP and North Sound Ventures, LP. The address of each of the foregoing entities and individual is 115 East Putnam Avenue, Greenwich, Connecticut 06830.

(27)

Number of IQM Shares being registered for sale hereby consists of (i) 398,650 IQM Shares underlying PIPE ADSs subscribed for by Ten Eleven Fund III, L.P. and (ii) 101,350 IQM Shares underlying PIPE ADSs subscribed for by Ten Eleven Fund III-A, L.P. Ten Eleven Fund III Mid-Tier, L.P. is the general partner of each of Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P. Ten Eleven Management III, L.L.C. is the general partner of Ten Eleven Fund III Mid-Tier, L.P. Alexander Doll is the Managing Member of Ten Eleven Management III, L.L.C. and currently serves on IQM’s board of directors. Each of the foregoing may be deemed to share voting and dispositive power over the shares. The address of each of the foregoing entities and individual is 345 Lorton Avenue, Suite 401, Burlingame, California 94010.

(28)

Number of IQM Shares being registered for sale hereby consists of (i) 13,587 RAAQ Resale Shares and (ii) 7,159 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 7,159 Private Placement Warrants.

(29)

Number of IQM Shares being registered for sale hereby consists of (i) 27,174 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants.

(30)

Number of IQM Shares being registered for sale hereby consists of (i) 63,935 RAAQ Resale Shares and (ii) 35,796 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 35,796 Private Placement Warrants.

(31)

Number of IQM Shares being registered for sale hereby consists of (i) 9,783 RAAQ Resale Shares and (ii) 5,155 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 5,155 Private Placement Warrants. Eric Hoerdemann, the owner of the Inspira Financial Trust, LLC, Custodian FBO of Eric J. Hoerdemann (“Inspira Financial Trust”), has sole voting and dispositive power over the securities. The address of Inspira Financial Trust is 5000 Libbie Mill East Blvd, Apt 434, Richmond, Virginia 23230.

(32)

Number of IQM Shares being registered for sale hereby represents 10,000 RAAQ Resale Shares, including IQM Shares represented by IQM ADSs. Mr. Cornell served as a member of RAAQ’s advisory board prior to the Closing of the Business Combination.

(33)

Number of IQM Shares being registered for sale hereby consists of (i) 16,304 RAAQ Resale Shares and (ii) 8,591 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 8,591 Private Placement Warrants.

(34)

Number of IQM Shares being registered for sale hereby consists of (i) 5,435 RAAQ Resale Shares and (ii) 2,864 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 2,864 Private Placement Warrants.

(35)

Number of IQM Shares being registered for sale hereby consists of (i) 27,173 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants.

(36)

Number of IQM Shares being registered for sale hereby consists of (i) 35,972 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants.

(37)	Number of IQM Shares being registered for sale hereby represents 15,000 IQM Shares underlying PIPE ADSs subscribed for by Juho Sarvikas. Mr. Sarvikas currently serves on IQM’s board of directors.
(38)

Number of IQM Shares being registered for sale hereby consists of (i) 9,512 RAAQ Resale Shares and (ii) 7,159 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 7,159 Private Placement Warrants.

(39)

Number of IQM Shares being registered for sale hereby consists of (i) 67,935 RAAQ Resale Shares and (ii) 35,796 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 35,796 Private Placement Warrants. Donald G. Kane II, the trustee of the Kane 2004 Irrevocable Investment Trust, has sole voting and dispositive power over the securities.

(40)

Number of IQM Shares being registered for sale hereby consists of (i) 27,174 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants.

(41)

Number of IQM Shares being registered for sale hereby consists of (i) 52,174 RAAQ Resale Shares and (ii) 14,318 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 14,318 Private Placement Warrants. Mr. Smith served as a member of RAAQ’s board of directors prior to the Closing of the Business Combination.

(42)

Number of IQM Shares being registered for sale hereby consists of (i) 26,979 RAAQ Resale Shares and (ii) 10,739 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 10,739 Private Placement Warrants.

(43)

Number of IQM Shares being registered for sale hereby consists of (i) 7,194 RAAQ Resale Shares and (ii) 2,864 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 2,864 Private Placement Warrants.

(44)

Number of IQM Shares being registered for sale hereby consists of (i) 6,793 RAAQ Resale Shares and (ii) 3,580 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 3,580 Private Placement Warrants. Jeffrey M. Miller, as member of Montauk Investment Partners, may be deemed to have voting and dispositive power over the securities.

(45)

Number of IQM Shares being registered for sale hereby consists of (i) 89,930 RAAQ Resale Shares and (ii) 35,796 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 35,796 Private Placement Warrants.

(46)

Number of IQM Shares being registered for sale hereby represents 300,000 IQM Shares underlying PIPE ADSs subscribed for by Polar Multi-Strategy Master Fund. Polar Asset Management Partners Inc. serves as investment adviser to Polar Multi-Strategy Master Fund and has sole voting and investment discretion with respect to the securities held by Polar Multi-Strategy Master Fund. The address of Polar Multi-Strategy Master Fund is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman KY1-1108, Cayman Islands. Polar Asset Management Partners Inc. is located at 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6, Canada.

(47)

Number of IQM Shares being registered for sale hereby consists of (i) 108,696 RAAQ Resale Shares and (ii) 57,274 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 57,274 Private Placement Warrants.

(48)

Number of IQM Shares being registered for sale hereby consists of (i) 38,586 RAAQ Resale Shares and (ii) 7,159 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 7,159 Private Placement Warrants.

(49)

Number of IQM Shares being registered for sale hereby consists of (i) 23,586 RAAQ Resale Shares and (ii) 7,159 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 7,159 Private Placement Warrants. Robert Van Belle served as a member of RAAQ’s advisory board prior to the Closing of the Business Combination.

(50)

Number of IQM Shares being registered for sale hereby consists of (i) 67,935 RAAQ Resale Shares and (ii) 35,796 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 35,796 Private Placement Warrants. Ryan Caldwell, as trustee of the Ryan F Caldwell Revocable Living Trust, has sole voting and dispositive power over the securities. The trust is a non-managing member and investor in the Sponsor.

(51)

Number of IQM Shares being registered for sale hereby represents 1,133,339 IQM Shares underlying PIPE ADSs subscribed for by Santo Venture Capital GmbH. Santo Venture Capital GmbH is wholly owned by Santo Holding (Deutschland) GmbH, which in turn is wholly owned by Athos KG. Each of Christian Förster and Thomas Maier is a Managing Director of Santo Venture Capital GmbH. Each of Santo Venture Capital GmbH, Santo Holding (Deutschland) GmbH, Athos KG, Christian Förster and Thomas Maier may be deemed to have voting and dispositive power over the securities held by Santo Venture Capital GmbH. Each of Christian Förster and Thomas Maier expressly disclaims beneficial ownership of the securities being registered hereby for sale. The address of each of the foregoing persons and entities is Bergfeldstr. 9, 83607 Holzkirchen, Germany.

(52)

Number of IQM Shares being registered for sale hereby consists of (i) 6,794 RAAQ Resale Shares and (ii) 3,580 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 3,580 Private Placement Warrants.

(53)

Number of IQM Shares being registered for sale hereby consists of (i) 135,869 RAAQ Resale Shares and (ii) 71,592 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 71,592 Private Placement Warrants.

(54)

Number of IQM Shares being registered for sale hereby consists of (i) 13,586 RAAQ Resale Shares and (ii) 7,159 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 7,159 Private Placement Warrants.

(55)

Number of IQM Shares being registered for sale hereby consists of (i) 40,761 RAAQ Resale Shares and (ii) 21,478 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 21,478 Private Placement Warrants.

(56)

Number of IQM Shares being registered for sale hereby consists of (i) 752,524 RAAQ Resale Shares and (ii) 545,245 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 545,245 Private Placement Warrants. Jeffrey M. Tuder is the Managing Member of Tremson Capital Management, LLC and has sole voting and dispositive power over the securities. Mr. Tuder served as Chief Financial Officer and Co-Chairman of RAAQ’s board of directors prior to the Closing of the Business Combination and currently serves on IQM’s board of directors.

(57)

Number of IQM Shares being registered for sale hereby consists of (i) 6,793 RAAQ Resale Shares and (ii) 3,580 IQM Shares, including IQM Shares represented by IQM ADSs, that are issuable upon the exercise of Private Placement Warrants. Number of warrants to purchase IQM Shares being registered for sale hereby represents 3,580 Private Placement Warrants.

(58)

Number of IQM Shares being registered for sale hereby represents 500,000 IQM Shares underlying PIPE ADSs subscribed for by Wolverine Global Ventures, LLC. Robert R. Bellick, a member of Wolverine Global Ventures, LLC, may be deemed to have voting and dispositive power over the securities. The address of Wolverine Global Ventures, LLC is 175 West Jackson Boulevard, Suite 200, Chicago, Illinois 60604.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Effective upon the Closing, we adopted a related party transactions policy, to be administered by our board of directors. IQM’s related parties refer to persons and entities related to the group companies, as defined in the IFRS accounting standards adopted in accordance with the IAS Regulation referred to in Chapter 1, Section 4 d of the Finnish Accounting Act (1336/1997, as amended). The definition of related parties of IQM is based on the definitions included in the International Accounting Standard – IAS 24 Related Party Disclosures. The Company’s related parties include the members of the Board of Directors, the CEO and the Executive Directors as well as their family members. Related parties also include such companies over which the above-mentioned persons have control.

IQM Relationships and Related Party Transactions

Since January 1, 2023, there has not been, nor is there currently proposed, any material transaction or series of similar material transactions to which IQM was or is a party in which any of the members of its board of directors or executive officers, holders that beneficially own, or control or direct, directly or indirectly, more than 10% of any class or series of its outstanding voting securities, any associate or affiliate of any of the foregoing persons, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the director and executive officer compensation and indemnification arrangements described elsewhere in this prospectus and the transactions we describe below.

Series B Financing

On March 26, 2025 the first tranche of IQM’s Series B financing round was issued, in which 327,571 IQM Series B shares were subscribed as part of a total financing volume of EUR 282,177 thousand. The Series B financing included participation from Tofino GmbH, a fund affiliated with IQM Board member Sierk Poetting, Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P., which are funds affiliated with IQM Board member Alex Doll, as well as funds affiliated with MIG Capital, at which Søren Hein, our current Deputy Chief Executive Officer and Chief Operating Officer, was a Partner at the time of the financing and is currently a Venture Partner. In connection with the Series B first tranche, we issued 43,092 warrants to certain of the Series B investors, including Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P.

For more information regarding IQM’s Series B financing, see Note 7 “Equity” in IQM’s financial statements contained in this prospectus.

QuIC Membership Fees

From January 1, 2023 to December 31, 2025, IQM paid an aggregate of EUR 19,150 in membership dues in connection with its membership in the European Quantum Industry Consortium (“QuIC”), a non-profit industry organization on which IQM’s Chief Executive Officer, Jan Goetz, is a member of the governing board.

Employment Agreements and Indemnification

IQM has entered into employment agreements with certain of its executive officers. These agreements contain customary provisions and representations, including confidentiality, non-competition, non-solicitation and inventions assignment undertakings by the executive officers and non-executive directors. The enforceability of the non-competition provisions may be limited under applicable law.

IQM maintains liability insurance for its board of directors and certain of its officers. Such persons are insured against liability for “wrongful acts,” including breach of duty, breach of trust, neglect, error and misstatement.

Other Related Party Transactions

Other than as described above and compensation arrangements described in “Management,” since January 1, 2023, IQM has not engaged in any transactions with related parties.

MATERIAL TAX CONSIDERATIONS

Certain Material Finnish Tax Considerations

The following summary is based on tax laws of Finland, Finnish case law and Finnish tax practice as in effect and applied on the date of this prospectus. Any changes in tax laws and their interpretation may affect taxation and they may also have a retroactive effect. The summary is not exhaustive and does not take into account or deal with the tax laws of any country other than Finland. Prospective investors are advised to consult a tax advisor in order to obtain information about the Finnish or foreign tax consequences resulting from the acquisition, ownership and disposition of the IQM ADSs and IQM Warrants.

The following is a description of the material Finnish income tax and transfer tax consequences that may be relevant with respect to the IQM ADSs and IQM Warrants. For Finnish income tax purposes, a holder of an IQM ADS is treated as the beneficial owner of the underlying IQM Share represented by that IQM ADS; accordingly, the description below of the taxation of dividends and capital gains on IQM Shares is included because it applies to holders of IQM ADSs on a look-through basis. The description below is applicable to both Finnish resident and non-resident natural persons and limited liability companies for the purposes of Finnish domestic tax legislation relating to dividend distributions and capital gains. The description does not take into account or discuss tax laws of any country other than Finland and does not address tax considerations applicable to holders of the IQM ADSs or IQM Warrants that may be subject to special tax rules relating to, among others, different restructurings of corporations, controlled foreign corporations, non-business carrying entities, income tax-exempt entities or general or limited partnerships. Furthermore, this description does not address Finnish inheritance or gift tax consequences.

This description is based primarily on the following acts:

•	the Finnish Income Tax Act (1535/1992, as amended, the “Income Tax Act”);

•	the Finnish Business Income Tax Act (360/1968, as amended, the “Business Income Tax Act”);

•	the Act on the Taxation of Income of a Person Subject to Limited Tax Liability (627/1978, as amended);

•	the Finnish Tax Prepayment Act (1118/1996, as amended);

•	the Finnish Transfer Tax Act (931/1996, as amended); and

•	the Finnish Act on Tax Assessment (1558/1995, as amended, the “Tax Assessment Act”).

In addition, relevant case law as well as decisions and statements made by the tax authorities in effect and available as at the date of this prospectus have been taken into account. The following description is subject to change, which change could apply retroactively and could, therefore, affect the tax consequences described below.

General on Taxation

Residents and non-residents of Finland are treated differently for tax purposes. The worldwide income of persons resident in Finland is subject to taxation in Finland. Non-residents are taxed on income from Finnish sources only. Additionally, Finland imposes taxes on non-residents for income connected with their permanent establishments situated in Finland. However, tax treaties may limit the applicability of Finnish tax legislation and also the right of Finland to tax Finnish source income received by a non-resident.

Generally, a natural person is deemed to be a resident in Finland if such person remains in Finland for a continuous period of more than six months or if the permanent home and abode of such person is in Finland. However, a Finnish national who has moved abroad is considered to be resident in Finland until three years have passed from the end of the year of departure unless it is proven that no substantial ties to Finland existed during the relevant tax year.

The following is a summary of certain Finnish tax consequences relating to the acquisition, ownership, and disposition of the IQM ADSs and IQM Warrants by Finnish resident and non-resident shareholders.

For Finnish income tax and withholding tax purposes, a holder of an IQM ADS is treated as the beneficial owner of the underlying IQM Share represented by such IQM ADS. Accordingly, references in the following discussion to IQM Shares apply equally to IQM ADSs.

Taxation of Dividends

Resident Natural Persons

Eighty-five per cent of dividends paid by a listed company to a resident natural person is taxable as capital income, which is taxed at a rate of 30 per cent (34 per cent on the amount that exceeds EUR 30,000 in a calendar year), and the remaining 15 per cent is tax-exempt.

Distribution of dividends by a listed company to resident natural persons is subject to advance tax withholding. At the date of this prospectus, the amount of the advance tax withholding is 25.5 per cent of the amount of dividend paid. The advance tax withheld by the distributing company is credited against the final tax payable by the recipient of the dividend. If a Finnish resident shareholder is holding the assets through a nominee account, the tax is withheld at rate of 50 per cent if a listed company or the custodian closest to the recipient of the dividend does not receive or the custodian cannot deliver to the Finnish Tax Administration the identification information on the recipient of the dividend.

Resident natural persons must review their pre-filled income tax return form to confirm that the amount of dividend income reported is correct. In case the amount of dividend income or withheld tax reported in the pre-filled income tax return form is incorrect, the resident natural persons must correct these amounts in their tax returns and provide the corrected tax returns to the Finnish tax authorities.

Finnish Limited Liability Companies

Taxation of dividends distributed by a listed company depends, among other things, on whether the Finnish company receiving the dividend is a listed company or not.

Dividends received by a listed company from another listed company are generally tax-exempt. However, in cases where the underlying assets are included in the investment assets of the shareholder, 75 per cent of the dividend is taxable income while the remaining 25 per cent is tax-exempt. Only banking, insurance and pension institutions may have investment assets.

Dividends received by a non-listed Finnish company (i.e., a privately held company) from a listed company are taxable income subject to 20 per cent corporate income tax rate. However, in cases where the privately held company directly owns 10 per cent or more of the share capital of the listed company distributing the dividend, the dividend received on such shares is tax-exempt, provided that the underlying assets are not included in the investment assets of the shareholder.

However, tax is withheld at a rate of 50 per cent on dividends that are paid on nominee-registered shares in case the payor of the dividend or the registered custodian does not receive or cannot provide the Finnish Tax Administration with the final recipient information of the beneficiary recipient referred to in the Act on Tax Assessment, if the dividend recipient is subject to unlimited tax liability in Finland.

Non-Residents

As a general rule, non-residents of Finland are subject to Finnish withholding tax on dividends paid by a Finnish company. The withholding tax is withheld by the company distributing the dividend at the time of dividend payment and no other taxes on the dividend are payable in Finland. Generally, the withholding tax rate is 20 per cent for non-resident corporate entities as income receivers and 30 per cent for all other non-residents unless the shares are held in a nominee account in which case the applicable tax rate may be 35 per cent as set out below.

Finland has entered into double taxation treaties with several countries pursuant to which the withholding tax rate is reduced on dividends paid to persons entitled to the benefits under such treaties. Where the shares are held through direct ownership, the reduced treaty rate is available if the beneficial owner provides the paying company with a valid Finnish tax-at-source card or with its name, date of birth, any other official identifier and address in its country of residence. Where the shares are nominee-registered, the reduced treaty rate is available if the paying company, or an authorised intermediary registered with the Finnish Tax Administration and closest in the custody chain to the beneficial owner, has carefully established the beneficial owner’s country of tax residence and verified that the dividend provisions of the applicable treaty apply. Acceptable evidence includes a Finnish tax-at-source card, a residence certificate issued by the tax authority of the beneficial owner’s country of residence, or a self-declaration from the beneficial owner meeting the requirements set by the Finnish Tax Administration.

Under the income tax treaty in force between Finland and the United States (the Convention between the Government of the Republic of Finland and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital, signed on September 21, 1989) (the “Tax Treaty”), dividends paid by IQM to a U.S. tax resident recipient that is entitled to the benefits under the Tax Treaty are generally subject to Finnish withholding tax at a rate of 15 per cent. For a qualifying shareholder that is a company owning directly at least 10 per cent of the voting stock of IQM, the applicable Tax Treaty rate is 5 per cent. Furthermore, dividends may, under certain conditions, be exempted from Finnish withholding taxation if (i) the U.S. resident recipient is a company that has owned shares representing 80 per cent or more of the voting power of IQM for a 12-month period ending on the date on which the entitlement to the dividend is determined, provided that the recipient meets the applicable limitation on benefits requirements set out in the Tax Treaty, or (ii) the recipient is a U.S. resident pension fund that fulfils the criteria set out in the Tax Treaty. In order to benefit from the reduced Tax Treaty rate or exemption at source in respect of dividends paid on nominee-registered IQM Shares (including IQM Shares underlying IQM ADSs), the requirements described below in respect of Authorised Intermediaries must be satisfied; otherwise, the 35 per cent default rate will apply and any excess withholding must be claimed as a refund from the Finnish Tax Administration.

In respect of the dividends paid for nominee-registered shares, the tax treaty based withholding tax rate is applied if the payor of the dividend or the custodian closest to the dividend recipient which is registered into the Finnish Tax Administration’s Register of Authorised Intermediaries, as intended in Section 10 d of the Act on the Taxation of Income of a Person Subject to Limited Tax Liability, at the time of dividend distribution has carefully confirmed the state of residence of the dividend recipient and that the tax treaty provisions considering dividends can be applied to the dividend recipient. Instead of the reduced tax treaty rates, a withholding tax rate of 35 per cent is applied to dividends paid on nominee-registered shares if the dividend recipient’s identification information is not provided to the dividend distributor or the custodian and the dividend distribution cannot thus be identified and the payor or the registered intermediary cannot therefore provide the identification information on the dividend recipient to the Finnish Tax Administration in their annual information returns. A withholding tax rate of 30 per cent is applied if the dividend recipient can be identified but there is no certainty on the withholding tax rate applicable to the dividend recipient. However, in this case the withholding tax rate is 20 per cent if the dividend recipient is identified as a corporation.

Certain Qualifying Non-Resident Corporate Entities Residing in EU Member States

Under Finnish tax laws, no withholding tax is levied on dividends paid to foreign corporate entities that reside, and are subject to corporate tax, in an EU member state as specified in Article 2 of the Parent Subsidiary

Directive (2011/96/EU, as amended), and that directly hold at least 10 per cent of the capital in the distributing Finnish company.

Certain Non-Resident Corporate Entities Residing Within the EEA

Dividends paid to certain non-resident corporate entities residing within the EEA are either fully tax-exempt or taxed at a reduced withholding tax rate, depending on how the dividend would be taxed if paid to a corresponding Finnish corporate entity.

In Finland, no withholding tax is levied on dividends paid by a Finnish company to a non-resident company provided that (i) the company receiving the dividend is resident in a country within the EEA; (ii) Council Directive 2011/16/EU on administrative cooperation in the field of taxation and repealing Directive 77/799/EEC (as amended, the “Mutual Assistance Directive”), or an agreement regarding executive assistance and exchange of information in tax matters within the EEA, is applicable to the home country of the recipient of the dividend; (iii) the company receiving the dividend corresponds to a Finnish corporate entity as defined in Section 33d Subsection 4 of the Income Tax Act or in Section 6a of the Business Income Tax Act; (iv) the dividend would be fully tax-exempt if paid to such corresponding Finnish company or entity (see “— Finnish Limited Liability Companies” above); and (v) the company receiving the dividend provides evidence (in the form of a certificate issued by the home country’s tax authorities) that the paid withholding tax could not de facto be fully credited in the home country pursuant to the applicable double taxation treaty.

In cases where the dividend received by a foreign company fulfilling requirement set forth in point (iii) above and residing within a country fulfilling the requirements set forth in points (i) and (ii) above would be only partially tax-exempt if paid to a corresponding Finnish entity (see “— Finnish Limited Liability Companies” above), the Finnish withholding tax is levied (see “— Non-Residents” above), but the withholding tax rate in respect of such dividends is reduced to 15 per cent (instead of 20 per cent). Therefore, exclusive of entities defined in the Parent Subsidiary Directive that qualify for a tax exemption through the direct ownership of at least 10 per cent of the capital in the distributing Finnish company (see “— Certain Qualifying Non-Resident Corporate Entities Residing in EU Member States” above), the 15 per cent withholding tax rate is applicable to dividends paid to non-resident companies fulfilling the requirement set forth in point (iii) above and residing within a country fulfilling the requirements set forth in points (i) and (ii) above if the underlying shares in the Finnish company distributing the dividend belong to the investment assets of the recipient company, or if the recipient is not a listed company. Depending on the applicable double taxation treaty, the applicable withholding tax rate can also be less than 15 per cent (see “— Non-Residents” above).

Certain Non-Resident Natural Persons Residing Within the EEA

Instead of being subject to withholding tax as described under “— Non-Residents” above, dividends paid to non-resident natural persons can be, upon request by such non-resident natural person, taxed pursuant to the Tax Assessment Act (i.e., taxed similarly to dividends paid to residents of Finland (see “— Resident Natural Persons” above)), provided, however, that (i) the person receiving the dividend is resident in a country within the EEA; (ii) the Mutual Assistance Directive, or an agreement regarding executive assistance and exchange of information in tax matters within the EEA, is applicable to the home country of the recipient of the dividend; and (iii) the recipient of the dividend provides evidence (in the form of a certificate issued by the home country’s tax authorities) that any paid withholding tax could not de facto be fully credited in the home country pursuant to an applicable double taxation treaty.

Taxation of Capital Gains

Resident Natural Persons

A capital gain or loss arising from the sale of shares that do not belong to the business activity of the shareholder is taxable in Finland as a capital gain or deductible as a capital loss for resident natural persons. At the date of this prospectus, capital gains are taxed at a rate of 30 per cent (34 per cent on the amount that exceeds EUR 30,000 in a calendar year). If the shares belong to the business activity (business income source) of the seller, any gain arising from the sale is deemed to be business income of the seller, which will be divided according to the Income Tax Act to be taxed as earned income at a progressive tax rate and capital income at a rate of 30 per cent (34 per cent on the amount that exceeds EUR 30,000 in a calendar year).

Capital loss arising from the sale of shares that do not belong to the business activity of the shareholder is primarily deductible from the resident natural person’s capital gains and secondarily from other capital income of the same year and during the following five tax years. Capital losses are not taken into account when calculating the capital income deficit for the tax year, and they do not increase the amount of the deficit credit that is deductible from the taxes under the deficit crediting system. The deductibility of losses related to securities included in the seller’s business activity is determined as described under “— Finnish Limited Liability Companies” below.

Notwithstanding the above, capital gains arising from the sale of assets that do not belong to the business activity of the shareholder are exempt from tax provided that the proceeds of all assets sold by the resident natural person during the tax year do not, in aggregate, exceed EUR 1,000 (exclusive of proceeds from the sale of any assets that are tax-exempt pursuant to Finnish tax laws). Correspondingly, capital losses are not tax deductible if the acquisition cost of all assets sold during the tax year does not, in aggregate, exceed EUR 1,000 (exclusive of proceeds from the sale of any assets that are tax-exempt pursuant to Finnish tax laws) and also the proceeds of all assets sold by the resident natural person during the tax year do not, in aggregate, exceed EUR 1,000.

Any capital gain or loss is calculated by deducting the original acquisition cost and sales related expenses from the sales price. Alternatively, a natural person holding shares that are not included in the business activity of the shareholder may, instead of deducting the actual acquisition costs, choose to apply a presumptive acquisition cost, which is equal to 20 per cent of the sales price, or in the case of shares which have been held for at least ten years, 40 per cent of the sales price. If the presumptive acquisition cost is used instead of the actual acquisition cost, any selling expenses are deemed to be included therein and cannot be deducted separately from the sales price.

Resident natural persons must report information relating to the sale of the IQM Shares on their income tax return of the tax year concerned.

Finnish Limited Liability Companies

The following applies only to Finnish limited liability companies that are taxed on the basis of the Business Income Tax Act. As a general rule, any capital gains from the sale of shares are regarded as taxable income of a Finnish resident company with the current general corporate tax rate of 20 per cent.

The assets of Finnish resident companies which are taxed according to the Business Income Tax Act may be classified as fixed assets, current assets, investment assets, financial assets, or other assets of a Finnish company (however, only financial, insurance and pension institutions may have investment assets as referred to in this context). The taxation of a disposal of shares and loss of value varies according to the asset type for which the shares qualify.

The sales price of any sale of shares is generally included in the business income of a Finnish company. Correspondingly, the acquisition cost of shares is deductible from business income upon disposal of the shares with the below exemptions on shares belonging to fixed assets or other assets.

An exemption for capital gains on share disposals is available for Finnish companies, provided that certain strictly defined requirements are met. Under this participation exemption, capital gains arising from the sale of shares that are part of the fixed assets of a selling company that is not engaged in private equity activities are not considered as taxable business income and, correspondingly, capital losses incurred on the sale of such shares are not tax deductible provided, among other things, that (i) the selling company has directly and continuously for at least one year owned at least 10 per cent of the share capital in the company whose shares are sold and such ownership of the sold shares has ended at the most one year before the sale and the shares sold belong to those shares; (ii) the company whose shares have been sold is not a real estate or residential housing company or a limited liability company whose activities, on a factual basis, mainly consist of ownership or possession of real estate; and (iii) the company whose shares are sold is resident in Finland or is a company located in another EU member state, as further specified in Article 2 of the Parent Subsidiary Directive, or is resident in a country with which Finland has entered into a double taxation treaty that is applicable to dividends.

Tax deductible capital losses pertaining to the sale of shares (other shares than shares sold under the participation exemption) that are part of the fixed assets of the selling company can only be deducted from capital gains arising from the sale of fixed assets shares in the same fiscal year and the subsequent five years. Capital losses pertaining to the sale of shares that are not part of fixed assets are tax deductible from taxable income in the same fiscal year and the subsequent ten years in accordance with the general rules concerning losses carried forward.

The capital loss on shares belonging to other assets of the company are deductible only from capital gains relating to assets belonging to the same asset category during the tax year in question and following five years.

Non-Residents

Non-residents who are not generally liable for tax in Finland are usually not subject to Finnish taxes on capital gains realized on the sale of shares in a listed company, unless the non-resident taxpayer is deemed to have a permanent establishment in Finland for income tax purposes as referred to in the Income Tax Act and an applicable tax treaty and the shares are considered to be assets of that permanent establishment.

Non-residents may also be subject to Finnish taxes on capital gains realized on the sale of shares in a listed company if the value of such shares derives directly or indirectly from real property located in Finland in any of the preceding 365 days unless applicable tax treaty limits the taxing right of Finland on capital gains.

Finnish Transfer Tax

No transfer tax is payable in Finland on transfers of shares admitted to trading on a public and regularly functioning marketplace and multilateral trading facilities as intended in the Act on Trading in Financial Instruments (1070/2017, as amended), where the shares have become subject to public trading based on application or acceptance of a listed company and are recorded to book-entry-system provided that the transfer is made against a fixed pecuniary consideration. The transfer tax exemption requires that an investment firm, a foreign investment firm or other party offering investment services, as defined in the Finnish Investment Services Act (747/2012, as amended), is brokering or acting as a party to the transaction, or that the transferee has been approved as a trading party in the market in which the transfer is executed. Further, if the broker or the counterparty to the transaction is not a Finnish investment firm, a Finnish credit institution, or a Finnish branch or office of a foreign investment firm or credit institution, the transfer tax exemption requires that the transferee submits a notification of the transfer to the Finnish tax authorities within two months of the transfer, or that the broker submits an annual declaration regarding the transfer to the Finnish tax authorities as set forth in the Tax Assessment Act.

Certain separately defined transfers, such as those relating to equity investments or distribution of funds or transfers in which consideration comprises in full or in part of work contribution, are not covered by the transfer tax exemption. Additionally, in case law it has been considered that if an incentive scheme remuneration of key persons is paid in cash and the receiver of the remuneration is obliged to purchase shares of the listed company with a part of the remuneration, consideration of the share purchase comprises in full or in part of work contribution, and is thus subject to transfer tax.

Neither does the exemption apply to transfers carried out on the basis of an offer made after trading with the securities has ended or before the commencement of trading unless it concerns a share sale of old shares based on a combined purchase and subscription offer directly relating to a share issue carried out in connection with the listing of the shares and provided that subjects to be transferred are specified only after commencement of the trading and that the purchase price corresponds to the price to be paid for the new shares. In addition, the exemption does not apply to transfers carried out in order to fulfil the obligation to redeem minority shares under the Finnish Companies Act.

If the transfer or sale of the shares does not fulfil the above criteria for a tax-exempt transfer, transfer tax at the rate of 1.5 per cent of the sales price is payable by the purchaser. However, if the purchaser is neither a resident in Finland nor a Finnish branch or office of a foreign credit institution, investment firm, fund management company or EEA alternative investment fund manager, the seller must collect the tax from the purchaser and pay the tax to the Finnish tax authorities. If the broker is a Finnish investment firm or credit institution, or a Finnish branch or office of a foreign investment firm or credit institution, it is liable to collect the transfer tax from the purchaser and pay the tax to the Finnish tax authorities. If neither the purchaser nor the seller is tax resident in Finland or a Finnish branch or office of a foreign credit institution, foreign investment firm, foreign fund management company or EEA alternative investment fund manager, the transfer of shares will be exempt from Finnish transfer tax unless shares in a real estate company are transferred. No transfer tax is collected if the amount of the tax is less than EUR 10.

No Finnish transfer tax is payable in connection with the issuance and subscription of new shares or IQM ADSs.

Finnish Tax Treatment of IQM Warrants

Finnish tax law does not contain specific statutory provisions addressing the taxation of instruments such as the IQM Warrants. Based on established Finnish tax practice and case law, transferable warrants that are listed on, or capable of being listed on, a public market are treated as securities and their disposal is taxed under the general rules on capital gains under the Income Tax Act. The IQM Warrants are listed on Nasdaq, which is treated for Finnish tax purposes as a market equivalent to a regulated market within the EEA.

Resident Natural Persons

A capital gain or loss arising from the sale of an IQM Warrant on Nasdaq or otherwise is taxable or deductible, as the case may be, on the same basis as a capital gain or loss on IQM Shares (see “— Taxation of Capital Gains — Resident Natural Persons” above). The acquisition cost of an IQM Warrant equals the price paid for the IQM Warrant together with related transaction costs. Alternatively, a resident natural person may apply the presumptive acquisition cost described above.

Finnish Limited Liability Companies

For a Finnish limited liability company taxed under the Business Income Tax Act, any capital gain from the sale of an IQM Warrant is generally included in taxable business income at the current 20 per cent corporate income tax rate, and the acquisition cost of the IQM Warrant is correspondingly deductible upon disposal.

Exercise of IQM Warrants

The exercise of an IQM Warrant for cash by a holder, resulting in the acquisition of an IQM Share represented by an IQM ADS at the exercise price, does not, of itself, give rise to a taxable disposal of the IQM

Warrant for Finnish income tax purposes. The acquisition cost of the IQM Share acquired on exercise equals the sum of the acquisition cost of the exercised IQM Warrant and the exercise price paid, and the holding period of the IQM Share acquired is deemed to begin on the date of acquisition of the exercised IQM Warrant.

Lapse of IQM Warrants

If an IQM Warrant lapses unexercised, the resulting loss is treated as a final loss on a security under Section 50, subsection 3 of the Income Tax Act, and may be deducted by a resident natural person from capital gains realised in the same tax year and the following five tax years, and by a Finnish limited liability company in accordance with the general rules on the deductibility of losses on securities.

Non-Residents

Non-residents of Finland are not, as a general rule, subject to Finnish tax on capital gains realised on the sale or exercise of IQM Warrants unless the non-resident holder has a permanent establishment in Finland to which the IQM Warrants are attributable. See also “— Taxation of Capital Gains — Non-Residents” above.

Finnish Transfer Tax on IQM Warrants

No Finnish transfer tax is payable in connection with the exercise of an IQM Warrant, as the exercise results in the subscription of newly issued IQM Shares by IQM. Transfers of IQM Warrants effected on Nasdaq are, in principle, exempt from Finnish transfer tax on the same basis as transfers of IQM Shares effected on a regulated market, subject to the conditions described above under “— Finnish Transfer Tax.”

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of certain material U.S. federal income tax considerations of the ownership and disposition of IQM ADSs and/or IQM Warrants (together, the “IQM Securities”). This discussion applies only to U.S. Holders (as defined below) of IQM Securities that hold such securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposition of IQM Securities. This discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income taxation (such as estate and gift tax laws, the alternative minimum tax provisions of the Code or the Medicare tax on net investment income), nor does it address any applicable state, local or non-U.S. tax laws.

This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Neither RAAQ nor IQM has sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions inconsistent with the tax considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances. In addition, it does not address considerations relevant to holders subject to special rules, including, without limitation:

•	persons that are not U.S. Holders;

•	officers, directors, or employees of IQM;

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities;

•	traders in securities that elect to mark to market;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding any IQM Securities as part of a hedge, straddle, constructive sale or other risk reduction strategy, or as part of a conversion transaction or other integrated investment;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to IQM Securities as a result of such income being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the outstanding IQM Shares;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	persons subject to the “base erosion and anti-abuse” tax;

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received IQM Securities pursuant to the exercise of any employee share option or otherwise as compensation; and

•	pension plans and tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds IQM Securities, the tax treatment of an owner of such entity or arrangement generally will depend on the status of the owner, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the owners in such entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF ACQUIRING, HOLDING OR DISPOSING OF IQM SECURITIES FOR ANY PARTICULAR HOLDER DEPENDS ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE AND WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO THEM, IN LIGHT OF THEIR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF OWNING AND/OR DISPOSING OF IQM SECURITIES.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of IQM Securities that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

Ownership and Disposition of IQM Securities by U.S. Holders

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an IQM ADS should be treated for U.S. federal income tax purposes as holding the IQM Share represented by the IQM ADS. Accordingly, no gain or loss will be recognized upon an exchange of IQM ADSs for IQM Shares.

Dividends and Other Distributions on IQM ADSs

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions on IQM ADSs generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from IQM’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of IQM’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its IQM ADSs. Any remaining excess will be treated as gain realized on the sale or other disposition of the IQM ADSs and will be treated as described below under the heading “— Sale, Exchange, Redemption or Other Taxable Disposition of IQM Securities.” IQM may not determine its earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by IQM will be treated as a dividend.

Dividends paid by IQM to corporate U.S. Holders generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends paid by IQM to non-corporate U.S. Holders may qualify for the lower applicable long-term capital gains rate only if IQM is a “qualified foreign corporation” and other requirements are met. A non-U.S. corporation, such as IQM, will be treated as a “qualified foreign corporation” (i) with respect to dividends paid by such non-U.S. corporation on shares that are readily tradable on an established securities market in the United States or (ii) if such non-U.S. corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program. However, a non-U.S. corporation will not be treated as a qualified foreign corporation if it is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year. The IQM ADSs are expected to be listed on Nasdaq, which is an established securities market for such purposes. There can be no assurance, however, that the IQM ADSs will be considered readily tradeable on an established securities market in later years.

Sale, Exchange, Redemption or Other Taxable Disposition of IQM Securities

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange, redemption or other taxable disposition of the IQM Securities, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized (i.e., the sum of the amount of cash and the fair market value of any other property received in such sale, exchange, redemption or other taxable disposition) and (ii) the U.S. Holder’s adjusted tax basis in such IQM Securities. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such IQM Securities exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Exercise, Lapse or Redemption of an IQM Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of an IQM Share (represented by an IQM ADS) on the exercise of an IQM Warrant for cash. A U.S. Holder’s tax basis in an IQM ADS received upon exercise of the IQM Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the IQM Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for an IQM ADS received upon exercise of an IQM Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the IQM Warrant and will not include the holding period during which the U.S. Holder held the IQM Warrant. If an IQM Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the IQM Warrant.

The tax consequences of a cashless exercise of an IQM Warrant are not clear under current tax law. Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in IQM ADSs received would equal the holder’s basis in the IQM Warrants exercised therefor. If the cashless exercise is treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the IQM ADSs would be treated as commencing on the date following the date of exercise or on the date of exercise of the IQM Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the IQM Warrants. If the cashless exercise is treated as a recapitalization, the holding period of the IQM ADSs would include the holding period of the IQM Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of IQM Warrants equal to the number of IQM ADSs having a value equal to the exercise price for the total number of IQM Warrants to be exercised. In such case, subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss with respect to the IQM Warrants deemed surrendered in an amount equal to the difference between the fair market value of the IQM ADSs that would have been received in a regular exercise of the IQM Warrants deemed surrendered and the U.S. Holder’s tax basis in the IQM Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the IQM ADSs received would equal the sum of the U.S. Holder’s tax basis in the IQM Warrants deemed exercised and the aggregate exercise price of such IQM Warrants. It is unclear whether a U.S. Holder’s holding period for the IQM ADSs would commence on the date following the date of exercise or on the date of exercise of the IQM Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the IQM Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurances which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of IQM Warrants.

Subject to the PFIC rules described below under “— Passive Foreign Investment Company Rules,” if IQM redeems IQM Warrants for cash pursuant to the redemption provisions of the warrant agreement or if IQM purchases IQM Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of IQM Securities.”

Consistent with the terms of the RAAQ Warrants, the terms of each IQM Warrant provide for an adjustment to the number of IQM ADSs for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable to U.S. Holders of IQM Warrants. However, the U.S. Holders of IQM Warrants would be treated as receiving a constructive distribution from IQM if, for example, the adjustment increases the warrant holder’s proportionate interest in IQM’s assets or earnings and profits (e.g., through an increase in the number of IQM ADSs that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of IQM ADSs that is taxable to the U.S. Holders of such IQM ADSs as a distribution as described above under “— Dividends and Other Distributions on IQM ADSs.” Such a constructive distribution to the U.S. Holders of the warrants would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from IQM equal to the fair market value of the increase in the interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of IQM Securities could be materially different from that described above if IQM is treated as a PFIC.

A non-U.S. corporation will be classified as a PFIC if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the composition of the income and assets of IQM and its subsidiaries, IQM believes that it was not classified as a PFIC for the taxable year ended December 31, 2025. However, whether IQM is treated as a PFIC for any taxable year is a factual determination that can only be made after the close of such taxable year and, thus, is subject to significant uncertainty and change. Accordingly, there can be no assurance with respect to IQM’s status as a PFIC for any prior taxable year, the current taxable year or any future taxable year, and IQM’s U.S. counsel expresses no opinion regarding IQM’s PFIC status for any taxable year.

It is not entirely clear how various aspects of the PFIC rules apply to the IQM Warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in the U.S. Treasury Regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final U.S. Treasury Regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed U.S. Treasury Regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. Holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations and the PFIC rules to an investment in the IQM Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the IQM Warrants.

Under the PFIC rules, if IQM is considered a PFIC at any time that a U.S. Holder owns IQM Securities, IQM would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its IQM Securities at their fair market value on the last day of the last taxable year in which IQM is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the IQM Securities with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless IQM subsequently becomes a PFIC.

For each taxable year that IQM is treated as a PFIC with respect to a U.S. Holder’s IQM Securities, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its IQM Securities (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the IQM Securities will be treated as excess distributions. Under these Excess Distribution Rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the IQM Securities;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of IQM’s first taxable year in which IQM is a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If IQM is a PFIC, a U.S. Holder of IQM ADSs may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its IQM ADSs only if IQM provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury Regulations. IQM does not intend to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the IQM ADSs in the event IQM is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

Alternatively, if IQM is a PFIC and IQM ADSs constitute “marketable stock,” a U.S. Holder may avoid the application of the Excess Distribution Rules discussed above if such U.S. Holder makes a “mark-to-market” election with respect to such ADSs for the first taxable year in which it holds (or is deemed to hold) IQM ADSs and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its IQM ADSs at the end of such year over its adjusted basis in its IQM ADSs. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its IQM ADSs over the fair market value of its IQM ADSs at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its IQM ADSs will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its IQM ADSs will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to IQM Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which IQM ADSs are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the IQM ADSs cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to IQM ADSs under their particular circumstances.

If IQM is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if IQM receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that IQM will have timely knowledge of the status of any lower-tier PFIC or provide information that may be required for a U.S. Holder to make or maintain a QEF election with respect to such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of IQM Securities are urged to consult their own tax advisors concerning the application of the PFIC rules to IQM Securities under their particular circumstances.

Foreign Financial Asset Reporting

Certain U.S. Holders may be required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of a taxable year or $75,000 at any time during a taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds). IQM Securities are expected to constitute foreign financial assets subject to these requirements unless held in an account at certain financial institutions. U.S. Holders should consult their own tax advisers regarding the application of these and other applicable reporting requirements.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions on the IQM Securities, and the proceeds received on sale or other taxable disposition of the IQM Securities effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as certain corporations). Backup withholding at the current rate of 24% may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

The preceding discussion of certain material U.S. federal tax considerations is for general information purposes only. It is not tax advice to holders of IQM Securities. Each such holder should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of holding and disposing of IQM Securities, including the consequences of any proposed change in applicable law.

PLAN OF DISTRIBUTION

The Selling Securityholders and any of their respective pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of the IQM Shares represented by IQM ADSs being offered under this resale prospectus on any stock exchange, market or trading facility on which such securities are traded or in private transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Securityholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	coverage of short sales made after the date that the registration statement of which this resale prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with any of the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•

any other method permitted pursuant to applicable law. The IQM Shares represented by IQM ADSs may also be sold, under Rule 144 under the Securities Act, if available for the Selling Securityholders , rather than under this resale prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

Each of the Selling Securityholders may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Securityholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

In addition, any of the Selling Securityholders may elect to make an in-kind distribution of securities to its members pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of IQM (or to the extent otherwise required by law), IQM may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If broker-dealers are used in the sale of the IQM Shares represented by IQM ADSs offered under this resale prospectus, the Selling Securityholders will sell such IQM Shares represented by IQM ADSs to such broker-dealers as principals. They may then resell the IQM Shares represented by IQM ADSs to the public at varying prices determined by the broker-dealers at the time of resale. Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares offered under this resale prospectus are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. To the extent that broker-dealers are used in the sale of the IQM Shares represented by IQM ADSs offered under this resale prospectus, any such broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this resale prospectus unless and until IQM sets forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this resale prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this resale prospectus is a part. Because the Selling Securityholders is deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

The Selling Securityholders and any other persons participating in the sale or distribution of the shares offered under this resale prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Securityholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Any FINRA member firm participating in the resale, on behalf of Selling Securityholders, of the securities on a principal or agency basis shall satisfy the filing and disclosure requirements of Rule 5110 and NASD Notice to Members 88-101, and shall not receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by the Selling Securityholders.

If any of the IQM Shares represented by IQM ADSs offered for sale pursuant to this resale prospectus are transferred other than pursuant to a sale under this resale prospectus, then subsequent holders could not use this resale prospectus until a post-effective amendment or prospectus supplement, is filed, naming such holders. IQM offers no assurance as to whether the Selling Securityholders will sell all or any portion of the shares offered under this resale prospectus. We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except to the extent that IQM Warrants are exercised for cash.

IQM has agreed to pay all fees and expenses it incurs incident to the registration of the shares being offered under this resale prospectus. However, the Selling Securityholders and subsequent purchaser is responsible for paying any discount, and similar selling expenses it incurs.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the securities being registered. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$14,656.34
Legal Fees and Expenses	$220,000.00
Accounting Fees and Expenses	$100,000.00
Printing Expenses	$85,000.00

Total	$419,656.34

Discounts, concessions, commissions and similar selling expenses attributable to the resale of securities covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the securities with the SEC, as estimated in the table above.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for us by Cooley LLP, New York, New York. Certain Finnish legal matters, including the legality of the Shares, will be passed upon for us by Borenius Attorneys Ltd, Helsinki, Finland.

EXPERTS

The financial statements of Real Asset Acquisition Corp. as of December 31, 2025 and 2024, and for the year ended December 31, 2025, and for the period from December 9, 2024 (inception) through December 31, 2024 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance on such report given the authority of such firm as expert in accounting and auditing.

The consolidated financial statements of IQM Finland Oy at December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young AB, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

IQM is a Finnish corporation. Most of its directors and executive officers, including the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of IQM’s assets and the assets of those persons are located outside the United States. As a result, it may be difficult for you to serve legal process on IQM or its management or have any of them appear in a U.S. court.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Real Asset Acquisition Corp. as of December 31, 2025 and 2024, and for the year ended December 31, 2025, and for the period from December 9, 2024 (inception) through December 31, 2024

Report of Independent Registered Public Accounting Firm (PCAOB ID 100)	F-2
Balance Sheets as of December 31, 2025 and 2024	F-3
Statements of Operations for the Year Ended December 31, 2025 and for the Period from December 9, 2024 (inception) through December 31, 2024	F-4
Statements of Changes in Stockholders’ Equity (Deficit) for the Year Ended December 31, 2025 and for the Period from December 9, 2024 (inception) through December 31, 2024	F-5
Statements of Cash Flows for the Year Ended December 31, 2025 and for the Period from December 9, 2024 (inception) through December 31, 2024	F-6
Notes to the Financial Statements	F-7

Unaudited Interim Condensed Financial Statements of Real Asset Acquisition Corp. as of June 30, 2026, and for the three and six months ended June 30, 2026 and June 30, 2025

Condensed Balance Sheets as of June 30, 2026 (unaudited) and December 31, 2025	F-24
Unaudited Condensed Statements of Operations for the Three and Six Months Ended June 30, 2026	F-25
Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the Three and Six Months Ended June 30, 2026	F-26
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2026	F-28
Notes to Unaudited Condensed Financial Statements	F-29

Audited Consolidated Financial Statements of IQM Finland Oy (now IQM Quantum Computers Oyj) as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025

Unaudited Interim Condensed Consolidated Financial Statements of IQM Finland Oy (now IQM Quantum Computers Oyj) as of June 30, 2026 and December 31, 2025, and for the three and six month periods ended June 30, 2026 and 2025

Unaudited Interim Consolidated Statement of Loss for the three months and six months ended June 30, 2026 and June 30, 2025	F-91
Unaudited Interim Condensed Consolidated Statement of Comprehensive Loss for the three months and six months ended June 30, 2026 and June 30, 2025	F-92
Unaudited Interim Condensed Consolidated Statement of Financial Position as of June 30, 2026 and December 31, 2025	F-93
Unaudited Interim Condensed Consolidated Statement of Changes in Equity for the three and six months ended June 30, 2026 and June 30, 2025	F-94
Unaudited Interim Condensed Consolidated Statement of Cashflows for the six months ended June 30, 2026 and June 30, 2025	F-95
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-96

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Real Asset Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Real Asset Acquisition Corp. as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2025, and for the period from December 9, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Real Asset Acquisition Corp. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025, and for the period from December 9, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by October 30, 2026, (or January 30, 2027, if the Company has executed a definitive agreement for an initial business combination within 18 months of the Initial Public Offering), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on the entity’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Real Asset Acquisition Corp. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Real Asset Acquisition Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Real Asset Acquisition Corp.’s auditor since 2025.

New York, NY

March 2, 2026

PCAOB ID Number 100

REAL ASSET ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,077,837	$—
Prepaid insurance	65,625	—
Prepaid expenses and other current assets	44,081	—

Total current assets	1,187,543	—
Deferred offering costs	—	25,000
Marketable securities held in Trust Account	177,124,457	—
Long-term prepaid insurance	21,734	—

TOTAL ASSETS	$178,333,734	$25,000

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$103,059	$766
Due to related party	38,345	321

Total current liabilities	141,404	1,087
Deferred underwriting fee payable	6,900,000	—

Total Liabilities	7,041,404	1,087
Commitments and Contingencies (Note 7)
Class A ordinary shares subject to possible redemption, 17,250,000 and 0 shares at redemption value of $10.27 and $0 per share at December 31, 2025 and 2024, respectively	177,124,457	—
Shareholders’ Equity (Deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding at December 31, 2025 and 2024	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding at December 31, 2025 and 2024 (excluding 17,250,000 Class A ordinary shares subject to possible redemption)	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 shares issued and outstanding at December 31, 2025 and 2024 (1)	575	575
Additional paid-in capital	—	24,425
Accumulated deficit	(5,832,702)	(1,087)

Total Shareholders’ Equity (Deficit)	(5,832,127)	23,913

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ EQUITY (DEFICIT)	$178,333,734	$25,000

(1)

At December 31, 2024, included 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

REAL ASSET ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Period from December 9, 2024 (inception) through December 31, 2024
General and administrative expenses	$374,202	$1,087

Loss from operations	(374,202)	(1,087)
Other income:
Net earnings on marketable securities held in Trust Account	4,606,744	—
Net earnings on cash equivalents held in Operating Account	17,354	—

Net income (loss)	$4,249,896	$(1,087)

Weighted average shares outstanding, Class A ordinary shares	11,626,027	—

Basic and diluted net income (loss) per Class A ordinary share	$0.25	$0.00

Basic weighted average shares outstanding, Class B ordinary shares(1)	5,505,479	5,000,000

Basic net income (loss) per Class B ordinary share	$0.25	$(0.00)

Diluted weighted average shares outstanding, Class B ordinary shares(1)	5,565,068	5,000,000

Diluted net income (loss) per Class B ordinary share	$0.25	$(0.00)

(1)

The calculation of basic and diluted net income (loss) per ordinary share for the year ended December 31, 2025 and for the period from December 9, 2024 (inception) through December 31, 2024 excluded up to 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

REAL ASSET ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Class B Ordinary Shares(1)		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance at January 1, 2025	5,750,000	$575	$24,425	$(1,087)	$23,913
Proceeds from sale of Private Placement Warrants, less issuance costs	—	—	5,432,207	—	5,432,207
Proceeds from sale of Public Warrants, less issuance costs	—	—	323,195	—	323,195
Accretion of Class A ordinary shares subject to possible redemption to redemption value	—	—	(5,779,827)	(10,081,511)	(15,861,338)
Net income	—	—	—	4,249,896	4,249,896

Balance at December 31, 2025	5,750,000	$575	$—	$(5,832,702)	$(5,832,127)

FOR THE PERIOD FROM DECEMBER 9, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class B Ordinary Shares(1)		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance at December 9, 2024 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(1,087)	(1,087)

Balance at December 31, 2024	5,750,000	$575	$24,425	$(1,087)	$23,913

(1)

Upon the issuance of Class B Ordinary Shares and at January 1, 2025, included up to 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

REAL ASSET ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Period from December 9, 2024 (inception) through December 31, 2024
Cash Flows from Operating Activities:
Net income (loss)	$4,249,896	$(1,087)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Earnings on marketable securities held in Trust Account	(4,624,457)	—
Operating expenses paid via promissory note - related party	112,848	—
Operating costs paid by Sponsor from proceeds	267,669	—
Changes in operating assets and liabilities:
Prepaid insurance	(87,359)	—
Prepaid expenses and other current assets	(44,081)	—
Accrued expenses	102,293	766
Due to related party	38,024	321

Net cash provided by operating activities	14,833	—

Cash Flows from Investing Activities:
Cash deposited into Trust Account	(172,500,000)	—

Net cash used in investing activities	(172,500,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	167,807,602	—
Proceeds from Private Placement Warrants, less issuance costs	5,432,207	—
Proceeds from Public Warrants, less issuance costs	323,195	—

Net cash provided by financing activities	173,563,004	—

Net Change in Cash and Cash Equivalents	1,077,837	—
Cash and Cash Equivalents - Beginning of year	—	—

Cash and Cash Equivalents- End of year	$1,077,837	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Deferred offering cost paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$(25,000)

Deferred underwriting fee payable charged to Class A ordinary share issuance costs	$6,900,000	$—

Underwriting fees paid via the issuance of Private Placement Warrants	$1,725,000

Repayment of promissory note - related party via funds held by Sponsor	$112,848	$—

The accompanying notes are an integral part of these financial statements.

REAL ASSET ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 1. Description of Organization, Business Operations and Going Concern

Real Asset Acquisition Corp. (the “Company”) is a blank check company incorporated on December 9, 2024 as a Cayman Islands exempted company. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from December 9, 2024 (inception) through December 31, 2025 relates to the Company’s formation, initial public offering (“Initial Public Offering”), and identifying a target for the Business Combination (defined below). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on marketable securities from the proceeds derived from the Initial Public Offering and sale of Private Placement Warrants (defined below), as well as cash equivalents held in the Operating account. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on April 28, 2025. On April 30, 2025, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “RAAQ Public Shares”), including 2,250,000 Units issued pursuant to the exercise of the Underwriters’ (as defined below) over-allotment option in full, generating gross proceeds of $172,500,000 (see Note 3). Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,450,000 warrants at a price of $1.00 per warrant (the “Private Placement Warrants”), generating gross proceeds of $5,450,000. Of the 5,450,000 Private Placement Warrants, (i) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (the “Representative”), purchased 1,466,250 Private Placement Warrants, (ii) Clear Street LLC (“Clear Street” and together with the Representative, the “Underwriters”) purchased 258,750 Private Placement Warrants and (iii) RAAQ Sponsor LLC, a Delaware limited liability company (the “Sponsor”), purchased 3,725,000 Private Placement Warrants.

Following the closing of the Initial Public Offering on April 30, 2025, an amount of $172,500,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), to be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $10,931,479, consisting of $1,725,000 of cash underwriting fees, $1,725,000 of underwriting fees paid via the issuance of Private Placement Warrants, $6,900,000 of deferred underwriting fees and $581,479 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the Trust Account (excluding the amount of deferred underwriting discounts held in the Trust Account and taxes paid or payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Initial Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in the Trust Account.

The Company will provide its holders of the outstanding RAAQ Public Shares (the “RAAQ Public Shareholders”) with the opportunity to redeem all or a portion of their RAAQ Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The RAAQ Public Shareholders will be entitled to redeem their RAAQ Public Shares for a pro rata portion of the amount then held in the Trust Account, plus any interest income earned thereon (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay permitted withdrawals). There will be no redemption rights upon completion of a Business Combination with respect to the Company’s warrants. The RAAQ Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination only if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any RAAQ Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each RAAQ Public Shareholder may elect to redeem their RAAQ Public Shares irrespective of whether they vote for or against the proposed transaction or whether they do not vote or abstain from voting on the proposed transaction, or whether they were RAAQ Public Shares on the record date for the general meeting held to approve the proposed transaction.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a RAAQ Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the RAAQ Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive redemption rights with respect to any Founder Shares held and any RAAQ Public Shares they may have acquired during or after the Initial Public Offering in connection with the completion of a Business Combination, except that RAAQ Public Shares held by the initial shareholders will be subject to mandatory redemption upon any diminution of the Trust Account in connection with an extension, and such shares will be entitled to redemption at a price equal to the per share redemption value then held in the Trust Account in connection therewith.

The Company will have until October 30, 2026 (or January 30, 2027), 18 months from the closing of the Initial Public Offering (or 21 months from the closing of the Initial Public Offering if the Company has executed a definitive agreement for an initial Business Combination within 18 months of the Initial Public Offering) to complete a Business Combination (the “Completion Period”). However, if the Company anticipates that it may not be able to consummate a Business Combination within the Completion Period, the Company may, but is not obligated to, by resolution of the board if requested by the initial shareholders, extend the period of time to consummate a Business Combination by seeking shareholder approval to amend the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate the initial Business Combination. If the Company seeks shareholder approval for an extension, holders of RAAQ Public Shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or against, the Company’s initial Business Combination, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon (which interest shall be net of amounts not previously released to the Company pursuant to permitted withdrawals), divided by the number of then issued and outstanding RAAQ Public Shares, subject to applicable law. For the avoidance of doubt, the time to complete a Business Combination shall not be extended beyond 18 months (or 21 months as discussed above) without a shareholder vote. The Underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Completion Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the Trust Account assets, in each case less permitted withdrawals and up to $100,000 of interest to pay liquidation expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the Underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Liquidity, Capital Resources and Going Concern

As of December 31, 2025, the Company had a working capital surplus of $1,046,139. Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses will be available to the Company for general working capital purposes. At the closing of the Initial Public Offering on April 30, 2025, $1,602,224 of the proceeds was due to the Company to be held by the Sponsor outside of the Trust Account for working capital purposes. On August 14, 2025, the Company received the outstanding balance due from Sponsor, totaling $1,221,440. The amount received reflects the gross balance due, net of general and administrative expenses paid directly by the Sponsor on behalf of the Company.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company will have until the end of the Completion Period to consummate a Business Combination. If a Business Combination is not consummated by the end of the Completion Period, there will be a mandatory liquidation and subsequent dissolution of the Company. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 30, 2026 (or January 30, 2027). The Company intends to complete the initial Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any Business Combination by October 30, 2026 (or January 30, 2027). Therefore, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for a period of one year from the date that these financial statements are issued.

Note 2. Summary of significant accounting policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies but not to emerging growth companies including, but not limited to, the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses and disclosure of contingent assets and liabilities during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments, other than those held in the Trust Account, with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash and cash equivalents of $1,077,837 as of December 31, 2025 and $ as of December 31, 2024.

Marketable Securities Held in Trust Account

As of December 31, 2025, marketable securities held in the Trust Account are comprised of U.S. government treasury bills maturing within three months amounting to $177,124,457. As of December 31, 2024, the Company did not hold marketable securities held in the Trust Account.

Class A Ordinary Shares Subject to Possible Redemption

The Company’s Class A ordinary shares that were sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such RAAQ Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that have redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will only redeem its RAAQ Public Shares. However, the threshold in its Amended and Restated Memorandum and Articles of Association would not change the nature of the underlying shares as redeemable and thus the RAAQ Public Shares are required to be presented outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.27 per share as of December 31, 2025) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

As of December 31, 2025, the Class A ordinary shares reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(345,000)
Issuance costs allocated to Class A ordinary shares	(10,891,881)
Plus:
Accretion of carrying value to redemption value	15,861,338

Class A ordinary shares subject to possible redemption	$177,124,457

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $10,931,479, consisting of $1,725,000 of cash underwriting fees, $1,725,000 of underwriting fees paid via the issuance of Private Placement Warrants, $6,900,000 of deferred underwriting fees and $581,479 of other offering costs. As such, the Company recorded $10,891,881 of offering costs as a reduction of temporary equity and $39,598 of offering costs as a reduction of permanent equity.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025 or 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands, and the Company believes it is presently not subject to income taxes or income tax filing requirements in the United States. As such, the Company’s tax provision was zero for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal Deposit Insurance Corporation of $250,000. The Company has not experienced losses on this account, and management believes the Company is not exposed to significant risks on such account.

Net Income (Loss) per Ordinary Share

Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period. At December 31, 2025, the calculation of diluted net income per Class A Ordinary Share does not consider the effect of the Public Warrants issued in connection with the Initial Public Offering and the Private Placement Warrants to purchase an aggregate of 14,075,000 Class A Ordinary Shares, because their exercise is contingent upon future events. As a result, diluted income per Class A ordinary share is the same as basic income per Class A ordinary share.

The following tables reflect the calculation of basic and diluted net income (loss) per share:

	For the Year Ended December 31, 2025		For the Period from December 9, 2024 (inception) through December 31, 2024
	Class A	Class B(1)	Class A	Class B(1)
Basic net income (loss) per share:
Numerator:
Net income (loss)	$2,884,125	$1,365,771	$—	$(1,087)

Denominator:
Weighted Average Ordinary Shares	11,626,027	5,505,479	—	5,000,000

Basic net income (loss) per ordinary share	$0.25	$0.25	$0.00	$(0.00)

	For the Year Ended December 31, 2025		For the Period from December 9, 2024 (inception) through December 31, 2024
	Class A	Class B(1)	Class A	Class B(1)
Diluted net income (loss) per share:
Numerator:
Net income (loss)	$2,874,128	$1,375,768	$—	$(1,087)

Denominator:
Weighted Average Ordinary Shares	11,626,027	5,565,068	—	5,000,000

Diluted net income (loss) per ordinary share	$0.25	$0.25	$0.00	$(0.00)

(1)

Excludes up to 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss in the statements of operations.

The Public Warrants and Private Placement Warrants are not precluded from equity classification and were accounted for as such on the date of issuance.

Share-Based Compensation

The Company records share-based compensation in accordance with ASC Topic 718, Compensation-Share Compensation (“ASC 718”). ASC 718 defines a fair value-based method of accounting for an employee share option or similar equity instrument. The Company recognizes all forms of share-based payments at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Share-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the statements of operations.

Recently Adopted Accounting Standards

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss.

The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by ASC Topic 280, Segment Reporting (“ASC 280”), in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in ASC 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on December 9, 2024, the date of its incorporation. The adoption did not have a material impact on the consolidated financial statements, refer to Note 5, Segment Information.

No other recently issued accounting pronouncements are expected to have a material impact on the Company.

Note 3. Initial Public Offering

The registration statement for the Company’s Initial Public Offering was declared effective on April 28, 2025. On April 30, 2025, the Company consummated the Initial Public Offering of 17,250,000 Units, including 2,250,000 Units issued pursuant to the exercise of the Underwriters’ over-allotment option in full, generating gross proceeds of $172,500,000. Each Unit consisted of one Class A ordinary share and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share, subject to adjustment (see Note 8).

Note 4. Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,450,000 Private Placement Warrants at a price of $1.00 per warrant generating gross proceeds of $5,450,000. Of the 5,450,000 Private Placement Warrants, the Underwriters purchased an aggregate of 1,725,000 Private Placement Warrants and the Sponsor purchased 3,725,000 Private Placement Warrants. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Completion Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the RAAQ Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Note 5. Segment Information

ASC 280 establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2025	For the Period from December 9, 2024 (inception) through December 31, 2024
Total assets	$178,333,734	$25,000

	For the Year Ended December 31, 2025	For the Period from December 9, 2024 (inception) through December 31, 2024
General and administrative expenses	$374,202	$1,087
Net earnings on marketable securities held in Trust Account	4,606,744	—
Net income (loss)	$4,249,896	$(1,087)

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the Completion Period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative expenses, as reported on the statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

The CODM will review net earnings on marketable securities held in Trust Account to measure and monitor shareholder value while maintaining compliance with the trust agreement. All other segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

Note 6. Related Party Transactions

Founder Shares

On December 11, 2024, the Sponsor was issued 5,750,000 Class B ordinary shares (the “Founder Shares”) for an aggregate price of $25,000 paid to cover certain expenses on behalf of the Company. The Founder Shares included an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the Underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any RAAQ Public Shares in the Initial Public Offering). On April 30, 2025, the Underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture.

In January 2025 and March 2025, the Sponsor transferred 25,000 Founder Shares to each of our independent directors (for an aggregate of 75,000 Class B ordinary shares) and 10,000 Founder Shares to each of our advisors (for an aggregate of 60,000 Class B ordinary shares) at the same price that the Sponsor had purchased such shares or approximately $0.004 per share. The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of the initial Business Combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis.

The transfer of the Founder Shares to the Company’s advisors and directors is in the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Company determined the conversion of such Class B ordinary shares into Class A ordinary shares upon consummation of the initial Business Combination represents a performance obligation. Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature. The condition of the consummation of an initial Business Combination is considered not to be probable and, as such, the Company has not recognized the expense related to the issuance of these shares.

The Founder Shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the Units sold in the Initial Public Offering, and holders of Founder Shares have the same shareholder rights as RAAQ Public Shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, (ii) the Founder Shares are entitled to registration rights, (iii) the Company’s Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (A) waive their redemption rights with respect to their Founder Shares and RAAQ Public Shares in connection with the completion of the Company’s initial Business Combination, (B) waive their redemption rights with respect to their Founder Shares and RAAQ Public Shares in connection with a shareholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (1) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s RAAQ Public Shares if the Company has not consummated an initial Business Combination within the Completion Period, (2) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, (3) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the Company’s initial Business Combination within the Completion Period, although they will be entitled to liquidating distributions from the

Trust Account with respect to any RAAQ Public Shares they hold if the Company fails to complete the initial Business Combination within such time period and to liquidating distributions from assets outside the Trust Account and (4) vote any Founder Shares held by them and any RAAQ Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination) (except with respect to any RAAQ Public Shares which may not be voted in favor of approving the Business Combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (iv) the Founder Shares are automatically convertible into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of the Company’s initial Business Combination or at any time prior thereto at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in the Amended and Restated Memorandum and Articles of Association, and (v) prior to the closing of the Company’s initial Business Combination, only holders of Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

The Founder Shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of the initial Business Combination or at any time prior thereto at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the Initial Public Offering (including any Class A ordinary shares issued pursuant to the Underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the Private Placement Warrants issued to the Sponsor and the Underwriters), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Company’s initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Company’s Sponsor or any of its affiliates or to the Company’s officers and directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by RAAQ Public Shareholders in connection with an initial Business Combination; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

With certain limited exceptions, the Founder Shares are not transferable, assignable or saleable (except to the Company’s officers and directors and other persons or entities affiliated with the Company’s Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, and (B) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note - Related Party

On December 11, 2024, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2025 or the date on which the Company consummates the Initial Public Offering of its securities. During the year ended December 31, 2025, the balance of the Promissory Note was paid in full to a related entity of the Sponsor, and borrowings under the note are no longer available.

Due to Related Party

The Company’s Sponsor has agreed to initially fund operating expenses related to the Initial Public Offering. These include legal fees, mailing, and shipping expenses. As of December 31, 2025 and 2024, the Company had a total of $38,345 and $321, respectively, outstanding that was due to related party.

Administrative Support Agreement

The Sponsor has agreed, commencing from April 30, 2025, the date of the Initial Public Offering, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space and administrative services, as the Company may require from time to time. The Company has agreed to pay to the Sponsor up to $20,000 per month for these services during the Completion Period. For the year ended December 31, 2025 and the period from December 9, 2024 (inception) through December 31, 2024, the Company incurred $160,000 and $0, respectively, due to the Sponsor for these services, which are included in general and administrative expenses on the accompanying statements of operations. As of December 31, 2025 and 2024, the Company had a total of $20,000 and $0, respectively, of prepayments for services under the administrative support agreement which are included in prepaid expenses and other current assets on the accompanying balance sheets.

Working Capital Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest bearing basis. If the Company completes the initial Business Combination, the Company will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of the initial Business Combination. The warrants would be identical to the Private Placement Warrants. Other than as set forth above, the terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. There are no such outstanding working capital loans as of December 31, 2025 and 2024.

Note 7. Commitments and Contingencies

Registration and Shareholder Rights Agreement

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, (ii) Private Placement Warrants and the Class A ordinary shares underlying such Private Placement Warrants and (iii) Private Placement Warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the Company’s initial Business Combination pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering. Pursuant to the registration rights agreement and assuming $1,500,000 of working capital loans are converted into warrants, the Company will be obligated to register up to 12,700,000 Class A ordinary shares and 6,950,000 warrants. The number of Class A ordinary shares includes (i) 5,750,000 Class A ordinary shares to be issued upon conversion of the Founder Shares, (ii) 5,450,000 Class A ordinary shares underlying the Private Placement Warrants and (iii) 1,500,000 Class A ordinary shares underlying the warrants that may be issued upon conversion of working capital loans. The number of warrants includes up to 5,450,000 Private Placement Warrants and 1,500,000 warrants that may be issued upon the conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Company’s completion of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Pursuant to the underwriting agreement, the Sponsor and the executive officers and directors have agreed that, for a period of 180 days from the date of the Initial Public Offering, they will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, Founder Shares or warrants, subject to certain exceptions. The Representative in its discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. The Sponsor, officers and directors are also subject to separate transfer restrictions on their Founder Shares and Private Placement Warrants pursuant to the letter agreement described herein.

The Company granted the Underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting commissions. On April 30, 2025, simultaneously with the closing of the Initial Public Offering, the Underwriters elected to fully exercise the over-allotment option to purchase the additional 2,250,000 Units at a price of $10.00 per Unit.

The Underwriters were entitled to (1) an underwriting discount of $0.20 per Unit, or $3,450,000 in the aggregate, of which (i) $0.10 per Unit was paid to the Underwriters in cash at the closing of the Initial Public Offering and (ii) $0.10 per Unit was used by the Underwriters to purchase Private Placement Warrants, and (2) a deferred fee of $0.40 per Unit, or $6,900,000. The deferred fee will become payable to the Underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement, and will be based on the amount of funds remaining in the Trust Account after shareholder redemptions of RAAQ Public Shares in connection with the consummation of a Business Combination.

Note 8. Shareholders’ Equity (Deficit)

Preference shares - The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025 and 2024, there were no preference shares issued or outstanding.

Class A ordinary shares - The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2025, there were 17,250,000 Class A ordinary shares issued and outstanding, including 17,250,000 Class A ordinary shares subject to possible redemption and classified as temporary equity. As of December 31, 2024, there were no shares of Class A ordinary shares issued and outstanding.

Class B ordinary shares - The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2025 and 2024, there were 5,750,000 Class B ordinary shares issued and outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Prior to the closing of the initial Business Combination, only holders of Class B ordinary shares (i) will have the right to appoint and remove directors prior to or in connection with the completion of the initial Business Combination and (ii) will be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of shareholders prior to or in connection with the completion of the initial Business Combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

The Founder Shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of a Business Combination, and may be converted at any time prior to the Business Combination, at the option of the holder, on a one-for-one basis (unless otherwise provided in the Business Combination agreement), subject to adjustment for share subdivisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, approximately 25% of the total number of Class A ordinary shares outstanding after such conversion (not including the Class A ordinary shares underlying the Private Placement Warrants), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Warrants - As of December 31, 2025, there were 14,075,000 warrants issued including 8,625,000 Public Warrants, issued as part of the Units and 5,450,000 Private Placement Warrants. Each whole Public Warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of Class A ordinary shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a post-effective amendment to an existing registration statement or a new registration statement covering the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use the Company’s commercially reasonable efforts to cause the same to become effective within 60 business days following the initial Business Combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

•	in whole and not in part at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the Company’s initial Business Combination and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company for cash, the Company may exercise the redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination. The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the Units in the Initial Public Offering.

The Company accounts for the 14,075,000 warrants issued in connection with the Initial Public Offering (including 8,625,000 Public Warrants and 5,450,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

The fair value of the Public Warrants and Private Placement Warrants at issuance was estimated using the Black-Scholes option pricing model, with the following assumptions:

Risk-free interest rate	3.6%
Expected term (years)	2.52
Expected volatility	7.9%
Stock price on valuation date	$10.21
Exercise price	$11.50
Expected dividend	—%
Market pricing adjustment	15.0%

Note 9. Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

•

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value as of December 31, 2025 and 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2025	December 31, 2024
Marketable securities held in Trust Account	1	$177,124,457	$—

The Company does not have any liabilities that are measured at fair value on a recurring basis.

Note 10. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review and other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 22, 2026, the Company and IQM Finland Oy, a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (“IQM”), IQM US LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IQM, and Eclipse QC S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) and a direct wholly owned subsidiary of IQM, entered into a business combination agreement which will result in IQM becoming a public company and listing American Depositary Shares on one of the two leading U.S. stock exchanges.

The transaction is expected to be funded by a combination of the Company’s Trust Account and expected proceeds from a public investment in private equity. The closing of the transaction is expected to occur in the third quarter of 2026 and is subject to approval by the shareholders of the parties and other customary closing conditions, including regulatory approval.

REAL ASSET ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$67,366	$1,077,837
Prepaid insurance	54,546	65,625
Prepaid expenses and other current assets	20,000	44,081

Total current assets	141,912	1,187,543
Marketable securities held in Trust Account	180,097,107	177,124,457
Long-term prepaid insurance	—	21,734

TOTAL ASSETS	$180,239,019	$178,333,734

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$15,792	$103,059
Due to related party	38,345	38,345

Total current liabilities	54,137	141,404
Deferred underwriting fee payable	6,900,000	6,900,000

Total Liabilities	6,954,137	7,041,404
Commitments and Contingencies (Note 7)
Class A ordinary shares subject to possible redemption, 17,250,000 at redemption value of $10.44 and $10.27 at June 30, 2026 and December 31, 2025, respectively	180,097,107	177,124,457
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding at June 30, 2026 and December 31, 2025	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding at June 30, 2026 and December 31, 2025	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 shares issued and outstanding at June 30, 2026 and December 31, 2025	575	575
Additional paid-in capital	—
Accumulated deficit	(6,812,800)	(5,832,702)

Total Shareholders’ Deficit	(6,812,225)	(5,832,127)

LIABILITIES AND SHAREHOLDERS’ DEFICIT	180,239,019	178,333,734

The accompanying notes are an integral part of these unaudited condensed financial statements.

REAL ASSET ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
General and administrative expenses	$746,577	$96,036	$994,762	$148,885

Loss from operations	$(746,577)	$(96,036)	$(994,762)	$(148,885)
Other income:
Net earnings on marketable securities held in Trust Account	1,514,352	1,147,520	2,972,424	1,147,520
Net earnings on cash equivalents held in operating account	6,483	—	14,890	—

Net income	774,258	1,051,484	1,992,552	998,635
Weighted average shares outstanding, Class A ordinary shares	17,250,000	11,691,667	17,250,000	5,845,833

Basic and diluted net income per Class A ordinary share	$0.03	$0.06	$0.09	$0.09

Weighted average shares outstanding, Class B ordinary shares(1)	5,750,000	5,508,333	5,750,000	5,254,167

Basic net income per Class B ordinary share	$0.03	$0.06	$0.09	$0.09

Weighted diluted shares outstanding, Class B ordinary shares(1)	5,750,000	5,750,000	5,750,000	5,375,000

Diluted net income per Class B ordinary share	$0.03	$0.06	$0.09	$0.09

(1)

The calculation of basic and diluted net income (loss) per ordinary share for the three and six months ended June 30, 2025 included 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the closing of the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of these unaudited condensed financial statements.

REAL ASSET ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2026

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance at April 1, 2026	5,750,000	$575	$—	$(6,072,554)	$(6,071,979)
Accretion of Class A ordinary shares subject to possible redemption to redemption value	—	—		(1,514,504)	(1,514,504)

Net income	—	—	—	774,258	774,258

Balance at June 30, 2026 (unaudited)	5,750,000	$575	$—	$(6,812,800)	$(6,812,225)

FOR THE SIX MONTHS ENDED JUNE 30, 2026

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance at January 1, 2026	5,750,000	$575	$—	$(5,832,702)	$(5,832,127)
Accretion of Class A ordinary shares subject to possible redemption to redemption value	—	—	—	(2,972,650)	(2,972,650)
Net income	—	—	—	1,992,552	1,992,552

Balance at June 30, 2026 (unaudited)	5,750,000	575	—	(6,812,800)	(6,812,225)

The accompanying notes are an integral part of these unaudited condensed financial statements.

REAL ASSET ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT (CONTINUED)

(UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2025

	Class B Ordinary Shares[1]		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance at April 1, 2025	5,750,000	$575	$24,425	$(53,936)	$(28,936)
Proceeds from sale of Private Placement Warrants, less issuance costs	—	—	5,432,207	—	5,432,207
Proceeds from sale of Public Warrants, less issuance costs	—	—	323,195	—	323,195
Accretion of Class A ordinary shares subject to redemption to redemption value	—	—	(5,779,827)	(6,621,940)	(12,401,767)
Net income	—	—	—	1,051,484	1,051,484

Balance at June 30, 2025	5,750,000	$575	$—	$(5,624,392)	$(5,623,817)

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Class B Ordinary Shares[1]		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance at January 1, 2025	5,750,000	$575	$24,425	$(1,087)	$23,913
Proceeds from sale of Private Placement Warrants, less issuance costs	—	—	5,432,207	—	5,432,207
Proceeds from sale of Public Warrants, less issuance costs	—	—	323,195	—	323,195
Accretion of Class A ordinary shares subject to redemption to redemption value	—	—	(5,779,827)	(6,621,940)	(12,401,767)
Net income	—	—	—	998,635	998,635

Balance at June 30, 2025	5,750,000	$575	$—	$(5,624,392)	$(5,623,817)

(1)

As of January 1, 2025 and April 1, 2025, the calculation included 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the closing of the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of these unaudited condensed financial statements.

REAL ASSET ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income	$1,992,552	$998,635
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Earnings on marketable securities held in Trust Account	(2,972,424)	(1,164,886)
Operating expenses paid via promissory note - related party	—	112,848
Operating costs paid by Sponsor from proceeds withdrawn from Trust Account	—	205,981
Changes in operating assets and liabilities:
Prepaid insurance	32,813	(120,171)
Prepaid expenses and other current assets	24,081	—
Accrued expenses	(87,493)	51,029
Due to related party	—	75,000

Net cash used/provided in operating activities	(1,010,471)	158,436

Cash Flows from Investing Activities:
Cash deposited into Trust Account	—	(172,500,000)

Net cash used in investing activities	—	(172,500,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	168,188,119
Proceeds from Private Placement Warrants, less issuance costs	—	3,830,250
Proceeds from Public Warrants, less issuance costs	—	323,195

Net cash provided by financing activities	—	172,341,564

Net Change in Cash and Cash Equivalents	(1,010,471)	—
Cash and cash equivalents - Beginning of period	1,077,837	—

Cash and cash equivalents- End of period	$67,366	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Deferred underwriting fee payable charged to Class A ordinary share issuance costs	$—	$6,900,000

Proceeds from Initial Public Offering and sale of Private Placement Warrants held by Sponsor	$—	$1,601,957

Repayment of promissory note - related party via funds held by Sponsor	$—	$112,848

The accompanying notes are an integral part of these unaudited condensed financial statements.

REAL ASSET ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Real Asset Acquisition Corp. (the “Company”) is a blank check company incorporated on December 9, 2024 as a Cayman Islands exempted company. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2026, the Company had not commenced any operations. All activity for the period from December 9, 2024 (inception) through June 30, 2026 relates to the Company’s formation and initial public offering (“Initial Public Offering”), and identifying a target for the Business Combination (defined below). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on marketable securities from the proceeds derived from the Initial Public Offering and sale of Private Placement Warrants (defined below), as well as cash equivalents held in the operating account. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on April 28, 2025. On April 30, 2025, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 2,250,000 Units issued pursuant to the exercise of the Underwriters’ (as defined below) over-allotment option in full, generating gross proceeds of $172,500,000 (see Note 3). Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,450,000 warrants at a price of $1.00 per warrant (the “Private Placement Warrants”), generating gross proceeds of $5,450,000. Of the 5,450,000 Private Placement Warrants, (i) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (the “Representative”), purchased 1,466,250 Private Placement Warrants, (ii) Clear Street LLC (“Clear Street” and together with the Representative, the “Underwriters”) purchased 258,750 Private Placement Warrants and (iii) RAAQ Sponsor LLC, a Delaware limited liability company (the “Sponsor”), purchased 3,725,000 Private Placement Warrants.

Following the closing of the Initial Public Offering on April 30, 2025, an amount of $172,500,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), to be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $10,931,479, consisting of $1,725,000 of cash underwriting fees, $1,725,000 of underwriting fees paid via the issuance of Private Placement Warrants, $6,900,000 of deferred underwriting fees and $581,479 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the Trust Account (excluding the amount of deferred underwriting discounts held in the Trust Account and taxes paid or payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Initial Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in the Trust Account.

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account, plus any interest income earned thereon (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination only if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a Public Shareholder on the record date for the general meeting held to approve the proposed transaction.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive redemption rights with respect to any Founder Shares held and any Public Shares they may have acquired during or after the Initial Public Offering in connection with the completion of a

Business Combination, except that Public Shares held by the initial shareholders will be subject to mandatory redemption upon any diminution of the Trust Account in connection with an extension, and such shares will be entitled to redemption at a price equal to the per-share redemption value then held in the Trust Account in connection therewith.

The Company will have until January 30, 2027, 21 months from the closing of the Initial Public Offering to complete a Business Combination (the “Completion Period”). However, if the Company anticipates that it may not be able to consummate a Business Combination within the Completion Period, the Company may, but is not obligated to, by resolution of the board if requested by the initial shareholders, extend the period of time to consummate a Business Combination by seeking shareholder approval to amend the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate the initial Business Combination. If the Company seeks shareholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or against, the Company’s initial Business Combination, at a per share-price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon (which interest shall be net of amounts not previously released to the Company pursuant to permitted withdrawals), divided by the number of then issued and outstanding Public Shares, subject to applicable law. For the avoidance of doubt, the time to complete a Business Combination shall not be extended beyond 21 months without a shareholder vote. The Underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Completion Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the Trust Account assets, in each case less taxes payable and up to $100,000 of interest to pay liquidation expenses, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the Underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Business Combination with IQM Finland Oy

On February 22, 2026, the Company and IQM Finland Oy, a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (“IQM”), IQM US LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IQM, and Eclipse QC S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) and a direct wholly owned subsidiary of IQM, entered into a business combination agreement which will result in IQM becoming a public company and listing American Depositary Shares on one of the two leading U.S. stock exchanges. On June 25, 2026, RAAQ shareholders approved the transaction-related proposals, satisfying the required shareholder approval condition and advancing the business combination toward closing, subject to the remaining customary closing conditions and regulatory approvals.

Liquidity, Capital Resources and Going Concern

As of June 30, 2026, the Company had a working capital surplus of $87,775. Management evaluated whether conditions or events, considered in the aggregate, raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date these condensed financial statements are issued. Prior to the consummation of the Business Combination, the Company’s mandatory liquidation date and limited liquidity raised substantial doubt about its ability to continue as a going concern. However, on July 1, 2026, the Company successfully consummated its Business Combination, which eliminated the requirement to liquidate and provided access to the combined company’s capital resources. Accordingly, management concluded that, as of the date the financial statements were issued, substantial doubt about the Company’s ability to continue as a going concern had been alleviated.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The condensed balance sheet as of December 31, 2025 was derived from the Company’s audited financial statements and the accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applicable to interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, the unaudited condensed financial statements do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting only of normal recurring adjustments which are necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented.

The unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the period ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 3, 2026.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies but not to emerging growth companies including, but not limited to, the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses and disclosure of contingent assets and liabilities during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments, other than those held in the Trust Account, with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash and cash equivalents of $67,366 and $1,077,837 as of June 30, 2026 and December 31, 2025, respectively.

Marketable Securities Held in Trust Account

As of June 30, 2026 and December 31, 2025, marketable securities held in the Trust Account are comprised of U.S. government treasury bills maturing within three months amounting to $180,097,107 and $177,124,457, respectively.

Class A Ordinary Shares Subject to Possible Redemption

The Company’s Class A ordinary shares that were sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that have redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently the Company will only redeem its Public Shares. However, the threshold in its Amended and Restated Memorandum and Articles of Association would not change the nature of the underlying shares as redeemable and thus the Public Shares are required to be presented outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.44 and $10.27 per share as of June 30, 2026 and December 31, 2025, respectively) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

The Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(345,000)
Issuance costs allocated to Class A ordinary shares	(10,891,881)
Plus:
Accretion of carrying value to redemption value	15,861,338
Class A ordinary shares subject to possible redemption at December 31, 2025	$177,124,457
Plus:
Accretion of carrying value to redemption value	2,972,650

Class A ordinary shares subject to possible redemption at June 30, 2026	$180,097,107

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the condensed balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $10,931,479, consisting of $1,725,000 of cash underwriting fees, $1,725,000 of underwriting fees paid via the issuance of Private Placement Warrants, $6,900,000 of deferred underwriting fees and $581,479 of other offering costs. As such, the Company recorded $10,891,881 of offering costs as a reduction of temporary equity and $39,598 of offering costs as a reduction of permanent equity.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2026 or December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands, and the Company believes it is presently not subject to income taxes or income tax filing requirements in the United States. As such, the Company’s tax provision was zero for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation of $250,000. The Company has not experienced losses on this account, and management believes the Company is not exposed to significant risks on such account.

Net Income per Ordinary Share

Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. At June 30, 2026 the calculation of diluted net income per Class A Ordinary Share does not consider the effect of the Public Warrants issued in connection with the Initial Public Offering and the Private Placement Warrants to purchase an aggregate of 14,075,000 Class A Ordinary Shares, because their exercise is contingent upon future events. As a result, diluted income per Class A ordinary share is the same as basic income per Class A ordinary share.

For the three and six months ended June 30, 2026, there were no potentially dilutive Class B ordinary shares. As a result, diluted income per Class B ordinary share is the same as basic income per Class B ordinary share.

For the three and six months ended June 30, 2025, the Class B ordinary shares included 750,000 shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (see Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

The Company has two classes of ordinary shares, which are referred to as redeemable Class A ordinary shares and Class B ordinary shares. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from income per ordinary share as the redemption value approximates fair value.

The following table reflects the calculation of basic and diluted net income per share:

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Net income (loss)	$580,694	$193,565	$1,494,414	$498,138

Denominator:
Weighted average ordinary shares	17,250,000	5,750,000	17,250,000	5,750,000

Basic and diluted net income (loss) per ordinary share	$0.03	$0.03	$0.09	$0.09

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Class A	Class B(1)	Class A	Class B(1)
Basic net income per ordinary share:
Numerator:
Net income	$714,744	$336,740	$525,933	$472,702

Denominator:
Weighted Average Ordinary Shares	11,691,667	5,508,333	5,845,833	5,254,167

Basic net income per ordinary share	$0.06	$0.06	$0.09	$0.09

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Class A	Class B(1)	Class A	Class B(1)
Diluted net income per ordinary share:
Numerator:
Net income	$714,744	$336,740	$520,269	$478,366

Denominator:
Weighted Average Ordinary Shares	11,691,667	5,750,000	5,845,833	5,375,000

Diluted net income per ordinary share	$0.06	$0.06	$0.09	$0.09

(1)

The calculation of basic and diluted net income per ordinary share for the three and six months ended June 30, 2025 included 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters (Note 6). On April 30, 2025, the Underwriters’ over-allotment option was exercised in full simultaneously with the closing of the Initial Public Offering, and the 750,000 Class B ordinary shares were no longer subject to forfeiture.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity, and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether the warrants meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815. This evaluation includes, but is not limited to, assessing whether the warrants are indexed to the Company’s own ordinary shares. The Company also evaluates whether there are any provisions that could require net cash settlement, settlement in a variable number of shares, or settlement outside the control of the Company, including upon the occurrence of contingent events such as a change in control or tender offer, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each condensed balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss in the condensed statements of operations.

The Public Warrants and Private Placement Warrants are not precluded from equity classification and are accounted for as equity on the date of issuance.

Share-Based Compensation

The Company records share-based compensation in accordance with ASC Topic 718, Compensation-Share Compensation (“ASC 718”). ASC 718 defines a fair value-based method of accounting for an employee share option or similar equity instrument. The Company recognizes all forms of share-based payments at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Share-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the condensed statements of operations.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on April 28, 2025. On April 30, 2025, the Company consummated the Initial Public Offering of 17,250,000 Units, including 2,250,000 Units issued pursuant to the exercise of the Underwriters’ over-allotment option in full, generating gross proceeds of $172,500,000. Each Unit consisted of one Class A ordinary share and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,450,000 Private Placement Warrants at a price of $1.00 per warrant generating gross proceeds of $5,450,000. Of the 5,450,000 Private Placement Warrants, the Underwriters purchased an aggregate of 1,725,000 Private Placement Warrants and the Sponsor purchased 3,725,000 Private Placement Warrants. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Completion Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. SEGMENT INFORMATION

ASC 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that is also reported on the condensed statements of operations as net income or loss. The measure of segment assets is reported on the condensed balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	June 30, 2026	December 31, 2025
Total assets	$180,239,019	$178,333,734

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
General and administrative expenses	$746,577	$96,036	$994,762	$148,885
Net earnings on marketable securities held in Trust Account	$1,514,352	$1,147,520	$2,972,424	$1,147,520
Net income	$774,258	$1,051,484	$1,992,552	$998,635

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the Completion Period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements and to ensure costs are aligned with all agreements and budget. General and administrative expenses, as reported on the condensed statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

The CODM will review net earnings on marketable securities held in the Trust Account to measure and monitor shareholder value while maintaining compliance with the trust agreement.

All other segment items included in net income or loss are reported on the condensed statements of operations and described within their respective disclosures.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On December 11, 2024, the Sponsor was issued 5,750,000 Class B ordinary shares (the “Founder Shares”) for an aggregate price of $25,000 paid to cover certain expenses on behalf of the Company. The Founder Shares included an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the Underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). On April 30, 2025, the Underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture.

In January 2025, the Sponsor transferred 25,000 Founder Shares to each of the Company’s independent directors (for an aggregate of 75,000 Class B ordinary shares) and 10,000 Founder Shares to each of the Company’s advisors (for an aggregate of 40,000 Class B ordinary shares) at the same price that the Sponsor had purchased such shares or approximately $0.004 per share. The Class B ordinary shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of the initial Business Combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis.

The transfer of the Founder Shares to the Company’s advisors and directors is in the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Company determined the conversion of such Class B ordinary shares into Class A ordinary shares upon consummation of the initial Business Combination represents a performance obligation. Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature. The condition of the consummation of an initial Business Combination is considered not to be probable and, as such, the Company has not recognized the expense related to the issuance of these shares.

The Founder Shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the Units sold in the Initial Public Offering, and holders of Founder Shares have the same shareholder rights as Public Shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, (ii) the Founder Shares are entitled to registration rights, (iii) the Company’s Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (A) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the Company’s initial Business Combination, (B) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (1) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s Public Shares if the Company has not consummated an initial Business Combination within the Completion Period, (2) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, (3) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the Company’s initial Business Combination within the Completion Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within such time period and to liquidating distributions from assets outside the Trust Account and (4) vote any Founder Shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination) (except with respect to any Public Shares which may not be voted in favor of approving the Business Combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (iv) the Founder Shares are automatically convertible into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of the Company’s initial Business Combination or at any time prior thereto at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in the Amended and Restated Memorandum and Articles of Association, and (v) prior to the closing of the Company’s initial Business Combination, only holders of Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

The Founder Shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of the initial Business Combination or at any time prior thereto at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the Initial Public Offering (including any Class A ordinary shares issued pursuant to the Underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the Private Placement Warrants issued to the Sponsor and the Underwriters), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Company’s initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Company’s Sponsor or any of its affiliates or to the Company’s officers and directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by Public Shareholders in connection with an initial Business Combination; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

With certain limited exceptions, the Founder Shares are not transferable, assignable or saleable (except to the Company’s officers and directors and other persons or entities affiliated with the Company’s Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, and (B) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Due to Related Party

The Sponsor has agreed to initially fund operating expenses related to the Initial Public Offering. These include legal fees, mailing, and shipping expenses. As of June 30, 2026 and December 31, 2025, the Company had a total of $38,345 outstanding that was due to related party.

Administrative Support Agreement

The Sponsor has agreed, commencing from April 30, 2025, the date of the Initial Public Offering, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space and administrative services, as the Company may require from time to time. The Company has agreed to pay to the Sponsor up to $20,000 per month for these services during the Completion Period. For the three and six months ended June 30, 2026, the Company incurred $60,000 and $120,000, respectively, due to the Sponsor for these services, which is included in general and administrative expenses on the accompanying condensed statements of operations.

Working Capital Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest bearing basis. If the Company completes the initial Business Combination, the Company will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of the initial Business Combination. The warrants would be identical to the Private Placement Warrants. Other than as set forth above, the terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. There are no such outstanding working capital loans as of June 30, 2026 and December 31, 2025.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights Agreement

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, (ii) Private Placement Warrants and the Class A ordinary shares underlying such Private Placement Warrants and (iii) Private Placement Warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the Company’s initial Business Combination pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering. Pursuant to the registration rights agreement and assuming $1,500,000 of working capital loans are converted into warrants, the Company will be obligated to register up to 12,700,000 Class A ordinary shares and 6,950,000 warrants. The number of Class A ordinary shares includes (i) 5,750,000 Class A ordinary shares to be issued upon conversion of the Founder Shares, (ii) 5,450,000 Class A ordinary shares underlying the Private Placement Warrants and (iii) 1,500,000 Class A ordinary shares underlying the warrants that may be issued upon conversion of working capital loans. The number of warrants includes up to 5,450,000 Private Placement Warrants and 1,500,000 warrants that may be issued upon the conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Company’s completion of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Pursuant to the underwriting agreement, the Sponsor and the executive officers and directors have agreed that, for a period of 180 days from the date of the Initial Public Offering, they will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, Founder Shares or warrants, subject to certain exceptions. The Representative in its discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. The Sponsor, officers and directors are also subject to separate transfer restrictions on their Founder Shares and Private Placement Warrants pursuant to the letter agreement described herein.

The Company granted the Underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting commissions. On April 30, 2025, simultaneously with the closing of the Initial Public Offering, the Underwriters elected to fully exercise the over-allotment option to purchase the additional 2,250,000 Units at a price of $10.00 per Unit.

The Underwriters were entitled to (1) an underwriting discount of $0.20 per Unit, or $3,450,000 in the aggregate, of which (i) $0.10 per Unit was paid to the Underwriters in cash at the closing of the Initial Public Offering and (ii) $0.10 per Unit was used by the Underwriters to purchase Private Placement Warrants, and (2) a deferred fee of $0.40 per Unit, or $6,900,000. The deferred fee will become payable to the Underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement, and will be based on the amount of funds remaining in the Trust Account after shareholder redemptions of Public Shares in connection with the consummation of a Business Combination.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2026 and December 31, 2025, there were 17,250,000 Class A ordinary shares issued and outstanding, including 17,250,000 Class A ordinary shares subject to possible redemption and classified as temporary equity.

Class B ordinary shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of June 30, 2026 and December 31, 2025, there were 5,750,000 Class B ordinary shares issued and outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Prior to the closing of the initial Business Combination, only holders of Class B ordinary shares (i) will have the right to appoint and remove directors prior to or in connection with the completion of the initial Business Combination and (ii) will be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of shareholders prior to or in connection with the completion of the initial Business Combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

The Founder Shares will automatically convert into Class A ordinary shares immediately prior to, concurrently with or immediately following the consummation of a Business Combination, and may be converted at any time prior to the Business Combination, at the option of the holder, on a one-for-one basis (unless otherwise provided in the Business Combination agreement), subject to adjustment for share subdivisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, approximately 25% of the total number of Class A ordinary shares outstanding after such conversion (not including the Class A ordinary shares underlying the Private Placement Warrants), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Warrants — As of June 30, 2026 and December 31, 2025, there were 14,075,000 warrants issued including 8,625,000 Public Warrants, issued as part of the Units and 5,450,000 Private Placement Warrants. Each whole Public Warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of Class A ordinary shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a post-effective amendment to an existing registration statement or a new registration statement covering the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use the Company’s commercially reasonable efforts to cause the same to become effective within 60 business days following the initial Business Combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

•	in whole and not in part at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the Company’s initial Business Combination and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company for cash, the Company may exercise the redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per-share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination. The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the Units in the Initial Public Offering.

The Company accounts for the 14,075,000 warrants issued in connection with the Initial Public Offering (including 8,625,000 Public Warrants and 5,450,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value as of June 30, 2026 and December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	June 30, 2026	December 31, 2025
Marketable securities held in Trust Account	1	180,097,107	177,124,457

The Company does not have any liabilities that are measured at fair value on a recurring basis.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date through the date the unaudited condensed financial statements were issued.

On July 1, 2026, RAAQ consummated the business combination contemplated by the Business Combination Agreement dated February 22, 2026 with IQM. Pursuant to the Business Combination Agreement, RAAQ merged with and into IQM US LLC, with IQM US LLC surviving the merger as an indirect wholly owned subsidiary of IQM. Immediately prior to the consummation of the business combination, all issued and outstanding Class B ordinary shares of the Company, other than shares forfeited pursuant to the Sponsor Support Agreement, were automatically converted into Class A ordinary shares on a one-for-one basis. Upon consummation of the business combination, each issued and outstanding Class A ordinary share of the Company was automatically canceled and converted into the right to receive one American Depositary Share (“ADS”) of IQM, with each IQM ADS representing one ordinary share of IQM. In addition, each outstanding warrant of the Company was assumed by IQM and became exercisable for one IQM ADS at an exercise price of $11.50 per share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of IQM Finland Oy.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of IQM Finland Oy (“the Company”) as of December 31, 2025 and 2024, the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with IFRS Accounting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young AB

We have served as the Company’s auditor since 2025.

Stockholm, Sweden

April 3, 2026

except for Notes 2.3.1, 2.3.2, 4.1 and 14, as to which the date is May 13, 2026 except for Note 14, including the effects of the share split disclosed therein, as to which the date is August 3, 2026

I. CONSOLIDATED STATEMENT OF LOSS

in EUR thousand	Notes	2025	2024
Revenue from contracts with customers	4	31,333	16,436
Cost of revenue	5.1	(16,350)	(11,353)

Gross profit		14,983	5,083

Selling expenses	5.1	(5,879)	(4,451)
General and administrative expenses	5.1	(18,475)	(12,401)
Research and development expenses	5.1	(50,676)	(42,416)
Impairment losses (including reversals of impairment losses) on financial assets	8	(182)	19
Other operating income	5.2	3,945	4,130
Other operating expenses		(1,778)	—

Operating loss		(58,063)	(50,037)

Finance income	5.3	10,220	1,246
Finance costs	5.3	(6,213)	(5,312)

Loss before income tax		(54,056)	(54,103)

Income tax	5.4	(333)	(2)

Loss for the year		(54,389)	(54,105)

Attributable to:
Equity holders of the parent	7	(54,389)	(54,105)
Loss per share attributable to the ordinary equity holders of the company:	5.5
Basic loss per share		(1.78)	(1.77)
Diluted loss per share		(1.78)	(1.77)

II. CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

in EUR thousand	Notes	2025	2024
Loss for the year		(54,389)	(54,105)

Other comprehensive loss
Items that might be reclassified into P&L
Currency translation of foreign subsidiaries	2.1	(15)	11
Items that will not be reclassified into P&L (net of deferred tax)
Remeasurements of defined benefit plans		4	(5)

Other comprehensive loss for the year, net of deferred tax		(11)	5

Total comprehensive loss for the year		(54,400)	(54,099)

Attributable to:
Equity holders of the parent	7	(54,400)	(54,099)

III. CONSOLIDATED STATEMENT OF FINANCIAL POSITION

in EUR thousand	Notes	2025	2024
Assets
Non-current assets
Intangible assets	6.1	920	1,078
Property, plant and equipment	6.2	57,931	59,792
Right-of-use assets	6.3	10,949	14,041
Financial assets	8.2	910	1,086

Total non-current assets		70,710	75,997

Current assets
Inventories	6.4	13,491	5,651
Contract assets	4.2	7,286	1,022
Trade receivables	8.1	15,489	2,056
Other financial assets	8.2	876	849
Other current assets	6.5	11,217	4,874
Cash and cash equivalents	8.3	146,544	17,247

Total current assets		194,903	31,699

Total assets		265,613	107,696

in EUR thousand	Notes	2025	2024
Equity and liabilities
Equity
Share capital	7	3	3
Capital reserves	7	438,157	185,590
Retained earnings	7	(232,243)	(177,854)
Other reserves	7	(16)	(5)

Total equity		205,900	7,734

Non-current liabilities
Loans and borrowings	8.5	9,222	61,011
Lease liabilities	6.3	12,185	14,427
Employee benefits	6.6	14	14
Other liabilities	6.10	—	130

Total non-current liabilities		21,420	75,581

Current liabilities
Trade payables	8.4	8,855	4,412
Lease liabilities	6.3	2,475	2,776
Loans and borrowings	8.5	8,525	5,078
Contract liabilities	4.2	7,406	5,172
Employee benefits	6.6	5,908	4,001
Other current liabilities	6.10	5,124	2,942

Total current liabilities		38,292	24,381

Total liabilities		59,713	99,963

Total equity and liabilities		265,613	107,696

IV. CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Equity attributable to equity holders of the parent
in EUR thousand	Notes	Share capital	Capital reserves	Retained earnings	Other reserves	Total Equity
As of January 1, 2024		3	182,982	(123,749)	(10)	59,225

Loss for the year		—	—	(54,105)	—	(54,105)
Other comprehensive loss for the year		—	—	—	5	5

Total comprehensive loss		—	—	(54,105)	5	(54,099)

Equity-settled share-based payments	6.7	—	2,608	—	—	2,608

Total contributions and distributions		—	2,608	—	—	2,608

As of December 31, 2024		3	185,590	(177,854)	(5)	7,734

As of January 1, 2025		3	185,590	(177,854)	(5)	7,734

Loss for the year		—	—	(54,389)	—	(54,389)
Other comprehensive loss for the year		—	—	—	(11)	(11)

Total comprehensive loss		—	—	(54,389)	(11)	(54,400)

Capital contribution	7	—	282,177	—	—	282,177
Share Buybacks	7	—	(29,490)	—	—	(29,490)
Transaction costs - net of deferred tax	7	—	(6,392)	—	—	(6,392)
Equity-settled share-based payments	6.7	—	6,272	—	—	6,272

Total contributions and distributions		—	252,567	—	—	252,567

As of December 31, 2025		3	438,157	(232,243)	(16)	205,900

V. CONSOLIDATED STATEMENT OF CASHFLOWS

in EUR thousand	Notes	2025	2024
Profit (loss) for the year		(54,389)	(54,105)

Adjustments for:
Depreciation expense, amortization and impairment	6.1, 6.2, 6.3	14,818	11,557
Provisions	6.8	39	119
Other adjustments for non-cash items		649	(37)
Gain/Loss on sale of property, plant and equipment		1,198	9
Share-based payments	6.7	6,272	2,608
Finance income/cost	5.3	(4,185)	4,062
Income tax expense	5.4	333	2
Changes in:
Inventories	6.4	(7,788)	(959)
Contract assets	4.2	(6,265)	(641)
Trade receivables	8.1	(13,420)	379
Other financial assets		1,445	2
Other assets	6.5	(6,346)	2,273
Trade payables	8.4	4,520	(3,662)
Contract liabilities	4.2	2,278	(2,869)
Employee benefits	6.6	1,909	334
Other liabilities	6.10	2,014	1,459
Income taxes paid/received	5.4	(277)	(2)

Cashflow from operating activities		(57,197)	(39,470)

Proceeds from disposals of property, plant, and equipment		28	—
Purchases of property, plant and equipment	6.2	(11,536)	(11,501)
Interest received	5.3	1,911	15

Cashflow from investing activities		(9,597)	(11,486)

Proceeds from equity contributions	7	282,177	—
Transaction costs related to equity contributions	7	(6,448)	—
Share buybacks	7	(29,490)	—
Proceeds from loans and borrowings incl. Transaction costs	10	—	14,970
Repayments of loans and borrowings	10	(41,000)	(996)
Repayments of lease liabilities	6.3	(3,556)	(3,521)
Lease incentives received	6.3	824	2,332
Proceeds (payment) of other financial assets	8.2	176	(42)
Interest paid	5.3	(6,534)	(1,210)

Cashflow from financing activities		196,149	11,533

Net increase/(decrease) in cash and cash equivalents		129,355	(39,424)

Cash and cash equivalents at the beginning of year		17,247	56,641
Effects of exchange rate changes on cash and cash equivalents		(57)	30

Cash and cash equivalents at the end of year	8.3	146,544	17,247

VI. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

1.1.	Reporting entity

These IFRS consolidated financial statements comprise the parent entity and its subsidiaries of the IQM Group (the “Group”, or “IQM” or “IQM Group”), of which IQM Finland Oy (the “Company”) is the parent. The Company is located in Finland and the Company’s address is Keilaranta 19, 02150 Espoo, Finland.

IQM Finland Oy (“IQM”) is a global leader in the development and commercialization of superconducting quantum computers and related services. Founded in 2018 as a spin-off from Aalto University and VTT Technical Research Centre of Finland, IQM has positioned itself as one of Europe’s leading developers of quantum computing systems. The Group is headquartered in Espoo, Finland, with subsidiaries in Germany, France, Italy, Japan, Poland, Spain, Singapore, and the United States.

1.2.	Basis of accounting

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS® Accounting Standards) as issued by the International Accounting Standards Board (IASB).

The IFRS Consolidated Financial Statements were authorized for issue by the Company’s Board of Directors on April 3, 2026.

The consolidated financial statements are presented in Euro (EUR). Unless otherwise stated, all figures presented herein in EUR are rounded to the nearest thousand EUR. Due to rounding, it is possible that individual figures in these consolidated financial statements do not add up exactly to the totals given and that the percentages shown do not exactly reflect the absolute figures to which they relate.

Unless otherwise stated, the consolidated financial statements have been prepared on a historical cost basis.

The Group’s financial year corresponds to the calendar year and covers the period from January 1 to December 31 of each year. The Group reporting date of December 31 corresponds to the reporting date of the parent company and all subsidiaries.

1.3.	Key estimates and judgments

The preparation of the Group’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of income, expenses, assets and liabilities, as well as the related disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods. Estimates and underlying assumptions are reviewed on an ongoing basis. Changes to estimates are recognized prospectively.

1.3.1.	Estimates and Assumptions

The key sources of estimation uncertainty and assumptions made that have a risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are outlined below:

•	Share-based payments: Estimation of fair values of the ESOPs granted.

•	Estimation of progress towards completion using the input method (cost-to-cost), affecting the timing and amount of revenue recognized.

•	Estimation of the fair value of embedded derivatives, including the application of valuation techniques and significant assumptions, in particular regarding the expected timing of exercise.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

Share-based payments

Equity-settled share-based payment arrangements are recognized at their grant date fair value in the capital reserves. The corresponding expense is recognized over the vesting period as personnel expense. The measurement is based on a Black-Scholes option pricing model using the Company’s equity value based on its most recent financing, the historical share price volatility of a peer group and a risk-free interest rate based on the yield of government bonds as input parameters. The assessment of the relevant transaction date and the expected number of instruments to vest are reviewed based on past experience and other relevant factors, including expectations of future events.

Revenue recognition – measurement of progress towards completion

The Group recognizes revenue from on-premises quantum computer sales over time using the cost-to-cost input method. The percentage of completion is determined as the ratio of costs incurred to date to the total estimated costs to fulfill the contract. Estimating total contract costs requires significant judgment, as it depends on future cost forecasts that are subject to technical risk.

Fair value measurement

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. When using unobservable market parameters, key estimates and assessments need to be determined. IQM regularly reviews significant unobservable inputs and valuation adjustments.

1.3.2.	Judgments

In the process of applying the Group’s accounting policies, management has made the following judgments, which have the most significant effect on the amounts recognized in the consolidated financial statements.

Financial Instruments

The Group has entered into financing arrangements that include prepayment options and conversion features. Determining the appropriate accounting treatment of these features requires significant judgment, in particular in assessing whether the respective features constitute embedded derivatives that are closely related to the host debt instrument in accordance with IFRS 9.

Management applied judgment in assessing whether these prepayment options are closely related to the host debt instrument. This assessment required an evaluation of the contractual prepayment terms, including the relationship between the prepayment amount and the outstanding principal and accrued interest, the existence of compensation for early termination, and the exposure to changes in market interest rates.

Certain financial liabilities include conversion features that allow the lender to convert the outstanding loan amount into equity instruments of the Group. Management exercised judgment in assessing whether these conversion features are closely related to the host debt instrument. In making this assessment, management considered, among other factors, the contractual conversion mechanics, the variability in the number of equity instruments to be issued and the linkage to future financing events or valuation metrics.

Please refer to Note 8 for further information on the accounting treatment of financing arrangement.

2.	Material accounting policies

2.1.	Foreign currency

2.1.1.	Foreign currency transactions

Transactions in foreign currencies are translated into the respective functional currencies of the group companies at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate of the transaction date and subsequently at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rates at the date of the transaction. Foreign currency effects are generally recognized in the consolidated statement of profit or loss as part of the financial result.

2.1.2.	Foreign operations

The assets and liabilities of foreign operations are translated into Euros at the exchange rates at the reporting date. Income and expenses of foreign operations are translated into Euros at period specific average exchange rates. Foreign currency differences are recognized in other comprehensive income (OCI) and accumulated in the translation reserve.

2.2.	Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

•	in the principal market for the asset or liability; or

•	in the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible by the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy, as explained above.

2.3.	Revenue from contracts with customers

2.3.1.	Revenue recognition

Revenue is recognized when control of goods or services is transferred to the customer in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services.

Revenue from customized on-premises quantum computer systems is generally recognized over time, as the systems are highly customized, have no alternative use to the Group, and the Group has an enforceable right to payment for performance completed to date. Progress is measured using the cost-to-cost method. The cost-to-cost method is applied as the contracts involve highly customized systems and significant integration activities, for which costs incurred represent the most appropriate measure of progress. The costs incurred are closely aligned with the progress toward completion of the integrated system, as the systems are developed cumulatively, each cost incurred meaningfully contributes to the customer specific configuration and overall completion of the system. Typical contract performance periods range from approximately 12 to 18 months, depending on the complexity and integration requirements of the respective quantum computer system.

Revenue from standardized systems is recognized at a point in time when control transfers to the customer. Depending on the contractual terms of the arrangement, transfer of control is generally evidenced by indicators such as delivery, customer acceptance, and the existence of a present right to payment.

Revenue from co-development projects is generally recognized over time when the customer simultaneously receives and consumes the benefits of the Group’s performance, or when the asset created has no alternative use to the Group and the Group has an enforceable right to payment for performance completed to date. Progress towards complete satisfaction of these performance obligations is measured using the cost-to-cost method.

Revenue from maintenance and technical support is recognized over time on a straight-line basis over the contractual service period, as the customer receives and consumes the benefits of these services evenly over time. Training revenue is either recognized as part of performance obligation of a delivery project or as separate performance obligation at point in time when the service is delivered.

Revenue from cloud-based usage of IQM quantum computers is recognized when the relevant service is delivered to the customer. Each unit of usage is generally considered a distinct service and revenue is recognized as the usage occurs.

2.3.2.	Performance obligations

Projects undertaken by IQM typically involve the design, fabrication, delivery, and installation of advanced, customized quantum computing systems and software. These elements are highly interdependent and cannot be separated from one another from the perspective of the customer, as they form a cohesive output tailored to the customer’s specific requirements. As such, IQM identifies each of the following as a single-performance obligation:

•	customized on-premises quantum computer systems sold under a development, fabrication, delivery, installation and commissioning contract;

•	standardized computer systems sold without significant customization or integration services, and;

•	co-development projects in which the Group develops and delivers a customized on-premises quantum computer system in collaboration with the customer.

In certain cases, contracts may include additional services, such as operational support or maintenance. These ongoing services are evaluated separately to determine whether they represent distinct performance obligations. If the ongoing services are not distinct, they are combined with the initial project phase into a single performance obligation.

Cloud platform usage of quantum computers is recognized on a usage basis. Post installation professional services such as training, maintenance and technical support sold under separate contracts or as separately priced add-ons are accounted for as distinct performance obligations.

2.3.3.	Transaction price

The transaction price for IQM’s customer contracts primarily consists of fixed milestone payments tied to key phases of the project (e.g., the delivery of hardware or software installation). These milestones are pre-defined in the contract and generally linked to measurable deliverables.

Variable consideration, such as penalties for late delivery, is included in the transaction price only to the extent that it is highly probable that no significant reversal of cumulative revenue will occur. IQM applies the most likely amount method to estimate variable consideration where applicable.

The company does not enter into contracts involving significant financing components, non-cash consideration, or significant customer discounts.

2.3.4.	Contract balances

IQM recognizes contract assets for the portion of revenue earned but not yet billed to customers and contract liabilities for advance payments received from customers before the related performance obligations have been met. Contract balances are continuously monitored and presented separately in the statement of financial position.

When a performance obligation is satisfied, any advance payments previously recorded as contract liabilities are recognized as revenue.

2.3.5. Cost of Revenue

Cost of revenue consists primarily of all direct and indirect expenses related to delivering projects, which typically involve the design, fabrication, delivery, and installation of advanced quantum computing systems. The costs are directly linked to the performance obligations under customer contracts. Cost of revenue also includes depreciation and amortization of assets which support the delivery of our projects, as well as costs related to logistics and warranty. In addition, there are allocated overhead costs for corporate functions and related costs such as depreciation, healthcare benefits, and training. Cost of revenue further comprises expenses for outsourced services and subcontracting directly related to the fulfillment of customer contracts, quality assurance costs, and other directly attributable costs incurred in the manufacturing and delivery of products and services.

2.4.	Intangible assets

2.4.1.	Intangible assets

Following initial recognition, acquired intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any. Cost includes any expenditures that are directly attributable to the acquisition of the asset, including costs incurred to prepare the asset for its intended use.

Intangible assets with limited useful lives are amortized on a straight-line basis over their respective expected useful lives to their estimated residual values and are assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization is included in the cost of revenue line item on the consolidated statement of loss. In general, the expected useful life for intangible assets is the following:

Acquired patents	10 years

Amortization methods and useful lives are reviewed at least annually and adjusted prospectively, if appropriate.

2.4.2.	Research and development

Research and development expenses relate to the advancement of our quantum computing technologies and system integration capabilities. These include personnel-related expenses, including salaries, bonuses, benefits , stock-based compensation and social security for physicists, engineers, and other technical staff involved in hardware, software, and algorithm development related to our quantum computers. Research and development costs also include expenses for specialized equipment, development software, as well as infrastructure costs such as computer resources, hosting services, and data centers which support these activities. Additionally, a portion of overhead costs are allocated to research and development expenses for corporate functions.

Research costs are recognized in the consolidated statement of profit or loss as incurred.

The capitalization criteria for development costs in accordance with IAS 38.57 are generally not met. As such, the development costs are recognized in the consolidated statement of profit or loss as incurred.

2.5.	Property, plant and equipment

Machinery and equipment are stated at cost less accumulated depreciation and accumulated impairment. Depreciation of these assets commences when the assets are ready for their intended use. All other repair and maintenance costs are recognized in profit or loss as incurred.

Property, plant and equipment are depreciated on a straight-line basis and is included in the Cost of Revenue line item on the consolidated statement of loss. The following useful lives have been applied:

Building and structures:	10 years
Machinery and equipment:	3 - 10 years
Leasehold improvements:	5 - 10 years
Office and other equipment:	3 - 13 years

An item of property, plant and equipment is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of profit or loss as other operating income when the asset is derecognized.

The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

2.6.	Leases

2.6.1.	IQM as lessee

The Group leases office premises in several locations. The duration of the contracts varies between 2 years and 10 years. Further, IQM leases vehicles, for which the duration of the contracts is three years. The category “Other assets” mainly includes refrigerator systems, equipment and servers. The duration of the contracts varies between three and six years.

At inception of a contract, the Group assesses whether a contract is or contains a lease. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

At commencement or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of its stand-alone price. This policy applies to lease contracts concerning buildings.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The Group determines its incremental borrowing rate (IBR) by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and the type of asset leased.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability consist of fixed payments that increase annually by a predetermined amount.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or if the Group changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in the consolidated statement of profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Group presents right-of-use assets and lease liabilities as a separate line item in the statement of financial position.

2.6.2.	Short-term leases and leases of low-value assets

The Group does not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets (e.g., office equipment, e-bikes). The Group recognizes the lease payments associated with these leases as an expense in the consolidated statement of profit or loss on a straight-line basis over the term of the contract.

2.7.	Inventories

Raw materials, work in progress, and finished goods are stated at the lower of cost and net realizable value. Cost comprises direct materials, direct labor, an appropriate proportion of variable and fixed overhead expenditure, the latter being allocated on a basis of normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Raw materials are measured at their weighted average cost.

2.8.	Cash and cash equivalents

For the purpose of the presentation in the statement of cashflows, cash and cash equivalents include cash on hand and positive bank balances. Bank overdrafts are shown within borrowings under current financial liabilities in the balance sheet. The Group does not recognize any impairment losses or expected credit losses on bank balances as the credit risk on bank balances measured at amortized cost is insignificant due to its short-term maturity and high external credit rating of the counterparties.

2.9.	Employee benefits

2.9.1.	Short-term employee benefits

Obligations under short-term benefits are recognized as an expense once the employee rendered the corresponding service. If the Group has a legal or constructive obligation to make a payment, it recognizes a liability for the expected amount to be paid, when and only when, a reliable estimate of the obligation can be made.

2.9.2.	Share-based payment

Employees and individuals providing equivalent or similar services are additionally compensated through equity-settled share-based payment arrangements.

For equity-settled awards, the expense is measured based on the grant date fair value of the equity instruments, determined using a suitable valuation technique as explained in Note 6.7.

The resulting costs are recognized over the vesting period in the respective functional expense categories such as selling expenses, research and development or general and administrative expenses alongside a corresponding increase in equity (within other reserves) or liabilities. The cumulative expense recognized at each reporting date reflects the proportion of the vesting period that has elapsed and, for equity-settled transactions, also considers the most accurate estimate of the number of equity instruments expected to be vested.

2.10.	Provisions

The Group recognizes Warranty provisions arising from customer contracts. They are recognized when a present obligation exists, an outflow of resources is probable and the amount can be reliably estimated.

Warranty provisions are measured at management’s best estimate of the expected costs to settle the obligation, based on historical experience and current claim trends. Such warranties do not represent separate performance obligations.

Warranty provisions are expected to be utilized within the next 12 months through the settlement of claims or are reversed once the underlying warranty obligation expires.

2.11.	Financial instruments

2.11.1.	Recognition and initial measurement

The Group recognizes trade receivables when the Group has an unconditional right to consideration. All other financial assets and liabilities are recognized for the first time when the entity becomes a party according to the contractual provisions of the instrument.

A financial asset (except for a trade receivable without financing component) or a financial liability is initially measured at fair value plus or minus – for an item not measured at fair value with changes through profit or loss (FVtPL) – transaction costs that are directly attributable to its acquisition or issue. Trade receivables without a significant financing component are initially measured at their transaction price.

2.11.2.	Classification and subsequent measurement

Financial	assets

For initial recognition, financial assets are classified and measured based on the business model (under which the assets are held) and the characteristics of their cashflows.

Financial assets are not reclassified after initial recognition unless the Group changes its business model to manage financial assets.

The Group classifies its financial assets into the following measurement categories:

•	“measured at amortized cost” (AC) and

•	“measured at fair value with changes through profit or loss” (FVtPL).

A financial asset is measured at amortized cost if it meets both of the following conditions:

•	The financial asset is held within a business model whose objective is to hold the financial asset to collect the contractual cashflows, and

•	The contractual terms of the financial asset give rise on specified dates to cashflows that are solely payments of principal and interest on the principal amount outstanding.

A debt instrument is designated at FVtOCI if both of the following conditions are met:

•	The financial asset is held within a business model whose objective is achieved by both collecting contractual cashflows and selling financial assets; and

•	The contractual terms of the financial asset give rise on specified dates to cashflows that are solely payments of principal and interest on the principal amount outstanding.

Trade receivables in the IQM Group are generally allocated to the “held to collect” business model and measured at amortized cost. Within the IQM Group all financial assets that are not measured at amortized cost are measured at FVtPL.

Amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses as well as impairment losses are recognized in the consolidated statement of profit or loss. A gain or loss arising from derecognition is recognized in the consolidated statement of profit or loss.

Financial	liabilities

Financial liabilities are classified and measured at amortized cost or at FVtPL. A financial liability is classified at FVtPL if it is classified as held for trading, is a derivative or is designated as such on initial recognition.

At initial recognition IQM assesses whether financial liabilities include any embedded derivatives and whether the embedded derivative must be bifurcated. This is the case if:

•	The economic characteristics and risks of the embedded derivative are not closely related those of the host,

•	A separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and

•	The contract is not measured at FVtPL.

For convertible loans the conversion option is analyzed to assess whether it represents an embedded derivative. IQM assesses each component of the loan agreements separately to determine whether separation is required. In this assessment, the closely related criterion is applied, i.e. whether the economic characteristics and risks of the conversion feature are closely related to those of the host debt contract. If the features are closely related, no separation is required; otherwise, the embedded derivative is separated and accounted for separately.

Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expenses and foreign currency translation effects are recognized in the consolidated statement of profit or loss. Gains or losses arising from derecognition are recognized in the consolidated statement of profit or loss.

Derecognition

The Group derecognizes a financial asset when the contractual rights to receive the cashflows of an asset expire or it transfers the rights to receive the cashflows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred or in which the group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

Financial liabilities are derecognized when the contractual obligations are discharged, canceled or expire. The Group also derecognizes a financial liability if its contractual terms are changed, and the cashflows of the adjusted liability differ significantly. In this case a new financial liability based on the adjusted terms is recognized at fair value.

On derecognition of a financial asset or financial liability, the difference between the carrying amount of the settled asset or liability and the consideration paid (including transferred non-cash assets or assumed liabilities) is recognized in the consolidated statement of profit or loss.

2.12.	Income tax

Income tax expense comprises current and deferred taxes.

2.12.1.	Current income tax asset / liability

The current tax asset or liability comprises the expected tax receivable or payable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. The current tax payable or receivable is measured using tax rates enacted or substantively enacted at the reporting date in the countries where the Group operates and generates taxable income.

Current tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets against current tax liabilities and the current taxes relate to the same taxable entity and the same tax authority.

2.12.2.	Deferred taxes

Applying the liability method of IAS 12, deferred taxes are calculated based on temporary differences between the tax and financial reporting valuation approaches including differences from consolidation, loss and interest carryforwards as well as tax credits. The calculation uses the tax rates that have been enacted or substantively enacted in the period when the asset is realized, or the liability is settled. The amount is calculated on the basis of the tax rates and tax laws applicable as of the reporting date or will be applicable in the near future.

Deferred tax liabilities are recognized for all taxable temporary differences, except for:

•	an asset or liability from a transaction which is not a business combination and at the date of the transaction affects neither the income (loss) for the period nor taxable profit (taxable loss), or

•

all taxable temporary differences associated with investments in subsidiaries, associates, interests in joint ventures, where IQM is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer likely that sufficient taxable earnings will be available against which the deferred tax asset could be offset. Deferred tax assets that are not recognized are reviewed at each reporting date and recognized to the extent to which it has become likely that future taxable earnings will permit the realization of the deferred tax asset. Each uncertain tax treatment is considered individually or together as a group, depending on which approach better predicted the resolution of the uncertainty. The entity uses either the most likely amount or the expected value method to measure such uncertainty. The decision is based on which method better predicts the resolution of the uncertainty.

Deferred taxes relating to items recognized directly in equity are also posted directly in equity. Deferred taxes are recognized either in other comprehensive income or directly in equity, depending on the underlying business transaction involved.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current taxes assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

2.13.	Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attached to the grants and that the grants will be received.

Government grants that are paid as compensation for expenses or losses already incurred or as immediate financial support without any future associated expenses are recognized in the consolidated statement of loss in the period in which the corresponding entitlement arises.

Grants that compensate the Group for expenses incurred are recognized in profit or loss as other income on a systematic basis in the periods in which the expenses are recognized, unless the conditions for receiving the grant are met after the related expenses have been recognized. In this case, the grant is recognized when it becomes receivable.

3.	Operating segments

The Group operates as one operating segment. The Company’s chief operating decision maker (“CODM”) function is the Chief Executive Officer (CEO), who primarily reviews financial information for purposes of making operating decisions, assessing financial performance and allocating resources. The Company’s CODM evaluates financial information on a consolidated basis. Since the Group operates as a single operating segment the consolidated loss for the year is the measure of profit or loss used by the CODM to assess performance and allocate resources.

Revenue	by geographical areas

Revenue by geographical region can be found in the revenue recognition disclosures in Note 4.1.

Non-current	assets by geographical areas

The total of non-current assets other than financial instruments and deferred tax assets, broken down by location of the assets, is shown in the following table:

in EUR thousand	December 31, 2025	December 31, 2024
Non-current assets located in Finland	51,810	57,310
Non-current assets located in Germany	17,977	17,554
Non-current assets located in other countries	13	47

Total	69,800	74,911

The majority of non-current assets located in other countries is in the United States.

Information	about major customers

In the reporting period, the Group generated revenues from transactions with a limited number of major customers. Revenues from transactions with a single customer amounting to 10% or more of the Group’s total revenue are disclosed below:

in EUR thousand	2025	2024
Customer 1	6,028	3,171
Customer 2	2,085	1,875
Customer 3	8,973	3,749
Customer 4	6,300	—

Total	23,386	8,794

4.	Revenue from contracts with customers

4.1.	Disaggregation of revenue

IQM disaggregates revenue by geographical area based on the country of domicile of the respective customer. External revenues are attributable to the following countries:

in EUR thousand	2025	2024
Finland	11,473	3,749
Italy	7,316	—
Germany	6,482	9,364
Czech Republic	2,085	1,875
Taiwan	2,030	—
Other	1,946	1,448

Total	31,333	16,436

The Group primarily generates revenue from quantum computer system sales, including co-development projects and professional services such as training, maintenance and technical support. Revenue from the sale of on-premises quantum computer systems amounted to EUR 30,588 thousand (2024: EUR 14,962 thousand), while revenue from professional services amounted to EUR 112 thousand (2024: EUR nil) and revenue from co-development projects amounted to EUR 349 thousand (2024: EUR 1,425 thousand). In addition, the Group generates revenue from cloud-based usage of IQM quantum computers. The revenue recognized from cloud-based usage amounted to EUR 284 thousand for the year 2025 (2024: 48 thousand).

Revenue recognized over time corresponds to approximately 56% (2024: 92%) of total revenue whereas revenue recognized at point in time accounts for approximately 44% (2024: 8%) of total revenue.

4.2.	Contract balances

The following table provides information about trade receivables, contract assets net of an allowance for expected credit losses and contract liabilities from contracts with customers:

in EUR thousand	December 31, 2025	December 31, 2024
Trade receivables	15,489	2,056
Contract assets	7,286	1,022
Contract liabilities	(7,406)	(5,172)

The amount of EUR 5,172 thousand included in contract liabilities at December 31, 2024 has been recognized as revenue in 2025 (2024: EUR 7,015 thousand).

The transaction price allocated to the remaining performance obligations are expected to be recognized within one year is EUR 32,987 thousand (2024: EUR 14,765 thousand) and more than one year is EUR 34,334 thousand (2024: EUR 15,367 thousand).

4.3.	Order Backlog

The Group calculates Order Backlog as the point in time balance of Order Intake less recognized revenue. Order Intake represents the total monetary value of binding customer orders signed during the period, excluding pipeline or expected orders, and reflects new business secured and future revenue generation.

The table below sets forth our Order Backlog as of December 31, 2025 and December 31, 2024.

in EUR thousand	2025	2024
Order Backlog at the beginning of year	30,132	11,417

Total Order Intake	68,522	35,150
Hardware and service	67,597	34,736
Cloud platform	576	389
Other	349	25

Total recognized revenue	31,333	16,436
Hardware and service	30,700	14,962
Cloud platform	284	48
Other	349	1,425

Order Backlog at the end of year	67,321	30,132

5.	Income and expenses

5.1.	Expenses by nature

in EUR thousand	2025	2024
Personnel expenses	36,095	27,370
Depreciation and amortization	13,163	11,557
Materials and external services	9,505	5,533

The expense recognized in respect of defined contribution plans represents the employer contributions and amounted to EUR 4,430 thousand for the year 2025 (2024: 3,965 thousand).

5.2.	Other operating income

in EUR thousand	2025	2024
Government grants	3,359	3,853
QPU income	298	230
Gain on lease termination	213	—
Other income	74	47

Total	3,945	4,130

In fiscal year 2020, the Group’s Finnish subsidiary received a loan granted by the Finnish Ministry of Finance to assist the Group with regard to the development of R&D projects in the field of quantum computing. The Group recognizes the income from government grants as other operating income in the P&L and does not offset them with the related expenses.

The Group received income by providing QPU chips and related equipment to counterparties for testing purposes over a contractually defined period. Income recognized during the year is presented within other operating income in the period in which it is earned, as it does not constitute revenue from ordinary activities of the Group.

5.3.	Finance result

Finance result includes the following items:

in EUR thousand	2025	2024
Finance income
Financial assets measured at amortized cost
Interest income	1,911	15
Financial assets measured at FVTPL - net change in fair value
Fair Value gains from financial assets	34	38
Financial liabilities measured at FVTPL - net change in fair value
Fair Value gains from financial liabilities	8,275	1,192

Total finance income	10,220	1,246

Finance expense
Financial liabilities measured at amortized cost
Interest expenses from financial liabilities	532	700
Interest on lease liabilities	599	816
Prepayment fees	4,389	—
Other financial expenses	511	258

Financial liabilities measured at FVTPL - net change in fair value
Fair Value losses from financial liabilities	—	3,533

Other cost:
Foreign exchange loss	182	4

Total finance expense	6,213	5,312

5.4.	Income tax

5.4.1.	Amounts recognized in profit or loss

in EUR thousand	2025	2024
Current tax expense

Current year:

Corporate income tax	(277)	(1)

Total current tax expense	(277)	(1)

Origination and reversal of temporary differences	(56)	(1)

Total tax expense	(333)	(2)

5.4.2. Amounts recognized directly in Equity

in EUR thousand	2025	2024
Deferred tax related to items recognized in Equity during the year:

Deferred tax income on equity issuance transaction cost	(56)	1

Deferred tax charged to Equity	(56)	1

5.4.3. Income tax reconciliation

in EUR thousand	2025	2024
Profit before tax	(54,056)	(54,103)

At the Group tax rate of 20.00%	(10,811)	(10,821)
Deviation arising from:
Tax rate deviations	258	(65)
Non-deductible expenses	993	592
Current-year losses for which no deferred tax asset is recognized	9,837	10,295
Other	56	—

Total income tax	333	2

On 26 June 2025, the German parliament passed a tax reform introducing a gradual reduction of the corporate income tax rate by one percentage point per year starting in 2028. The rate will decrease from 15% to 10% by 2032. The law was approved by the Federal Council on 11 July 2025.

As a result of the tax rate change, a one-off income of EUR 100 thousand was recognized from the recognition of a deferred tax asset. Due to the lack of recoverability, the amount was fully impaired in the same period.

Deferred tax assets and liabilities are measured using the tax rates expected to apply at the time the asset is realized or the liability is settled.

5.5.	Earnings per share

The following table reflects the income and share data used in the basic and diluted EPS calculations:

Earnings per share	2025	2024
Loss for the year (in EUR thousand) attributable to equity holders of the Company	(54,389)	(54,105)
Basic/Diluted weighted average number of ordinary shares outstanding	30,534,489	30,566,520

Basic/Diluted loss per share (EUR/share) on total group	(1.78)	(1.77)

Diluted earnings per share (diluted EPS) reflects the effects of all potentially dilutive instruments outstanding during the reporting period. These include, in particular, exercisable share-based payment instruments (ESOPs), convertible debt instruments, preferred shares and outstanding warrants, as these instruments may result in the issuance of ordinary shares upon exercise or conversion.

The dilutive effect of share options and warrants, including Series B warrants is assessed using the treasury stock method, while convertible instruments, including convertible debt and convertible preferred shares, are assessed using the if-converted method. In this context, only instruments for which the vesting period has expired and that are exercisable at the reporting date would be included in the calculation if they were dilutive.

Instrument	Method	2025	2024
Preferred Shares — Series Seed	If-converted	28,072,681	28,072,681
Preferred Shares — Series A1	If-converted	11,303,331	12,967,015
Preferred Shares — Series A2	If-converted	27,189,968	29,536,735
Preferred Shares — Series B	If-converted	57,307,559	—

Total Preferred Shares		123,873,539	70,576,431

Exercisable ESOP awards	Treasury stock	52,339	25,286

Series B Warrants (equity-classified)	Treasury stock	4,155,786	—
Kreos Warrants (liability-classified)	Treasury stock	1,015,511	—

Total Warrants		5,171,297	—

Convertible Loan I (Aalto)	If-converted	1,272,234	1,272,234
Convertible Loan II (Aalto)	If-converted	1,351,701	1,351,701
EIB Loan	If-converted	—	2,931,859

Total Convertible Loans		2,623,935	5,555,794

Total potential ordinary shares		131,721,110	76,157,511

As the Group reported a net loss for the periods presented, the potential ordinary shares arising from ESOPs, convertible debt instruments and preferred shares were anti-dilutive and therefore excluded from the calculation of diluted EPS. Consequently, diluted earnings per share equals basic earnings per share for the periods presented.

There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of authorization of these financial statements.

As described in Note 14 (Events after the reporting period), the weighted average number of ordinary shares for the current and comparative periods presented has been retrospectively adjusted to reflect the share split occurring after the reporting period.

6.	Non-financial assets and liabilities

6.1.	Intangible assets

The cost of patents remained unchanged at EUR 1,577 thousand as of December 31, 2025 (2024: EUR 1,577 thousand). No additions or disposals were recognized during the reporting periods.

Cumulative amortization and impairment losses amounted to EUR 657 thousand as of December 31, 2025 (2024: EUR 499 thousand). Amortization expense recognized during the financial year amounted to EUR 158 thousand (2024: EUR 158 thousand).

As a result, the carrying amount of patents decreased to EUR 920 thousand as of December 31, 2025 (December 31, 2024: EUR 1,078 thousand; January 1, 2024: EUR 1,235 thousand).

In the fiscal years 2025 and 2024, no impairment losses were recognized.

6.2.	Property, plant and equipment

in EUR thousand	Building and structures	Machinery and equipment	Leasehold improve- ments	Office and other equipment	Advance payments	Total
Cost
As of January 1, 2024	3,956	38,617	6,911	1,913	12,036	63,434

Additions	—	8,489	2,881	131	—	11,501
Disposals	—	(9)	—	—	—	(9)
Other reclassifications	—	8,000	981	—	(8,981)	—

As of December 31, 2024	3,956	55,098	10,773	2,044	3,055	74,926

As of January 1, 2025	3,956	55,098	10,773	2,044	3,055	74,926

Additions	—	6,175	4,545	75	741	11,536
Disposals	—	(682)	—	(2)	(542)	(1,226)
Other reclassifications	—	46	—	—	(1,046)	(1,000)

As of December 31, 2025	3,956	60,636	15,319	2,116	2,209	84,236

in EUR thousand	Building and structures	Machinery and equipment	Leasehold improve- ments	Office and other equipment	Advance payments	Total
Cumulative depreciation and impairment losses
As of January 1, 2024	198	6,127	773	613	—	7,710

Depreciation	396	5,934	744	350	—	7,423

As of December 31, 2024	593	12,061	1,517	963	—	15,134

As of January 1, 2025	593	12,061	1,517	963	—	15,134

Depreciation	396	7,283	1,372	466		9,516
Impairment	—	—	—	—	1,655	1,655

As of December 31, 2025	989	19,344	2,888	1,429	1,655	26,305

in EUR thousand	Building and structures	Machinery and equipment	Leasehold improve- ments	Office and other equipment	Advance payments	Total
Carrying amount
As of January 1, 2024	3,759	32,491	6,139	1,300	12,036	55,723
As of December 31, 2024	3,363	43,037	9,257	1,081	3,055	59,792
As of December 31, 2025	2,967	41,292	12,430	688	554	57,931

As of December 31, 2025 a write down of EUR 1,655 thousand to the lower of its carrying amount and its fair value less cost to sell was recognized in other operating expense. The asset was reclassified from advance payments on property, plant and equipment to other current assets.

At 31 December 2025, the Group had commitments of EUR 7,700 thousands in respect of purchase orders for property, plant and equipment.

6.3.	Leases

6.3.1.	IQM as lessee

Right-of-use assets

The following table discloses the carrying amounts of the lease contracts accounted for as right-of-use assets:

in EUR thousand	December 31, 2025	December 31, 2024
Building and structures	10,935	10,655
Vehicles	11	29
Other assets	4	3,357

Total	10,949	14,041

Additions

in EUR thousand	December 31, 2025	December 31, 2024
Additions	7,138	—

Total	7,138	—

Additions - Building and structures	7,138	—
Additions - Vehicles	—	—
Additions - Other assets	—	—

Total	7,138	—

No new contracts were signed in 2025 that commence in 2026.

Depreciation of right-of-use assets

in EUR thousand	2025	2024
Building and structures	2,229	2,251
Vehicles	19	28
Other assets	1,241	1,697

Total	3,489	3,976

Lease Liabilities

in EUR thousand	December 31, 2025	December 31, 2024
Current	2,475	2,776
Non-current	12,185	14,427

Total	14,660	17,204

For information on the maturity analysis of the lease liability, refer to Note 9.2.2.

Other amounts recognized in the consolidated statement of profit or loss

in EUR thousand	2025	2024
Interest on lease liabilities	599	816
Expenses for short-term leases	59	—

Total	658	816

Total cash outflow for lease payments

in EUR thousand	2025	2024
Cash outflow	4,150	4,331

Total	4,150	4,331

6.4.	Inventories

Inventories include the following items:

in EUR thousand	2025	2024
Raw materials and consumables	12,218	4,945
Work in progress	1,274	706

Total	13,491	5,651

In 2025, inventories of EUR 12,036 thousand (2024: 5,074 thousand) were recognized as an expense during the year and included in cost of revenue.

6.5.	Other current assets

Other assets include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
VAT and sales tax receivables	3,504	515
Grants receivable	1,955	38
Prepaid expenses	1,935	1,623
Deferred financing fees	1,445	—
Hardware refund	1,000	—
Advance payments for inventories	962	2,545
Other	416	152

Total	11,217	4,874

Deferred financing fees amounting to EUR 1,445 thousand as at December 31, 2025 relate to the transaction costs of the Kreos Loan. For detailed information on Kreos Loan terms, refer to Note 8.5.

As of December 31, 2025, a hardware refund asset of EUR 1,000 thousand was recognized for an agreed buyback of a property, plant and equipment item that had not been fully transferred and was previously presented as advance payments on PPE. The asset was measured at the expected reimbursement amount.

6.6.	Employee benefits

Employee benefit liabilities include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
Liabilities for vacation	3,213	2,533
Liabilities for bonus	2,105	1,091
Liabilities for personnel expenses	415	377
Other	190	14

Total	5,922	4,015

The line item Other includes a non-material defined benefit obligation in accordance with IAS 19 amounting to EUR 14 thousand as at December 31, 2025 (December 31, 2024: EUR 14 thousand).

6.7.	Share-based payment

IQM has implemented Employee Stock Ownership Plan (ESOP) to provide long-term incentives to its employees & selected service providers. The program was initiated in 2019 and grants share options that entitle participants to acquire IQM shares upon exercise.

The share options are subject to graded vesting: 25% vest one year after the grant date, with the remaining 75% vesting in equal monthly installments (1/48th) over the following three years. Full vesting is conditional upon continuous employment with IQM throughout the vesting period.

The options become exercisable four years after the grant date and can be exercised at latest 14 years after begin of the subscription period.

As of the reporting date, 146,593 share options were outstanding (2024: 121,346), with a weighted average remaining contractual life of 12.82 years (2024: 12.77 years) and a weighted average fair value of EUR 181.67 per option (2024: EUR 125.39). Of the outstanding options 1,652 (2024: 1,652) were granted to external service providers.

	2025		2024
	Number of options	Weighted-average exercise price	Number of options	Weighted-average exercise price
As at 1 January	121,346	289.35	104,694	254.05

Granted during the year	34,300	439.40	31,000	410.94
Exercised during the year	—	—	—	—
Forfeited during the year	(9,053)	286.67	(14,348)	270.33

As at 31 December	146,593	325.91	121,346	289.35

Vested and exercisable at 31 December	52,339	175.68	25,286	38.65

The ESOP is classified as an equity-settled share-based payment transaction in accordance with IFRS 2, as it is settled in equity instruments.

The fair value of the share options is determined using a Black-Scholes option pricing model. In accordance with IFRS 2, service conditions are not considered in the fair value measurement but are reflected in the recognition of the expense over the vesting period.

The fair value of the grants is only measured at grant date and is recorded over the vesting period in profit and loss and the capital reserve.

The following parameters were used as basis for the fair value measurement in the reporting periods:

	2025	2024
Fair value at grant date	296.97 - 474.85	187.62 - 297.37
Share price at grant date	410.94 - 474.86	410.94
Exercise price	410.94 - 474.86	410.94
Expected volatility	101,16% - 128,19%	56,97% - 106,33%
Expected life (years)	4.00	4.00
Expected dividend yield	0.00%	0.00%

Risk-free interest rate	2,11% - 2,17%	1,98% - 2,52%

Expected volatility has been based on an evaluation of the historical volatility of peer companies, particularly over the historical period commensurate with the expected term. The expected term of the instruments has been based on the expected transaction date and general option holder behavior.

	Year ended December 31,
(in thousands)	2025	2024
Expense arising from equity-settled share-based payment transactions	6,272	2,608

Total	6,272	2,608

	Year ended December 31,
in EUR thousand	2025	2024
Cost of revenue	3	(4)
Selling expenses	580	295
General and administrative expenses	2,165	549
Research and development expenses	3,524	1,768

Total	6,272	2,608

6.8.	Provisions

Provisions include the following items:

As of December 31, 2024 the provision for warranties amounted to EUR 90 thousand (2023: EUR 60 thousand). During the financial year, additional provisions of EUR 100 thousand (2024: EUR 90 thousand) were recognized reflecting expected warranty obligations arising from products sold during the period. Warranty claims amounting to EUR 90 thousand were reversed (2024: EUR 60 thousand).

As a result, the provision for warranties amounted to EUR 100 thousand as of December 31, 2025. The entire balance is classified as current (2024: EUR 90 thousand), as the expected settlement of warranty obligations is anticipated within twelve months after the reporting date. Non-current provisions amounted to EUR nil thousand (2024: EUR nil thousand).

System sales of IQM by default include one-year warranties. IQM is obligated to repair or replace the hardware if under warranty. Since the warranty lasts for a year, the expected timing of any resulting outflows lies between one and twelve months as of the reporting date.

Uncertainties about the amount and timing of the outflows arise in particular from the fact that it is unknown how many warranty claims will be received. The provision is measured at expected value based on historic data.

As at December 31, 2025, the Group recognized provisions for a legal claim in the amount of EUR 60 thousand (2024: EUR 89 thousand). The amount recognized represents management’s best estimate of the expenditure required to settle the present obligations at the reporting date, taking into account all available information. The Group expects to settle the majority of the provision over the next year.

6.9.	Deferred taxes

6.9.1. Change in deferred taxes in the balance sheet during the year

				As of December 31, 2025
in EUR thousand	As of January 1, 2025	Recognized in profit or loss	Recognized in equity	Net balance	Deferred tax assets	Deferred tax liabilities
Intangible assets	7,483	493	—	7,976	7,976	—
Right-of-use assets	(3,988)	525	—	(3,463)	—	3,463
Lease liabilities	4,208	(686)	—	3,522	3,522	—
PPE	—	1,322	—	1,322	1,322	—
Revenue recognition	128	(300)	—	(193)	91	283
Financial instruments	2,660	(1,635)	—	1,025	1,256	231
Equity financing	—	—	(56)	—	—	—
Employee Benefits	2	1	—	3	3	—

Tax assets (liabilities) before set-off	10,494	(279)	(56)	10,192	14,169	3,977

Set-off of tax	—	—	—	—	(3,977)	(3,977)

Net tax assets	—	—	—	—	10,192	—

Unrecognized deferred tax assets	(10,494)	279	—	(10,214)	(10,192)	—

Net on balance sheet	—	—	(56)	(56)	—	—

				As of December 31, 2024
in EUR thousand	As of January 1, 2024	Recognized in profit or loss	Recognized in equity	Net balance	Deferred tax assets	Deferred tax liabilities
Intangible assets	7,087	396	—	7,483	7,483	—
Right-of-use assets	(4,133)	145	—	(3,988)	—	3,988
Lease liabilities	4,228	(20)	—	4,208	4,208	—
Revenue recognition	—	120	—	128	128	—
Financial instruments	2,173	487	—	2,660	2,882	222
Employee Benefits	—	2		2	2	—

Tax assets (liabilities) before set-off	9,355	1,130	—	10,494	14,703	4,210

Set-off of tax	—	—	—	—	(4,210)	(4,210)

Net tax assets	—	—	—	—	10,493	—

Unrecognized deferred tax assets	(9,355)	(1,130)	—	(10,485)	(10,493)	—

Net on balance sheet	—	—	—	—	—	—

Deferred tax assets arising from outside basis differences (OBD) are not recognized as the timing of the reversal of the difference can be controlled by IQM and it is likely that the difference will not be reversed in the foreseeable future.

6.9.2.	Tax losses carried forward

As of each reporting date the entities of the IQM group held the following tax loss carry forwards for which no deferred tax asset has been recognized:

in EUR thousand	2025	2024	Expiry
Finland	147,543	97,000	up to 10 years
Germany	12,812	15,215	unlimited
Other	3,851	4,000	various

Total	164,207	116,215

The tax losses included under “Other” primarily relate to France, Spain, USA and Poland. Tax losses in Poland generally expire after 5 years, tax losses in the US, Spain and France do generally not expire. These losses relate to subsidiaries that have a history of losses and may not be used to offset taxable income elsewhere in the Group. The subsidiaries neither have any taxable temporary difference nor any tax planning opportunities available that could partly support the recognition of these losses as deferred tax assets. On this basis, the Group has determined that it cannot recognize deferred tax assets on the tax losses carried forward.

6.10.	Other liabilities

Other liabilities include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
Accrued external services	2,958	572
Withholding tax liabilities	600	456
Rent accrual	516	748
VAT and sales tax liabilities	298	298
Employee benefits accrual	193	87
CIT tax accrual	107	—
Accrued Warranty cost	100	90
Advanced payments QPU income	170	368
Social security liabilities	63	51
Accrued legal costs	60	89
Advanced received related to grants	—	167
Other accrued expenses	58	147

Total	5,124	3,072

7.	Equity

Equity includes the following items:

in EUR	December 31, 2025	December 31, 2024
Share capital	2,500	2,500
Capital reserves	438,156,913	185,590,183
Retained earnings	(232,243,376)	(177,854,225)
Other reserves	(15,871)	(4,783)

Total	205,900,166	7,733,674

Share capital and capital reserves

As at December 31, 2025, the registered share capital of IQM amounted to EUR 2,500 (December 31, 2024: EUR 2,500) and comprises shares with a nominal value of EUR 1.00 each.

The respective balance of the capital reserve on the balance sheet dates and the development of the capital reserve in the financial years are shown in the consolidated statement of changes in equity.

The Board of Directors of the Group’s parent company decided, with the authorization of the Annual General Meeting, to arrange a Series B financing round. On March 26, 2025 the first tranche of the series B financing round was issued, in which 327,571 Series B shares of the parent company were subscribed as part of a total financing volume of EUR 282,177 thousand. In connection with the first tranche, certain investors were granted a total amount of 43,092 warrants entitling them to subscribe for additional Series B shares upon exercise.

As the warrants meet the fixed-for-fixed criterion, they are classified as equity instruments. Upon issuance, the warrants were measured at fair value and recognized directly in capital reserve within equity. The warrants were measured at fair value at issuance using the Black-Scholes model, resulting in a total fair value of EUR 12,000 thousand. The inputs used in the Black-Scholes are share price, strike price, expected term, volatility and the risk-free rate. As the warrants were issued in connection with the first tranche of the Series B financing round, they formed part of the total proceeds of EUR 155,550 thousand received in that tranche. Based on a relative fair value allocation of the proceeds, the amount attributable to the warrants was recognized in capital reserve within equity, while the remaining proceeds were allocated to share capital and share premium.

On August 15, 2025 the second tranche of the Series B financing round was issued, in which an additional 251,548 Series B shares of the parent company were subscribed.

In May 2025, the Group repurchased a total of 17,251 Series A1 shares for EUR 507.83 per share and 24,334 Series A2 shares for EUR 561.38 per share from existing shareholders. In December, the Company further repurchased 15,112 common shares for EUR 467.74 per share from several existing shareholders. In connection with this transaction, 15,112 Series B shares were newly issued.

All shares repurchased during the year were subsequently cancelled; accordingly, the Company did not hold any treasury shares as of the reporting date

The consideration paid for the repurchase of the Company’s own equity instruments amounts to EUR 29,490 thousand and was recognized as a deduction from equity. No gain or loss was recognized in profit or loss in respect of the share buybacks.

In connection with the financing round, directly attributable transaction costs of TEUR 6,006 were recognized as a deduction from equity.

The Company’s shares are divided into the following share classes:

Number of shares	Common shares	Seed	Series A1	Series A2	Series B	Total
January 1, 2024	316,949	291,090	134,457	306,271	—	1,048,767
Share Issuance	—	—	—	—	—	—
December 31, 2024	316,949	291,090	134,457	306,271	—	1,048,767
Share Issuance	—	—	—	—	594,231	594,231
Buybacks	(15,112)	—	(17,251)	(24,334)	—	(56,697)

December 31, 2025	301,837	291,090	117,206	281,937	594,231	1,586,301

Certain share classes (Series Seed, Series A1, Series A2, Series B) are legally designated as preferred shares and grant their holders preferential rights compared to common shareholders. In particular, the preferred shares carry liquidation preferences, entitling the holders to receive proceeds prior to common shareholders in the event of a liquidation, sale, or other exit transaction. These instruments qualify as convertible preferred shares, as each preferred share is exercisable into one ordinary share on a 1:1 basis at any time at the holder’s option, with mandatory conversion upon an IPO or similar transaction.

Retained earnings and other reserves

Retained earnings contain earnings of the companies included in these consolidated financial statements including earnings of the current fiscal year, provided these have not been distributed. As of the end of the reporting period, the Group had retained earnings of EUR (232,243) thousand (December 31, 2024: EUR (177,854) thousand).

Other reserves include remeasurement adjustments from defined benefit pension obligations as well as the currency translation reserve resulting from the translation of foreign business operations into Euros.

8.	Financial assets and financial liabilities

This Note provides information about the Group’s financial instruments.

8.1.	Trade receivables

Trade receivables include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
Trade receivables	15,647	2,066
Bad debt allowances	(157)	(11)

Total	15,489	2,056

Trade receivables are non-interest bearing and are generally short-term.

8.2.	Financial assets

Financial assets include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
Rental security deposit	896	1,086
Short-term investment fund	876	849
Other	14	—

Total	1,785	1,935

Total current	876	849
Total non-current	910	1,086

As of December 31, 2025, the Group holds investments in a short-term investment fund amounting to EUR 876 thousand (December 31, 2024: EUR 849 thousand). The fund is classified as a financial asset at FVtPL.

For detailed information regarding the carrying amounts and fair values of financial instruments, refer to Note 9.3.

8.3.	Cash and cash equivalents

Cash and cash equivalents include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
Cash	146,544	17,247

Total	146,544	17,247

8.4.	Trade payables

Trade payables include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
Trade payables – invoiced	8,221	1,303
Trade payables – goods received not invoiced	582	3,077
Other	52	32

Total	8,855	4,412

Trade payables are non-interest bearing and are normally settled within a term of 30 days.

Refer to Note 9.1 for the Group’s risk management policies.

8.5.	Financial liabilities

Financial liabilities include the following items:

in EUR thousand	December 31, 2025	December 31, 2024
Convertible loans	7,063	42,506
Financial liabilities from financial institutions	3,115	9,179
Derivative financial liabilities	7,568	14,397
Other	—	5

Total	17,746	66,088

Total current	8,525	5,078
Total non-current	9,222	61,011

For detailed information regarding the carrying amounts and fair values of financial instruments, refer to Note 9.3.

Current financial liabilities comprise the portion of Danske Bank loan agreement due within the next twelve months, as well as the revolving short-term credit facility under the Danske loan agreement that was drawn in 2024.

Convertible loans

As of February 9, 2022, IQM entered into a convertible loan agreement with the European Investment Bank (EIB) comprising two tranches of EUR 25,000 thousand and EUR 10,000 thousand. The loan bears a fixed interest rate of 5.0% p.a. and matures six years after disbursement. The agreement includes a conversion option and a voluntary prepayment option. The agreement is accounted for as a financial liability. The financial liability is initially measured at fair value less transaction costs and subsequently at amortized cost using the effective interest method. The loan agreement includes a separable prepayment option measured at fair value. In December 2025, the option for early repayment was exercised. The full nominal amount, including accrued interest, was repaid. Due to the specific terms of the option, an additional fee of EUR 4,389 thousand was incurred. The negotiated fee is presented under Finance costs.

The conversion option of the lender was accounted for as a separate embedded derivative measured at fair value through profit or loss. Following the full repayment of the underlying loan in December 2025, the embedded derivative was extinguished, resulting in a gain of EUR 7,145 thousand recognized in finance income. No carrying amount remains as at December 31, 2025 (December 31, 2024: EUR 7,145 thousand).

On September 9, 2021, IQM entered into two capital loan agreements with Aalto University Foundation SR for EUR 3,823,500 (Loan 1) and EUR 4,062,500 (Loan 2). Both loans are due upon the earlier of (i) an Exit Event (Listing, Trade Sale, Liquidation) or (ii) the tenth anniversary of the effective date. The loans bear no interest. The convertible loans grant the lender a right to convert the outstanding principal into ordinary shares at a contractually defined conversion price, with a variable number of shares issued upon conversion. The conversion option was accounted for as an embedded derivative financial liability measured at fair value through profit or loss, with a carrying amount of EUR 6,122 thousand as at December 31, 2025 (December 31, 2024: EUR 7,252 thousand).

Danske Bank A/S loan

On June 28, 2021, IQM entered into a loan agreement with Danske Bank A/S for an initial amount of EUR 4,000 thousand. The loan bears interest at 12M EURIBOR +1.75%. Monthly repayments of EUR 83 thousand commenced on June 30, 2022. The loan was initially measured at fair value, which equals the transaction price, less any directly attributable transaction costs. Subsequently, the loan is measured at amortized cost using the effective interest rate method. The portion of the loan due within one year from the reporting date is presented as a short-term loan at amortized cost and since the loan matures on June 27, 2026.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants include restrictions on, among other things, indebtedness, liens, investments, mergers, dispositions, transactions with affiliates and dividends and other distributions.

Loan from the State Treasury

On September 20, 2020, IQM entered into a loan agreement with the Finnish State Treasury for an initial amount of EUR 2,700 thousand. The loan bears a fixed interest rate of 1.0% p.a. The loan period is 10 years, with annual repayments of EUR 540 thousand commencing on September 20, 2026.

Kreos Loan Agreement

On 23 December 2025, the Group entered into a loan agreement with Kreos Capital VII by BlackRock Investment Management for a total facility amount of EUR 50,000 thousand. The facility consists of two tranches of EUR 5,000 thousand and EUR 45,000 thousand, respectively. As of December 31, 2025, neither tranche had been drawn.

Borrowings under the Loan Agreement bear interest at a rate 11.0% per annum, and are secured by all movable property capable of being pledged in accordance with the Finnish Business Mortgage Act and the Finnish Business Mortgage Decree. The Group has agreed to repay the amount borrowed under the Loan Agreement in monthly installments, consisting of an interest-only period ending on December 31, 2026, followed by 30 monthly payments of principal and interest with respect to the outstanding amount under the Loan Agreement, at which time amounts borrowed under the Loan Agreement will be fully repaid. The Group may also prepay the amount borrowed under the Loan Agreement, in whole but not in part, at any time subject to a prepayment fee.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants include restrictions on, among other things, indebtedness, liens, investments, mergers, dispositions, transactions with affiliates and dividends and other distributions.

In connection with the conclusion of the loan agreement, the Company granted warrants to the lender. Based on their contractual terms, the warrants do not meet the fixed-for-fixed criterion under IAS 32 and are therefore classified as derivative financial liabilities. The warrants were initially recognized at fair value and are subsequently measured at fair value through profit or loss in accordance with IFRS 9. The fair value of the warrants as at December 31, 2025 amounted to EUR 1,445 thousand. Upon drawdown of the loan the fair value will be accounted for as directly attributable transaction cost and recognized as part of the effective interest rate of the underlying loan. The amount will be amortized over the term of the loan using the effective interest method. The costs were accrued in other assets as of December 31, 2025.

9.	Information on financial instruments

9.1.	Capital management

The Group’s primary objective when managing capital is to ensure sufficient liquidity to support its operations and execute its growth strategy while maintaining its ability to continue as a going concern. Capital is managed with a strong focus on liquidity management and funding flexibility, taking into account the Group’s cash position, forecasted cash outflows and access to equity and debt financing.

The management of IQM reviews the total amount of cash of the Group on a regular basis. As part of this review, the management considers the total cash, the cash outflow, and refinancing activities (via issue of equity or debt). To ensure the Group’s liquidity and the value of its equity to be able optimally set up in case that future opportunities arise.

9.2.	Financial risk management

The Group is exposed to the following risks arising from financial instruments:

•	Credit risk

•	Liquidity risk

•	Market risk

Although IQM is exposed to market risk such as interest rate and currency risk, these are considered insignificant due to IQM’s capital structure and composition of financial instruments.

IQM’s risk management strategy aims to identify and analyze the risks to which IQM is exposed and to set appropriate controls to monitor risks as well as ensuring compliance with regard to these risks and the prevention of any concentration of risks.

As of December 31, 2025, IQM’s main financial liabilities include trade payables, loans, warrants and lease liabilities. The primary purpose of these financial liabilities is to finance IQM’s operations and provide guarantees to support its operations.

9.2.1.	Credit risk

Credit risk is the risk that a counterparty will not meet its obligation under a financial instrument or customer contract, leading to a financial loss. Credit risk comprises both the direct risk of default as well as the risk of decrease of creditworthiness and concentration risk.

The extent of the credit risk for the Group corresponds to the total amount of trade receivables and contract assets, other financial assets and cash and bank balances. The maximum credit risk in the event of counterparty default is limited to the respective carrying amounts of these financial instruments as of the balance sheet dates presented.

The credit risk associated with financial transactions is managed centrally by the finance department. Within the scope of uniform risk management, counterparty risk is assessed and monitored consistently. The Group’s objective is to minimize the risk of default.

To reduce the risk of a default, financial transactions are carried out exclusively within customer segment- and country-specific, short-term payment deadlines and with banks as well as other partners with preferably, an investment grade rating. Additionally, to monitor the risk of trade receivables defaulting, IQM actively tracks its outstanding invoices on a regular basis.

Besides actively monitoring and managing risks, trade receivables at IQM are deemed to have low credit risk since the financial instruments have a low risk of default as the Group operates in a business-to-business market. Furthermore, based on historical data, the customers of IQM generally have strong capacities to meet their contractual obligation in a timely manner.

Under the simplified approach in accordance with IFRS 9, IQM recognizes lifetime expected credit losses on trade receivables from initial recognition. Impairment losses are assessed and recognized on an individual debtor basis only once a receivable becomes credit-impaired.

To measure expected credit losses, trade receivables were grouped based on common credit risk characteristics and days past due. The expected loss rates are based on the payment profiles of sales over a period of 12 months prior to the relevant reporting dates and the corresponding historical defaults during this period. Expected credit losses are therefore determined on the basis of historical data and a short observation horizon consistent with the Groups payment terms.

The Group considers a financial asset to be in default when the debtor is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing securities.

The effect is recognized in profit or loss as impairment losses (including reversals of impairment losses) on financial assets.

The gross carrying amount of the trade receivables by days past due is as follows:

As of December 31, 2025	Current	> 30 days	31 - 60 days	61 - 90 days	> 90 days	Total
Expected credit loss rate	0.45%	1.47%	0.00%	0.56%	0.00%
Gross Trade Receivables as of December 31, 2025	6,722	8,815	—	110	—	15,647
Contract assets	7,322	—	—	—	—	7,322
Expected credit losses	63	130	—	1	—	193

As of December 31, 2024	Current	> 30 days	31 - 60 days	61 - 90 days	> 90 days	Total
Expected credit loss rate	0.02%	1.69%	0.00%	0.00%	0.00%
Gross Trade Receivables as of December 31, 2024	1,457	609	—	—	—	2,066
Contract assets	1,022	—	—	—	—	1,022
Expected credit losses	1	10	—	—	—	11

The specific allowance on trade receivables developed as follows for 2025 and 2024:

in EUR thousand	2025	2024
As of January 1,	11	30

Additions	182	—
Reversal	—	(19)

As of December 31,	193	11

There is also a credit risk regarding cash and bank balances if financial institutions are unable to meet their obligations. Credit risk on cash and bank balances is reduced by having chosen a bank with at least an investment grade credit rating. Based on this, no separate impairment loss is recognized for expected credit losses on cash and bank balances.

As no expected credit losses were recognized cash and cash equivalents, the respective carrying amounts equal the gross carrying amounts and IQM considers them in a single credit risk rating grade.

9.2.2. Liquidity risk

Liquidity risk is the risk that a company will encounter difficulty in meeting its financial obligations. The Group’s approach to liquidity management is to maintain sufficient cash to meet its obligations as they fall due, under both normal and stressed conditions, without incurring unacceptable losses or damage to the Group’s reputation. One of IQM’s key objectives of liquidity management is to ensure that payment is possible at all times. Management continuously monitors the risk of liquidity bottlenecks.

Ultimately, the responsibility for liquidity risk management lies with the Management, which has established an appropriate approach to managing short-, medium- and long-term financing and liquidity requirements. IQM manages liquidity risks by holding appropriate reserves, as well as by monitoring forecasted and actual cashflows and reconciling the maturity profiles of financial assets and liabilities.

The maturity profile of the Group’s financial liabilities based on contractual undiscounted payments is as:

As of December 31, 2025

in EUR thousand	< 1 year	1 to 5 years	> 5 years	Total	Carrying amount
Trade payables	8,855	—	—	8,855	8,855
Lease liabilities	2,973	10,368	3,118	16,458	14,660
Convertible Loans	—	—	7,886	7,886	7,063
Financial liabilities from credit institutions	988	2,215	—	3,203	3,115
Embedded derivative financial liabilities	6,122	—	—	6,122	6,122
Warrants	1,445	—	—	1,445	1,445

Total	20,383	12,582	11,004	43,970	41,260

As of December 31, 2024

in EUR thousand	< 1 year	1 to 5 years	> 5 years	Total	Carrying amount
Trade payables	4,412	—	—	4,412	4,412
Lease liabilities	3,266	11,166	5,304	19,736	17,204
Convertible Loans	—	35,764	7,886	43,650	42,506
Financial liabilities from credit institutions	6,066	3,203	—	9,268	9,184
Embedded derivative financial liabilities	—	14,397	—	14,397	14,397

Total	13,744	64,530	13,190	91,464	87,704

Financial Covenants

Financial covenant conditions relate to IQM’s liquidity level. IQM has committed to lenders and guarantors to hold a minimum amount of cash and cash equivalents. A breach of such covenant conditions may result in an increase in the cost of financing or a release of the guarantee limit and loan facility.

The Group’s borrowings and guarantee facilities include financial covenant conditions. Specifically, the following instruments are subject to covenant compliance:

•	Danske Bank: For details on the loan please refer to Note 8.5.

•	Kreos Loan: For details on the loan please refer to Note 8.5.

Both instruments require the Group to maintain a minimum level of cash and cash equivalents (liquidity covenant). Compliance with the covenant conditions is monitored on an ongoing basis. A breach of the covenant conditions could result in an increase in financing costs or the release of the guarantee facility and loan by the respective lender or guarantor. The terms of the financial covenants are set forth below:

•	Danske Bank loan: Cash and investments minimum EUR 30,000 thousand

•	Kreos loan: Cash minimum EUR 7,500 thousand

As of December 31, 2025, the covenant conditions have not been breached. The Group was in compliance with all applicable financial covenants as of the reporting date. No remediation or waiver was required during the reporting period.

9.2.3. Market risk – interest rate risk

Interest rate risk is the risk that the fair values or future payments of financial instruments will fluctuate due to changes in market interest rates. The Group’s main interest rate risk is attributable to long-term borrowings with variable interest rates (EURIBOR), which expose the Group to cashflow interest rate risk.

The Group´s borrowings and receivables are carried at amortized cost. One loan is affected by changes in market interest rates. It is contractually adjusted to market interest rates on a regular basis (see below) and is therefore exposed to future changes in market interest rates.

The Group’s exposure, as a borrower, to changes in interest rates and to contractual interest rate adjustment terms at the end of the reporting period is as follows:

in EUR thousand	2025	2024
Interest rates - increase by 50 basis points	(5)	(10)
Interest rates - increase by 100 basis points	(10)	(20)
Interest rates - decrease by 50 basis points	5	10
Interest rates - decrease by 100 basis points	10	20

Sensitivity

Profit or loss is sensitive to higher/lower interest income from variable-interest loans as a result of interest rate changes.

in EUR thousand	December 31, 2025	December 31, 2024	January 1, 2024
Variable rate borrowings	417	1,417	2,417
% of total borrowings	1%	4%	6%

9.3.	Carrying amounts and fair values of financial instruments

As of December 31, 2025

in EUR thousand	Category IFRS 9	Carrying amount	Amortized cost (AC)	Fair value (FV)	Fair value level
Assets
Financial assets - non-current
Rental security deposit	AC	896	896	896	2
Other non-current financial assets	AC	14	14	14	2
Financial assets - current
Trade receivables	AC	15,489	15,489	—
Investment fund	FVtPL	876	—	876	2
Cash and Cash equivalents	AC	146,544	146,544	—
Liabilities
Financial liabilities - non-current
Convertible Loans	AC	7,063	7,063	6,215	2
Financial liabilities to credit institutions	AC	2,158	2,158	1,975	2
Financial liabilities - current
Trade Payables	AC	8,855	8,855	—
Financial liabilities from credit institutions	AC	957	957	957	2
Embedded derivative financial liabilities	FVtPL	6,122	—	6,122	3
Warrants	FVtPL	1,445	—	1,445	3

As of December 31, 2024

in EUR thousand	Category IFRS 9	Carrying amount	Amortized cost (AC)	Fair value (FV)	Fair value level
Assets
Financial assets - non-current
Rental security deposit	AC	1,086	1,086	1,086	2
Financial assets - current
Trade receivables	AC	2,056	2,056	—
Investment fund	FVtPL	849	—	849	2
Cash and Cash equivalents	AC	17,247	17,247	—
Liabilities
Financial liabilities - non-current
Convertible Loans	AC	42,506	42,506	37,433	2
Financial liabilities to credit institutions	AC	4,107	4,107	2,866	2
Embedded derivative financial liabilities	FVtPL	14,397	—	14,397	3
Financial liabilities - current
Trade Payables	AC	4,412	4,412	—
Financial liabilities from credit institutions	AC	5,004	5,004	5,004	2

Due to the short-term nature of the Group’s financial instruments, the carrying amounts of the Group’s cash and cash equivalents, trade receivables, trade payables and current financial liabilities from credit institutions are deemed a reasonable approximation of its fair value. The fair value of long-term rental deposits approximates their carrying amount.

The current investment fund is classified as a financial asset at fair value through profit or loss, as it does not meet the solely payments of principal and interest (SPPI) criterion under IFRS 9. Fair value is determined based on observable inputs and the investment is categorized as Level 2 in the fair value hierarchy.

Non-current financial liabilities are assigned to level 2 as the lowest level input that is significant to the fair value measurement is directly or indirectly observable:

The fair values of the non-current financial liabilities to credit institutions and convertible loans were calculated using a discounted cashflow model based on risk-free market interest rates in the form of Finnish government bonds, and a credit risk premium derived from corporate bonds with a corresponding rating and term as IQM. The credit risk of IQM and the credit risk premium resulting therefrom is an unobservable input.

Short-term financial liabilities to credit institutions as at 31 December 2025 comprise the contractual principal repayments due within the next twelve months under the Danske Bank loan and the government loan.

Level 3 Fair Values

The fair values of the embedded derivatives were determined using Level 3 valuation techniques, incorporating assumptions regarding future equity values, conversion probabilities and risk-free market interest rates. Key inputs to the valuation are not observable in the market.

The embedded conversion feature of the Aalto convertible loans is measured at fair value and falls within Level 3 of the fair value hierarchy. The fair value was determined using the Black-Scholes option pricing model. The valuation incorporates significant unobservable inputs, in particular the underlying share price and the expected volatility of the shares, which are therefore classified as Level 3 inputs within the fair value hierarchy. See the inputs used for the respective valuation dates in the table below.

In addition the Kreos warrants are accounted for as a derivative financial liability and were measured at fair value using the Black-Scholes option pricing model. The fair value measurement is based on significant unobservable inputs, most notably the underlying share price and the expected share volatility. Given the materiality of these inputs to the overall valuation, the instrument is classified within Level 3 of the fair value hierarchy. As of December 31, 2025 the inputs used were the same as for the conversion feature (see also table below).

The embedded conversion feature of the EIB Convertible Loan is measured at fair value through profit and loss and falls within Level 3 of the fair value hierarchy. The fair value was determined using a Monte Carlo simulation model, which simulates the development of the Company’s equity value to an assumed exit date of June 30, 2026. The valuation incorporates significant unobservable inputs, in particular the underlying share price and the expected share price volatility, which are therefore classified as Level 3 inputs within the fair value hierarchy. The model is applied separately to each tranche: for Tranche A (EUR 25,000 thousand, disbursed May 2022), the conversion price is fixed following a Qualified Equity Financing (QEF) in July 2022 and equals the QEF share price plus a contractual premium of 5%; for Tranche B (EUR 10,000 thousand, disbursed April 2024), the conversion price was not yet determinable at the reporting date and is derived within the simulation. See the inputs used for the respective valuation dates in the table below.

The significant unobservable inputs applied in all models are the Company’s equity value at the respective reporting dates and the expected volatility of the shares. All inputs are classified as Level 3 within the fair value hierarchy. See the inputs used for the respective valuation dates in the table below.

Date	Share Price	Volatility
December 31, 2023	410.94	93.10%
December 31, 2024	410.94	127.26%
December 31, 2025	474.86	102.56%

The following table presents a reconciliation from the opening balance to the closing balance for recurring fair value measurements categorized within Level 3 of the fair value hierarchy.

in EUR thousand	Embedded derivative financial liabilities	Warrants
As of January 1, 2025	14,397	—

Financial instruments issued during the reporting period	—	1,445
Gain (loss) recognized in finance expense
Net change in fair value (unrealized)	(1,130)	—
Financial instruments derecognized during the reporting period	(7,145)	—

As of December 31, 2025	6,122	1,445

in EUR thousand	Embedded derivative financial liabilities
As of January 1, 2024	12,057

Financial instruments issued during the reporting period	3,438
Gain (loss) recognized in finance expense
Net change in fair value (unrealized)	(1,098)
Financial instruments offset during the reporting period	—

As of December 31, 2024	14,397

If different input factors had been applied in the valuation, a different fair value as of December 31, 2025 would have resulted. These hypothetical variances are presented in the table below.

Conversion feature - Aalto loan:

in EUR thousand	2025	2024
Share price + 10%	(948)	(941)
Share price - 10%	583	928
Expected volatility +10%	(357)	(378)
Expected volatility -10%	374	400

Warrants - Kreos Loan:

in EUR thousand	2025	2024
Share price + 10%	(337)	—
Share price - 10%	313	—
Expected volatility +10%	(133)	—
Expected volatility -10%	134	—

Conversion feature - EIB loan:

in EUR thousand	2025	2024
Share price + 10%	—	(1,643)
Share price - 10%	—	1,547
Expected volatility +10%	—	926
Expected volatility -10%	—	(733)

10.	Notes to the consolidated statement of cashflows

10.1.	Changes in liabilities arising from financing activities

The Group’s financial liabilities have developed as follows:

in EUR thousand	Lease liabilities	Convertible Loans	Financial liabilities from credit institutions	Embedded derivative financial liabilities	Warrants	Other financial liabilities	Total financial liabilities
As of January 1, 2025	17,204	42,506	9,179	14,397	—	5	83,292
Cash-effective changes:
Borrowing	—	—	—	—	—	12	12
Repayment	(3,551)	(35,000)	(6,000)	—	—	(17)	(44,569)
Lease incentives received	824	—	—	—	—	—	824
Interest payment	(599)	(5,361)	(68)	—	—	—	(6,028)
							—
Non-cash changes:							—
New leases	7,138	—	—	—	—	—	7,138
Interest expenses on leases	599	—	—	—	—	—	599
Deferred interests	—	327	—	—	—	—	327
Accrued interest	—	—		—	—	—	—
Prepayment Fees	—	4,389	—	—	—	—	4,389
Interest expenses (accrued interest expense and effects from effective interest rate method)	—	201	4	—	—	—	205
Remeasurement	(6,954)	—	—	(8,275)	1,445	—	(13,784)

As of December 31, 2025	14,660	7,063	3,115	6,122	1,445	—	32,406

in EUR thousand	Lease liabilities	Convertible Loans	Financial liabilities from credit institutions	Embedded derivative financial liabilities	Other financial liabilities	Total financial liabilities
As of January 1, 2024	18,387	32,052	5,107	12,057	—	67,602
Cash-effective changes:
Borrowing	—	10,000	5,000	—	5	15,005
Repayment	(3,515)	—	(1,000)	—	—	(4,515)
Lease incentives received	2,332	—	—	—	—	2,332
Interest payment	(816)	—	(143)	—	—	(960)
Non-cash changes:
Interest expenses on leases	816	—	—	—	—	816
Deferred interests	—	339	68	—	—	407
Accrued interest	—	—	143	—	—	143
Accrued transaction costs	—	(30)	—	—	—	(30)
Interest expenses (accrued interest expense and effects from effective interest rate method)	—	145	4	—	—	150
Remeasurement	—	—	—	2,340	—	2,340

As of December 31, 2024	17,204	42,506	9,179	14,397	5	83,292

11.	Composition of the group

IQM’s subsidiaries as of December 31, 2025, are listed below. Unless otherwise stated, their share capital is composed entirely of common shares held directly by the group, and the ownership percentage corresponds to the group’s voting rights. Each entity’s country of incorporation or registration also serves as its principal place of business.

		% equity interest
Name	Country of incorporation	December 31, 2025	December 31, 2024
IQM Germany GmbH	Germany	100	100
IQM Quantum Computers S.L.	Spain	100	100
IQM France SAS	France	100	100
IQM Singapore PTE. LTD.	Singapore	100	100
IQM US Inc.	United States	100	100
IQM Polska Sp. z o.o.	Poland	100	100
IQM Italy S.R.L.	Italy	100	—
IQM Japan K.K.	Japan	100	—

The Group’s subsidiaries in Italy and Japan were established in October 2025.

12.	Related party transactions

All business transactions, receivables and liabilities with related parties existing at the reporting date result from ordinary business activities.

12.1.	Remuneration key management personnel

The remuneration of key management personnel includes short-term employee benefits and share-based payments.

in EUR thousand	2025	2024
Short-term employee benefits	973	682
Post-Employment Pension and Medical Benefits	161	110
Share-based payment transactions	713	132

Total	1,847	923

Short-term employee benefits includes salary and other non-monetary benefits.

As of December 31, 2025, accrued bonus liabilities amounted to EUR 49 thousand (2024: EUR 37 thousand). The accruals reflect management’s best estimate of the expected payout based on current salary levels and performance assumptions at the reporting date. All accrued amounts are expected to be settled in cash within the following financial year.

Share-based payments include expenses for stock options (see Note 6.7).

12.2.	Other related party transactions

Services received	Transaction values for the year ended 31 December		Balance outstanding for the year ended 31 December
in EUR thousand	2025	2024	2025	2024
Financing by other related parties	41,863	—	—	—
Membership fee	9	9	—	—

Total	41,872	9	—	—

Other related party transactions include Series B investments from funds under control or significant influence of Board members and membership fees.

13.	Contingencies

The Group has issued performance guarantees and advance payment guarantees to customers in connection with ongoing delivery projects totaling EUR 13,325 thousand (2024: EUR 3,228 thousand). These guarantees are typically issued by financial institutions on behalf of the Group and secure the Group’s contractual obligations to deliver quantum computing systems in accordance with agreed specifications and timelines.

The guarantees will expire upon successful completion and acceptance of the respective projects. Management assesses the probability of a claim under these guarantees as not probable.

14.	Events after the reporting date

Management changes

Effective January 1, 2026, Jan Goetz transitioned from Co-Chief Executive Officer to Chief Executive Officer of the Company to lead the next phase of the Group’s global growth. The decision regarding the leadership transition was made by the relevant parties in December 2025 and was publicly announced on January 26, 2026.

In addition, Søren Hein was appointed Chief Operating Officer and Deputy Chief Executive Officer effective January 2026.

On June 19, 2026, the Company announced the appointment of Dr. Craig Ciesla as Chief Technology Officer. In this role, he is responsible for advancing the Group’s technology strategy and overseeing its implementation across the Group’s systems and products. At the same time, Dr. Inés de Vega was appointed Chief Scientist, transitioning from her previous role as Vice President of Quantum Solutions. In her new role, she is responsible for ensuring scientific feasibility and system-level consistency across the Group’s technology development.

Management does not expect these appointments to have a material effect on the Group’s financial position, financial performance or cash flows

Kreos loan facility

On June 29, 2026, the Group exercised its contractual early repayment option and repaid the Kreos loan in full, including the outstanding principal, accrued interest, the applicable prepayment fee, the unpaid end-of-loan payment and all other outstanding amounts by July 31, 2026. The total repayment amounted to EUR 5,774 thousand, comprising a principal repayment of EUR 4,810 thousand, interest of EUR 883 thousand and additional fees of EUR 81 thousand.

Composition of the group

In February 2026, the Group established and acquired entities to facilitate the contemplated business combination with Real Asset Acquisition Corp. A U.S. limited liability company, IQM US LLC, was incorporated on February 11, 2026, and a Luxembourg holding company was acquired on February 17, 2026. Both entities were included in the Group as acquisition vehicles for the transaction.

In April 2026, the Group also established a new subsidiary in the United Kingdom.

Capital reorganization

On June 28, 2026, all outstanding preferred shares of the Company (Seed, Series A1, Series A2 and Series B) were converted into ordinary (Common) shares on a one-for-one basis.

On June 25, 2026, the Company’s Board of Directors resolved to carry out a share split of the Company’s ordinary shares by a factor of 96.439869, in order to achieve a share price of USD 10.00 for the share issuances to be made in connection with the business combination described below. As a result of the share split, the number of ordinary shares outstanding increased from 1,656,601 to 159,762,360.

The Company also recognized 102,700,000 newly issued ordinary shares as treasury shares held by the Company. These treasury shares did not carry dividend or voting rights while held by the Company and were subsequently used, in part, as consideration for the former shareholders of RAAQ and for PIPE investors, as described below.

According to IAS 33.64, the weighted average number of ordinary shares and earnings per share presented in Note 5.5 have been retrospectively adjusted for all periods presented to reflect the share split described above.

Business combination and Dual Listing

On February 22, 2026, the Company entered into a Business Combination Agreement with Real Asset Acquisition Corp. (“RAAQ”), a Nasdaq-listed special purpose acquisition company. The agreement provided for a business combination pursuant to which the Company would become a publicly listed entity upon completion of the transaction.

In connection with the proposed business combination, the Company entered into subscription agreements with institutional and other accredited investors for a private investment in public equity (“PIPE”). The initial subscription agreements, entered into on February 22, 2026. Additional subscription agreements were entered into on May 22, 2026 and June 11, 2026, respectively.

On July 1, 2026, the Company completed the business combination. As part of the transaction, RAAQ merged with and into IQM US LLC, a Group company, with IQM US LLC continuing as the surviving entity.

Upon completion of the transaction, the Company transferred 14,381,747 existing treasury shares as consideration to the former shareholders of RAAQ. The warrants previously issued by RAAQ were assumed by the Company and became warrants to purchase shares in the Company represented by American depositary shares.

Concurrently, the Company completed the related private investment in public equity financing, pursuant to which 14,548,000 existing treasury shares were transferred to institutional and other accredited investors at a subscription price of USD 10.00 per share. The financing resulted in aggregate gross proceeds of EUR 127,805 thousand.

The business combination and related financing transactions generated total gross proceeds of approximately EUR 209,502 thousand.

Following completion of the business combination, the Company’s ordinary shares commenced trading on the Nasdaq Global Select Market in the United States on July 2, 2026.

On July 1, 2026, the Finnish Financial Supervisory Authority approved the Company’s listing prospectus for the admission of its ordinary shares to trading on the regulated market of Nasdaq Helsinki Ltd. Trading in the Company’s ordinary shares on Nasdaq Helsinki commenced on July 3, 2026.

Series B warrants

In May 2026 all outstanding Series B warrants were exercised at a price of EUR 474.86 per warrant by the holders, resulting in aggregate cash proceeds of EUR 20,463 thousand and the issuance of 43,092 Series B preferred shares.

Acquisition of Quantistry

On July 1, 2026, the Group completed the acquisition of selected technology-related assets and activities of Quantistry GmbH (“Quantistry”), a Berlin-based developer of cloud-based, AI-enabled software for chemical and materials simulation. The total purchase consideration amounted to EUR 1,900 thousand.

The acquired set comprises inputs and substantive processes that together significantly contribute to the ability to create outputs and therefore meets the definition of a business. Accordingly, the transaction will be accounted for as a business combination using the acquisition method.

The initial accounting for the business combination, including the allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed, has not yet been completed. Consequently, the amounts to be recognized in connection with the acquisition cannot yet be reliably determined.

Customer agreement

In July 2026, the Group entered into an additional customer agreement for the development, manufacture and delivery of quantum computing hardware with a total contract value of EUR 33,000 thousand.

The events described above occurred after December 31, 2025 and have therefore not been reflected in the Group’s consolidated financial statements as at and for the year ended December 31, 2025, except to the extent that they provide additional evidence of conditions existing at the reporting date.

15.	New standards and amendments

New standards not yet adopted and interpretation application of new standards and interpretations

The following standards and interpretations published by the IASB are not yet mandatory. The Group is not applying them early.

Standard	Explanation
IFRS 18

IFRS 18 will replace IAS 1 Presentation of Financial Statements and applies for annual reporting periods beginning on or after 1 January 2027. The new standard introduces the following key new requirements.

Entities are required to classify all income and expenses into five categories in the statement of profit or loss, namely the operating, investing, financing, discontinued operations and income tax categories. Entities are also required to present a newly-defined operating profit subtotal. Entities’ net profit will not change.

Management-defined performance measures (MPMs) are disclosed in a single note in the financial statements.

Enhanced guidance is provided on how to group information in the financial statements.

In addition, all entities are required to use the operating profit subtotal as the starting point for the statement of cashflows when presenting operating cashflows under the indirect method.

IQM is assessing the impact of IFRS 18 on its consolidated financial statements but as IFRS 18 is not changing the recognition and measurement requirements it is not expected to have significant impact other than on the presentation of financial information.

Standard	Explanation

IFRS 19

IFRS 19 introduces reduced disclosure requirements for eligible entities, while retaining the recognition, measurement and presentation principles of other IFRS accounting standards.

Eligibility is limited to subsidiaries as defined in IFRS 10 that do not have public accountability and whose ultimate or intermediate parent prepares consolidated financial statements in accordance with IFRS that are available for public use.

IFRS 19 is effective for reporting periods beginning on or after 1 January 2027, with early application permitted.

As the Group’s equity instruments are anticipated to be publicly traded, the Group is not eligible to apply IFRS 19.

Amendments to IFRS 9 & IFRS 7

The amendments clarify the derecognition of financial liabilities, provide additional guidance on the assessment of contractual cash flows of financial assets with ESG-linked and similar features, clarify non-recourse features and contractually linked instruments, and introduce additional disclosure requirements for certain financial instruments.

The amendments are effective for annual reporting periods beginning on or after 1 January 2026. Early adoption is permitted for the classification of financial assets and related disclosures only. The Group does not expect the amendments to have a material impact on its financial statements.

Annual Improvements to IFRS Accounting Standards

The IASB issued several narrow-scope amendments to various IFRS accounting standards, including IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7, aimed at clarifications, simplifications and improvements to consistency.

The amendments are effective for reporting periods beginning on or after 1 January 2026, with early application permitted. The Group does not expect the amendments to have a material impact on its financial statements.

Unaudited	interim condensed consolidated statement of loss

		For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	Notes	2026	2025	2026	2025
Revenue from contracts with customers	3	6,683	5,233	8,870	6,034
Cost of revenue		(3,623)	(3,159)	(5,265)	(3,627)

Gross profit		3,060	2,075	3,604	2,407

Selling expenses		(3,805)	(1,385)	(7,049)	(2,366)
General and administrative expenses	4.1	(15,450)	(4,380)	(26,201)	(6,912)
Research and development expenses		(16,285)	(11,813)	(34,047)	(25,650)
Impairment losses (including reversals of impairment losses) on financial assets		(133)	4	20	(4)
Other operating income	4.2	1,719	576	3,142	938
Other operating expenses		—	(46)	(7)	(48)

Operating loss		(30,895)	(14,968)	(60,537)	(31,635)

Finance income	4.3	1,700	626	5,067	969
Finance costs	4.3	(7,336)	(607)	(19,400)	(3,850)

Loss before income tax		(36,532)	(14,948)	(74,871)	(34,516)

Income tax	4.4	(22)	(57)	(27)	(59)

Loss for the period		(36,554)	(15,005)	(74,897)	(34,575)

Attributable to:
Equity holders of the parent	6	(36,554)	(15,005)	(74,897)	(34,575)
Loss per share (in EUR) attributable to the ordinary equity holders of the company:	4.5
Basic earnings per share		(1.18)	(0.49)	(2.50)	(1.13)
Diluted earnings per share		(1.18)	(0.49)	(2.50)	(1.13)

Unaudited interim condensed consolidated statement of comprehensive loss

		For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	Notes	2026	2025	2026	2025
Loss for the period		(36,554)	(15,005)	(74,897)	(34,575)

Other comprehensive income
Items, that might be reclassified into consolidated statement of loss
Currency translation of foreign subsidiaries		(12)	4	(20)	(18)
Items, that will not be reclassified into consolidated statement of loss (net of deferred tax)
Remeasurements of defined benefit plans		—	—	(3)	—

Other comprehensive income for the period, net of deferred tax		(12)	4	(23)	(18)

Total comprehensive loss for the period		(36,565)	(15,001)	(74,920)	(34,593)

Attributable to:
Equity holders of the parent	6	(36,565)	(15,001)	(74,920)	(34,593)

Interim condensed consolidated statement of financial position

	Unaudited
in EUR thousand	Notes	June 30, 2026	December 31, 2025
Assets
Non-current assets
Intangible assets	5.1	841	920
Property, plant and equipment	5.2	61,464	57,931
Right-of-use assets	5.3	10,044	10,949
Financial assets	7.2	1,281	910

Total non-current assets		73,630	70,710

Current assets
Inventories	5.4	25,452	13,491
Contract assets		8,291	7,286
Trade receivables	7.1	12,200	15,489
Other financial assets	7.2	5,457	876
Other current assets	5.5	15,264	11,216
Cash and cash equivalents		113,424	146,544

Total current assets		180,089	194,903

Total assets		253,719	265,613

in EUR thousand	Notes	June 30, 2026	December 31, 2025
Equity and liabilities
Equity
Share capital	6	80	3
Capital reserves	6	489,522	438,157
Retained earnings	6	(307,141)	(232,243)
Other reserves	6	(39)	(16)

Total equity		182,422	205,900

Non-current liabilities
Loans and borrowings	7.3	2,160	9,222
Lease liabilities	5.3	11,306	12,185
Employee benefits		14	14

Total non-current liabilities		13,480	21,420

Current liabilities
Trade payables		7,762	8,855
Lease liabilities	5.3	2,341	2,475
Loans and borrowings	7.3	12,810	8,525
Contract liabilities		13,797	7,406
Employee benefits		8,961	5,908
Other current liabilities	5.7	12,145	5,124

Total current liabilities		57,817	38,292

Total liabilities		71,297	59,713

Total equity and liabilities		253,719	265,613

Unaudited interim condensed consolidated statement of changes in equity

	Equity attributable to equity holders of the parent					Total Equity
in EUR thousand	Notes	Share capital	Capital reserves	Retained earnings	Other reserves
As of January 1, 2026		3	438,157	(232,243)	(16)	205,900

Loss for the period		—	—	(38,344)	—	(38,344)
Other comprehensive income for the period		—	—	—	(11)	(11)

Total comprehensive income		—	—	(38,344)	(11)	(38,355)

Equity-settled share-based payments	5.6	—	3,332	—	—	3,332

As of March 31, 2026		3	441,489	(270,587)	(27)	170,878

Loss for the period		—	—	(36,554)	—	(36,554)
Other comprehensive income for the period		—	—	—	(12)	(12)

Total comprehensive income		—	—	(36,554)	(12)	(36,565)

Exercise of warrants	6	—	20,501	—	—	20,501
Conversion of convertible loan	6	—	23,030	—	—	23,030
Capital increase from company funds	6	78	(78)	—	—	—
Equity-settled share-based payments	5.6	—	5,291	—	—	5,291
Redemption of employee share options	5.6	—	(751)	—		(751)
Strike price payment			39			39

As of June 30, 2026		80	489,522	(307,141)	(39)	182,422

As of January 1, 2025		3	185,590	(177,854)	(5)	7,734

Loss for the period		—	—	(19,570)	—	(19,570)
Other comprehensive income for the period		—	—	—	(22)	(22)

Total comprehensive income		—	—	(19,570)	(22)	(19,592)

Capital contribution	6	—	117,550	—	—	117,550
Equity-settled share-based payments	5.6	—	1,016	—	—	1,016

As of March 31, 2025		3	304,156	(197,424)	(27)	106,708

Loss for the period		—	—	(15,005)	—	(15,005)
Other comprehensive income for the period		—	—	—	4	4

Total comprehensive income		—	—	(15,005)	4	(15,001)

Capital contribution	6	—	38,000	—	—	38,000
Share Buybacks	6	—	(22,421)	—	—	(22,421)
Transaction costs - net of deferred tax	6	—	(561)	—	—	(561)
Equity-settled share-based payments	5.6	—	1,318	—	—	1,318

As of June 30, 2025		3	320,492	(212,429)	(22)	108,043

Unaudited interim condensed consolidated statement of cashflows

		For the six months ended June 30,
in EUR thousand	Notes	2026	2025
Loss for the period		(74,897)	(34,575)

Adjustments for:
Depreciation expense, amortization and impairment	5.1, 5.2, 5.3	6,462	6,205
Provisions		—	(40)
Other adjustments for non-cash items		(98)	(303)
Share-based payments	5.6	8,827	2,334
Finance income/cost	4.3	14,233	2,790
Income tax expense	4.4	27	59
Changes in:
Inventories	5.4	(11,961)	(2,220)
Contract assets		(1,004)	(721)
Trade receivables	7.1	3,289	1,717
Other financial assets	7.2	(1,793)	(2)
Other assets	5.5	(7,440)	(3,836)
Trade payables		(1,093)	3,549
Contract liabilities		6,353	(3,758)
Employee benefits		2,098	1,458
Other liabilities	5.7	7,021	(115)
Income taxes paid		(27)	(2)

Cashflow from operating activities		(50,003)	(27,461)

Proceeds from disposals of property, plant, and equipment	5.2	—	21
Purchases of property, plant and equipment	5.2	(7,159)	(2,735)
Refund from purchase of property, plant and equipment		1,000	—
Payments for acquisition of subsidiary - net of cash		(7)	—
Interest received		977	628

Cashflow from investing activities		(5,188)	(2,086)

Proceeds from equity contributions	6	39	155,550
Transaction costs related to equity contributions	6	—	(617)
Share buybacks	6	—	(22,421)
Exercise of warrants	6	20,501	—
Proceeds from loans and borrowings		4,225	3
Repayments of loans and borrowings		(440)	(5,508)
Repayments of lease liabilities	5.3	(1,310)	(1,874)
Lease incentives received	5.3	—	824
Proceeds (payment) of other financial assets	7.2	(371)	165
Interest paid		(637)	(409)

Cashflow from financing activities		22,008	125,713

Net increase/(decrease) in cash and cash equivalents		(33,184)	96,166

Cash and cash equivalents at the beginning of year		146,544	17,247
+ Effects of exchange rate changes on cash and cash equivalents		63	(40)

Cash and cash equivalents at the end of period		113,424	113,373

Notes to the interim condensed consolidated financial statements

1.	Basis of preparation

Reporting entity

These unaudited IFRS interim condensed consolidated financial statements comprise the parent entity and its subsidiaries of the IQM Group (the “Group”, or “IQM” or “IQM Group”), of which IQM Quantum Computers Oyj (the “Company”) is the parent. The Company is located in Finland and the Company’s address is Keilaranta 19, 02150 Espoo, Finland.

The Company’s name was changed from IQM Finland Oy to IQM Quantum Computers Oyj on June 29, 2026.

IQM Quantum Computers Oyj (“IQM”) is a global leader in the development and commercialization of superconducting quantum computers and related services. Founded in 2018 as a spin-off from Aalto University and VTT Technical Research Centre of Finland, IQM has positioned itself as one of Europe’s leading developers of quantum computing systems. The Group is headquartered in Espoo, Finland, with subsidiaries in Germany, France, Italy, Japan, Luxembourg, Poland, Spain, Singapore, United States and the United Kingdom.

Basis of accounting

IQM has prepared these interim condensed financial statements (“interim financial statements”) in accordance with IAS 34 Interim Financial Reporting.

These interim financial statements do not include all notes disclosures presented in the annual consolidated financial statements. Accordingly, these interim financial statements should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2025.

The interim condensed consolidated financial statements are presented in Euro (EUR). Unless otherwise stated, all figures presented herein in EUR are rounded to the nearest thousand EUR. Due to rounding, it is possible that individual figures in these interim condensed consolidated financial statements do not add up exactly to the totals given and that the percentages shown do not exactly reflect the absolute figures to which they relate.

The accounting policies applied in these interim condensed consolidated financial statements are consistent with those applied in the Group’s annual consolidated financial statements for the year ended December 31, 2025.

New standards and amendments

The following standard published by the IASB is not yet mandatory. The Group is not applying them early.

Standard	Explanation
IFRS 18

IFRS 18 will replace IAS 1 Presentation of Financial Statements and applies for annual reporting periods beginning on or after 1 January 2027. The new standard introduces the following key new requirements.

Entities are required to classify all income and expenses into five categories in the statement of profit or loss, namely the operating, investing, financing, discontinued operations and income tax categories. Entities are also required to present a newly-defined operating profit subtotal. Entities’ net profit will not change.

Management-defined performance measures (MPMs) are disclosed in a single note in the financial statements.

Enhanced guidance is provided on how to group information in the financial statements.

In addition, all entities are required to use the operating profit subtotal as the starting point for the statement of cashflows when presenting operating cashflows under the indirect method.

As at June 30, 2026, IQM’s assessment of the impact of IFRS 18 including the classification of income and expenses into the new categories, the identification of any management-defined performance measures, and the determination of IQM’s main business activities is ongoing and has not yet been finalized.

IQM is assessing the impact of IFRS 18 on its consolidated financial statements. As IFRS 18 does not change the recognition and measurement requirements, IQM does not expect it to have a significant impact other than on the presentation and disclosure of its financial information. This assessment, including the evaluation of related judgements, is not yet complete. Therefore, IQM will disclose further information, including quantitative estimates where available, in future annual financial statements as its assessment progresses.

2.	Operating segments

The Group operates as one operating segment. The Company’s chief operating decision maker (“CODM”) function is the Chief Executive Officer (CEO), who primarily reviews financial information for purposes of making operating decisions, assessing financial performance and allocating resources. The Company’s CODM evaluates financial information on a consolidated basis. Since the Group operates as a single operating segment the consolidated loss for the reporting period is the measure of profit or loss used by the CODM to assess performance and allocate resources.

Revenue by geographical areas

Revenue by geographical region can be found in Note 3.

Non-current assets by geographical areas

The total of non-current assets other than financial instruments and deferred tax assets, broken down by location of the assets, is shown in the following table:

in EUR thousand	June 30, 2026	December 31, 2025
Non-current assets located in Finland	55,503	51,810
Non-current assets located in Germany	16,783	17,977
Non-current assets located in other countries	63	13

Total	72,349	69,800

Information about major customers

In the reporting period, the Group generated revenues from transactions with a limited number of major customers. Revenues from transactions with a single customer amounting to 10% or more of the Group’s total revenue are disclosed below:

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Customer 1	2,131	15	3,773	30
Customer 2	3,576	—	3,588	—

Total	5,702	15	7,344	30

3.	Revenue from contracts with customers

Disaggregation of revenue

IQM disaggregates revenue by geographical area based on the country of domicile of the respective customer. External revenues are attributable to the following countries:

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Finland	2,131	15	3,773	30
USA	3,625	3	3,688	26
Germany	822	4,711	1,115	5,266
Czech Republic	—	504	138	711
Other	105	—	155	—

Total	6,683	5,233	8,870	6,034

The Group primarily generates revenue from quantum computer system sales, including co-development projects and professional services such as training, maintenance and technical support.

For the six months ended June, 2026 the Group generates revenue of EUR 144 thousand from cloud-based usage of IQM quantum computers (June 30, 2025: 31 thousand).

Revenue recognized over time corresponds to approximately 44% (2025: 99%) of total revenue whereas revenue recognized at point in time accounts for approximately 56% (2025: 1%) of total revenue. The increase in revenue recognized at a point in time was primarily driven by the delivery of a standardized quantum computing system to a major customer in the United States, amounting to EUR 3,576 thousand. The resulting change in the relative proportion of revenue recognized over time and at a point in time reflects the timing and product mix of customer deliveries during the period and is not indicative of a structural change in the Group’s revenue recognition profile.

Order Backlog

The Group calculates Order Backlog as the point in time balance of Order Intake less recognized revenue. Order Intake represents the total monetary value of binding customer orders signed during the period, excluding pipeline or expected orders, and reflects new business secured and future revenue generation.

The table below sets forth our Order Backlog as of June 30, 2026 and June 30, 2025. For the six months ended June 30, 2026 the total order intake reduced from EUR 51,493 thousand to EUR 10,654 thousand. Given the Group’s business model, order intake can fluctuate significantly between reporting periods depending on when larger customer orders are secured. The decrease does not reflect a structural change in underlying customer demand but rather the normal timing and project size dynamics characteristic of the Group’s business.

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Order Backlog at the beginning of reporting period	65,457	74,680	67,321	30,132

Total Order Intake	10,332	6,144	10,654	51,493
Hardware and service	9,871	6,073	9,871	51,073
Cloud platform	194	72	267	72
Other	267	—	517	349

Total recognized revenue	6,684	5,233	8,870	6,034
Hardware and service	6,356	5,225	8,276	5,654
Cloud platform	73	8	144	31
Other	255	—	450	349

Order Backlog at the end of reporting period	69,106	75,591	69,106	75,591

4.	Income and expenses

General and administrative expenses

General and administrative expenses increased by EUR 19,289 thousand to EUR 26,201 thousand for the six months ended June 30, 2026 as compared to EUR 6,912 thousand for the six months ended June 30, 2025. General and administrative expenses increased by EUR 11,071 thousand to EUR 15,450 thousand for the three months ended June 30, 2026 as compared to EUR 4,380 thousand for the three months ended June 30, 2025.

The increase for the three months and six months ended June 30, 2026 were primarily attributable to approximately EUR 9.908 thousand of transaction costs incurred in connection with the business combination and the commencement of US trading, the PIPE agreements and the Finnish initial public offering, as discussed above.

Other operating income

As of June 30, 2025, other operating income amounted to EUR 938 thousand. During the reporting period, other operating income increased by EUR 2,204 thousand to EUR 3,142 thousand as of June 30, 2026. This increase was primarily attributable to higher subsidy income, which totaled EUR 2,905 thousand in the reporting period.

The Group’s grants are predominantly obtained from government bodies and European Union programs and are intended to fund research and development expenditures. Additional grants recognized during the period mainly originate from German funding programs.

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Government grants	1,615	500	2,905	500
QPU income	73	75	130	219
Gain on lease termination	—	—	—	213
Other income	31	—	107	6

Total	1,719	576	3,142	938

Finance Income and Expenses

Finance result for the six-month periods ended June 30, 2026 and June 30, 2025 comprises the following:

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Finance income
Interest income	440	588	977	628
Fair Value gains from financial liabilities	—	39	—	335
Fair Value gains from financial assets	1,260	—	4,090	—
Other financial income	—	—	—	6

Total finance income	1,700	626	5,067	969

Finance expense
Interest expenses from financial liabilities	1,365	336	2,291	527
Interest on lease liabilities	130	164	263	294
Fair Value losses from financial liabilities	3,494	—	14,157	2,822
Other financial expenses	2,308	49	2,589	116
Exchange rate loss	39	58	100	91

Total finance expense	7,336	607	19,400	3,850

As of June 30, 2025, finance income amounted to EUR 969 thousand. During the reporting period, finance income increased by EUR 4,098 thousand to EUR 5,067 thousand as of June 30, 2026.

Interest income mainly comprises interest earned on bank account balances. It increased by EUR 349 thousand, from EUR 628 thousand for the six months ended June 30, 2025 to EUR 977 thousand for the six months ended June 30, 2026.

Finance income is further mainly influenced by fair value gains on derivative financial assets and liabilities, which increased by EUR 3,751 thousand, from fair value gains on financial liabilities of EUR 335 thousand for the six months ended June 30, 2025 to fair value gains on financial assets of EUR 4,086 thousand for the six months ended June 30, 2026. These fair value gains result from the remeasurement of the embedded derivatives in private investments in public equity (PIPE) Financing Agreement, which is measured at FVtPL. For more information please see Note 7.

Additionally, changes in the fair value of the investment fund in the amount of EUR 4 thousand are booked as fair value gains on financial assets within the finance income.

As of June 30, 2025, total finance expenses amounted to EUR 3,850 thousand. During the reporting period, finance income expenses by EUR 15,550 thousand to EUR 19,400 thousand as of June 30, 2026.

Fair value measurement losses on derivative liabilities increased significantly by EUR 11,335 thousand, from EUR 2,822 thousand for the six months ended June 30, 2025 to EUR 14,157 thousand for the six months ended June 30, 2026. This increase was mainly attributable to the increase in the underlying share price used to measure the conversion feature of the Aalto Loan. The amount also includes fair value measurement losses recognized in respect of the derivative financial liability arising from the Kreos warrants.

Interest expenses on financial liabilities increased by EUR 1,764 thousand, from EUR 527 thousand for the six months ended June 30, 2025 to EUR 2,291 thousand for the six months ended June 30, 2026. This increase mainly results from the changes in estimated cashflows on the Kreos loan, following the early repayment of the loan effective July 31, 2026.

Additionally, interest expense on lease liabilities decreased by EUR 31 thousand from EUR 294 thousand for the six months ended June 30, 2025 to EUR 263 thousand for the six months ended June 30, 2026.

Other financial expenses increased by EUR 2,473 thousand, from EUR 116 thousand for the six months ended June 30, 2025 to EUR 2,589 thousand for the six months ended June 30, 2026. This increase mainly resulted from the derecognition of previously capitalized transaction costs relating to Tranche B of the Kreos Loan Agreement, which will no longer be drawn following the prepayment of Tranche A.

Income tax

The Group calculates the period income tax expense using the tax rate that would be applicable to the expected total annual earnings. The major components of income tax expense in the interim condensed consolidated statement of loss are:

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Income tax expenses
Current corporate income tax	(21)	(1)	(27)	(2)
Deferred tax expense	(1)	(56)	—	(56)

Total	(22)	(57)	(27)	(59)

Earnings per share

The following table reflects the income and share data used in the basic and diluted EPS calculations:

	For the three months ended June 30,		For the six months ended June 30,
Earnings per share	2026	2025	2026	2025
Loss (in EUR thousand) attributable to equity holders of the Company	(36,554)	(15,005)	(74,897)	(34,575)
Basic/Diluted weighted average number of ordinary shares outstanding	30,881,526	30,566,520	29,995,323	30,566,520

Basic/Diluted loss per share (EUR/share) on total group	(1.18)	(0.49)	(2.50)	(1.13)

The share split has been applied retrospectively to the weighted average number of ordinary shares for all periods presented above, including the comparative period ended 30 June 2025.

As the capital reorganisation took effect only in the last three days of the reporting period, they had only a marginal effect on the weighted average number of ordinary shares, notwithstanding the substantial increase in ordinary shares issued and outstanding (excluding treasury shares) by the end of the period. Upon completion of the business combination on 1 July 2026, the newly issued 102,700,000 treasury shares were used, in part, as consideration for RAAQ shareholders and PIPE investors and ceased to be treasury shares. Refer to Note 6 for details of the conversion of preferred shares into ordinary shares (effective 28 June 2026) and the share split (effective 30 June 2026), and to Note 12 “Events after the reporting date” for details of the completion of the business combination with Real Asset Acquisition Corp. (“RAAQ”) on 1 July 2026 and the related listings on Nasdaq and Nasdaq Helsinki.

5.	Non-financial assets and liabilities

Intangible assets

The cost of patents remained unchanged at EUR 1,577 thousand as of June 30, 2026 (June 30, 2025: EUR 1,577 thousand). No additions or disposals were recognized during the reporting periods.

Cumulative amortization and impairment losses amounted to EUR 736 thousand as of June 30, 2026 (December 31, 2025: EUR 657 thousand). Amortization expense recognized during the reporting period amounted to EUR 79 thousand (June 30, 2025: EUR 79 thousand).

As a result, the carrying amount of patents decreased to EUR 841 thousand as of June 30, 2026 (December 31, 2025: EUR 920 thousand).

In the reporting period and in the fiscal year 2025, no impairment losses were recognized.

Property, plant and equipment

During the six months ended June 30, 2026, the Group acquired assets with a cost of EUR 7,159 thousand (June 30, 2025: EUR 2,735 thousand). Of this amount, EUR 6,040 thousand relates to leasehold improvements, EUR 1,003 thousand relates to machinery and equipment, EUR 9 thousand relates to office and other equipment and EUR 106 thousand to advance payments.

Leases

For the six-month period ended June 30, 2026, the Group recognized additions to right-of-use assets and lease liabilities amounting to EUR 308 thousand.

As of December 31, 2025, right-of-use assets amounted to EUR 10,949 thousand. During the six months ended June 30, 2026, right-of-use assets decreased by EUR 905 thousand to EUR 10,044 thousand. For the six months ended June 30, 2026, depreciation of right-of-use assets amounted to EUR 1,207 thousand. For the three months ended June 30, 2026, depreciation of right-of-use assets amounted to EUR 606 thousand.

As of December 31, 2025, lease liabilities amounted to EUR 14,660 thousand. During the six months ended June 30, 2026, lease liabilities decreased by EUR 1,013 thousand to EUR 13,646 thousand. For the six months ended June 30, 2026, repayments of lease liabilities amounted to EUR 1,310 thousand and interest paid on lease liabilities amounted to EUR 263 thousand. For the three months ended June 30, 2026, repayments of lease liabilities amounted to EUR 665 thousand and interest paid on lease liabilities amounted to EUR 130 thousand.

Inventories

As of December 31, 2025, inventories amounted to EUR 13,491 thousand. During the reporting period, inventories increased by EUR 11,961 thousand to EUR 25,452 thousand as of June 30, 2026. The increase was primarily driven by higher acquisitions of raw materials and other consumables required for production in the amount of EUR 12,012 thousand. This development reflects the Group’s ongoing procurement activities to support current production and long-term business requirements. It was also influenced by higher procurement costs for memory components resulting from increased global demand and broader macroeconomic uncertainties. While the Group continues to monitor input cost developments and seeks to mitigate their impact through commercial measures, sustained increases in the cost of key components could have an adverse effect on future margins to the extent they cannot be passed on to customers.

Other current assets

As of December 31, 2025, other current assets amounted to EUR 2,371 thousand. During the reporting period, they increased by EUR 9,188 thousand to EUR 11,559 thousand as of June 30, 2026. The increase was primarily driven due to increased advance payments made for raw materials, components, and other production-related goods to vendors required for future delivery in the amount of EUR 8,466 thousand. These prepayments relate exclusively to goods and services intended for use in production and subsequent sale, rather than long-term capital expenditure or internal asset development.

On June 9, 2026, the Company entered into a settlement agreement to terminate a supply agreement for the purchase of an industrial system under development. The system refers to automated testing equipment used to characterize and validate the performance of quantum chips, verifying that qubits function correctly before deployment. At the date of termination, the system was recognized within other assets at a carrying amount of EUR 1,000 thousand which corresponds to the refund of EUR 1,000 thousand the Company is entitled to. The system was derecognized at its carrying amount, resulting in no gain or loss on derecognition.

Share-based payment

IQM has an Employee Stock Ownership Plan (ESOP) in place to provide long-term incentives to its employees and selected service providers. The program was initiated in 2019 and grants share options that entitle participants to acquire IQM shares upon exercise.

The share options are subject to graded vesting: 25% vest one year after the grant date, with the remaining 75% vesting in equal monthly installments (1/48th) over the following three years. Full vesting is conditional upon continuous employment with IQM throughout the vesting period.

The options become exercisable four years after the grant date and can be exercised at latest 14 years after beginning of the subscription period.

As of the reporting date, 18,997,400 share options were outstanding (June 30, 2025: 11,849,085), with a weighted average remaining contractual life of 12.87 years (June 30, 2025: 12.70 years) and a weighted average fair value of EUR 3.13 per option (June 30, 2025: EUR 1.42). Of the outstanding options 154,302 (June 30, 2025: 154,302) were granted to external service providers. Of the newly granted options 1,157,278 were granted to Key Management Personnel (June 30, 2025: 0).

	2026		2025
	Number of options	Weighted-average exercise price	Number of options	Weighted-average exercise price
As at January 1,	14,137,409	3.05	11,702,592	3.00

Granted during the year	5,139,087	5.20	708,833	4.26
Exercised during the year	(96,439)	0.40	—	—
Forfeited during the year	(182,657)	0.05	(562,340)	0.03

As at June 30,	18,997,400	3.87	11,849,085	3.06

Vested and exercisable at December 31,	6,227,025	2.08	3,772,341	1.39

The ESOP is classified as an equity-settled share-based payment transaction, as it is settled in equity instruments.

The fair value of the share options is determined using a Black-Scholes option pricing model. Service conditions are not considered in the fair value measurement but are reflected in the recognition of the expense over the vesting period.

The fair value of the grants is only measured at grant date and is recorded over the vesting period in profit and loss and the capital reserve.

The following parameters were used as basis for the fair value measurement in the reporting periods:

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Fair value at grant date	7,2 - 7,53	3.56	7,11 - 7,53	3,56 - 3,65
Share price at grant date	8.78	4.92	8,49 - 8,78	4,92 - 4,92
Exercise price	4,92 - 7,54	4.92	4,92 - 7,54	4,26 - 4,92
Expected volatility	126,83% - 128,77%	105,94%	126,83% - 128,77%	105,94%
Expected life (years)	3,75 - 4,00	4.00	3,75 - 4,00	4.00
Expected dividend yield	0.00%	0.00%	0.00%	0.00%
Risk-free interest rate	2,63% - 2,64%	2,21%	2,35% - 2,64%	2,11% - 2,21%

Expected volatility has been based on an evaluation of the historical volatility of peer companies, particularly over the historical period commensurate with the expected term. The expected term of the instruments has been based on the expected transaction date and general option holder behavior. In addition, following the reporting date, the share price was reassessed based on the business combination agreement and the PIPE financing agreements, as these subsequent transactions provided a new contemporaneous reference point for the Company’s equity value. Based on the observable transaction pricing resulting from these subsequent events, an updated share price was derived.

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Expense arising from equity-settled share-based payment transactions	5,495	1,318	8,827	2,334

Total	5,495	1,318	8,827	2,334

	For the three months ended June 30,		For the six months ended June 30,
in EUR thousand	2026	2025	2026	2025
Cost of revenue	47	—	71	—
Selling expenses	447	167	680	273
General and administrative expenses	2,355	272	4,174	398
Research and development expenses	2,646	879	3,902	1,663

Total	5,495	1,318	8,827	2,334

Other current liabilities

As of December 31, 2025, other current liabilities amounted to EUR 5,124 thousand. During the reporting period, they increased by EUR 7,021 thousand to EUR 12,145 thousand as of June 30, 2026. The increase is primarily driven by higher accrued expenses in the amount of EUR 6,095 thousand. This increase is mainly attributable to transaction-related costs, including legal, advisory, and tax consulting fees. These balances are short-term in nature and relate to services received but not yet invoiced or settled as of the reporting date.

6.	Equity

Equity includes the following items:

in EUR	June 30, 2026	December 31, 2025
Share capital	80,000	2,500
Capital reserves	489,521,908	438,156,913
Retained earnings	(307,140,621)	(232,243,376)
Other reserves	(38,907)	(15,871)

Total	182,422,380	205,900,166

Share capital

As at June 30, 2026, the registered share capital of IQM amounted to EUR 80,000 (December 31, 2025: EUR 2,500). The IQM shares do not have a nominal value. During the six months ended June 30, 2026, an amount of EUR 77,500 was transferred from the capital reserve to share capital. The transfer was effected as an increase in share capital from the Company’s funds and did not result in the issuance of new shares or a change in the total number of shares outstanding.

Capital reserves

As of December 31, 2025, capital reserve amounted to EUR 438,157 thousand. During the reporting period, capital reserve increased by EUR 51,365 thousand to EUR 489,522 thousand as of June 30, 2026 primarily related to three transactions.

First, the increase in the capital reserve during 2026 was primarily attributable to the exercise of 43,092 outstanding warrants, which were classified as equity instruments. Upon exercise, the warrants relating to Series B shares were settled through the issuance of new shares, resulting in an increase in the capital reserve. The corresponding cash consideration received was recognized within cash and cash equivalents. Aggregate subscription proceeds from these exercises amounted to EUR 20,501 thousand with an average conversion price of EUR 474,86 per share. As the warrants were classified as equity instruments, their exercise did not result in the recognition of any gain or loss in profit or loss.

Second, in June 2026, Aalto University Foundation exercised special rights granted by the Company and subscribed for 27,208 new common shares at a subscription price of EUR 289.84 per share, corresponding to an aggregate subscription price of EUR 7,886 thousand. The subscription price was settled in full by way of set-off against the subscriber’s claim under the convertible loan. Upon conversion, both the host liability of EUR 7,886 thousand and the separately recognized derivative liability relating to the conversion feature, amounting to EUR 15,144 thousand at the conversion date, were derecognized and transferred to capital reserve, resulting in a total increase in capital reserve of EUR 23,030 thousand, with no gain or loss recognized in profit or loss on the transfer itself.

Third, the capital reserve increased by EUR 8,623 thousand during 2026 as a result of the recognition of share-based payment expenses under the Group’s Employee Stock Ownership Plan (ESOP).

In addition the capital reserve decreased by EUR 77,500 due to the transfer to share capital.

During the first six months of 2025 capital reserves increased from EUR 185,590 thousand by 134,902 thousand to EUR 320,492 thousand. The increase was primarily driven by a capital increase of the parent company, which contributed EUR 155,550 thousand to capital reserves. In addition, the Group recognized share-based payment expenses of EUR 2,334 thousand under its ESOP. These increases were partially offset by transaction costs - net of tax directly attributable to the capital increase of EUR 560 thousand, which were deducted from equity, and by the purchase of treasury shares amounting to EUR 22,421 thousand, which was also deducted from equity.

The Company’s shares are divided into the following share classes:

Number of shares	Common Shares	Seed	Series A1	Series A2	Series B	Total
January 1, 2026	301,837	291,090	117,206	281,937	594,231	1,586,301
March 31, 2026	301,837	291,090	117,206	281,937	594,231	1,586,301
Share Issuance	27,208	—	—	—	43,092	70,300
Conversion of preferred shares into ordinary shares	1,327,556	(291,090)	(117,206)	(281,937)	(637,323)	—
Share Split (96.44)	158,105,759	—	—	—	—	158,105,759
Recognition of IQM Quantum Computers Oyj treasury shares	102,700,000	—	—	—	—	102,700,000

June 30, 2026	262,462,360	—	—	—	—	262,462,360

Number of shares	Common Shares	Seed	Series A1	Series A2	Series B	Total
January 1, 2025	316,949	291,090	134,457	306,271	—	1,048,767
Share Issuance	—	—	—	—	327,571	327,571
March 31, 2025	316,949	291,090	134,457	306,271	327,571	1,376,338
Buybacks	—	—	(17,251)	(24,334)	—	(41,585)

June 30, 2025	316,949	291,090	117,206	281,937	327,571	1,334,753

On June 30, 2026, prior to the closing of the Business Combination, all outstanding preferred shares (Seed, Series A1, Series A2 and Series B) were converted into ordinary (Common) shares on a one-for-one basis. The Company’s Board of Directors subsequently resolved to carry out a share split, multiplying the number of outstanding shares by a factor of 96.44, in order to achieve a share price of USD 10.00 for the share issuances to be made in connection with the Combination. In addition, the Company recognized 102,700,000 treasury shares issued to itself, which do not carry dividend or voting rights until conveyed to third parties. As at June 30, 2026, the Company had a total of 262,462,360 issued shares of a single share class, of which 102,700,000 were held as treasury shares, representing 39.13% of the total number of shares and 39.13% of the total number of votes in the Company. The shares held by the Company do not carry any voting rights or other shareholder rights while held by the Company.

Retained earnings

Retained earnings contain earnings of the companies included in these consolidated financial statements including earnings of the current fiscal year, provided these have not been distributed. As of the end of the reporting period, the Group had retained earnings of EUR (307,141) thousand (December 31, 2025: EUR (232,243) thousand).

Other reserves

Other reserves include remeasurement adjustments from defined benefit pension obligations as well as the currency translation reserve resulting from the translation of foreign business operations into Euros.

7.	Financial assets and financial liabilities

This Note provides information about the Group’s financial instruments.

Trade receivables

As of December 31, 2025, trade receivables amounted to EUR 15,489 thousand. During the reporting period, they decreased by EUR 3,289 thousand to EUR 12,200 thousand as of June 30, 2026. Trade receivables decreased compared to the prior period primarily due to elevated invoicing levels at year-end, which resulted in higher outstanding balances as of December 31, followed by subsequent collections in the reporting period.

Financial assets

As of June, 2026, the Company recognized derivative financial assets of EUR 4,086 thousand within current financial assets. The derivative financial assets arise from subscription agreements entered into in connection with the PIPE financing related to the Business Combination with RAAQ, under which the investors agreed to purchase newly issued shares. As the subscription agreements are denominated in U.S. dollars while the Company’s functional currency is the euro, the foreign currency component results in variability in the settlement amount from the Company’s perspective.

PIPE agreements, with a subscription amount of USD 134,330 thousand, were entered into on February 22, 2026. As of June 30, 2026, the exchange rate differences between the USD and EUR resulted in a fair value of EUR 3,901. At the inception date of the subscription agreements the derivative had a fair value of nil. Accordingly, the entire fair value movement recognized as of June 30, 2026, was recorded in profit or loss. The instrument is classified and measured as a derivative financial asset at FVtPL. For the three months ended June 30, 2026 a fair value gain of EUR 1,066 thousand was recognized under finance income.

Additional PIPE agreements with total subscription amounts of USD 12,000 thousand and USD 150 thousand were entered into on May 22, 2026, and June 11, 2026, respectively. As of June 30, 2026, the fair values of the derivative financial assets arising from these PIPE agreements amounted to EUR 183 thousand and EUR 2 thousand. The entire fair value gain was recognized within finance income in the consolidated statement of profit or loss for the three months ended June 30, 2026.

As of June 30, 2026, the total derivative financial asset amounted to EUR 4,086 thousand corresponding to the gain recognized within finance income for the period. For the three months ended June 30, 2026, the fair value gain amounted to EUR 1,251 thousand.

In addition, as of June 30, 2026, the Group holds investments in a short-term investment fund amounting to EUR 879 thousand (December 31, 2025: EUR 876 thousand). The fund is classified as a financial asset at FVtPL. Changes in the fair value in the amount of EUR 4 thousand are booked as fair value gains on financial assets within the finance income.

As of December 31, 2025, non-current financial assets mainly comprising long-term deposits amounted to EUR 910 thousand. During the reporting period, they increased by EUR 372 thousand to EUR 1,281 thousand as of June 30, 2026. The increase was primarily driven by the signing of a new lease contract for the headquarters.

Financial liabilities

Financial liabilities classified as loans and borrowings include the following items:

in EUR thousand	June 30, 2026	December 31, 2025
Financial liabilities from financial institutions	8,388	3,115
Embedded derivative financial liability	—	6,122
Warrant derivative financial liability	6,581	1,445
Convertible loans	—	7,063
Other	2	—

Total	14,970	17,746

Total current	12,810	8,525
Total non-current	2,160	9,222

For detailed information regarding the carrying amounts and fair values of financial instruments, refer to Note 8.

Current financial liabilities comprise the portion of the government loan of the ministry of finance due within the next twelve months as well as the Kreos loan amount that will be repaid on July 31, 2026.

Convertible loans

On June 18, 2026, in connection with an Exit Event, Aalto University Foundation SR exercised its contractual right to convert the full outstanding principal of its two convertible loan agreements with the Company into ordinary shares. The shares were registered with the Finnish Trade Register on June 30, 2026.

The Aalto Loans were entered into on September 9, 2021, with principal amounts of EUR 3,823 thousand and EUR 4,062 thousand. The Aalto Loans bear no interest and were repayable on the earlier of an Exit Event or the tenth anniversary of the effective date.

At inception, the Aalto Loans were classified as compound financial instruments comprising a host financial liability measured at amortized cost and a bifurcated derivative financial liability representing the conversion feature, measured at fair value through profit or loss and classified within Level 3 of the fair value hierarchy.

As the conversion right was exercised ahead of the contractual maturity date, the derivative financial liability was remeasured to fair value immediately prior to conversion, using the actual conversion rate applied. This remeasurement resulted in a fair value of EUR 15,144 thousand immediately prior to conversion (December 31, 2025: EUR 6,122 thousand). The resulting change in fair value in the amount of EUR 9,022 was recognized as finance cost in profit or loss for the six months ended June 30, 2026.

The conversion was accounted for as an extinguishment of a compound financial instrument. Consistent with this treatment, the equity instruments issued were recognized at an amount equal to the aggregate carrying amount of the liabilities extinguished comprising the host financial liability and the remeasured derivative financial liability with no additional gain or loss recognized in profit or loss on the extinguishment itself. The carrying amounts of the financial liabilities were transferred directly in capital reserve.

As a result of the conversion, the host financial liability of EUR 7,886 thousand and the remeasured derivative financial liability of EUR 15,144 thousand (in total, EUR 23,030 thousand) were derecognized. The outstanding principal of EUR 7,886 thousand was converted, at the fixed contractual conversion price of EUR 289.84 per share, into 27,208 newly issued common ordinary shares of the Company.

Kreos Loan Agreement

On June 18, 2026, the Group issued a prepayment notice to Kreos, notifying the lender that the outstanding principal amount EUR 5,000 thousand of Loan Amount 1, together with all accrued and unpaid interest, the applicable prepayment fee, the unpaid End of Loan Payment and all other amounts outstanding under the Loan Agreement, was repaid in full on July 31, 2026. The total repayment amount under the early repayment option, including the related prepayment fee amounted to EUR 5,774 thousand. The total amount consists of EUR 4,810 thousand principal repayment, EUR 883 thousand interest and EUR 81 thousand additional fees.

On June 18, 2026, the carrying amount of the Kreos loan liability was EUR 4,784 thousand, including unamortized transaction costs of EUR 271 thousand recognized as part of the carrying amount under the effective interest method. The estimated cash flows were discounted to June 18, 2026, resulting in a present value of EUR 5,662 thousand. The difference of EUR 877 thousand between this amount and the carrying amount of the loan derecognized on that date was recognized within finance expenses for the current reporting period. As of June 30, 2026, the carrying amount of the loan was EUR 5,687 thousand.

Following the prepayment, the total loan facility will be cancelled in full. The prepayment constitutes full and final settlement of all payment obligations under the Loan Agreement and the related Loan Documents, with the exception of the Warrant Agreement, which was excluded from the repayment.

Kreos Warrant Agreement

On July 6, 2026, Kreos Capital VII Aggregator SCSp (“Kreos”) exercised in full the warrants granted under the Warrant Agreement dated December 23, 2025, entitling Kreos to subscribe for up to 1,015,511 shares of the Company. Kreos settled the exercise on a cashless basis, receiving a reduced number of shares in lieu of a cash payment of the subscription price. Based on a fair market value of EUR 11.41 per share and a subscription price of EUR 4.93 per share, Kreos was allotted 577,237 shares against an aggregate subscription price of EUR 5,772.37. As the aggregate warrant value of EUR 6,581 thousand exceeded the EUR 5,000 thousand minimum threshold under the Warrant Agreement, no cash shortfall payment was due from the Company to Kreos. The Board of Directors approved and recorded the exercise on July 9, 2026. No warrants remain outstanding.

The exercise occurred between the reporting date and the date on which these financial statements are authorized for issue. As of June 30, 2026, the warrants were exercisable and significantly in the money, and Kreos had the contractual right to exercise them at any time; the exercise six days later did not create this condition but provided additional evidence of the appropriate remaining-term assumption as of June 30, 2026. The fair value of the warrants as of June 30, 2026 amounted to EUR 6,581 thousand (December 31, 2025: EUR 1,445 thousand).

Danske Loan

The loan agreement entered into between IQM and Danske Bank A/S on June 28, 2021, with an initial principal amount of EUR 4,000 thousand, was fully repaid upon its contractual maturity on June 27, 2026. Consequently, as of June 30, 2026, the Group had no outstanding borrowings or other liabilities related to this loan.

Loan from the State Treasury

On September 20, 2020, IQM entered into a loan agreement with the Finnish State Treasury for an initial amount of EUR 2,700 thousand. The loan bears a fixed interest rate of 1.0% p.a. The loan period is 10 years, with annual repayments of EUR 540 thousand commencing on September 20, 2026.

8.	Information on financial instruments

Capital management

The Group’s primary objective when managing capital is to ensure sufficient liquidity to support its operations and execute its growth strategy while maintaining its ability to continue as a going concern. Capital is managed with a strong focus on liquidity management and funding flexibility, taking into account the Group’s cash position, forecasted cash outflows and access to equity and debt financing.

The management of IQM reviews the total amount of cash of the Group on a regular basis. As part of this review, the management considers the total cash, the cash outflow, and refinancing activities (via issue of equity or debt). To ensure the Group’s liquidity and the value of its equity to be able optimally set up in case that future opportunities arise.

Carrying amounts and fair values of financial instruments

The following table discloses information of financial assets and financial instruments within the scope of IFRS 9.

As of June 30, 2026

in EUR thousand	Category IFRS 9	Carrying amount	Amortized cost (AC)	Fair value (FV)	Fair value level
Assets
Financial assets - non-current
Rental security deposit	AC	1,178	1,178	1,178	2
Other non-current financial assets	AC	104	104	104	2
Financial assets - current
Trade receivables	AC	12,200	12,200	—
Investment fund	FVtPL	879	—	879	2
Derivative financial asset	FVtPL	4,086	—	4,086	2
Guarantee Deposit	AC	480	480	480	2
Cash and Cash equivalents	AC	113,424	113,424	—
Other current financial assets	AC	12	12	12	2
Liabilities
Financial liabilities - non-current
Financial liabilities to credit institutions	AC	2,160	2,160	1,994	2
Financial liabilities - current
Trade Payables	AC	7,762	7,762	—
Financial liabilities from credit institutions	AC	6,228	6,228	6,228	2
Warrant derivative financial liability	AC	6,581	—	6,581	3

As of December 31, 2025

in EUR thousand	Category IFRS 9	Carrying amount	Amortized cost (AC)	Fair value (FV)	Fair value level
Assets
Financial assets - non-current
Rental security deposit	AC	896	896	896	2
Other non-current financial assets	AC	14	14	14	2
Financial assets - current
Trade receivables	AC	15,489	15,489	—
Investment fund	FVtPL	876	—	876	2
Cash and Cash equivalents	AC	146,544	146,544	—
Liabilities
Financial liabilities - non-current
Convertible Loans	AC	7,063	7,063	6,215	2
Financial liabilities to credit institutions	AC	2,158	2,158	1,975	2
Financial liabilities - current
Trade Payables	AC	8,855	8,855	—
Financial liabilities from credit institutions	AC	957	957	957	2
Embedded derivative financial liabilities	FVtPL	6,122	—	6,122	3
Warrant derivative financial liability	FVtPL	1,445	—	1,445	3

Due to the short-term nature of the Group’s financial instruments, the carrying amounts of the Group’s cash and cash equivalents, trade receivables, trade payables and current financial liabilities from credit institutions are deemed a reasonable approximation of its fair value. The fair value of long-term rental deposits approximates their carrying amount.

The current investment fund is classified as a financial asset at fair value through profit or loss, as it does not meet the solely payments of principal and interest (SPPI) criterion under IFRS 9. Fair value is determined based on observable inputs and the investment is categorized as Level 2 in the fair value hierarchy.

The derivative financial asset is measured at fair value through profit or loss and is classified within Level 2 of the fair value hierarchy. The fair value is dependent on observable foreign exchange rates between the USD and EURO, which represent market-based inputs available at the measurement date. Changes in these observable market inputs are reflected in the fair value of the derivative financial asset and are recognized in profit or loss.

Non-current financial liabilities are assigned to level 2 as the lowest level input that is significant to the fair value measurement is directly or indirectly observable:

The fair values of the non-current financial liabilities to credit institutions and convertible loans were calculated using a discounted cashflow model based on risk-free market interest rates in the form of Finnish government bonds, and a credit risk premium derived from corporate bonds with a corresponding rating and term as IQM. The credit risk of IQM and the credit risk premium resulting therefrom is an unobservable input.

Short-term financial liabilities to credit institutions as at June 30, 2026 comprise the contractual principal repayments due within the next twelve months under the government loan.

Level 3 Fair Values

The fair values of the embedded derivatives were determined using Level 3 valuation techniques, incorporating assumptions regarding future equity values, conversion probabilities and risk-free market interest rates. Key inputs to the valuation are not observable in the market.

The Kreos warrants are accounted for as a derivative financial liability and were measured at fair value using the Black-Scholes option pricing model. The fair value measurement is based on significant unobservable inputs, most notably the underlying share price and the expected share volatility. Given the materiality of these inputs to the overall valuation, the instrument is classified within Level 3 of the fair value hierarchy.

On July 6, 2026, the Kreos warrant holder elected to exercise the warrants. As the exercise occurred shortly after the reporting date and provided additional evidence regarding conditions existing as at June 30, 2026, it was considered an adjusting event after the reporting period. Accordingly, the fair value measurement of the warrant liability as at June 30, 2026 was updated to reflect the final exercise value determined on July 6, 2026, rather than an estimated value derived from a valuation model. There were no indications of material changes in the fair value of the warrants between the reporting date and the exercise date.

The warrants remained classified within Level 3 of the fair value hierarchy as at June 30, 2026, as their fair value measurement continued to rely on significant unobservable assumptions.

As the derivative financial liability was settled shortly after the reporting date at a value determined by the listing and the warrant exercise, the Company decided to use the final settlement value rather than a hypothetical sensitivity analysis based on reasonably possible alternative assumptions that, in the event, did not materialize. Accordingly, no quantitative sensitivity analysis is presented.

The following table presents a reconciliation from the opening balance to the closing balance for recurring fair value measurements categorized within Level 3 of the fair value hierarchy.

in EUR thousand	Embedded derivative financial liabilities	Warrants
As of January 1, 2026	6,122	1,445

Gain (loss) recognized in finance expense
Net change in fair value (unrealized)	9,022	5,135
Derecognition upon conversion into equity	(15,144)	—

As of June 30, 2026	—	6,581

in EUR thousand	Embedded derivative financial liabilities	Warrants
As of January 1, 2025	14,397	—

Financial instruments issued during the reporting period	—	1,445
Gain (loss) recognized in finance expense
Net change in fair value (unrealized)	(1,130)	—
Financial instruments offset during the reporting period	(7,145)	—

As of December 31, 2025	6,122	1,445

Upon conversion of the Aalto Loans on June 30, 2026, the embedded derivative liability was remeasured at fair value immediately before settlement. The embedded derivative was therefore remeasured at its incremental value using the share price of EUR 846.45, as implied by the PIPE financing reference price, as the sole significant input. No option-pricing model or additional unobservable inputs were applied at this measurement date. The resulting carrying amount of EUR 15,144 thousand was derecognized in full and transferred directly to equity, together with the carrying amount of the host liability, and recognized within capital reserve. No further gain or loss arose on derecognition.

For the period from January 1, 2026 to the Conversion Date, a fair value loss of EUR 9,022 thousand on the derivative financial liability was recognized in finance expenses in profit or loss, reflecting the remeasurement of the conversion feature up to the date of derecognition.

9.	Composition of the group

IQM’s subsidiaries as of June 30, 2026, are listed below. Unless otherwise stated, their share capital is composed entirely of common shares held directly by the group, and the ownership percentage corresponds to the group’s voting rights. Each entity’s country of incorporation or registration also serves as its principal place of business.

		% equity interest
Name	Country of incorporation	June 30, 2026	December 31, 2025
IQM Germany GmbH	Germany	100	100
IQM Quantum Computers S.L.	Spain	100	100
IQM France SAS	France	100	100
IQM Singapore PTE. LTD.	Singapore	100	100
IQM US Inc.	United States	100	100
IQM Polska Sp. z o.o.	Poland	100	100
IQM Italy S.R.L.	Italy	100	100
IQM Japan K.K.	Japan	100	100
IQM US LLC	USA	100	—
IQM Eclipse QC S.á.r.l.	Luxembourg	100	—
IQM U.K. LTD	United Kingdom	100	—

The Group’s subsidiary Eclipse QC S.á.r.l. was acquired in February 2026 and the US LLC was established in February 2026. In April 2026 the subsidiary IQM U.K. LTD was established.

10. Related party transactions

All business transactions, receivables and liabilities with related parties existing at the reporting date result from ordinary business activities.

Remuneration key management personnel

The remuneration of key management personnel includes short-term employee benefits and share-based payments.

	For the three months ended June 30,		For the six months ended June 30,

in EUR thousand	2026	2025	2026	2025
Short-term employee benefits	182	475	380	614
Post-Employment Pension and Medical Benefits	16	83	30	108
Share-based payment transactions	961	68	1,993	135

Total	1,159	625	2,402	857

Short-term employee benefits include salary and other non-monetary benefits.

As of June 30, 2026, accrued bonus liabilities amounted to EUR 227 thousand (June 30, 2025: EUR 37 thousand). Accrued bonus liabilities increased by EUR 100 thousand to EUR 114 thousand for the three months ended June 30, 2026 as compared to EUR 23 thousand for the three months ended June 30, 2025.

The accruals reflect management’s best estimate of the expected payout based on current salary levels and performance assumptions at the reporting date. All accrued amounts are expected to be settled in cash within the following financial year.

Share-based payments include expenses for stock options (see Note 5).

Other related party transactions

Services received	Transaction values for the three months ended June 30,		Transaction values for the six months ended June 30,

in EUR thousand	2026	2025	2026	2025
Financing by other related parties	—	—	—	40,200
Membership fee	—	—	9	9

Total	—	—	9	40,209

Other related party transactions include Series B investments from funds under control or significant influence of Board members and membership fees.

11.	Contingencies and Commitments

The Group has issued performance guarantees and advance payment guarantees to customers in connection with ongoing delivery projects totaling EUR 13,325 thousand (December 31, 2025: EUR 13,325 thousand). These guarantees are typically issued by financial institutions on behalf of the Group and secure the Group’s contractual obligations to deliver quantum computing systems in accordance with agreed specifications and timelines.

In connection with the closing of the Business combination and the capital increase in relation to the PIPE financing in July 2026, the Group has entered into total commitments of EUR 13,474 thousand as of June 30, 2026, comprising placement and transaction fees. These commitments are contractually agreed and become due upon successful completion of the closing.

As at June 30, 2026, the Group had entered into a lease agreement that has not yet commenced. The undiscounted future lease payments under this agreement amounted to EUR 3,820 thousand.

12.	Events after the interim period

Quantistry acquisition

On July 1, 2026, the Group completed the acquisition of selected technology-related assets of Quantistry GmbH (“Quantistry”), a Berlin-based developer of cloud-based, AI-enabled software for chemical and materials simulation.

The total purchase consideration amounts to EUR 1,900 thousand, of which 30% (EUR 570 thousand) is held in escrow for a period of three months and is subject to adjustment based on the retention of certain employees.

The acquired set includes inputs and substantive processes that together significantly contribute to the ability to create outputs and therefore meets the definition of a business. Accordingly, the transaction will be accounted for as a business combination using the acquisition method.

As the acquisition was completed after the reporting date, it has not been reflected in the condensed interim financial statements as at June 30, 2026. The initial accounting for the business combination, including the allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed, has not yet been completed. Consequently, the amounts to be recognized in connection with the acquisition cannot yet be reliably determined.

Dual listing

On July 1, 2026, the Company completed its business combination with Real Asset Acquisition Corp. (“RAAQ”), a Nasdaq-listed special purpose acquisition company, pursuant to the Business Combination Agreement entered into on February 22, 2026 .As part of the transaction, RAAQ merged with and into IQM US LLC, a group company, with IQM US LLC continuing as the surviving entity.

In connection with the completion of the transaction, the Company transferred 14,381,747 existing treasury shares as consideration to the former shareholders of RAAQ. The warrants previously issued by RAAQ were assumed by the Company and became warrants to purchase shares in the Company represented by American depositary shares.

Concurrently, the Company completed the related PIPE financing, pursuant to which 14,548,000 existing treasury shares were transferred to institutional and other accredited investors at a subscription price of USD 10.00 per share, resulting in aggregate gross proceeds of EUR 127,805 thousand.

Following completion of the business combination, on July 2, 2026, IQM’s American Depositary Shares commenced trading on the Nasdaq Global Select Market under the ticker symbol “IQMX”.

On July 1, 2026, the Finnish Financial Supervisory Authority approved the Company’s listing prospectus for the admission of its ordinary shares to trading on the regulated market of Nasdaq Helsinki Ltd. Trading in the Company’s ordinary shares on Nasdaq Helsinki commenced on July 3, 2026.

As the business combination and the dual listing occurred after June 30, 2026, it does not affect the Group’s condensed interim financial statements as at that date. Through this transaction, the Company received total gross proceeds of approximately EUR 209,502 thousand.

Order intake

Subsequent to the reporting date, the Company entered into an additional customer agreement in July 2026 for the development, manufacture and delivery of quantum computing hardware, with a combined contract value of EUR 33,000 thousand.

Kreos Loan

On July 31, 2026 the Company repaid the principal amount of the Kreos loan plus any accrued and unpaid interest, the applicable prepayment fee, the unpaid End of Loan Payment and all other amounts outstanding under the Loan. The total repayment amount under the early repayment option, including the related prepayment fee amounted to EUR 5,774 thousand. The total amount consists of EUR 4,810 thousand principal repayment, EUR 883 thousand interest and EUR 81 thousand additional fees.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Finnish legal scholars have held it to be possible for a Finnish company to indemnify, at least to some extent, individual members of its board of directors and the chief executive officer against claims for damages made by shareholders or third parties through limitations introduced in the articles of association, or individual indemnity undertakings. Depending on whether the undertaking is granted to all board members or if the undertaking is comparable to management remuneration, the granting of the indemnification undertaking may have to be resolved by the general meeting. The exact scope of, and prerequisites for such indemnity undertakings under Finnish law is not clear, but they cannot be used to limit IQM’s right to claim damages from the members of its board of directors or the chief executive officer for willful misconduct or gross negligence. According to the Finnish Companies Act, the right of shareholders or third parties to claim damages cannot be restricted in the articles of association. However, these rules do not prevent a Finnish limited company from taking out a directors and officers liability insurance for the benefit of the members of its board of directors and officers.

The Amended IQM Articles contain no provisions under which any member of the board of directors or officers is indemnified in any manner against any liability which he may incur in his capacity as such. Article 8 of the Amended IQM Articles, however, provides, inter alia, that “at the Annual General Meeting, the following shall be decided: 5. the discharge from liability of the members of the Board of Directors and the CEO.”

We maintain liability insurance for our board of directors and certain of our officers. Such persons are insured against liability for “wrongful acts,” including breach of duty, breach of trust, neglect, error and misstatement.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following unregistered securities. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the following transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

Aalto Loan Conversion

Pursuant to the terms of the Aalto Loan Agreements, dated September 14, 2021, with Aalto, Aalto agreed to lend us an aggregate of €7.8 million, convertible into a variable number of our ordinary shares at a predefined conversion price. On June 18, 2026, the outstanding principal under such loan agreements was converted into an aggregate of 2,623,935 IQM Shares (27,208 ordinary shares on a pre-share split basis, at a conversion price of €289.84 per pre-Share Split share), and such loan agreements are no longer outstanding.

Series B Financing

On March 26, 2025, the first tranche of IQM’s Series B financing round was issued, in which 327,571 IQM Series B shares were subscribed as part of a total financing volume of EUR 282,177 thousand. The Series B financing included participation from Tofino GmbH, a fund affiliated with IQM Board member Sierk Poetting, Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P., which are funds affiliated with IQM Board member Alex Doll, as well as funds affiliated with MIG Capital, at which Søren Hein, our current Deputy Chief

Executive Officer and Chief Operating Officer, was a Partner at the time of the financing and is currently a Venture Partner. In connection with the Series B first tranche, we issued 43,092 warrants to certain of the Series B investors, including Ten Eleven Fund III, L.P. and Ten Eleven Fund III-A, L.P. On August 15, 2025, the second tranche of the Series B financing round was issued, in which an additional 251,548 IQM Series B shares were subscribed.

In December 2025, 15,112 additional IQM Series B shares were issued as a result of our repurchases of ordinary shares for EUR 467.74 per share from several then-existing shareholders.

In May 2026, ahead of the Business Combination, the 43,092 outstanding Series B warrants were exercised for cash by their holders, resulting in cash proceeds of €20.5 million ($24.0 million) and the issuance of 43,092 Series B pre-Share Split preferred shares. Immediately prior to the Closing, all issued and outstanding IQM preferred shares (encompassing the Series Seed, Series A1, Series A2, and Series B preferred share classes) automatically converted into pre-Share Split IQM Shares on a one-for-one basis.

Kreos Warrants

In connection with our entry into the Kreos Loan Agreement, dated December 23, 2025, with Kreos, we issued warrants to an affiliate of Kreos to acquire a number of our ordinary shares equal to EUR 5.0 million divided by the applicable subscription price. Under the warrant agreement, the warrants entitled Kreos to subscribe for a maximum of 1,015,511 IQM Shares. On July 6, 2026, Kreos exercised all outstanding warrants through a net exercise, whereby instead of paying the aggregate subscription price in cash, Kreos elected to receive a reduced number of shares. As a result, 577,237 new shares were issued to Kreos for an aggregate subscription price of EUR 5,772.37 (EUR 0.01 per share). Following this exercise of warrants, no warrants remain outstanding under the warrant agreement.

Business Combination and RAAQ Warrant Assumption

On July 1, 2026, pursuant to the Business Combination Agreement, among other things, (i) immediately prior to the effective time of the Business Combination, all issued and outstanding RAAQ Class B Ordinary Shares held by a holder thereof were automatically converted, on a one-for-one basis, into RAAQ Class A Ordinary Shares; (ii) each then issued and outstanding unit of RAAQ was automatically separated into its components of one RAAQ Class A Ordinary Share and one-half of one RAAQ Public Warrant; (iii) immediately following such separation and IQM’s capital restructuring, each then issued and outstanding RAAQ Class A Ordinary Share held by a holder thereof (including those issued upon the foregoing conversion) was automatically cancelled and converted into the right to receive one IQM ADS, with each IQM ADS representing one IQM Share; and (iv) each then outstanding Warrant originally issued by RAAQ, including each RAAQ Public Warrant and each Private Placement Warrant, was assumed by IQM and converted into an IQM Warrant to purchase one IQM ADS representing one IQM Share, at an exercise price of $11.50 per share, subject to adjustment for share splits, share capitalizations, dividends, reorganizations and other corporate events as set out in the Warrant Assignment Agreement. The IQM Warrants became exercisable on July 31, 2026 and will expire on July 1, 2031. The assumed Private Placement Warrants may be exercised on a cashless basis at any time.

PIPE Financing

Concurrently with the execution of the Business Combination Agreement, and as supplemented by an additional commitment in June 2026, we entered into the PIPE Subscription Agreements with institutional and other accredited investors, including certain insiders of RAAQ, pursuant to which such PIPE Investors purchased, substantially concurrently with the closing of the Business Combination, an aggregate of approximately 14.5 million IQM Shares (of which 4,298,339 are represented by IQM ADSs) for a purchase price of $10.00 per PIPE Share, for aggregate gross proceeds of approximately $145.5 million.

Item 8. Exhibits and Financial Statements Schedules

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of February 22, 2026, by and among RAAQ, IQM, Merger Sub and LuxCo. (incorporated by reference as Annex A to the Registrant’s Registration Statement on Form F-4 (File No. 333-295867), filed with the SEC on May 14, 2026).

3.1	Amended Articles of Association of IQM Quantum Computers Oyj (incorporated by reference as Annex C to the Registrant’s Registration Statement on Form F-4 (File No. 333-295867), filed with the SEC on May 14, 2026).

4.1	Specimen IQM Warrant Certificate of IQM (included in Exhibit 4.4).

4.2	Form of Deposit Agreement, by and between IQM and The Bank of New York Mellon, as depositary (incorporated by reference as Exhibit 4.2 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-295867), filed with the SEC on June 3, 2026).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)

4.4	Warrant Assignment, Assumption and Amendment Agreement, by and among RAAQ, IQM, Lucky Lucko, Inc. d/b/a Efficiency, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to RAAQ’s Current Report on Form 8-K (File No. 001-42613), filed with the SEC on May 1, 2025).

5.1**	Opinion of Borenius Attorneys Ltd. as to validity of Ordinary Shares of IQM.

5.2**	Opinion of Cooley LLP as to the warrants of IQM.

10.1	Private Placement Warrants Purchase Agreement, dated April 28, 2025, by and between RAAQ and Sponsor (incorporated by reference to Exhibit 10.4 to RAAQ’s Current Report on Form 8-K (File No. 001-42613), filed with the SEC on May 1, 2025).

10.2	Private Placement Warrants Purchase Agreement, dated April 28, 2025, by and between RAAQ, Cohen and Clear Street (incorporated by reference to Exhibit 10.5 to RAAQ’s Current Report on Form 8-K (File No. 001-42613), filed with the SEC on May 1, 2025).

10.4	Form of Subscription Agreement (Institutions), by and between IQM and PIPE Investors (incorporated by reference as Annex G-1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-295867), filed with the SEC on May 14, 2026).

10.5	Form of Subscription Agreement (Individuals), by and between IQM and PIPE Investors (incorporated by reference as Annex G-2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-295867), filed with the SEC on May 14, 2026).

10.6	Form of Registration Rights Agreement, by and among RAAQ, the RAAQ Insiders, IQM and certain shareholders of IQM (incorporated by reference as Annex H to the Registrant’s Registration Statement on Form F-4 (File No. 333-295867), filed with the SEC on May 14, 2026).

10.7†	IQM Employee Stock Option Plan III (incorporated by reference as Exhibit 10.18 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-295867), filed with the SEC on June 3, 2026).

10.8†	IQM Employee Stock Option Plan IV (incorporated by reference as Exhibit 10.19 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-295867), filed with the SEC on June 3, 2026).

10.9	Lease Agreement by and between Julius Tallberg-Kiinteistöt Oyj as the Landlord and IQM Finland Oy as the Tenant regarding premises at Sinimäentie 6 C, 02360 Espoo, dated January 29, 2025 (incorporated by reference as Exhibit 10.21 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-295867), filed with the SEC on June 3, 2026).

Exhibit Number	Description

21.1	List of subsidiaries of IQM (incorporated by reference as Exhibit 21.1 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-295867), filed with the SEC on June 3, 2026).

23.1*	Consent of Ernst & Young AB, independent registered accounting firm for IQM.

23.2*	Consent of WithumSmith+Brown, PC, independent registered accounting firm for RAAQ.

23.3**	Consent of Borenius Attorneys Ltd. (included in Exhibit 5.1).

23.4**	Consent of Cooley LLP (included in Exhibit 5.2).

24.1**	Power of Attorney.

107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
†	Indicates a management contract or compensatory plan.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Espoo, Finland, on August 18, 2026.

IQM Quantum Computers Oyj

By:	/s/ Jan Goetz
Name:	Jan Goetz
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jan Goetz	Chief Executive Officer	August 18, 2026
Jan Goetz	(Principal Executive Officer and Director)

/s/ Jan Kürschner	Chief Financial Officer	August 18, 2026
Jan Kürschner	(Principal Financial Officer and Principal Accounting Officer)

/s/ Søren Hein	Chief Operating Officer	August 18, 2026
Søren Hein	(Deputy Chief Executive Officer)

*	Director (Chairman)	August 18, 2026
Sierk Poetting

*	Director	August 18, 2026
Alex Doll

*	Director	August 18, 2026
Hannu Martola

*	Director	August 18, 2026
Juho Sarvikas

*	Director	August 18, 2026
Jeff Tuder

*	Director	August 18, 2026
Barbara Venneman

*/s/ Jan Kürschner
Jan Kürschner, as attorney-in-fact

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized U.S. representative of IQM Quantum Computers Oyj, has signed this registration statement in the city of Munich, Germany on August 18, 2026.

IQM US, INC.

By:	/s/ Jan Kürschner
Name:	Jan Kürschner
Title:	Chief Financial Officer